EXECUTION COPY


                          SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT, dated as of April 4, 2000, between Convergent Communications, Inc., a Colorado corporation (the "Company"), and each of the entities named on Exhibit A hereto (each, a "Purchaser").

         In consideration of the representations, warranties, and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, Judgments, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, Liens, losses (other than investment losses), expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a).

         "Agreement" means this Securities Purchase Agreement, including all exhibits and schedules hereto, between the Parties, as the same may be amended from time to time in accordance with the provisions hereof.

         "Assets" means all properties and assets, real and personal, tangible and intangible, of every type and description, whether owned or leased or otherwise possessed, used, held for use or usable in the Company's or any of its Subsidiaries' businesses, including the Licenses, the Intangible Property and the Company Contracts.

         "Balance Sheet" means the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1999 included in the Financial Statements.

         "Basis" means, with respect to any specified consequence, any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that reasonably could form the basis for such consequence.

         "Business Day" has the meaning set forth in the Series B Articles of Amendment in Exhibit B.

         "CEO" means Joseph Zell.

         "CEO Agreement" has the meaning set forth in Section 2.2(d) hereof, in the form attached hereto as Exhibit F.

         "Class I" means the class of directors of the Board of Directors with a term expiring at the annual meeting of stockholders of the Company in 2000 and every third annual meeting thereafter.

         "Class II" means the class of directors of the Board of Directors with a term expiring at the annual meeting of stockholders of the Company in 2001 and every third annual meeting thereafter.

         "Class III" means the class of directors of the Board of Directors with a term expiring at the annual meeting of stockholders of the Company in 2002 and every third annual meeting thereafter.

         "Closing" has the meaning set forth in Section 2.2(b).

         "Closing Date" has the meaning set forth in Section 2.2(b).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission or any successor Governmental Authority.

         "Common Stock" has the meaning set forth in the Series B Articles of Amendment in Exhibit B.

         "Company" has the meaning set forth in the preface above.

         "Company Contracts" has the meaning set forth in Section 3.20.

         "Company Transaction" means any (A) direct or indirect acquisition or purchase of any equity securities of the Company or any of its Subsidiaries, that results in any Person (other than TPG) Beneficially Owning 25% or more of any class of equity securities of the Company or equity securities of any of its Subsidiaries, (B) business combination, sale of all or substantially all of the Company's assets, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, or (C) other transaction by the Company the consummation of which would prevent or materially delay the transaction contemplated hereby.

         "Company Parties" means the Company and its Subsidiaries.

         "Company's Knowledge" means the actual knowledge of the Company's officers, after due inquiry.

         "Contract" means any agreement, contract, commitment, indenture, lease, license, instrument, note, bond, security, agreement in principle, letter of intent, undertaking, promise, covenant, arrangement or understanding, whether written or oral.

         "Conversion Shares" has the meaning set forth in Section 2.2(a).

         "Disclosure Schedule" has the meaning set forth in the preface of
Article III.

         "Employee Benefit Plan" means any (i) nonqualified deferred or incentive compensation, retirement, bonus, stock option or other equity based, severance, termination, retention or change in control plan or arrangement, (ii) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (iii) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (iv) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "Entity" means a partnership, limited liability partnership, corporation, limited liability company, association, joint stock company, trust, estate, joint venture, or unincorporated organization.

         "Environmental, Health, and Safety Laws" means federal, state, local, and foreign law (including common law), statutes, regulations, ordinances, Judgments or binding agreements with any Governmental Authority concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of Hazardous Materials into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials.

         "Environmental Studies" has the meaning set forth in Section 3.14(d).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means each entity which is treated as a single employer with the Company for purposes of Code Section 414.

         "FCPA" means the Foreign Corrupt Practices Act of 1977, as amended.

         "Fiduciary" has the meaning set forth in ERISA Section 3(21).

         "Financial Statements" has the meaning set forth in Section 3.9.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Hazardous Materials" shall mean any chemical substance, including without limitation any: pollutant; contaminant; chemical; raw material; intermediate, product or by-product; industrial, solid, toxic or hazardous substance, material or waste; petroleum or any fraction thereof; asbestos or asbestos-containing-material; and polychlorinated biphenyls; including without limitation all substances, materials or wastes; which are now regulated, classified or considered to be hazardous, dangerous or toxic under any Environmental, Health or Safety Law, now or hereafter enacted, promulgated, or amended.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

         "Indemnified Party" has the meaning set forth in Section 6.4.

         "Indemnifying Party" has the meaning set forth in Section 6.4.

         "Indenture" means the Indenture dated April 2, 1998 between Convergent Communications, Inc. as Issuer and Norwest Bank Colorado, N.A., as Trustee.

         "Intangible Property" means all certificates of deposit, bank accounts, securities, partnership or other ownership interests, rights to receive money or property by assignment, future interests, claims and rights against third parties, accounts and notes receivables owned or held directly or beneficially by or on behalf of the account of the Company or any of its Subsidiaries, the Licenses, the Intellectual Property and any other intangible property of any nature of the Company or any of its Subsidiaries.

         "Intellectual Property" means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (v) all computer software (including data and related documentation), (vi) all other proprietary rights, and (vii) all copies and tangible embodiments thereof (in whatever form or medium).

         "Investor Rights Agreement" means the Investor Rights Agreement, dated as of April [__], 2000, between the Company and the Purchasers, as it may be amended from time to time in accordance with its terms, having the terms set forth in the form of Investor Rights Agreement attached hereto as Exhibit G.

         "Judgment" means any judgment, writ, order or decree of or by any arbitrator, court, judge, justice or magistrate, including any bankruptcy court or judge, and any order of or by any other Governmental Authority.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any such liability for Taxes and any such liability with respect to any Redeemable Equity.

         "Licenses" has the meaning set forth in Section 3.16.

         "Lien" means any mortgage, pledge, lien (statutory or other), encumbrance, hypothecation, charge, security interest, claim, option, right to acquire, adverse interest, assignment, deposit arrangement, restriction, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

         "Material Adverse Effect" means any event, fact, circumstance or occurrence which results or would result in a material adverse change in or a material adverse effect on any of (i) the financial condition, results of operation, business, operations or regulatory status of the Company and its Subsidiaries taken as one enterprise, or (ii) the legality or validity as to the Company or enforceability as against the Company of any Transaction Document or
(iii) the ability of the Company or any of its Subsidiaries to perform its material obligations hereunder or under any other Transaction Document.

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "Ordinary Course of Business" means the ordinary course of business of the Company and its Subsidiaries consistent with past custom and practice (including with respect to quantity and frequency) taking into consideration increases in quantity and frequency resulting from the recent growth of the Company.

         "Originally Issued Shares" means, as of any time, the aggregate number of Conversion Shares represented by the Series B Shares issued to TPG on the Closing Date, as such aggregate number shall have been from time to time cumulatively adjusted as a result of the operation of Section 9 and Section 10 of the Series B Articles of Amendment through such time.

         "Parties" means the Company and the Purchasers.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permitted Liens" means (i) mechanic's, materialmen's, and similar Liens for construction in progress or evidencing indebtedness for related services that are not more than sixty days past due, (ii) Liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (iii) purchase money Liens and Liens securing rental payments under capital lease arrangements, (iv) Liens incurred pursuant to the transactions entered into in connection with, or permitted by, the Indenture; (v) Liens existing as of the date hereof and disclosed in the Disclosure Schedule or disclosed to Purchasers pursuant to Section 3.26 and (vi) other Liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money which do not materially impair the current use, occupancy or value or the marketability of title of the Asset subject thereto.

         "Person" means an individual, Entity, or Governmental Authority.

         "Prohibited Transaction" has the meaning set forth in ERISA Section 406 or Code Section 4975.

         "Purchasers" means each of the parties identified as such on Exhibit A and their Affiliates and designated assignees.

         "Purchaser Indemnified Parties" means the Purchasers and their successors and Representatives.

         "Purchaser Placement Fee" means $5,250,000.

         "Redeemable Equity" of any Person means any equity interest of such Person that by its terms or otherwise, absolutely, contingently or otherwise, is or may be required to be redeemed or repurchased by such Person or is or may become redeemable or repurchasable at the option of the holder thereof.

         "Registrable Shares" has the meaning set forth in the Investor Rights Agreement.

         "Related Persons" means, as to any Person, (i) any Affiliate of such Person (other than a Company Party), (ii) any Entity (other than a Company Party) of which such Person or any of its Related Persons is a director, officer, partner, manager or other member of management with the power to direct the management and policies of such Entity, (iii) any Entity (other than a Company Party) that is the issuer of any equity interests of any class or series beneficially owned by such Person or any of its Related Persons which represent 10% or more of all outstanding equity interests of that class or series, or (iv) any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity. If such Person is a natural person, such Person's "Related Persons" shall also include such Person's parents, children, siblings and spouse, the parents and siblings of such Person's spouse and the spouses of such Person's children and any Entity (other than a Company Party), trust or estate with which any such relative of such Person has any relationship specified in clause (i), (ii) or (iii) of the first sentence of this definition.

         "Remedies Exception" means (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application, heretofore or hereafter enacted or in effect, affecting the rights and remedies of creditors generally, and (ii) the exercise, whether in an action or proceeding at law or in equity, of judicial or administrative discretion in accordance with general equitable principles, particularly as to the availability of the remedy of specific performance or other injunctive relief.

         "Reportable Event" has the meaning set forth in ERISA Section 4043.

         "Regulatory Approvals" means (i) any and all certificates, permits, licenses, franchises, concessions, grants, consents, approvals, orders, registrations, authorizations, waivers, variances or clearances from, or filings or registrations with, Governmental Authorities, and (ii) any and all waiting periods imposed by applicable laws.

         "Representatives" means, with respect to any Person, any of such Person's officers, directors, employees, agents, attorneys, accountants, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

         "Required Regulatory Approval" means a Regulatory Approval (i) necessary under the HSR Act, or required under the Securities Act, the Exchange Act or the securities laws of the several states of the United States, for or in connection with the consummation by the parties thereto of the transactions contemplated by the Transaction Documents, or (ii) consisting of the filing by the Company of the Series B Articles of Amendment with the Secretary of State of the State of Colorado.

         "Requirement of Law" means, as to any Person, the charter and bylaws or other organizational or governing documents of such Person, and all federal, state and local laws, rules, regulations, Judgments or other determinations of an arbitrator, court or other Governmental Authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Rights" means, with respect to any Person, any subscription, option, warrant, convertible or exchangeable security or other right, however denominated, to subscribe for, purchase or otherwise acquire any capital stock, other equity interest or other security of any class or series and of any issuer, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

         "Securities" means the collective reference to the Shares and the Warrants.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Series A Warrants" has the meaning set forth in Section 2.2(a).

         "Series B Warrants" has the meaning set forth in Section 2.2(a).

         "Series B Articles of Amendment" means the Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company setting forth a copy of the resolution adopted by the Board of Directors of the Company creating and authorizing the Series B Preferred Stock, as filed with the Secretary of State of the State of Colorado on or prior to the date hereof, in the form attached hereto as Exhibit B, or any successor provisions of the Company's Articles of Incorporation.

         "Series B Preferred Stock" means the Series B Senior Cumulative Convertible Preferred Stock, no par value, of the Company.

         "Shares" has the meaning set forth in Section 2.2(a).

         "Subsidiary" means, when used with respect to any Person as of any time, any other Person as to which any of the following statements is true as of such time:

                    (i) such second Person is an Affiliate of such first Person which is, directly or indirectly through one or more intermediaries, controlled by such first Person, or

                    (ii) such first Person owns or controls, directly or indirectly through one or more intermediaries, 50% or more of the outstanding equity interests in such second Person having ordinary voting power to elect a majority of the members of the board of directors or joint venture, partnership or other management committee, trustees, managers or other Persons ordinarily having the power, authority or responsibility for managing or directing the management of such second Person, or

                    (iii) such first Person, directly or indirectly through one or more intermediaries, is entitled under ordinary circumstances to 50% or more of the profits or losses of such second Person or to receive upon dissolution and liquidation of such second Person 50% or more of the assets available for distribution to the holders of equity interests in such second Person, and in the case of any of clauses (i), (ii) and (iii), disregarding any voting power, equity interests or other rights or interests which any Person other than the first Person or another Subsidiary of the first Person would or might have upon the happening of any contingency, the satisfaction of any condition or the occurrence of any event which has not happened, been satisfied or occurred as of such time.

          "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed under any statute, rule or regulation.

         "Termination Fee" means $5,250,000.

         "Third Party Claim" has the meaning set forth in Section 6.4 below.

         "TPG" means TPG Partners III, L.P. and its Affiliates.

         "Transaction Documents" means this Agreement, the Investor Rights Agreement, the Series B Articles of Amendment, the Warrant Agreement, the Warrants and each other certificate, instrument or agreement executed and delivered by the Company or any of its Subsidiaries pursuant to or in connection with the transactions contemplated by any of the foregoing.

         "Transactions" means any and all of the transactions contemplated by this Agreement or any of the other Transaction Documents, including the issuance, sale and purchase of the Shares and the Warrants on the date hereof or at the Closing, the issuance and sale of Warrant Securities upon the exercise of any Warrants and the issuance and delivery of the Conversion Shares upon the conversion of any Series B Preferred Stock.

         "Underlying Shares" means the collective reference to the Shares of Common Stock issuable upon conversion of the Series B Preferred Stock in accordance with the Series B Articles of Amendment or upon exercise of the Warrants in accordance with the Warrant Agreement.

         "Warrant Agreement" means the Warrant Agreement, dated the date hereof, between the Company and the Purchasers, as it may be amended from time to time in accordance with its terms, having the terms set forth in the form of Warrant Agreement attached hereto as Exhibit E.

         "Warrant Certificate" means any certificate evidencing one or more Warrants which may at any time or from time to time be outstanding in accordance with the terms of the Warrant Agreement.

         "Warrants" means, collectively, the Series A Warrants and the Series B Warrants.

         "Warrant Securities" has the meaning set forth in the Warrant
Agreement.

         1.2 Certain Rules of Construction. This Agreement is to be interpreted in accordance with the following rules of construction:

                  (i) Number and Gender. All definitions of terms apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

                  (ii) "Including," "Herein," Etc. The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation". The words "herein", "hereof", and "hereunder" and words of similar import refer to this Agreement (including all Exhibits and Schedules) in its entirety and are not limited to any part hereof unless the context shall otherwise require. The word "or" is not exclusive and means "and/or."

                  (iii) Subdivisions and Attachments. All references in this Agreement to Articles, Sections, subsections, Exhibits and Schedules are, respectively, references to Articles, Sections and subsections of, and Exhibits and Schedules attached to, this Agreement, unless otherwise specified.

                  (iv) References to Documents and Laws. All references to any Transaction Document are to it as amended, modified and supplemented from time to time in accordance with its terms. All references to (x) any other agreement or instrument or (y) any Requirement of Law, License or similar item are to it as amended and supplemented from time to time (and, in the case of a statute, law or regulation, to any corresponding provisions of successor statutes, laws or regulations), unless otherwise specified.

                  (v) References to Days. Any reference in this Agreement or a Transaction Document to a "day" or number of "days" (without the explicit qualification "Business") is a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next Business Day.

                  (vi) Examples. If, in any provision of any Transaction Document, any example is given (through the use of the words "such as," "for example," "e.g." or otherwise) of the meaning, intent or operation of any provision, such example is intended to be illustrative only and not exclusive.

                  (vii) Participation in Drafting. The Parties and their respective legal counsel have participated in the drafting of this Agreement, and this Agreement will be construed simply and according to its fair meaning and without any presumption or prejudice for or against any Party.

                  (viii) Headings. The table of contents and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                                   ARTICLE II
                                PURCHASE AND SALE

         2.1 Authorization of Securities. Prior to the execution and delivery of this Agreement, the Company has duly (i) designated, created and authorized the Series B Preferred Stock and the issuance and sale of shares thereof pursuant to this Agreement and (ii) authorized the Warrants and the issuance and sale thereof pursuant to this Agreement.

         2.2 Securities Purchase.

         (a) Sale and Purchase. At the Closing, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, for an aggregate purchase price of $175,000,000 (i) a total of 175,000 shares of Series B Preferred Stock (the "Shares"), having the rights, preferences, privileges and restrictions set forth in the Series B Articles of Amendment, each share convertible at the option of the holder at any time following the Closing into shares (the "Conversion Shares") of Common Stock in accordance with the terms of the Series B Articles of Amendment, (ii) Series A Warrants, having the terms set forth in the form of Warrant attached hereto as Exhibit C, to purchase an aggregate of 700,000 shares of Common Stock (the "Series A Warrants"), and (iii) Series B Warrants, having the terms set forth in the form of Warrant attached hereto as Exhibit D, to purchase 1,166,667 shares of Common Stock (the Series B Warrants"), in the case of each of (ii) and (iii) subject to adjustment in accordance with the Warrant Agreement. The number of Shares, Series A Warrants and Series B Warrants to be purchased at the Closing by each Purchaser, and the portion of the aggregate purchase price to be paid by each Purchaser, are set forth next to such Purchaser's name on Exhibit A hereto.

         (b) Delivery of Securities; Payment of Purchase Price. The closing of the purchase and sale of the Securities (the "Closing") shall take place on the third Business Day following the satisfaction or waiver of each of the conditions set forth in Sections 2.2(c), (d) and (e) at the offices of Gibson, Dunn & Crutcher LLP, 1801 California Street, Suite 4100, Denver, Colorado (the "Closing Date"), or at such other time and place as is mutually acceptable to the Parties. Delivery of the Securities purchased by the Purchasers pursuant to this Agreement will be made at the Closing by the Company delivering to the Purchasers, against payment of the purchase price therefor, (i) a stock certificate or certificates, dated the Closing Date, representing the number of Shares purchased by the Purchasers, with each such certificate being registered in the name of the Purchasers and (ii) Warrant Certificates, dated the Closing Date, representing the number of Warrants purchased by the Purchasers, with each such certificate being registered in the name of the respective Purchaser, together with the Warrant Agreement, duly executed and delivered by the Company and the Purchasers. Payment by the Purchasers of the agreed purchase price for the Shares and Warrants (against which the Purchaser Placement Fee payable to the Purchasers (which shall be allocated pro rata to the respective purchase prices payable by them as set forth in Exhibit A) and any amounts due to the Purchaser for expenses pursuant to Section 8.9 hereof has been netted) shall be made by wire transfer (to the account of the Company previously designated by it in writing) and the Company shall acknowledge receipt from the Purchasers of payment in full.

         (c) Conditions of Each Party. The obligation of the Company and the Purchasers to consummate the sale and purchase of the Securities as contemplated by this Agreement is subject to the satisfaction of the following conditions, any of which may be waived in writing by the Company and the Purchasers:

                   (i) Proceedings Not Restrained. No order or injunction shall have been issued by a court of competent jurisdiction preventing the consummation of the transactions contemplated hereby, and no action, suit, proceeding or investigation shall have been instituted or threatened that seeks to restrain, restrict or prohibit or impose substantial penalties or damages with respect to (or any other materially adverse relief or remedy in connection with) such transactions.

                   (ii) Purchase Permitted By Applicable Laws. All Regulatory Approvals shall have been received, and the purchase and sale of the Securities to be purchased at the Closing by the Purchasers on the terms and conditions herein provided (including the application of the proceeds therefrom by the Company) shall not violate any applicable Requirement of Law.

         (d) Conditions of the Purchasers. The obligation to purchase and pay for the Securities to be purchased by the Purchasers at the Closing Date as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by the Purchasers:

                   (i) Certain Documents. In addition to the stock certificates and Warrant Certificates required by Section 2.2(b), the Purchasers shall have received the following, each dated the Closing Date (except as otherwise specified below):

                            (A) a certificate of the Secretary or an Assistant
                  Secretary of the Company certifying (x) the names and signatures of the officers of the Company authorized to sign the certificates and other documents to be delivered by the Company on the Closing Date and (y) that the conditions contained in the other subdivisions of this Section 2.3(d) and, to the knowledge of the Company, subdivision (i) of
                  Section 2.3(c), have been satisfied;

                            (B) a certificate of the chief executive officer of
                  the Company and the Secretary of the Company (x) attaching copies, certified by such officers as true and complete, of the resolutions of the Board of Directors of the Company in connection with the authorization and approval of the execution, delivery and performance of the Transaction Documents and consummation of the Transactions and of all other documents evidencing all necessary corporate action taken in connection therewith, (y) attaching copies, certified by such officers as true and complete, of the Amended and Restated Articles of Incorporation and By-laws of the Company and of the Series B Articles of Amendment, each as amended through the Closing Date, and (z) which includes a representation by such officers that the copies of the Series B Articles of Amendment, the Articles of Incorporation and By-Laws or other organizational documents of each Subsidiary of the Company, as previously provided to the Purchasers, are true and complete in all respects;

                            (C) favorable opinions of Gibson, Dunn & Crutcher
                  LLP, counsel to the Company, and Martin E. Freidel, General Counsel to the Company, in form and substance satisfactory to the Purchasers.

                   (ii) Representations and Warranties; No Default. The representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects (except that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on the date of this Agreement and as of the Closing Date as if made on the Closing Date; and the Company shall have performed and complied with all agreements, covenants, conditions and obligations contained in this Agreement, the Series B Articles of Amendment, the Investor Rights Agreement and the Warrant Agreement that are required to be performed or complied with by it on or before the Closing.

                   (iii) No Material Adverse Change. Since the date hereof, the Company shall have operated its business only in the Ordinary Course of Business and there shall not exist or have occurred any condition, event or state of facts that has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the Ordinary Course of Business.

                   (iv) Absence of Certain Events. No Sale of the Company (as defined in Exhibit B), no Reorganization Event (as defined in Exhibit
         B), no Change of Control (as defined in Exhibit B) and no action or event shall have been taken or shall have occurred which has or would result in any adjustment under Section 10 of the Series B Articles of Amendment or Article III of the Warrant Agreement.

                   (v) Fairness Opinion. Warburg Dillon Read LLC shall have delivered (and not withdrawn or modified in any adverse respect) a written opinion to the Board of Directors to the effect that the consideration paid to the Company for the shares of Series B Preferred Stock sold pursuant to Section 2.2, is fair, from a financial point of view, to the Company, and a true and correct copy of such opinion shall have been delivered to the Purchasers.

                   (vi) Consents. All Regulatory Approvals (including, without limitation, the Required Regulatory Approvals) from any Governmental Authority and all consents, waivers or approvals from any other Person (including, without limitation, the former holders of the Series A Preferred Convertible Stock of the Company or pursuant to the Indenture or any of the Company's other debt or credit agreements or material contracts) required for or in connection with the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby shall have been obtained or made on terms reasonably satisfactory to the Purchasers, and all waiting periods specified under applicable Law (including, without limitation, the waiting period under the HSR Act), the expiration of which is necessary for such consummation, shall have expired or been terminated.

                   (vii) Board Composition; By-laws. (i) The Board shall have been constituted in the manner contemplated by the Investor Rights Agreement (including that: the size of the Board shall be seven directors (subject to increase only to the extent provided in the Series B Articles to accommodate the Designated Directors or the Majority Directors (each as defined in the Series B Articles of Amendment)), and the composition of the Board shall be as specified in
         Schedule 2.2(d)(vii) and, if necessary, there shall be one vacancy for the future election of an independent director to be designated by
         TPG); (ii) appropriate resolutions to effect the establishment of the Operating Committee contemplated by the Investor Rights Agreement (the "Operating Committee") shall have been duly adopted by the Board; (iii) the By-laws of the Company shall have been amended, in form and substance satisfactory to the Purchasers, to effectuate the purposes and intentions of Sections 7 and 11 of the Series B Articles of Amendment and the Investor Rights Agreement, including by providing:
         (A) that the Board shall have seven members, subject to increase only to the extent provided in the Series B Articles to accommodate the Designated Directors or the Majority Directors (each as defined in the Series B Articles of Amendment); (B) for the establishment of the Operating Committee; (C) that directors may take action in the manner described in Section 7.4 of the Series B Articles of Amendment; (D) that for so long as TPG is the Beneficial Owner of at least 40% of the Originally Issued Shares, except to the extent that the listing requirements of the Nasdaq Stock Market's National Market would be breached by the operation of this clause (D), at least one-third of the members of each and every committee of the Board will be Series B Directors (as defined in the Series B Articles of Amendment); and (E) for the indemnification described in Section 7.5 of the Series B Articles of Amendment; and (iv) directors' and shareholders' liability insurance shall be available to the directors designated by the Purchasers on terms satisfactory to the Purchasers and in an amount of coverage at least equal to $40,000,000.

                   (viii) CEO and Related Matters. The CEO shall have been duly and validly appointed Chief Executive Officer of the Company by all necessary action of the Board of Directors, and the Company and CEO shall have executed the employment agreement (the "CEO Agreement") substantially in the form of Exhibit F hereto or otherwise on terms reasonably acceptable to the Purchasers and the Company.

                   (ix) Agreements. Each of the Series B Articles of Amendment, the Investor Rights Agreement and the Warrant Agreement shall have been executed and delivered and shall be in full force and effect in substantially the forms attached hereto, and the Series B Articles of Amendment shall have been duly filed with and recorded by the Secretary of State of the State of Colorado; and the Company shall have furnished to the Purchaser evidence satisfactory to the Purchaser of such filing.

                   (x) Credit Facilities; Defaults. (i) The entire outstanding principal amount of and accrued interest on the $10,000,000 credit facility between the Company and Goldman Sachs Credit Partners, L.P., which amount shall be no greater than $12,000,000, shall have been paid in full and the obligations of the Company with respect to such loan shall be satisfied in full, in each case concurrently with the consummation of the transactions contemplated by this Agreement, no default shall exist (or occur upon consummation of the Transactions) under such loan or any other material financing instrument of the Company or any other Company Contract, and no action shall be taken to accelerate any material indebtedness of the Company. Contemporaneously with the Closing hereunder, the Company shall enter into a new working capital facility with Foothill Capital (or comparable institution) on terms and conditions reasonably acceptable to the Purchasers (the "Foothill Facility"); and (ii) the Foothill Facility shall be in full force and effect thereafter and the Company shall have at least $50,000,000 in firmly committed availability thereunder.

         (e) Condition of the Company. The Company's obligation to issue and sell the Securities to be sold to and purchased by the Purchasers at the Closing Date as contemplated by this Agreement is subject to the satisfaction of the condition, which may be waived in writing by the Company, that the representations and warranties contained in Article IV of this Agreement shall be true and correct in all material respects (except that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the Closing Date, and the Company shall have received a certificate to that effect signed by each of the Purchasers.

         2.3 Use of Proceeds. The Company shall use all proceeds of the sale of the Securities for working capital and capital expenditures as provided in the Company's 2000 business plan heretofore approved by the Company's Board of Directors and furnished to the Purchasers.


                                   ARTICLE III

                     COMPANY REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to and covenants and agrees with the Purchasers as follows as of the date hereof and, after giving effect to all of the Transactions being consummated on the Closing Date, as of the Closing Date with the same force and effect as if made at and as of such time, in each case, except as set forth in the disclosure schedule delivered by the Company to the Purchasers on the date hereof (the "Disclosure Schedule"). Such representations, warranties, covenants and agreements have constituted a material inducement to the Purchasers to enter into this Agreement, to enter into the other Transaction Documents to which it has become a party, to purchase the securities purchased by it pursuant hereto and to consummate the other Transactions. The Disclosure Schedule is arranged in sections corresponding to the lettered and numbered sections in this Agreement which require the disclosure. Any matter disclosed in one section of the Disclosure Schedule may be cross-referenced in other sections of the Disclosure Schedule, and upon such cross-referencing shall be deemed disclosed for all purposes of the section of the Disclosure Schedule in which such cross-reference is contained.

         3.1 Certain Representations and Warranties Regarding the Transactions.

         (a) Authorization of Transactions. The Company has full power and authority to execute and deliver this Agreement and each other Transaction Document and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and each other Transaction Document have been duly authorized by the Board of Directors of the Company and by all other necessary corporate action on the part of the Company. Each of this Agreement and each other Transaction Document to which the Company is a named party has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Remedies Exception. The Company is not required to give any notice, declaration, report or statement to, make any filing with, or obtain any authorization, consent, declaration or approval of any Governmental Authority or any other Person in connection with the execution, delivery or performance by the Company or any of its Subsidiaries of this Agreement or any other Transaction Document or the consummation of the Transactions or in order to preclude any termination, suspension, modification or impairment of any of the Company Contracts or any legal or contractual right, privilege, license or franchise which is included in the Assets.

         (b) Consents; No Conflicts. Except as set forth in the Disclosure Schedule, no regulatory approval from, or registration, disclosure, declaration or filing with, any Governmental Authority is required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby. The execution and delivery of the Transaction Documents and the consummation of the Transactions contemplated hereby will not constitute a "Change of Control" or "Change in Control" (or similar concept) as such term (or concept) is defined in any material contract, agreement, indenture, mortgage, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which the properties of the Company or any such Subsidiary is subject.

         (c) Series B Articles of Amendment. By the Closing, all actions necessary in order to duly and validly authorize and designate the Series B Preferred Stock and authorize and create the Warrants, including all necessary corporate action on the part of the Company and its stockholders, shall have been taken and the Series B Articles of Amendment in the form attached hereto as Exhibit B and the Warrant Agreement shall each be in full force and effect and shall not have been amended, modified or supplemented.

         (d) Financial Advisors and Brokers; Fairness Opinion. Except for Warburg Dillon Read L.L.C., no Person has acted, directly or indirectly, as a broker, finder or financial advisor of the Company in connection with the Transaction Documents or the transactions contemplated thereby, and no Person is entitled to receive any broker's, finder's or similar fee or commission in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of the Company, any of its Subsidiaries or any of their respective directors, officers or employees. Furthermore: (i) true and correct copies of all agreements between the Company, on the one hand, and Warburg Dillon Read L.L.C., on the other, have been delivered to the Purchasers; and
(ii) the Company has received an opinion of Warburg Dillon Read L.L.C. to the effect that the consideration to be paid to the Company for the shares of Series B Preferred Stock to be sold hereunder is fair, from a financial point of view, to the Company.

         (e) Offerees; Exemption from Registration. None of the Company Parties, their respective directors and officers, their respective Affiliates or any Person acting as agent for or on behalf of any of the Company Parties has, directly or indirectly, sold, offered for sale, or solicited offers to buy any of the Securities or other securities of the Company so as to bring the offer, issuance or sale of the Securities as contemplated by this Agreement within the registration requirements of Section 5 of the Securities Act, or within the registration or qualification requirements of any "blue sky" or securities laws of any state or other jurisdiction. Assuming the Purchasers are all Accredited Investors, the offering, issuance and sale of the Securities are exempt from the registration provisions of the Securities Act.

         3.2 Organization, Qualification, and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado. Each of its Subsidiaries is a limited liability company or a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company Parties is duly authorized, qualified and licensed and is in good standing to conduct business under the laws of each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the lack of such qualification or license or the failure to be in good standing would not have a Material Adverse Effect. Each jurisdiction in which the Company or any of its Subsidiaries is authorized to conduct business is identified in the Disclosure Schedule. Each of the Company Parties has full corporate power and authority to carry on the businesses in which it is engaged as such businesses are now being conducted and to own, lease and use the properties currently owned, leased and used by it. The Disclosure Schedule lists the directors and officers of the Company and the managers or directors and officers, as the case may be, of each of its Subsidiaries. The Company has made available to the Purchasers true, correct and complete copies of the charter and bylaws or other operational documents of each of its Subsidiaries (in each case as amended to date).

         3.3 Terms, Validity, Etc. The Company has delivered to the Purchasers true and complete copies of its Articles of Incorporation and By-Laws as in effect on the date hereof. The Shares and the Warrants, when issued as provided herein, and the Underlying Shares, when issued upon conversion of Series B Shares in accordance with the Series B Articles of Amendment or the exercise, conversion or exchange of Warrants in accordance with the Warrant Agreement, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of any Lien, restriction or claim, other than any restriction on transfer under applicable Federal and State securities laws, and with no personal liability attaching to the ownership thereof, and the holder thereof will have the respective rights, preferences and privileges, and will be subject only to the applicable limitations and restrictions, provided in the Company's Amended and Restated Articles of Incorporation (including the Series B Articles of Amendment), the Warrant Agreement and the other Transaction Documents.

         3.4 Capitalization.

         (a) The authorized and issued capital stock of the Company consisted solely of (i) 100,000,000 authorized shares of Common Stock, of which 28,929,824 shares were issued and outstanding, all Persons, to the Company's Knowledge, owning of record greater than 5% of the outstanding shares are named in the Disclosure Schedule and no shares were held in treasury, and (ii) 1,000,000 authorized shares of "blank-check" Preferred Stock, none of which was designated, issued or outstanding, except for 175,000 unissued shares designated as Series B Preferred Stock. As of such time, except as set forth in the Disclosure Schedule, (i) no shares of capital stock of the Company of any class or series were reserved for issuance except for the shares of Common Stock issuable upon conversion of the Shares or exercise of the Warrants; and (ii) other than pursuant to certain provisions of the Transaction Documents, there were no voting trusts or other Contracts, arrangements or understandings to which the Company was a party or by which it was bound or of which the Company had knowledge that directly, indirectly, absolutely or contingently, related to the issuance, ownership, pledge, transfer, purchase, redemption or repurchase, voting or registration under the Securities Act of, or any restrictions with respect to, any shares of authorized, issued, or outstanding capital stock of the Company of any class or series. No Redeemable Equity of the Company is authorized, issued or outstanding. The Company has previously furnished to the Purchasers a true, correct and complete copy of each registration rights agreement entered into by the Company in favor of any Person.

         (b) Immediately after the Closing and after giving effect to the issuance of the Shares and the Warrants, the statements in Section 3.4(a) shall be true, accurate and complete in all material respects, except that the Shares and the Warrants will be outstanding.

         (c) Except as set forth in the Disclosure Schedule, there are no outstanding or authorized Rights or other Contracts, commitments, arrangements or understandings that could require the Company to issue, sell, or otherwise cause to become outstanding any shares of its capital stock, or stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. No capital stock or other securities of the Company have been, and the Securities are not being, and the Underlying Shares, when issued upon conversion of the Series B Shares or exercise of the Warrants, as the case may be, will not be, issued in violation of any preemptive rights. The Company has duly reserved 15,328,206 shares of Common Stock for issuance upon conversion, exercise or exchange of the Shares and the Warrants. None of the issuance or sale of the Securities, any future conversion, exercise or exchange of any Series B Share or Warrant, nor any future adjustments in the number of shares of Common Stock or the kinds or amounts of other securities or property deliverable upon exercise, conversion or exchange of the Warrants or conversion of Series B Shares or in the amount of consideration payable by holders upon such exercise or conversion shall (i) give any Person any preemptive right or any similar or other right to subscribe for, purchase or otherwise acquire any of the Securities, any Warrant Securities, any convertible securities, any other shares of capital stock of the Company of any class or series or any Rights with respect thereto or any other securities of the Company or (ii) result in any adjustments in the number of shares of Common Stock or the kinds or amounts of other securities or property deliverable upon exercise of the Existing Rights or in the amount of consideration payable by the holders thereof upon such exercise. Without limiting the generality of the foregoing, except as set forth in the Disclosure Schedule, no conversion price or exercise price of any Right or other security of the Company will be reduced, and the number of shares of Common Stock underlying any Right or other security of the Company shall not be increased, as the result of the issuance or exercise of the Securities.

         3.5 Indebtedness. The Disclosure Schedule contains a list of all outstanding loan or credit agreements, notes, bonds, mortgages, indentures and other similar agreements and instruments pursuant to which the Company or any of its Subsidiaries has borrowed money (other than purchase money indebtedness and indebtedness for money borrowed by a Subsidiary from the Company, in each case incurred in the Ordinary Course of Business) in excess of $250,000, and the respective amounts of principal and accrued and unpaid interest outstanding thereunder as of a recent date.

         3.6 Compliance with Laws; Noncontravention.

         (a) Compliance and Noncontravention. Neither the execution, delivery or performance of this Agreement or any other Transaction Document, nor the consummation of any of the Transactions does or will (i) violate any Requirement of Law or Judgment to which the Company, any of its Subsidiaries or any of the Assets is subject or bound, or any provision of the charter or bylaws of the Company or of the charter, bylaws, operating agreement or other organizational document of any of its Subsidiaries, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any Company Contract or any legal or contractual right, privilege, License or franchise which is included in the Assets, or result in the imposition of any Lien upon any of the Assets, except where any such violation, conflict, breach, default, right to accelerate, terminate, modify or cancel, or require a notice or result in the imposition of a Lien would not have a Material Adverse Effect. Assuming that the representations and warranties of the Purchasers contained herein are true, neither the Company nor any of its Subsidiaries is required to give any notice, declaration, report or statement to, make any filing with, or obtain any authorization, consent, declaration or approval of any Governmental Authority or other third party in connection with the execution and delivery by the Parties of, or the consummation of the Transactions or in order to preclude any termination, suspension, modification or impairment of any of the Company Contracts or any material legal or contractual right, privilege, License or franchise which is included in the Assets.

         (b) Corporate Controls. Neither the Company nor any of its
Subsidiaries: (i) are aware of or have taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA or the Federal Law for the Liability of Public Servants, had such laws applied, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or in violation of any Law of any Country of Operations; or (ii) have offered, promised, authorized or made, directly or indirectly, any unlawful payments or any payments or other inducements to any foreign official, with the intent or purpose or result of: (A) influencing any act or decision of such official in his official capacity, (B) inducing such official to do or omit to do any act in violation of the lawful duty of such official, or (C) inducing such official to use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in each case in order to assist the Company or any of its Subsidiaries in obtaining or retaining business for or with, or directing business to, any Person.

         3.7 Subsidiaries.

         (a) The Disclosure Schedule sets forth for each Subsidiary of the Company (i) its name and jurisdiction of organization, (ii) its form of organization and capital structure, and (iii) the capital stock or membership or other equity interests held by the Company in such Subsidiary. The Company holds of record and owns beneficially all of the outstanding shares of capital stock or other equity or ownership interests in each of its Subsidiaries, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws or as disclosed on the Disclosure Schedule), Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands of any nature whatsoever.

         (b) Except as set forth in the Disclosure Schedule, there are no outstanding or authorized Rights, Contracts, arrangements or understandings that could require the Company or any of its Subsidiaries to sell, transfer, or otherwise dispose of any equity or ownership interest in any of its Subsidiaries or that could require any Subsidiary of the Company to issue, sell, or otherwise cause to become outstanding any of its own shares of capital stock or membership or other equity or ownership interests or any shares of capital stock or membership or other equity or ownership interests in any other Subsidiary. There are no (i) authorized or outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to or Redeemable Equity of, any Subsidiary of the Company or (ii) voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock, membership interest or other equity or ownership interests of any such Subsidiary. Except as set forth in the Disclosure Schedule, none of the Company Parties controls directly or indirectly or has any direct or indirect equity participation or other investment in any Person which is not a Subsidiary.

         3.8 Corporate Records. The minute books or similar records of the Company and each of its Subsidiaries, which have been made available to the Purchasers, contain true and complete records in all material respects of all meetings of, or written consents in lieu of meetings executed by, the respective boards of directors (and all committees thereof) and shareholders or other equity owners of the Company and each such Subsidiary. All material actions and transactions taken or entered into by the Company or any such Subsidiary and requiring action by its Board of Directors (or Persons performing similar functions for any non-corporate Subsidiary) or shareholders or other equity owners have been duly authorized or ratified as necessary and are evidenced in such minute books; except where the failure of such authorization, ratification or evidence in the minute book would not have a Material Adverse Effect. The stock certificate books and stock records of the Company and each such Subsidiary, as made available to the Purchasers, are true and complete.

         3.9 Financial Statements.

         (a) Company Reports; Financial Statements. (a) The Company has made available to the Purchasers a true and complete copy of (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1999, (ii) the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1999 and (iii) each registration statement, report on Form 8-K, proxy statement, information statement or other report or statement filed by the Company with the Commission since September 30, 1999 and prior to the date hereof, in each case in the form (including exhibits and any amendments thereto) filed with the Commission (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports and any registration statement, report, proxy statement, information statement or other statement filed by the Company with the Commission after the date hereof and before the Closing Date ("Subsequent Reports") (i) was, or will be, as the case may be, timely filed with the Commission; (ii) complied, or will comply, as the case may be, in all material respects, with the applicable requirements of the Exchange Act and the Securities Act, and (iii) did not, or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Each of the consolidated balance sheets (including, where applicable, the related notes and schedules) included in or incorporated by reference into the SEC Reports and any Subsequent Reports fairly presents, or will fairly present, as the case may be, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and each of the consolidated statements of income (or statements of results of operations), stockholders' equity and cash flows (including the related notes and schedules) included in or incorporated by reference into the SEC Reports and any Subsequent Reports fairly presents or will fairly present as the case may be, in all material respects, the results of operations, retained earnings and cash flows, as the case may be, of the Company and its Subsidiaries (on a consolidated basis) for the periods or as of the dates, as the case may be, set forth therein, in each case in accordance with GAAP applied on a consistent basis throughout the periods covered (except as otherwise noted therein) and in compliance with the rules and regulations of the Commission.

         3.10 Events Subsequent to Most Recent Fiscal Period End. Except as disclosed in the SEC Reports or the Disclosure Schedule, since December 31, 1999, there has not been any Material Adverse Effect and each Company Party has conducted its business and affairs in the Ordinary Course of Business. Without limiting the generality of the foregoing, since December 31, 1999:

              (a) none of the Company Parties has sold, leased, transferred, or assigned any of its Assets, other than (i) immaterial Assets or (ii) Assets sold, leased, transferred or assigned in the Ordinary Course of Business;

              (b) none of the Company Parties has entered into any agreement, Contract or license (or series of related Contracts) involving more than $250,000 and outside the Ordinary Course of Business;

              (c) none of the Company Parties has accelerated, terminated (other than upon the expiration of its term), modified, or canceled any Contract (or series of related Contracts) and involving more than $250,000 to which the Company or any of its Subsidiaries is or was a party or by which it is or was bound;

              (d) none of the Company Parties has imposed or suffered to exist any Lien upon any of the Assets, other than Permitted Liens;

              (e) none of the Company Parties has purchased, leased or acquired any Assets or made any capital or operating expenditure (or series of related capital or operating expenditures), capital addition or improvement, in either case, not contemplated by the Company's current annual operating budget and involving more than $250,000;

              (f) none of the Company Parties has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) not contemplated by the Company's current annual operating budget and involving more than $250,000;

              (g) none of the Company Parties has issued any note, bond or other debt security or Redeemable Equity or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligations involving more than $250,000 singly or $500,000 in the aggregate (other than indebtedness for money borrowed by a Subsidiary from the Company, in each case incurred in the Ordinary Course of Business);

              (h) there has been no change made or authorized in the charter or bylaws of the Company or in the charter, bylaws, operating agreement or other organizational documents of any of its Subsidiaries (except for the designation of the Series B Preferred Stock);

              (i) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash, securities, property or otherwise) or redeemed, purchased, or otherwise acquired any of its capital stock, or granted any Rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

              (j) none of the Company Parties has experienced any damage, destruction, or loss (whether or not covered by insurance) to any material amount of its Assets;

              (k) none of the Company Parties has made any loan to any Person, (other than accounts receivable in the Ordinary Course of Business) or entered into any other transaction with or for the benefit of any of the Company's stockholders, directors, officers, or employees, in each case involving more than $25,000;

              (l) none of the Company Parties has discharged or satisfied any Lien, or paid, canceled, compromised or otherwise satisfied any obligation, indebtedness or Liability (absolute or contingent) other than the payment in the Ordinary Course of Business of current Liabilities shown on the Balance Sheet or incurred since the date thereof in the Ordinary Course of Business;

              (m) none of the Company Parties has (A) increased the rate of compensation payable or to become payable by it to any of its officers, directors, employees or agents, except for increases in the Ordinary Course of Business or required under the current terms of employment agreements, or (B) granted, made or accrued any bonus, incentive compensation, service award or other like benefit, contingently or otherwise, to or for the credit of any of its officers, directors, employees or agents, other than in the Ordinary Course of Business, or made or provided under any employee welfare, pension, retirement, profit sharing or similar payment or benefit except pursuant to regularly scheduled payments required pursuant to the current terms of the Employee Benefit Plans described in the Disclosure Schedule or (C) paid or granted any right to receive any severance or termination pay to any officer, director, or agent;

              (n) except as disclosed in the Financial Statements, none of the Company Parties has made any material change in any method of accounting or any accounting practice; and

              (o) none of the Company Parties has entered into any Contract to do any of the foregoing.

         3.11 Undisclosed Liabilities. (i) None of the Company Parties has any Liability or other obligation which, singly or in the aggregate, would be required to be reflected or reserved against in a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP and (ii) to the Company's Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them which if asserted could result in any such Liability or other obligation which, singly or in the aggregate, would be required to be reflected or reserved against in a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, except for (x) Liabilities set forth on the face of the Balance Sheet (rather than in any notes thereto), (y) Liabilities which have arisen after the date of the Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of Contract, tort, infringement, or violation of law) and (z) Liabilities that do not have a Material Adverse Effect on the Company Parties. Other than as set forth on the Disclosure Schedule, there are no contractual or other restrictions or limitations on the ability of the Company Parties to pay any dividends or make any other distributions on, or to purchase, redeem or otherwise acquire any of its Securities.

         3.12 Legal Compliance. Each of the Company Parties has complied in all material respects with all applicable Requirements of Law and Judgments, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply except to the extent that such failure would not have a Material Adverse Effect.

         3.13 Tax Matters.

              (a) Each of the Company Parties has filed on a timely basis all Tax Returns that it was required to file on or prior to the date hereof. All such Tax Returns were, when filed, correct and complete in all material respects. All Taxes owed by the Company Parties (whether or not shown on any Tax Return) have been paid or accrued. None of the Company Parties is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Authority in a jurisdiction where any of the Company Parties does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

              (b) Each Company Party has withheld and paid to the proper Governmental Authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

              (c) There is no dispute or claim concerning any Tax Liability of the Company or any of its Subsidiaries either (i) claimed or raised by any Governmental Authority in writing or (ii) to the Company's knowledge, based upon personal contact by any officer or employee of the Company or any of its Subsidiaries with any agent of any Governmental Authority. The Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit.

              (d) None of the Company Parties has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

              (e) None of the Company Parties has filed a consent under Code
Section 341(f) concerning collapsible corporations. None of the Company Parties has made any payments, is obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Code Section 280G. None of the Company Parties is a party to any Tax allocation or sharing agreement which will not be terminated effective as of the First Closing. Neither the Company nor its Subsidiaries has been a member of an Affiliated Group filing a consolidated federal income Tax Return other than a group the common parent of which was the Company.

              (f) None of the Company Parties has any liability for the Taxes of any Person other than another Company Party under Reg. Section 1.1502-6 (or any similar provisions of state, local, or foreign law, as a transferee or successor, by contract or otherwise).

        3.14 Real Property; Environmental Matters.

              (a) The Disclosure Schedule identifies all real property as to which the Company or any of its Subsidiaries is the fee owner, operator or the lessee under a lease described in Section 3.14(e).

              (b) To the Company's Knowledge there are no pending actions or proceedings (including condemnation proceedings) concerning any such current or formerly owned, operated or leased real property that, if adversely determined to the Company or its Subsidiaries, can reasonably be expected to have a Material Adverse Effect and, to the Company's knowledge, no such action or proceeding has been threatened.

              (c) None of the Company Parties has received any written notice from any city, village or Governmental Authority requiring the correction of any condition with respect to any Property by reason of a violation or alleged violation of any applicable law or regulation which could reasonably be expected to have a Material Adverse Effect, other than notices with respect to violations or alleged violations that have been cured.

              (d) The Company has made available to the Purchasers complete copies of any third party reports that are in the Company's possession or control, have been prepared within the last five years, and relate to the physical or environmental condition of any of the real property currently or formerly owned, operated, leased or occupied by the Company or any of its Subsidiaries (the "Environmental Studies").

              (e) The Disclosure Schedule contains a list of all leases or other Contracts or arrangements pursuant to which real property is leased to or otherwise occupied or used by any Company Party requiring payments in excess of $500,000 per year. With respect to each such Contract:

                  (i) if written, the Company has provided the Purchasers with true, correct and complete copy thereof, as in effect and as amended or modified or agreed to be amended or modified;

                  (ii) such Contract is in full force and effect and is legal, valid, binding and enforceable against the parties thereto, subject to the Remedies Exception; and

                  (iii) neither the Company nor any of its Subsidiaries is in default in its obligations to pay rent under such Contract and to the Company's knowledge, neither the Company nor any of its Subsidiaries nor any other party thereto is in default in any of its other material obligations thereunder.

              (f) No Company Party nor, to the Company's knowledge, any owner of any real property owned, leased or occupied by the Company or any of its Subsidiaries has received any outstanding written notice or request for information from any Governmental Authority regarding any release or threatened release of any Hazardous Materials or any actual or alleged material violation of Environmental, Health, and Safety Laws relating to such property or its occupancy, operation or use by the Company or any of its Subsidiaries and arising under Environmental, Health, and Safety Laws, which if adversely determined to the Company, any of its Subsidiaries or such owner, as the case may be, could reasonably be expected to have a Material Adverse Effect.

              (g) Except as described in the Environmental Studies, each of the Company Parties has complied and is in compliance, with all Environmental, Health, and Safety Laws and has obtained, has complied, and is currently in compliance with, in each case in all material respects, all Licenses that are required pursuant to Environmental, Health, and Safety Laws for the occupation of its facilities or the operation of its businesses, in each case where noncompliance could reasonably be expected to have a Material Adverse Effect.

              (h) to the Company's Knowledge, there are no past or present events, conditions or circumstances, including but not limited to pending changes in any Environmental, Health and Safety Law or License, that are likely to interfere with or otherwise affect the businesses or operations of the Company or any of its Subsidiaries in the manner now conducted or which would interfere substantially with compliance or continued compliance with any Environmental, Health and Safety Law or License, in each case in a manner that could reasonably be expected to have a Material Adverse Effect.

         3.15 Intellectual Property.

              (a) The Disclosure Schedule sets forth an accurate and complete list of the material Intellectual Property owned by the Company Parties. Except as expressly set forth in the Disclosure Schedule, the Company is the sole and exclusive owner of all such Intellectual Property. The Company has rights to use all Intellectual Property material to its Business or has readily available substitutes for such Intellectual Property.

              (b) Each of the Company Parties owns or has adequate rights to use (in the manner and to the extent presently used) all of the Intellectual Property used in or necessary for the operation and conduct of its business as presently or proposed to be conducted, without, to the Company's knowledge, any material conflict or claim of conflict with the rights of others. None of such Intellectual Property is subject to any outstanding Judgment restricting the use thereof by the Company or any of its Subsidiaries.

              (c) (i) None of the Company Parties has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties and (ii) to the knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company Parties.

              (d) No Company Party is in material default in the payment of any royalties, license fees or other consideration to any owner or licensor of any Intellectual Property used in or necessary for the conduct of its business as now conducted and as proposed to be conducted or to any agent or representative of any such owner or licensor by reason of such Company Party's use thereof nor otherwise is in default in any material respect in the performance of any of its obligations to any such owner or licensor, and no such owner or licensor, nor any such agent or representative, has notified any Company Party in writing of any claim of any such default.

         3.16 Licenses; Requirements of Law. Each of the Company Parties possesses all material authorizations, approvals, consents, licenses, permits, easements, certificates and other rights and permissions necessary to conduct its respective business and to own, lease and operate its respective properties as currently or proposed to be conducted, owned, leased or operated (collectively for all Company Parties, the "Licenses"). All of the Licenses are in full force and effect. The Company has no reason to believe that any of the Licenses will be revoked, canceled, rescinded, or not renewed in the ordinary course and on the same or more favorable material terms, other than any such revocation, cancellation, rescission, or non-renewal of any License which is not individually or in the aggregate with one or more other License(s), material to the business or operations of the Company and the Subsidiaries taken as whole. There is not now pending any material complaint nor, to the knowledge of the Company, any basis for any such complaint, which might have any of the results referred to in the immediately preceding sentence. Each of the Company Parties is operating in all material respects in accordance with the terms of the Licenses. Each of the Company Parties is, and has conducted its business and affairs, in compliance with all applicable Requirements of Law, except where the failure to comply has not had and, insofar as reasonably can be foreseen, will not have a Material Adverse Effect.

         3.17 Title to Personal Property; Liens; Intangible Property. Each Company Party has good title to all of its properties which are not real property, free and clear of all Liens, other than Permitted Liens.

         3.18 Insurance. The properties and operations of each Company Party are insured under various policies of general liability and other forms of insurance covering such risks as are usually insured against by reasonably prudent companies engaged in the businesses and activities in which such Company Party is engaged, in amounts which are customarily considered adequate in relation to the business and properties of such Company Party, and all premiums to date have been paid in full. No Company Party has been refused any insurance, nor has its coverage been limited, by an insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five years.

         3.19 Absence of Certain Interests of Affiliated Parties. Except as set forth in the Disclosure Schedule, no present or former stockholder, partner, director, officer or employee of any Company Party nor any of their Related Persons owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any Intellectual Property or any other material asset or property which any Company Party owns, possesses or uses in its business as now or proposed to be conducted, or is involved in any business arrangement or relationship with any Company Party which is material to the business and operations of the Company Parties. None of the present or former stockholders, partners, joint venturers, directors or officers of any Company Party or any Related Person of any of the foregoing is indebted to any Company Party, and no Company Party is indebted or has any other liability to any such Person, except (i) pursuant to the express terms of one or more Contracts identified in the Disclosure Schedule and (ii) liabilities to directors or officers for compensation for services in such capacity (or as employees) or to stockholders who are employees rendered since the end of the last calendar month.

         3.20 Contracts. The Disclosure Schedule lists the following contracts and other agreements to or by which the Company or any of its Subsidiaries is a party or bound (the "Company Contracts"):

              (i) Contract with any present or former stockholder, director, officer, or consultant or any Related Person of such Person or for the employment of any such Person involving payments in excess of $200,000 per year, including any consultant or any oral contract with any such Person which is not terminable at will by the Company Party which is a party thereto without any payment of any kind and except for (x) employment contracts with stockholders who are employees of the Company, (y) the Company Plans and (z) Contracts exclusively between and for the benefit of and enforceable by Company Parties;

              (ii) Contract outside the Ordinary Course of Business for the future purchase of, or payment for, equipment, inventory, supplies, other goods or products or services having a total value or involving total payments or costs of $250,000 or more in any one case or in the aggregate for all Contracts which are related or which are with the same Person or group of affiliated Persons;

              (iii) Contract outside the Ordinary Course of Business continuing over a period of more than six months from the date hereof having a total value or involving total payments or costs of $250,000 or more in any one case or in the aggregate for all Contracts which are related or which are with the same Person or a group of affiliated Persons;

              (iv) distribution, dealer, representative or agency Contract outside the Ordinary Course of Business which, individually or together with one or more such Contracts which are related or are with the same Person or group of affiliated Persons, involve payments in excess of $250,000.

              (v) lease outside the Ordinary Course of Business under which any Company Party is either lessor or lessee of any real property or any material personal property having annual lease payments in excess of $250,000;

              (vi) note, debenture, bond or other security or evidence of indebtedness, equipment trust agreement, letter of credit agreement, loan agreement, pledge or security agreement, mortgage or other Contract pursuant to which any material contingent obligation (or any other Liability) in excess of $250,000 of any Company Party to any other Person or of any other Person to any Company Party was incurred or may be incurred in the future or otherwise relating to any such contingent obligation or other Liability;

              (vii) Except as provided in the Company's current annual operating budget previously approved by the Company's board of directors, Contract for any capital expenditure or leasehold improvement outside the Ordinary Course of Business in excess of $250,000 per year in any single case or $500,000 per year in the aggregate for all cases;

              (viii) Contract, not otherwise disclosed (with sufficient specificity regarding the following), limiting or restraining any Company Party from engaging in any business or competing in any manner generally or in any specific geographic area or obligating any Company Party to present any business or other opportunity to any other Person or grant or offer to grant any other Person any participation or other interest in any business or other opportunity;

              (ix) Contract, not otherwise disclosed (with sufficient specificity regarding the following), pursuant to which any Person has a right of first refusal, a "tag-along" right or any similar right with respect to any proposed disposition by any Company Party of any equity interest in another Company Party or of any other property of such first Company Party;

              (x) Contract with any labor union or other labor representative;

              (xi) bonus, pension, profit-sharing, retirement, stock purchase, stock option or other equity based, deferred or incentive compensation, death benefit, disability, severance, termination, retention, change in control, insurance, medical, fringe or other benefit plan, or similar plan, program or Contract in effect with respect to its employees or the employees of others, except for the Employee Benefit Plans;

              (xii) Except as otherwise disclosed, any Contract which provides for "golden parachute" or similar benefits;

              (xiii) Except as otherwise disclosed, any Material Contract outside the Ordinary Course of Business relating to the mortgaging, pledging or other placing of a Lien on any properties of any Company Party;

              (xiv) Except as otherwise disclosed, any Contract under which the consequences of a default or termination would have a Material Adverse Effect;

The Company has made available to the Purchasers a correct and complete copy of each written Contract (as amended to date) listed in the Disclosure Schedule. Each Contract required to be identified in the Disclosure Schedule is in full force and effect and, to the Company's knowledge, is the legal, valid and binding obligation of the parties thereto other than a Company Party and enforceable against such other parties in accordance with its terms, subject to the Remedies Exception.

         3.21 Litigation. The Disclosure Schedule sets forth each Judgment entered against or specifically relating to any of the Company Parties or any of the Assets. No Company Party is a party to or otherwise involved in or, to the Company's knowledge, is threatened to be made a party to or threatened to be involved in any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator which, individually or in the aggregate, would, if determined adversely, have a Material Adverse Effect.

         3.22 Employees. Except as set forth in the Disclosure Schedule, none of the Company Parties is a party to or bound by any collective bargaining or similar labor agreement, nor has any Company Party experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of the Company Parties has committed any unfair labor practice within the meaning of any applicable Requirement of Law. Each of the Company Parties is in compliance in all material respects with all applicable Requirements of Law relating to the employment, the terms and conditions of employment and the termination of employment of their respective employees. Except as set forth in the Disclosure Schedule to the Company's Knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union or other labor representative with respect to employees of any Company Party.

         3.23 Employee Benefits.

         (a) The Disclosure Schedule lists each Employee Benefit Plan established or maintained the Company or any of its Subsidiaries or ERISA Affiliates or to which the Company or any of its Subsidiaries or ERISA Affiliates contributes or is obligated to contribute (and each related trust, insurance contract or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable Requirements of Law. Except as set forth on the Disclosure Schedule, none of the Company Parties maintains any Employee Benefit Plan which is an Employee Pension Benefit Plan. The Company has made available to the Purchasers correct and complete copies of the plan documents and summary plan descriptions, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

         (b) With respect to each Employee Benefit Plan that any of the Company Parties or any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                  (i) To the knowledge of the Company, no Such Employee Benefit Plan which is an Employee Pension Benefit Plan has been completely or partially terminated or been the subject to a Reportable Event as to which notice would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

                  (ii) To the knowledge of the Company, there have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan that would have a Material Adverse Effect.

                  (iii) No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Company's knowledge, threatened, except where the action, suit, proceeding, hearing or investigation would not have a Material Adverse Effect.

                  (iv) None of the Company Parties nor any ERISA Affiliate has incurred any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title I or IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  (v) None of the Company Parties nor any ERISA Affiliates has incurred or reasonably expects to incur any material liability under or pursuant to Title I or IV or ERISA or the penalty or excise tax provisions of the Code relating to Employee Benefit Plans.

         (c) None of the Company Parties nor any ERISA Affiliate contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) in respect of any Multiemployer Plan.

         (d) None of the Company Parties maintains nor ever has maintained nor contributes, nor ever has contributed, nor ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Part 6 of Title I of ERISA).

         (e) The Company Parties have complied with the applicable requirements of Parts 6 and 7 of Title I of ERISA with respect to any Employee Welfare Benefit Plan providing health benefits, except where such noncompliance would not have a Material Adverse Effect.

         (f) No current or former employee of any Company Party is or may become entitled, as a result of the consummation of the Transactions (either alone or together with the occurrence of any other event), to (i) any accelerated or increased payment or benefit, (ii) any accelerated or special vesting of any payment, right or benefit or (iii) any payment or benefit that is not tax deductible by the applicable Company Party.

         3.24 Guaranties. Except as set forth in the Disclosure Schedule and except for guarantees of customer obligations to equipment lessors made in the Ordinary Course of Business, none of the Company Parties is a guarantor or co-borrower in respect of any Liability or obligation or is otherwise liable for any Liability or obligation (including indebtedness) of any other Person other than another Company Party.

         3.25 Availability of Documents. The Company has made available to the Purchasers copies of all documents, including all Contracts, insurance polices, leases, plans, instruments, and Licenses listed in the Disclosure Schedule or otherwise referred to herein. Such copies are true and complete and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder. The Company will deliver to the Purchasers, at the Closing, (i) a certificate, dated the date hereof, of the chief executive officer of the Company and the Secretary of the Company (A) attaching copies, certified by such officers as true and complete, of the resolutions of the Board of Directors of the Company in connection with the authorization and approval of the execution, delivery and performance of the Transaction Documents and consummation of the Transactions and of all other documents evidencing all necessary corporate action taken in connection therewith, (B) attaching copies, certified by such officers as true and complete, of the Amended and Restated Articles of Incorporation and By-laws of the Company and of the Series B Articles of Amendment, (C) which includes a representation by such officers that the copies of the Amended and Restated Articles of Incorporation and By-Laws or other organizational documents of each Subsidiary of the Company, as previously provided to the Purchasers, are true and complete in all respects, and (D) setting forth the incumbency of the officer or officers of the Company who have executed and delivered this Agreement and each other Transaction Document, including therein a signature specimen of each such officer or officers; (ii) copies, certified by an officer of the Company, of each Company Party's Articles of Incorporation or other organizational documents (including, in the case of the Company, the Series B Articles of Amendment), in each case as of the date of this Agreement, (iii) the results of such Lien and suits and Judgment searches previously requested by the Purchasers and performed by a company specializing in such searches and (iv) the opinion of counsel to the Company in the form previously agreed upon by the Company and the Purchasers. The Company covenants and agrees with the Purchasers that it shall deliver to the Purchasers a long form certificate of existence and good standing (including tax good standing) as to each Company Party, dated as of a recent date, of the Secretary of State of the State of Colorado or the jurisdiction of incorporation of such Company Party.

         3.26 Restrictions. Except as set forth in Section 3.26 of the Disclosure Schedule, none of the Company Parties is currently a party to or bound by any Contract, subject to any restriction of any nature under any of its charter or other organizational or constituent documents, subject to any Requirements of Law or subject to any Judgment which materially adversely affects or materially restricts or, so far as the Company can now reasonably foresee, may in the future have a Material Adverse Effect or materially restrict, the business, operations, properties, results of operations, prospects or condition (financial or otherwise) of such Company Party.

         3.27 Key Employees. Except as set forth on the Disclosure Schedule, none of the officers or key employees of any Company Party, to the Company's knowledge, presently intends to terminate his or her employment by such Company Party.

         3.28 Suppliers; Customers.

         (a) Suppliers. The Disclosure Schedule sets forth the twenty (20) largest suppliers of the Company in terms of purchases as of December 31, 1999, showing the approximate value of such purchases from each supplier. None of such suppliers has notified any Company Party that it intends to terminate or change significantly its sale of products purchased by such party or any of the material terms thereof. To the knowledge of the Company Parties none of such suppliers is insolvent. Except as specifically set forth in the Disclosure Schedule, neither the Company nor any of the Company Parties has granted or agreed to grant any unusual credit, trade-in, free return, discount or other unusual sales terms in the acquisition of its inventory. The Company Parties have taken all necessary action to protect their rights under applicable warranties. There are no claims pending or threatened by any Company Party against any of their suppliers, other than those which would not result in a Material Adverse Effect.

         (b) Customers. The Disclosure Schedule sets forth the twenty (20) largest customers of the Company and the other Company Parties in terms of aggregate sales as of December 31, 1999. None of such customers has any Company Party that it intends to terminate or change significantly its purchase of products or any of the material terms thereof. To the knowledge of the Company none of such customers is insolvent. Except as specifically set forth in the Disclosure Schedule neither the Company nor any of the Company Parties has granted or agreed to grant any unusual credit, trade-in, free return, discount or other unusual sales terms in its sales agreement. The Company and the Company Parties have taken all necessary action to protect their rights under applicable warranties. There are no claims pending or threatened by any customers against the any Company Party, other than those which would not result in a Material Adverse Effect.

         3.29 Other Agreements. All representations and warranties of any Company Party contained in any of the Transaction Documents other than this Agreement are accurate and complete in all material respects.

         3.30 Disclosure. The representations and warranties contained in this
Article III hereto do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article III not misleading.


                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser, severally and not jointly, agrees with, and represents and warrants, to the Company as follows:

         4.1 Purchase for Investment. The Securities being acquired on the date hereof by such Purchaser pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling such Securities or any part thereof in any transaction which would be in violation of the Securities Act, without prejudice, however, to any right of such Purchaser to sell or otherwise dispose of all or any part of such Securities pursuant to a registration under the Securities Act or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of the Purchasers' property being at all times within its control and discretion.

         4.2 Organization; Status As Accredited Investor. Such Purchaser is a limited partnership or limited liability company duly organized under the laws of its jurisdiction of organization and is an Accredited Investor.

         4.3 Power. Such Purchaser has all requisite power and authority to execute, deliver and perform its obligations under each of the Transaction Documents, and to consummate the respective Transactions contemplated hereby and thereby.

         4.4 Execution and Delivery; Authorization. Each of the Transaction Documents has been duly and validly executed and delivered by such Purchaser. The execution, delivery and performance by such Purchaser of, and the consummation of the Transactions contemplated by, this Agreement and each of the other Transaction Documents have been duly and validly authorized by all necessary partnership action on the part of such Purchaser. Each of the Transaction Documents, when executed and delivered, will constitute a legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, subject to the Remedies Exception.

         4.5 Broker's Fees. Such Purchaser does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Transactions, with respect to which the Company will have any liability.

         4.6 Restricted Securities. Such Purchaser understands that the Securities being acquired by it at the Closing have not been registered under the Securities Act or the securities laws of any state, based upon an exemption from such registration requirements for non-public offerings pursuant to Regulation D under the Securities Act or other exemptions thereunder, and that such Securities are "restricted securities," as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Securities Act.

         4.7 Information.

                  (i) Such Purchaser has had a reasonable opportunity to ask questions of and receive answers and documents from the Company concerning the Company, and such Purchaser has such knowledge and expertise in financial and business matters that it is capable of evaluating the merits and risk involved in an investment in the Securities;

                  (ii) Except as set forth in this Agreement and the other Transaction Documents, no representations or warranties have been made to such Purchaser by the Company or any agent, employee or affiliate of the Company relying upon any other information; and

                  (iii) Such Purchaser understands that the Securities being acquired by it at the Closing are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of such Purchaser set forth in this Agreement in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities.


                                    ARTICLE V
                                    COVENANTS

         5.1 Conduct of Business. (a) From the date hereof until the Closing Date, except as set forth in the Disclosure Schedule hereto or as provided in
Section 5.1(b) hereof, the Company shall conduct its business and shall cause its Subsidiaries to conduct their respective businesses in, and only in, the Ordinary Course of Business and shall use, and shall cause its Subsidiaries to use, their best efforts to preserve intact their respective present business organizations, operations, goodwill and relationships with third parties (including, without limitation, clients and providers) and to keep available the services of the present directors, officers and key employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, without the prior written consent of the Purchasers (except as expressly permitted or required by this Agreement):

              (i)   the Company shall not, and shall cause each of its
                      Subsidiaries not to, sell any of the assets of the Company or its Subsidiaries (or the securities of entities holding the same) to any Person, other than the Company or a Wholly-Owned Subsidiary of the Company, in one transaction or a Series of related transactions, in which the fair value of the assets being sold, or the total consideration (in the form of cash or property and including any contingent consideration and any Indebtedness or other obligations assumed) to be received by the Company and its Subsidiaries, exceeds $2,000,000;

              (ii)  other than in the ordinary course of business consistent with past practice, the Company shall not, and shall cause each of its Subsidiaries not to, acquire any assets, in one transaction or Series of related transactions, in which the total consideration (in the form of cash or property and including any contingent consideration and any Indebtedness or other obligations assumed) to be paid by the Company and its Subsidiaries exceeds $2,000,000;

              (iii) the Company shall not, and shall cause each of its
                      Subsidiaries not to take any of the actions or enter into any of the agreements, commitments or transactions described in Section 3.10 hereof;

              (iv)  the Company shall not, and shall cause each of its
                      Subsidiaries not to, take any action that it knows or has reason to believe would cause a representation or warranty of the Company set forth herein to be untrue in any material respect if made at such time, or a covenant of the Company to fail to be satisfied as of the Closing Date;

              (v)   the Company shall not take, consummate, approve or
                      authorize any action or transaction that results or (with the passage of time or otherwise) would result in any adjustment not pursuant to Section 10 of the Series B Articles of Amendment or Article III of the Warrant Agreement;

              (vi)  the Company shall not take, consummate, approve or
                      authorize any action or transaction which would require the consent of the Majority Holders (as such term is defined in the Series B Articles of Amendment) after the issuance of the Series B Preferred Stock;

              (vii) the Company shall not, and shall cause each of its
                      Subsidiaries not to, commit or agree to do any of the foregoing.

         5.2 Reasonable Best Efforts. Each of the parties hereto agrees to use its reasonable best efforts promptly to take or cause to be taken all actions and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement in accordance with the terms of the Agreement. Without limiting the foregoing, the Purchasers and the Company will use their reasonable best efforts to make all filings with respect to (including filings under the HSR Act), and to obtain, all regulatory approvals necessary or, in the opinion of the Purchasers or the Company, advisable, in order to permit the consummation of the Transactions contemplated hereby

         5.3 Access. Prior to the Closing, the Company Parties shall grant to the Purchasers, or cause to be granted to the Purchasers and their respective representatives, employees, counsel and accountants reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties, books and records of the Company and each of the Company Parties.

         5.4 Publicity. Except as required by Law or by obligations pursuant to any listing agreement with or requirement of any national securities exchange or national quotation system on which the Common Stock is listed, admitted to trading or quoted, neither the Company (nor any of its Affiliates), nor any Purchaser (nor any of its Affiliates) shall, without the prior written consent of each other party hereto, which consent shall not be unreasonably withheld or delayed, make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement. Prior to making any public disclosure required by applicable Law or pursuant to any listing agreement with or requirement of any relevant national exchange or national quotation system, the disclosing party shall consult with the other parties hereto, to the extent feasible, as to the content and timing of such public announcement or press release.

         5.5 Status of Dividends. The Company agrees to treat the Series B Preferred Stock as equity for all Tax purposes. The Company shall take no action (other than as required by Law) that would jeopardize the availability of the dividends received deduction under Section 243(a)(1) of the Code for the distributions on the Series B Preferred Stock that are paid out of current or accumulated earnings and profits, if any.

         5.6 Exclusivity. (a) The Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by the Company, or any of its Subsidiaries with respect to any proposed, potential or contemplated Company Transaction.

         (b) From the date hereof until the earlier of (i) the Closing Date and
(ii) the termination of this Agreement (the "Exclusivity Period"), the Company shall not, and shall not permit any of its Subsidiaries or Affiliates or any of its or their directors, officers or Representatives to, directly or indirectly,
(A) solicit or initiate, or encourage the submission of, any offer, (B) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any offer that constitutes, or may reasonably be expected to lead to, any proposal or Company Transaction, other than a transaction with TPG, or (C) authorize, engage in, or enter into any agreement or understanding with respect to, any Company Transaction; provided that the Company may, in response to an unsolicited written proposal from a third party, engage in the activities specified in clause (B) and (C) of this Section 5.6(b), if (x) in the opinion of the Company's outside legal counsel, such action is required for the Board of Directors to comply with its fiduciary duties under Colorado law, (y) the Company shall have notified the Purchasers not later than 24 hours after having received the relevant proposal for a Company Transaction (which notice shall identify the Person making the proposal and set forth the material terms thereof) and (z) the Company shall have refrained from taking any action specified in clause (C) of this Section 5.6(b) until the third day following the receipt by the Purchasers of the notification referred to in clause (y) of this Section 5.6(b). The Company will keep the Purchasers fully informed of the status and details of any such proposal or request and any related discussions or negotiations. The Company will promptly notify the Purchasers of any proposal (which notice shall identify the Person making the proposal and set forth the material terms thereof) that the Company, any of its Subsidiaries or Affiliates or any of its or their directors, officers or representatives may receive during the Exclusivity Period.

         5.7 Notifications. At all times prior to the Closing Date, the Purchasers shall promptly notify the Company and the Company shall promptly notify the Purchasers in writing of any fact, change, condition, circumstance or occurrence or nonoccurrence of any event which will or is reasonably likely to result in the failure to satisfy the conditions to be complied with or satisfied by it hereunder, provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect the remedies available hereunder to any party receiving such notice.

         5.8. Listing; Reservation. (a) So long as there are shares of Series B Preferred Stock, Conversion Shares, Warrants or Warrant Shares outstanding, the Company shall use its reasonable best efforts to ensure that the Common Stock continues to be quoted on the Nasdaq Stock Market's National Market.

         (b) From and after the Closing, the Company shall at all times reserve and keep available, out of its authorized and unissued Common Stock, solely for the purpose of issuing Common Stock upon the exercise of Warrants, such number of shares of Common Stock free of preemptive rights as shall be sufficient to issue Common Stock upon the exercise of all outstanding Warrants.

                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 Survival of Representations and Warranties. All of the representations and warranties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect until the second anniversary of the Closing. To be effective, any claim for indemnification for a breach of a representation or warranty must be made prior to such second anniversary.

         6.2 Indemnification Provisions for Benefit of the Purchasers. The Company agrees to defend, protect, indemnify and hold harmless each Purchaser Indemnified Party against, from and for any and all Adverse Consequences of any kind or nature (including reasonable fees and disbursements of counsel and other costs reasonably incurred in connection with any action, suit or proceeding initiated by such Purchaser Indemnified Party in connection with securing, exercising, enjoying and enforcing such Purchaser Indemnified Party's rights, benefits and privileges or enforcing any Company Party's obligations and liabilities under any Transaction Document), whether direct, indirect or consequential, in any manner resulting from, arising out of, based upon or related or attributable to: (i) any breach or inaccuracy of any representation or warranty of, or any breach or failure to perform any covenant, agreement or obligation, of any Company Party contained in this Agreement or any other Transaction Document; (ii) the invalidity or unenforceability, or alleged invalidity or unenforceability, of any provision of any Transaction Document;
(iii) any liability or obligation arising as a result of any Person claiming a commission, finder's fee or other payment for services rendered as a broker or finder on behalf of any Company Party in connection with any of the Transactions; or (iv) any claim by any holder or former holder of capital stock, equity interests or other securities, or any creditor, of any Company Party or any Affiliate of any Company Party or any other Person with whom any Company Party has contractual relationships relating to any claim against any Company Party or by reason of consummation of any of the Transactions; provided that unless and until a final and non-appealable judicial determination shall be made that such Indemnified Party is not entitled to indemnification under clause (ii) above, each such Indemnified Party shall be reimbursed for all indemnified losses under clause (ii) above as they are incurred; provided, further, that if a final and non-appealable judicial determination shall be made that such Indemnified Party is not entitled to be indemnified for losses under clause (ii) above, such Indemnified Party shall repay to the Company the amount of such Losses for which the Company shall have reimbursed such Indemnified Party.

         6.3 Indemnification Provisions for Benefit of the Company. In the event that any Purchaser breaches any of its representations, warranties, and covenants contained herein, the Purchaser shall protect, defend, hold harmless and indemnify the Company against, from and for the entirety of any Adverse Consequences the Company may suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences the Company may suffer after the end of any applicable survival period) resulting from or caused by the breach, including all Adverse Consequences arising out of the enforcement of this Section 6.3.

         6.4 Matters Involving Third Parties.

         (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Article V, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced; it being understood and agreed that the failure of the Indemnified Party to so notify the Indemnifying Party prior to settling a Third Party Claim (whether by paying a claim or executing a binding settlement agreement with respect thereto) or the entry of a judgment or issuance of an award with respect to a Third Party Claim shall constitute actual prejudice to the Indemnifying Party's ability to defend against such Third Party Claim.

         (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 30 calendar days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party or Parties will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim (it being understood by the Parties that the Indemnified Party may take such actions as are reasonable in connection with its defense until it receives such notice from the Indemnifying Party), and (ii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

         (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 6.4(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim (provided that the Indemnified Party will have the right to employ separate counsel to represent the Indemnified Party (the fees and expenses of which will be borne by the Indemnifying Party if, in the Indemnified Party's reasonable judgment, a conflict of interest between the Indemnified Party and the Indemnifying Party exists with respect to such claim), (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not, without the prior written consent of the Indemnified Party (not to be withheld unreasonably), consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in which any relief other than the payment of money damages is sought against any Indemnified Party, unless such settlement, compromise or consent includes as an unconditional term thereof the giving by the claimant, petitioner or plaintiff, as applicable, to such Indemnified Party of a release from all liability with respect to such Third Party Claim.

         (d) In the event any of the conditions in Section 6.4(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VI.

                                   ARTICLE VII
                                   TERMINATION

         7.1 Termination of Agreement. Subject to Section 7.2 hereof, this Agreement may be terminated by notice in writing at any time prior to the Closing by:

         (a) the Purchasers or the Company, if the Closing shall not have occurred on or before May 31, 2000; provided, however, that the right to terminate this Agreement under this Section 7.1(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

         (b) the Purchasers or the Company, if any Governmental Entity of competent jurisdiction shall have issued any judgment, injunction, order, ruling or decree or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Transaction Documents and such judgment, injunction, order, ruling, decree or other action becomes final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this clause (b) shall have used its best efforts to have such judgment, injunction, order, ruling or decree lifted, vacated or denied;

         (c) the Purchasers, if the Company shall have taken any action described in clause (B) or (C) of Section 5.6(b) hereof;

         (d) TPG, if any Person (other than TPG) acquires, or the Company accepts or recommends a fully financed offer made by any Person (other than TPG) to acquire, more than twenty-five percent (25%) of the Common Stock or otherwise to effect a Change in Control (as defined in Exhibit B); or

         (e) the Purchasers or the Company, if the Purchasers and the Company so mutually agree in writing.

         7.2 Effect of Termination. (a) If this Agreement is terminated in accordance with Section 7.1 hereof and the transactions contemplated hereby are not consummated, this Agreement shall become null and void and of no further force and effect except that (i) the terms and provisions of this Section 7.2 and Articles VI and VIII hereof shall remain in full force and effect and (ii) any termination of this Agreement shall not relieve any party hereto from any liability for any breach of its obligations hereunder.

         (b) If (i) this Agreement is terminated in accordance with Section 7.1(a) hereof and as of the date set forth in Section 7.1(a) hereof the conditions set forth in Section 2.2 hereof shall not have been satisfied, and
(ii) a proposal is made to the Company or any of its Representatives with respect to a Company Transaction (whether or not the same Company Transaction as is ultimately consummated or as to which a written agreement, letter of intent, agreement in principle, memorandum of understanding or similar writing is ultimately entered into) prior to the Cut-Off Date (as defined below) or a proposal with respect to a Company Transaction is publicly announced by the Person contemplating such transaction or a Representative of such Person prior to the Cut-Off Date, the Company shall pay each Purchaser the Termination Fee pro rata in accordance with the shares of Series B Preferred Stock to be purchased by it hereunder on the date on which a Company Transaction is consummated. The term "Cut-Off Date" shall mean the date of termination of this Agreement.

         (c) If this Agreement is terminated in accordance with Section 7.1(c) hereof, the Company shall pay each Purchaser the Termination Fee pro rata in accordance with the shares of Series B Preferred Stock to be purchased by it hereunder on the second Business Day following such termination.


                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 No Third Party Beneficiaries. Except as expressly provided in
Article V, nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than the Parties or their respective successors and permitted assigns any rights, benefits, remedies, obligations or liabilities under or by reason of this Agreement.

         8.2 Entire Agreement. This Agreement and the Transaction Documents collectively constitute the entire agreement among the Parties with reference to the matters set forth herein and therein and supersede any prior understandings, negotiations, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof or thereof.

         8.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations of such Party hereunder shall be assigned or delegated by such Party without the prior written consent of the other Parties, which consent may be withheld in the sole discretion of such Parties; provided further, that a Purchaser shall be permitted to assign its rights hereunder to an Affiliate thereof, it being understood that no such assignment shall relieve such Purchaser of its obligations hereunder.

         8.4 Counterparts. This Agreement and each other Transaction Document may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement. In addition to any other lawful means of execution or delivery, this Agreement and the other Transaction Documents may be executed by facsimile signatures and may be delivered by the exchange of counterparts of signature pages by means of telecopier transmission.

         8.5 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Company:    Convergent Communications, Inc.
                               400 Inverness Drive South, Suite 400
                               Englewood, Colorado  80112
                               Attn:  General Counsel
                               Telephone: (303) 749-3000
                               Telecopy:  (303) 749-3113

         with a copy to:       Richard M. Russo, Esq.
                               Gibson, Dunn & Crutcher LLP
                               1801 California Street, Suite 4100
                               Denver, Colorado  80202
                               Telephone: (303) 298-5715
                               Telecopy:  (303) 296-5310

If to TPG, to TPG at TPG's address supplied from time to time in writing to the Company, with a copy to:

                               Paul J. Shim, Esq.
                               Cleary, Gottlieb, Steen & Hamilton
                               One Liberty Plaza
                               New York, New York 10006
                               Telephone: (212) 225-2930
                               Telecopy:  (212) 225-3999

If to Sandler Capital, to Sandler Capital at Sandler Capital's address supplied from time to time in writing to the Company.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, facsimile transmission, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         8.7 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver shall be effective hereunder unless contained in a writing signed by the Party sough to be charged with such waiver.

         8.8 Severability. If any provision of this Agreement or any other Transaction Document or the application thereof to any person or circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided, that if any provision hereof or thereof or the application of any such provisions shall be so held to be invalid, void or unenforceable by a court of competent jurisdiction, then such court may substitute therefor a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid, void or unenforceable provision and, if such court shall fail or decline to do so, the Parties shall negotiate in good faith a suitable and equitable substitute provision. To the extent that any such provision shall be judicially unenforceable in any one or more states, such provision shall not be affected with respect to any other state, each provision with respect to each state being construed as several and independent.

         8.9 Fees and Expenses. (a) The Company shall be responsible for the payment of all expenses incurred by the Company in connection with the Transaction Documents and the transactions contemplated thereby, regardless of whether such transactions are consummated, including, without limitation, all fees and expenses of the Company's legal counsel, all third-party consultants engaged by the Company to assist in such transactions, all fees and expenses incurred in connection with any filings to be made with any governmental agency. The Company also agrees to reimburse the Purchasers for all out-of-pocket expenses reasonably incurred by the Purchasers in connection with the Transaction Documents and the transactions contemplated thereby, regardless of whether or not the transactions are consummated, including, without limitation, all fees and expenses of the Purchasers' legal counsel, financial advisors, accountants, actuaries, and all third-party consultants engaged by the Purchasers to assist in such transactions (including, without limitation, McKinsey & Company) and all fees and expenses, including fees and expenses of legal counsel, incurred in connection with enforcing the provisions of, and collecting amounts payable pursuant to, this Agreement. Such reimbursements shall be due to the Purchasers at the Closing, or promptly following any earlier termination of this Agreement for any reason or, in the case of fees and expenses incurred thereafter, promptly upon demand therefor.

         (b) All amounts payable under this Agreement shall be paid in immediately available funds to an account or accounts designated by the recipient of such amounts.

         8.10 Accuracy of Information. The obligations of the Purchasers hereunder are subject to the accuracy, on and as of the date hereof, of the representations and warranties of the Company, and to the accuracy and completeness of the information provided by the Company to the Purchasers under the Transaction Documents.

         8.11 Specific Performance. The parties hereto specifically acknowledge that monetary damages are not an adequate remedy for violations of this Agreement, and that any party hereto may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law and to the extent the party seeking such relief would be entitled on the merits to obtain such relief, each party waives any objection to the imposition of such relief.

         8.12 Purchaser Obligations Several, Not Joint. The obligations of the Purchasers under this Agreement are several and not joint.

         8.13 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof to the extent expressly referred to herein.

         8.14 Legends. Each stock certificate or other instrument evidencing the Series B Shares, the Warrants, any Conversion Stock or any Warrant Stock shall bear a legend in substantially the form described in Section 9.01 of the Investor Rights Agreement.

         IN WITNESS WHEREOF, the Parties hereto have executed this Securities Purchase Agreement as an instrument under seal on the date first above written.

                                    CONVERGENT COMMUNICATIONS, INC.


                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:


                                    TPG CONVERGENT I, L.L.C.

                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:


                                    SANDLER CAPITAL PARTNERS V, L.P.

                                    By:  Sandler Investment Partners, L.P.,
                                         General Partner

                                    By:  Sandler Capital Management,
                                         General Partner

                                    By:  MJDM Corp., a General
                                                      Partner


                                    By:
                                         ------------------------

                                         Edward G. Grinacoff
                                         President


                                    SANDLER CAPITAL PARTNERS IV, L.P.

                                    By:  Sandler Investment Partners, L.P.,
                                         General Partner

                                    By:  Sandler Capital Management,
                                         General Partner

                                    By:  MJDM Corp., a General
                                                           Partner

                                    By:
                                         ------------------------

                                         Edward G. Grinacoff
                                         President

                                    EXHIBIT A



                                                    Number of      Number of
                                        Number      Series A       Series B        Aggregate
Purchasers                            of Shares     Warrants       Warrants      Purchase Price
----------                            ---------     --------       --------      --------------
TPG Convergent I, L.L.C.                150,000      600,000      1,000,000       $150,000,000

Sandler Capital Partners IV, L.P.        10,000       40,000         66,667        $10,000,000

Sandler Capital Partners V, L.P.         15,000       60,000        100,000        $15,000,000

                                       --------     --------      ---------      -------------
         Totals:                        175,000      700,000      1,166,667       $175,000,000

                                    EXHIBIT B

                              ARTICLES OF AMENDMENT
                                       TO
                            THE AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                         CONVERGENT COMMUNICATIONS, INC.

                          Pursuant to the Provisions of
                Section 7-106-102 of the Business Corporation Act
                            of the State of Colorado

                  CONVERGENT COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of Colorado, hereby certifies that, pursuant to authority contained in its Amended and Restated Articles of Incorporation and in accordance with Section 7-106-102 of the Business Corporation Act of the State of Colorado, the Board of Directors of the Corporation on April [ ], 2000, duly adopted the following resolution without shareholder action, such shareholder action not being required:

                  RESOLVED, that pursuant to authority expressly granted by the Amended and Restated Articles of Incorporation of Convergent Communications, Inc., a Colorado corporation (the "Corporation"), the Board of Directors hereby creates and authorizes the issuance of a series of the preferred stock, no par value, of the Corporation, to consist of one hundred seventy-five thousand (175,000) shares, and hereby fixes the designation, dividend rights, voting powers, rights on liquidation or dissolution and other preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of the shares of such series (in addition to any thereof set forth in the Corporation's Amended and Restated Articles of Incorporation that are applicable to the Corporation's preferred stock of all series) as follows:


Section 1. Designation; Original Issuance; Status of Reacquired or Converted Shares.

                  1.1 The designation of the series of the preferred stock, no par value, of the Corporation authorized hereby is "Series B Senior Cumulative Convertible Preferred Stock" (the "Series B Preferred Stock"), the stated value (the "Stated Value") per share shall be $1,000 and the number of shares constituting such series shall be one hundred seventy five thousand (175,000). The dividend rights, voting powers, rights on liquidation or dissolution and other preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of the shares of such series are as set forth in these Articles.

                  1.2 Shares of the Series B Preferred Stock shall be originally issued pursuant to the Purchase Agreement (as defined in Section 2 below) and, thereafter, no additional shares of Series B Stock shall be issued by the Corporation other than with the prior written consent of the Majority Holders (as defined in Section 2 below).

                  1.3 All shares of Series B Preferred Stock received by the Corporation upon conversion or redeemed, retired, purchased or otherwise acquired by the Corporation or any of its Subsidiaries shall be retired and shall be restored to the status of authorized, undesignated and unissued shares of preferred stock of the Corporation and, subject to the restrictions contained in these Articles, may be reissued as part of another series of the preferred stock of the Corporation, but such shares shall not be reissued as Series B Preferred Stock.

Section 2.        Certain Definitions.

                  The terms defined in this Section 2 shall have the meanings herein specified:

                  "Accumulated Arrearage" means, with respect to any Series B Share as of any date of determination the aggregate amount of all accumulated and unpaid dividends, whether or not earned or declared, which shall have become Arrearages in respect of such Series B Share from and after the date of original issuance thereof to such date of determination, without any reduction for payments subsequently made by the Company in respect thereof.

                  "Adjustment Date" has the meaning set forth in Section
10.3(d).

                  "Additional Shares of Common Stock" means any shares of Common Stock issued or deemed to be issued by the Corporation after the Closing Time (other than shares issued upon conversion of any Series B Share or exercise of any Warrant).

                  "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act. The term "affiliated" (whether or not capitalized) shall have a correlative meaning. For purposes hereof, neither the Corporation nor any Subsidiary shall be deemed to be an Affiliate of any Purchaser and no Purchaser nor any of its Affiliates shall be deemed to be an Affiliate of the Corporation.

                  "Arrearage" has the meaning set forth in Section 4.1(b).

                  "Bankruptcy Code" means Title 11 of the United States Code.

                  "Beneficial Owner" means a beneficial owner within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, as interpreted by the Commission, provided that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire without regard to the 60 day limitation in subdivision (d)(i) of such Rule 13d-3. The terms (whether or not capitalized) "beneficially own" and "owned beneficially" shall have correlative meanings.

                  "Board" means the Board of Directors of the Corporation.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in either New York, New York, or the city and state in which the principal executive offices of the Corporation within the United States are located are authorized or obligated by law or executive order to close.

                  "capital stock" when used with respect to any corporation means (unless the context otherwise indicates) any and all shares of capital stock (however designated) of such corporation, including each class and series of common stock and preferred stock of such corporation, any class or series, any and all stock appreciation rights and any and all equivalents of any of the foregoing, and including any security or interest convertible into or warrant, option or other right (absolute or contingent) to subscribe for, purchase or otherwise acquire any of the foregoing, in each case whether or not evidenced by any certificate, instrument or other document and whether voting or nonvoting.

                  "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders and, when such term is used in determining the availability of the Holders' redemption rights under Section 6.2 or Section 6.3, TPG, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company; (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or its parent corporation and/or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under the Indenture and (ii) immediately after such transaction no "person" or "group" (as such terms are used in clause (a)), excluding Permitted Holders, is the "beneficial owner" (as such term is used in clause (a)), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation or its parent corporation, as applicable; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

                  "Closing Date" means the date of the closing of the consummation of the issuance of Series B Shares to the Purchasers pursuant to the Purchase Agreement.

                  "Closing Time" means 10:00 A.M., New York City time, on the Closing Date.

                  "Commission" means the Securities and Exchange Commission or any successor federal agency administering the Securities Act.

                  "Common Stock" means the Common Stock, no par value, of the Corporation as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and (except where the context otherwise requires) shall also include (i) capital stock of the Corporation of each and every other class or series (regardless of how denominated) which is also not preferred as to dividends or assets on liquidation over any other class or series of stock of the Corporation and which is not subject to redemption and
(ii) shares of common stock of any successor or acquiring Entity (as defined in Section 10.16) received by or distributed to the holders of Common Stock of the Corporation in the circumstances contemplated by such Section.

                  "Conversion Price" means, as of any time and with respect to any Series B Share, the initial price of Thirteen Dollars ($13.00), as such initial price shall have from time to time been cumulatively adjusted pursuant to Section 10 through such time.

                  "Conversion Rate" means, as of any time and with respect to any Series B Share, (x) the number of shares of Common Stock obtained by dividing (i) the sum of (A) the Stated Value, (B) the Accumulated Arrearages and
(C) the aggregate amount of all other accumulated and unpaid dividends, in each case in respect of such Series B Share at such time by (ii) the Conversion Price in effect at such time, determined in accordance with Section 9 and Section 10 after giving cumulative effect to all adjustments pursuant to Section 10 through such time, together with (y) the kind, number and amount of any other securities and other property made part of the Conversion Rate as the result of adjustments to Section 4.2(a) or Section 10, if applicable.

                  "Conversion Securities" means, with respect to any Series B Share at any time, each class and series of Conversion Stock, each class, series and issue of any other securities, and any Rights with respect to any of such Conversion Stock or other securities, any shares, number or other amount of which at such time are deliverable upon conversion of any Series B Share.

                  "Conversion Stock" means, with respect to any Series B Share at any time, the Common Stock, each other class or series of capital stock and any Rights with respect to any of the foregoing shares, the number or other amount of which at such time is deliverable upon conversion of any Series B Share.

                  "Convertible Securities" means evidences of indebtedness, shares of stock or other securities or obligations (except the Series B Preferred Stock and the Warrants) that are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for any Common Stock, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

                  "Current Market Price" means, in respect of any share of Common Stock as of any date, the average of the reported last sales prices for the ten consecutive Trading Days commencing twenty Trading Days before the date in question. The reported last sales price for each Trading Day shall be the reported last sales price, regular way, as reported on the National Market tier of The Nasdaq Stock Market (or, if the Common Stock shall be traded principally through the facilities of a national securities exchange other than Nasdaq Stock Market, such national securities exchange). As used herein, the term "Trading Day" means a day on which The Nasdaq Stock Market (or such other national securities exchange) is open for business, provided that if no sales of the Common Stock take place on such day on the relevant exchange or stock market determined under the immediately preceding sentence, such day shall not be a Trading Day. In case any event that would require an adjustment to the Conversion Price pursuant to Section 10 occurs with an "ex" date or an effective date occurring during the foregoing ten consecutive Trading Day period, the last sales prices used in determining the Current Market Price shall be appropriately adjusted to take such event into account.

                  "Designated Director" has the meaning set forth in Section
7.1.

                  "Dividend Rate" means the rate of eight percent (8%) per annum.

                  "Election Form" has the meaning set forth in Section 3.7(a)(iii).

                  "Employee Option" means any option to purchase Common Stock for cash, which is granted by or with the approval of the Board to any director, officer, employee or consultant of the Corporation or any subsidiary of the Corporation pursuant to (i) the Corporation's stock option plans disclosed in a schedule to the Purchase Agreement and as in effect on the Closing Date or (ii) any other option plan adopted by the Corporation after the Closing Date with the approval of the Majority Holders or the Series B Directors (collectively, the "Stock Option Plans").

                  "Entity" means any corporation, limited liability company, general or limited partnership, joint venture, association, joint stock company, trust, other unincorporated business or organization or other Person which is not either a natural person or a governmental authority or agency.

                  An "equity interest" in or of any Entity includes any capital stock or other equity security issued by such Entity, any partnership (general or limited) or joint venture interest in such Entity, any other equity, ownership, participating or beneficial interest in such Entity, any stock appreciation or other equity appreciation right with respect to such Entity, and any equivalent of any of the foregoing, regardless of how denominated and whether voting or non-voting, and any security or interest convertible into or warrant, option or other right (absolute or contingent) to subscribe for, purchase or otherwise acquire, any of the foregoing, in each case whether or not evidenced by any certificate, instrument or other document and whether voting or nonvoting.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Existing Rights" means all Rights (including stock options issued pursuant to the Corporation's Stock Option Plans) and Convertible Securities, not including any Series B Shares or Warrants, which were outstanding, or which the Corporation had agreed to issue, at the Closing Time and disclosed on a schedule to the Purchase Agreement.

                  "Fair Market Value" means, in respect of any security, asset or other property, the price at which a willing seller would sell and a willing buyer would buy such security, asset or other property having full knowledge of the facts, in an arm's-length transaction without time constraints, and without being under any compulsion to buy or sell. The Fair Market Value of a share of Common Stock as of any time shall be equal to the Current Market Price in effect at the time of determination. The Fair Market Value of the Corporation shall be determined on a going concern basis, and on the basis that the management and other key employees of the Corporation and its subsidiaries will continue to be employed indefinitely and without treating as liabilities the amount, if any, payable or which may be payable by the Corporation pursuant to the indemnification provisions of the Purchase Agreement.

                  "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

                  "Holder" means (whether or not capitalized) a Person in whose name any Series B Share is registered on the books of the Corporation maintained for such purpose.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Indenture" means the Indenture, dated as of April 2, 1998, between the Corporation and Norwest Bank Colorado, N.A., a national banking association, as Trustee (the "Trustee"), as in effect at the date hereof, regardless of any subsequent amendment, modification, termination or expiration thereof.

                  "Indebtedness" means, with respect to any Person, without duplication, (i) all obligations of such Person for money borrowed, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding (x) trade accounts payable and accrued obligations incurred in the ordinary course of business and (y) deferred earn-out and other performance-based payment obligations incurred in connection with any Permitted Acquisition (as such term is defined in the Indenture as in effect on the date of the Purchase Agreement)), (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all Guarantees by such Person of Indebtedness of others, (viii) all capital lease obligations of such Person, (ix) all obligations (determined on the basis of actual, not notional, obligations) of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (x) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances issued in support of obligations that constitute Indebtedness under any other clause of this definition (unless such obligations are fully cash collateralized).

                  "Insolvency Law" means the Bankruptcy Code and any other law, foreign, federal or state, relating to bankruptcy, receivership, reorganization, insolvency, adjustment, compromise or extension of debt or other relief of a debtor from creditors.

                  "Investor Rights Agreement" means the Investor Rights Agreement, dated as of the Closing Date, among the Corporation and the Purchasers, as it may be further amended from time to time in accordance with its terms.

                  "Junior Stock" means (i) each class or series of Common Stock,
(ii) any other class or series of capital stock of the Corporation hereafter created, other than (A) any class or series of Parity Stock (except to the extent provided under clause (iii) of this sentence) and (B) any class or series of Senior Stock (except to the extent provided under clause (iii) of this sentence), and (iii) any class or series of Parity Stock or Senior Stock to the extent that it ranks junior to the Series B Preferred Stock as to dividend rights, rights of redemption or rights on liquidation, as the case may be. For purposes of clause (iii) above, a class or series of Parity Stock or Senior Stock shall rank junior to the Series B Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of Series B Preferred Stock shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or series.

                  "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

                  "Liquidation Price" means, with respect to any share of Series B Preferred Stock as of any date of determination, the amount equal to the Stated Value of such share, plus the aggregate amount of all other accumulated and unpaid dividends on such share, including any Arrearage (whether or not earned or declared and whether or not there are unrestricted funds of the Corporation legally available for the payment of dividends), if any, as of such date of determination.

                  "Majority Holders" means, as of any time, the holder or holders of record of more than fifty percent (50%) of the Series B Shares then outstanding.

                  "Make-Whole Premium" means, with respect to the Series B Shares at any Redemption Date, the aggregate present value of all required interest payments due on such Series B Shares through the Scheduled Redemption Date, computed using a discount rate equal to the Treasury Rate plus 100 basis points.

                  "Notes" means the Corporation's 13% Series B Senior Notes due 2008 issued under the Indenture.

                  "Originally Issued Shares" means, as of any time, the aggregate number of Conversion Securities represented by the Series B Shares issued to TPG on the Closing Date, as such aggregate number shall have from time to time been cumulatively adjusted as a result of the operation of Section 9 and
Section 10 through such time.

                  "Outstanding Common Shares" means, as of any time, all issued and outstanding shares of Common Stock as of such time, except shares then owned or held by or for the account of the Corporation or any subsidiary thereof. Outstanding Common Shares shall not include any shares issuable upon exercise, conversion or exchange of any Rights or Convertible Securities or the Series B Preferred Stock or issuable in payment of any dividend or other distribution which has been declared but not actually paid, nor any other shares which have not actually been issued.

                  "Parity Stock" means each class or series of capital stock of the Corporation, if any, hereafter created with the approval of the Majority Holders and ranking on a parity basis with the Series B Preferred Stock as to any of dividends, rights of redemption or rights on liquidation. Capital stock of any class or series shall rank on a parity as to dividends, rights of redemption or rights on liquidation with shares of Series B Preferred Stock, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of the Series B Preferred Stock if the holders of such stock shall be entitled to the receipt of dividends, amounts distributable upon dissolution, liquidation or winding up of the Corporation or redemption payments, as the case may be, in proportion to their respective dividend rates, liquidation prices or redemption prices, respectively, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of the Series B Preferred Stock. No class or series of capital stock that ranks junior to the Series B Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Series B Preferred Stock as to dividend rights or rights of redemption, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

                  "Permitted Holders" means (i) John R. Evans, Keith V. Burge and Philip G. Allen and their spouses, issue or other members of their immediate families (the "Evans Family," the "Burge Family" and the "Allen Family," respectively), (ii) trusts or other entities created for the benefit of any member of the Evans Family, the Burge Family or the Allen Family, (iii) entities controlled by any of the Evans Family, the Burge Family or the Allen Family and
(iv) in the event of the death of any member of the Evans Family, the Burge Family or the Allen Family, the heirs or testamentary legatees of such member of the Evans Family, the Burge Family or the Allen Family.

                  "Person" means any individual, corporation, limited liability company, general or limited partnership, joint venture, association, joint stock company, trust, unincorporated business or organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

                  "Preferred Interest" as applied to the equity interests of any Person means equity interests of any class or classes (however designated) which are preferred as to the payments of dividends or distributions, as to rights of redemption or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over equity interests of any other class of such Person.

                  "Purchase Agreement" means the Securities Purchase Agreement, dated as of April 4, 2000, between the Corporation and the Purchasers, as the same may be amended from time to time in accordance with its or their respective terms and with the prior written consent of the Majority Holders.

                  "Purchasers" mean TPG, Sandler Capital and any of their respective Affiliates, successors or permitted assignees under the Purchase Agreement.

                  "Rate of Return" shall, for any Purchaser, mean a rate of return of the applicable percentage per annum on the aggregate purchase price paid for the Series B Shares purchased by such Purchaser, compounded monthly, taking into account the timing and amounts of all distributions attributable to such Series B Shares. For purposes of calculating such Rate of Return, any distributions received by such Purchaser during any month shall be deemed to have been received on the last day of such month.

                  "Redeemable Stock" has the meaning set forth in Section
10.2(b).

                  "Redemption Agent" has the meaning set forth in Section 6.7.

                  "Redemption Date" as to any share of Series B Preferred Stock shall mean:

                       (i) in the case of a redemption pursuant to Section 6.1, the Scheduled Redemption Date;

                       (ii) in the case of a redemption pursuant to Section 6.2 or Section 6.3, the date determined pursuant to such Section; or

                       (iii) in the case of a redemption pursuant to Section 6.4, the date after the fifth anniversary of the Closing Date specified in the notice of redemption given in accordance with Section 6.6;

provided that, for purposes of all provisions of these Articles, including any provision under which any Series B Share is stated to cease to be outstanding or convertible on or as of the Redemption Date or any date determined by reference to the Redemption Date, in none of the foregoing cases shall such date be a Redemption Date unless (A) the applicable Redemption Price is actually indefeasibly paid in full on such date or (B) such date is a Business Day and the consideration sufficient for the payment thereof, and for no other purpose, has been indefeasibly deposited in a trust fund with the Redemption Agent, with irrevocable instructions and authority to the Redemption Agent to pay the Redemption Price, all in accordance with Section 6.7, and if the Redemption Price is not so indefeasibly paid in full or the consideration sufficient therefor is not so indefeasibly deposited, then the Redemption Date will be the date on which such Redemption Price is indefeasibly and fully paid or the first Business Day on which the consideration sufficient for the payment thereof, and for no other purpose, has been so indefeasibly deposited, except that this proviso is not intended to eliminate, qualify, modify or limit the rights of the holders of the Series B Preferred Stock under any provision of these Articles, or any other rights or remedies which such holders may have at law, in equity or by contract in the event of the failure of the Corporation to redeem shares of Series B Preferred Stock as and when required by these Articles.

                  "Redemption Price" means, as to any share of Series B Preferred Stock that is to be redeemed on any redemption date pursuant to
Section 6.1, Section 6.2, Section 6.3 or Section 6.4, the Redemption Price of such share determined pursuant to such Section.

                  "Reference Price" means, as of any time, the higher of (x) the Conversion Price then in effect or (y) the Current Market Price per share of the Common Stock determined as of such time.

                  A "Reorganization Event" shall be deemed to have occurred upon the happening of any of the following:

                       (i) the appointment of a receiver or trustee to administer all or a substantial portion of the Corporation or any material Subsidiary's assets which shall remain in effect for 60 days;

                       (ii) the filing by the Corporation or any material Subsidiary of a voluntary petition for relief under any Insolvency Law or of a pleading in any court of record admitting in writing its inability to pay its debts as they become due;

                       (iii) the making by the Corporation or any material Subsidiary of a general assignment for the benefit of creditors;

                       (iv) the filing by the Corporation or any material Subsidiary of an answer admitting the material allegations of, or its consenting to or defaulting in answering, a petition for relief filed against it in any proceeding under any Insolvency Law; or

                       (v) the entry of an order, judgment or decree by any court of competent jurisdiction granting relief against the Corporation or any material Subsidiary in an involuntary proceeding under any Insolvency Law and the continuance of any such decree or order for relief unstayed and in effect for a period of 60 consecutive days.

                  "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with
Section 1017 of the Indenture. Any such Designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of such covenant.

                  "Rights" means any options, warrants or other rights (except Convertible Securities and the Series B Preferred Stock), however denominated, to subscribe for, purchase or otherwise acquire any Common Stock or Convertible Securities, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

                  "Sale of the Company" means any of the following:

                       (i) any Change of Control; or

                       (ii) the Corporation, in one or more transactions, sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person or Persons; or

                       (iii) the Corporation consolidates with, or merges with or into, another Person, sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets directly or indirectly to any Person, or any person consolidates with, or merges with or into, the Corporation, in any such event pursuant to a transaction in which the outstanding Common Stock of the Corporation is converted into or exchanged for cash, securities, equity interests or other property and immediately after such transaction the Persons who were the Beneficial Owners of the outstanding Common Stock of the Corporation immediately prior to such transaction are not the Beneficial Owners, directly or indirectly, of more than 50% of the combined voting power represented by all then outstanding common stock of the surviving or transferee Person; or

                       (iv) any Reorganization Event.

                  "Sandler Capital" means Sandler Capital Partners IV, L.P. and its Affiliates.

                  "Scheduled Redemption Date" means the tenth anniversary of the Closing Date.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "Senior Stock" means each class or series of capital stock of the Corporation, if any, hereafter created with the approval of the Majority Holders and ranking prior to the Series B Preferred Stock as to dividends, rights of redemption or rights on liquidation, as the case may be. Capital stock of any class or series shall rank prior to the Series B Preferred Stock as to dividends, upon redemption or upon liquidation if the holders of such class or series shall be entitled to the receipt of dividends, payments on redemption or payments of amounts distributable upon the dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Series B Preferred Stock. No class or series of capital stock that ranks junior to or on parity with the Series B Preferred Stock as to rights on liquidation shall rank or be deemed to rank as senior to the Series B Preferred Stock as to dividend rights or rights of redemption, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

                  "Series B Articles of Amendment" means the Articles of Amendment to the Amended and Restated Articles of Incorporation of the Corporation setting forth the resolution of the Board creating and authorizing the issuance of the Series B Preferred Stock and filed with the Colorado Secretary of State pursuant to the Colorado Business Corporation Act or any successor provisions of the Corporation's Articles of Incorporation, as the same may have been amended prior to or concurrently with the Closing Time and thereafter may be amended.

                  "Series B Director" means each director of the Corporation (i) designated by TPG as a "Series B Director" under the Investor Rights Agreement or (ii) who is a Designated Director.

                  "Series B Preferred Stock" has the meaning set forth in
Section 1.1.

                  "Series B Share" means any issued and outstanding share of Series B Preferred Stock. In no event shall shares of Series B Preferred Stock owned or held by or for the account of the Corporation or any Subsidiary be deemed to be issued and outstanding for any purpose.

                  "Stated Value" means, with respect to each share of Series B Preferred Stock, the amount of One Thousand Dollars.

                  "Stock Option Plans" has the meaning given to such term within the definition of Employee Option, as set forth above.

                  "Subsidiary" means, as of any time, each Entity as to which any of the following statements is true as of such time:

                       (i) such Entity is an Affiliate of the Corporation which is controlled by the Corporation, or

                       (ii) the Corporation owns or controls, directly or indirectly through one or more intermediaries, 50% or more of the outstanding equity interests in such Entity having ordinary voting power to elect a majority of the members of the Board or joint venture, partnership or other management committee, trustees, managers or other Persons ordinarily having the power, authority or responsibility for managing or directing the management of such Entity, or

                       (iii) the Corporation, directly or indirectly through one or more intermediaries, is entitled under ordinary circumstances to 50% or more of the profits or losses of such Entity or to receive upon dissolution and liquidation of such Entity 50% or more of the assets available for distribution to the holders of equity interests in such Entity, or

                       (iv) such Entity is a partnership (general or limited) or other unincorporated Entity and the Corporation or another Subsidiary (i) is a general partner thereof or acts in a similar capacity with respect thereto or
(ii) has liability for the debts and obligations thereof over and above its investment therein.

                  "TPG" means TPG Partners III, L.P. and its Affiliates and designated assignees under the Purchase Agreement.

                  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release
H.15 (519) which has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date through the Scheduled Redemption Date; provided, however, that if the period from the Redemption Date to the Scheduled Redemption Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date through the Scheduled Redemption Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "Warrant Agreement" means the Warrant Agreement, dated as of the Closing Date, between the Corporation and the Purchasers, as it may be amended from time to time in accordance with its terms.

                  "Warrant Shares" means the shares of Common Stock issued or issuable upon exercise of the Warrants.

                  "Warrants" means the Warrants to purchase shares of Common Stock issued and sold by the Corporation to, and purchased by, the Purchasers pursuant to the Purchase Agreement and the Warrant Agreement.

                  "Wholly Owned Subsidiary" means an Entity all of the equity interests of which at the time are owned beneficially and of record by the Corporation, one or more Wholly Owned Subsidiaries of the Corporation or the Corporation and one or more Wholly Owned Subsidiaries of the Corporation.

Section 3. Rank; Certain Restrictions; Fractional Shares; Certain Notices to be Given; Actions to Facilitate Redemption.

                  3.1 Rank. The Series B Preferred Stock shall, with respect to dividend rights, rights on liquidation, winding up and dissolution and rights upon redemption, rank prior to (i) the Common Stock and (ii) any other class or series of capital stock of the Corporation, whether now existing or hereafter created, except (in the case of this clause (ii) only) any class or series of Parity Stock or Senior Stock hereafter created and issued with the prior approval of the Majority Holders, to the extent otherwise provided for by the terms of such other class or series of Parity Stock or Senior Stock set forth in the instrument creating and authorizing such Parity Stock or Senior Stock, provided that such terms shall have been furnished in writing to and approved by the Majority Holders.

                  3.2 Certain Restrictions on Payments in Respect of Capital Stock. Except if and to the extent expressly authorized by or provided in
Section 3.4 or Section 3.5 or with the prior approval of the Majority Holders so long as any Series B Preferred Stock is outstanding, the Corporation shall not, directly or indirectly through any Subsidiary:

                       (i) declare or pay dividends on, or declare or make any other distribution, whether in cash, property, securities or any other form of consideration, to the holders of or otherwise with respect to, the Common Stock or any other class or series of capital stock of the Corporation now existing or hereafter created other than the Series B Preferred Stock;

                       (ii) redeem, purchase or otherwise acquire for cash, property, securities or any other form of consideration any outstanding shares of Common Stock or any other class or series of capital stock of the Corporation now existing or hereafter created other than the Series B Preferred Stock;

                       (iii) redeem, purchase or otherwise acquire for cash, property, securities or any other form of consideration any Series B Shares otherwise than in accordance with the terms of these Articles, but conversion of any Series B Shares in accordance with the terms of these Articles shall not be deemed to be a redemption, purchase or other acquisition subject to this clause; or

                       (iv) set aside, pursuant to a sinking fund or otherwise, any cash, property, securities or other form of consideration for any of the foregoing purposes.

                  3.3 Pro Rata Redemptions and Purchases. If any date or event shall occur that requires the Corporation to redeem any Series B Shares and the Corporation has insufficient legally available funds to redeem all Series B Shares required to be redeemed, then: (i) the Corporation shall give written notice to such effect to the holders of Series B Shares as soon as practicable (and in any event not later than ten Business Days) prior to the applicable redemption date; and (ii) subject to the third sentence of this subsection, (A) the funds legally available for such purpose shall be applied to redeem the Series B Shares then required to be redeemed ratably in proportion to the respective full amounts to which the holders of the Series B Shares would be entitled if the Corporation had sufficient legally available funds to redeem all Series B Shares then required to be redeemed and (B) as and when the Corporation has additional legally available funds, it shall apply such funds to redeem the balance of the Series B Shares so required to be redeemed proportionately as provided above in this sentence. In the event of any such partial redemption, the Series B Shares to be redeemed shall be selected on a pro rata basis from among all holders of the Series B Shares. At any time after a notice from the Corporation is given pursuant to the first sentence of this subsection and before the applicable redemption date, the Majority Holders may notify the Corporation in writing that such Majority Holders object to partial redemptions as provided in the first sentence of this subsection. If such a written objection is given, the Corporation shall not make any such redemption of any Series B Shares unless or until it is otherwise instructed in writing by the Majority Holders. Nothing contained in this Section 3.3 is intended to eliminate, qualify, modify or limit the rights of the holders of any Series B Shares under any provision of these Articles, including Section 3.8, at law, in equity, by contract or otherwise in the event of the failure of the Corporation to redeem any Series B Shares as and at the times that would be required but for the provisions of this Section 3.3.

                  3.4 Restriction on Dividends, Redemptions, Etc. by Subsidiaries. So long as any shares of Series B Preferred Stock shall be outstanding, without the prior approval of the Majority Holders, the Corporation will not permit any Subsidiary to declare or pay any dividend on or declare or make any other distribution to any holder or holders of or otherwise with respect to any equity interest in such Subsidiary (whether in cash, property, securities or any other form of consideration) nor redeem, purchase or otherwise acquire for cash, property or any other form of consideration any equity interest in such Subsidiary. Neither this Section 3.4 nor Section 3.2 hereof shall (i) restrict investments by any Restricted Subsidiary in the Corporation or another Restricted Subsidiary or (ii) restrict the payment by any Restricted Subsidiary of dividends and other distributions solely in respect of, and redemptions, purchases and other acquisitions solely of, equity interests in such Restricted Subsidiary owned by the Corporation or any other Restricted Subsidiary or (iii) so long as any Notes are outstanding, impose upon any Restricted Subsidiary any restriction prohibited by Section 1016 of the Indenture. The Corporation will not, without the prior approval of the Majority Holders, permit any of the Subsidiaries to issue any Preferred Interest other than issuances by a Restricted Subsidiary to the Corporation or another Restricted Subsidiary.

                  3.5  Certain Exceptions.

                  (a) Senior and Parity Stock Created with Consent of Series B Directors. If, after the Closing Date, the Corporation, with the prior approval of the Series B Directors, creates and issues any class or series of Parity Stock or Senior Stock, the restrictions contained in Section 3.2 shall be subject to such exceptions, if any, expressly provided for by the terms of such Parity Stock or Senior Stock set forth in the instrument creating and authorizing such Parity Stock or Senior Stock.

                  (b) Certain Payments on Junior Stock. (i) The Corporation may pay cash in lieu of fractional shares of Common Stock pursuant to the Warrants or the terms of Existing Rights as in effect on the Closing Date; (ii) the Corporation may repurchase shares of capital stock in connection with cashless exercises of Convertible Securities (provided that such repurchase does not result in any actual payment of cash, securities or other property to the holders of such Convertible Securities (other than issuance of the Junior Stock deliverable by virtue of such exercise)); and (iii) provided that the Corporation is in compliance with all of its obligations under these Articles, the Corporation may repurchase or otherwise acquire for value shares of Common Stock of the Corporation or any options or rights to acquire Common Stock of the Corporation owned by any director, officer or employee of the Corporation or its Subsidiaries pursuant to any management equity subscription agreement or similar agreement, or otherwise upon the death, disability, retirement or termination of employment or departure from the Board, provided, that for purposes of this clause (iii), the aggregate price paid for all such repurchased, redeemed, acquired or retired Common Stock of the Corporation or options shall not exceed in the aggregate $500,000 in any calendar year.

                  3.6 Fractional Shares. Fractional shares of Series B Preferred Stock may be issued, either upon original issuance pursuant to the Purchase Agreement or otherwise as permitted by Section 1.2, or from time to time thereafter upon transfers, exchanges or partial conversions or redemptions of outstanding shares (or fractional shares) thereof or certificates therefor. Each fractional share of Series B Preferred Stock, if any, outstanding shall be entitled to ratably proportionate rights, powers, privileges, benefits and preferences, and be subject to the same qualifications, limitations and restrictions, as a whole share of the Series B Preferred Stock, including conversion rights.

                  3.7 Certain Notices and Other Obligations Relating to Change of Control or Sale of the Company.

                  (a)  Notices.

                  (i) If the Corporation agrees or the Board passes a resolution authorizing the Corporation to voluntarily consummate or take, or assist any one or more of the holders of its Common Stock in consummating or taking, any transaction or action which would, if consummated, result in a Change of Control or Sale of the Company, or if the Corporation receives formal written notice that any Person has engaged or is proposing to engage in any such transaction which would, if consummated, result in a Change of Control or Sale of the Company, then it shall send to each holder of Series B Preferred Stock, at least 30 days prior to the scheduled or anticipated closing of such transaction or the taking of such action (or, in the case where the Corporation receives formal written notice of such transaction, immediately upon receiving such formal written notice if such notice is received less than 30 days prior to the scheduled or anticipated closing of such transaction), a written notice which will summarize the material terms of such transaction or action, and if any of such terms change in any material respect prior to such closing, the Corporation shall promptly notify the holders of the Series B Preferred Stock in writing.

                  (ii) If any Change of Control or Sale of the Company occurs, the Corporation shall give the holders of the Series B Preferred Stock written notice thereof promptly, and in any event not later than the fifth Business Day after the Corporation has knowledge of such occurrence, and such notice shall summarize the material facts relating to such event or transaction.

                  (iii) If Section 6.2 applies, each notice given by the Corporation pursuant to Section 3.7(a)(ii) shall be accompanied by an appropriate form (an "Election Form") by which the holders of the Series B Preferred Stock may elect whether or not to require the Corporation to redeem their shares of the Series B Preferred Stock in accordance with the terms of
Section 6.2.

                  (b) Redemption Election. If Section 6.2 applies, and, at any time within a period of 30 days after Election Forms are mailed, the Corporation shall have received completed Election Forms from the Majority Holders electing to require the Corporation to redeem the Series B Shares held by them, the Corporation shall upon the consummation of such transaction redeem from all holders of Series B Preferred Stock, in accordance with Section 6.2 and the other applicable provisions of these Articles, all outstanding shares of Series B Preferred Stock; provided, however, that the Corporation shall not, at any time that no Notes are outstanding, voluntarily consummate, or assist any of the holders of its Common Stock in consummating, any transaction which would result in a Change of Control unless (i) prior to the date such transaction is consummated, the procedures specified in this Section 3.7 shall have been followed and the period of 30 days referred to in this sentence shall have expired; (ii) if the Corporation would be required to redeem all shares of Series B Preferred Stock by virtue of such Change of Control, the Corporation shall have deposited with a Redemption Agent funds sufficient to redeem on the applicable redemption date all Series B Shares required to be redeemed at the applicable Redemption Price; and (iii) the Corporation shall have given written notice of its compliance with clause (ii) of this sentence to each holder of Series B Preferred Stock.

                  (c) Successive Events. The provisions of this Section 3.7 shall apply successively to each Change of Control or Sale of the Company which may occur.

                  3.8  Actions to Facilitate Required Redemptions.

                  (a) Company Obligations. If, at any time that any redemption of any shares of Series B Preferred Stock is, or with the passage of time after any notice will be, required by any provision of these Articles, the Corporation is in material violation or breach of the terms of any material indebtedness of the Corporation or a default or event of default with respect to or under any material indebtedness of the Corporation exists and has not been waived or cured, if the Corporation is insolvent under applicable law, or if the Corporation's capital is impaired under the law of the jurisdiction of incorporation, or if any such violation, breach, default, event of default, insolvency or impairment of capital or any material violation of law would result from such redemption, then the Corporation shall (i) promptly give written notice to such effect to the holders of the Series B Preferred Stock and
(ii) subject to the terms of the Indenture, take all reasonable lawful actions to cure or avoid such violation, breach, default or event of default, to restore or preserve its solvency or to cure or avoid such impairment of capital, in each case as necessary to enable the Corporation to make such redemption to the fullest extent possible.

                  (b) Other Rights of Holders. Nothing contained in this Section
3.8 is intended to eliminate, qualify, modify or limit the rights of the holders of the Series B Preferred Stock under any provision of these Articles, or any other rights or remedies which such holders may have at law, in equity or by contract in the event of the failure of the Corporation to redeem shares of Series B Preferred Stock as and when required by these Articles.

Section 4.        Dividends.

                  4.1  Fixed Rate Dividends.

                  (a) Dividend Rate; Compounding of Dividends. The holders of the Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of funds legally available therefor, cumulative cash dividends, in preference and priority to dividends on any Junior Stock, that shall accrue on the Stated Value of each share of the Series B Preferred Stock at the Dividend Rate from time to time in effect, from and including the Closing Date of such share to and including the date on which such share ceases to be outstanding in accordance with the terms of these Articles. Dividends shall be payable in four equal quarterly installments on the last day of March, June, September and December of each year, or if any such date is not a Business Day, on the Business Day next preceding such day (each such date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, a "Dividend Payment Date"), to holders of record as they appear on the stock record books of the Corporation on the fifteenth day prior to the relevant Dividend Payment Date; provided, however, that the Corporation may elect not to declare or make any dividend payment due hereunder on any Dividend Payment Date (other than as required in connection with any redemption of shares of Series B Preferred Stock or any liquidation, dissolution or winding up of the Corporation), and any such amount then due in respect of dividends shall constitute an Arrearage (as defined below). Dividends shall be paid only when, as and if declared by the Board out of funds at the time legally available for the payment of dividends. Dividends shall begin to accumulate on outstanding shares of Series B Preferred Stock from the date of issuance and shall be deemed to accumulate from day to day whether or not earned or declared until paid. Dividends shall accumulate on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters) and the actual number of days elapsed in the period for which payable.

                  (b) Compounding of Fixed Rate Dividends. Dividends on the Series B Preferred Stock shall be cumulative, and from and after any Dividend Payment Date on which any dividend that has accumulated or been deemed to have accumulated through such date, whether or not declared, has not been paid in full or any payment date set for a redemption on which such redemption payment has not been paid in full, additional dividends shall accumulate in respect of the amount of such unpaid dividends or unpaid redemption payment (such amount, the "Arrearage") at the Dividend Rate (or such lesser rate as may be the maximum rate that is then permitted by applicable law). Such additional dividends in respect of any Arrearage shall be deemed to accumulate from day to day whether or not earned or declared until the Arrearage is paid, shall be calculated as of such successive Dividend Payment Date and shall constitute an additional Arrearage from and after any Dividend Payment Date to the extent not paid on such Dividend Payment Date. References in any Article herein to dividends that have accumulated or that have been deemed to have accumulated with respect to the Series B Preferred Stock shall include the amount, if any, of any Arrearage together with any dividends accumulated or deemed to have accumulated on such Arrearage pursuant to the immediately preceding two sentences.

                  (c) Payment and Record Dates. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Series B Preferred Stock shall be allocated pro rata on a share-by-share basis among all such shares then outstanding. Dividends that are declared and paid in an amount less than the full amount of dividends accumulated on the Series B Preferred Stock (and on any Arrearage) shall be applied first to any current dividend which shall not have become an Arrearage. All cash payments of dividends on the shares of Series B Preferred Stock shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  4.2  Participating Dividend Rights.

                  (a) Right to Participating Dividends. Subject to the prior preferences and other rights of any Senior Stock ranking prior to the Series B Preferred Stock with respect to dividends and the provisions of Section 3 and
Section 4.2(b), if the Corporation shall at any time or from time to time declare or pay any dividend or declare or make any distribution, whether payable in cash or in assets, securities (whether issued by the Corporation or another Person, but other than Common Stock) or any other form of property or consideration other than cash, on the Common Stock of any class or series into which the Series B Preferred Stock is then convertible, the holders of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board and from assets of the Corporation legally available therefor, a dividend or distribution per Series B Share in like kind and equal to the amount of such cash or such assets, securities or any other form of property or consideration (as the case may be) declared, paid or made with respect to a number of shares of such class or series of Common Stock equal to the number of shares of such class or series into which a share of Series B Preferred Stock may be converted as of the date such dividend on the Series B Preferred Stock is paid. If, in connection with any such dividend or distribution declared or paid or made on any such class or series of Common Stock, the holders of such class or series are given any election with respect to the form of consideration to be received, the same right of election shall be given to the holders of the Series B Preferred Stock with respect to the corresponding dividend or distribution on the Series B Preferred Stock. The Board shall declare a dividend or distribution on the Series B Preferred Stock as contemplated by this Section 4.2(a) immediately prior to the time it declares a dividend or distribution on the Common Stock.

                  (b) Coordination With Conversion Right. To the extent that
Section 10 provides for an adjustment to the Conversion Price by reason of any dividend or distribution of cash or property other than Common Stock on any class or series of Common Stock referred to in Section 4.2(a), the Majority Holders shall have the right to elect either (i) to require the corresponding dividend or distribution on the Series B Preferred Stock contemplated by Section 4.2(a) to be declared and paid or made as provided herein, in which case such adjustment to the Conversion Price shall not be made to such extent or (ii) to require such adjustment to the Conversion Price to be made, in which case such corresponding dividend or distribution on the Series B Preferred Stock shall not be declared or paid or made to such extent. The election of the Majority Holders shall bind all holders of Series B Shares. In declaring, making and paying dividends and distributions on the Common Stock as to which such right of election exists, the Corporation shall provide the holders of the Series B Shares with reasonable advance notice and forms of election, and shall otherwise act in good faith, so that such holders may effectively exercise all rights of election provided for in this Section on a timely basis.

                  (c) Record and Payment Dates. The Board may fix a record date for the determination of holders of Series B Preferred Stock entitled to receive a dividend or distribution pursuant to Section 4.2(a), which date shall be the same as the record date for the corresponding dividend or distribution on the Common Stock. The payment date for any such dividend or distribution shall be on or before the payment date for the corresponding dividend or distribution on the Common Stock.

                  (d) Dividends Are Preferred and Fully Cumulative. Dividends on the Series B Preferred Stock provided for in Section 4.2(a) shall be payable prior and in preference to any dividends or distributions to the holders of any Junior Stock, and shall be fully cumulative, whether or not declared.

                  4.3 No Offset; Accrued Dividends. None of the accrual, declaration or payment of dividends provided for in Section 4.1 shall reduce or otherwise affect the amount, or the accrual or payment, of dividends to which the holders of the Series B Preferred Stock shall from time to time be or become entitled under Section 4.2. Similarly, none of the accrual, declaration or payment of dividends provided for in Section 4.2 shall reduce or otherwise affect the amount, or the accrual or payment, of dividends to which the holders of the Series B Preferred Stock shall from time to time be or become entitled under Section 4.1. The amount of dividends "accrued (or accumulated) and unpaid" with respect to any share of Series B Preferred Stock as of any date shall include (i) all dividends and dividends on dividends provided for in Section 4.1 (whether or not declared) that have accrued on such share as provided in such Section to and including such date of determination that have not been paid as of such date and (ii) all dividends on such share provided for in Section 4.2 that have been declared but not been paid as of such date.

Section 5.        Distributions Upon Liquidation, Dissolution or Winding Up.

                  5.1   Payment of Preference Amount.

                  (a) Liquidation Preference. Subject to the prior preferences and other rights of any Senior Stock ranking prior to the Series B Preferred Stock with respect to rights upon liquidation, dissolution or winding up of the Corporation, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of the Series B Preferred Stock shall be entitled to receive from the assets of the Corporation available for distribution to stockholders after payment of all other debts and obligations of the Corporation, before any payment or distribution on any Junior Stock is declared, made or provided for or any cash, property or other consideration shall be set aside for such purpose, cash in an amount per share of Series B Preferred Stock equal to the Liquidation Price of such share determined as of the Determination Time (as defined below in this Section). The "Determination Time" shall be immediately prior to the record date for such distribution to the holders of such class or series of Common Stock or, if no such record date is fixed, immediately prior to any other time as of which the holders of such class or series of Common Stock entitled to receive such distribution is determined. In connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment in full to the holders of the Series B Preferred Stock and the holders of all other classes or series of Parity Stock, if any, which rank on a parity basis with the Series B Preferred Stock with respect to distributions upon such liquidation, dissolution or winding up of the respective preferential amounts to which they are entitled, the Corporation shall distribute its remaining assets and properties available for distribution to the holders of Common Stock and the Series B Preferred Stock, with the distribution to holders of the Series B Preferred Stock being in like kind and equal to the amount of assets and property distributed with respect to a number of shares of Common Stock equal to the number of shares of Common Stock into which a share of Series B Preferred Stock may be converted.

                  (b) Elections. If, in connection with any distribution with respect to any class or series of Common Stock referred to in the last sentence of Section 5.1(a), the holders of such class or series are given any election with respect to the form of consideration to be received, the same right of election shall be given to the holders of the Series B Preferred Stock with respect to the corresponding distribution to the holders of the Series B Preferred Stock. The Corporation shall provide the holders of the Series B Shares with reasonable advance notice and forms of election, and shall otherwise act in good faith, so that such holders may effectively exercise all such rights of election on a timely basis.

                  5.2 Pro Rata Distributions to Parity Stock Holders. If, upon distribution of the Corporation's assets in liquidation, dissolution or winding up, the assets of the Corporation available for distribution to its stockholders shall be insufficient to permit payment in full to the holders of the Series B Preferred Stock and the holders of all other classes or series of Parity Stock, if any, which rank on a parity basis with the Series B Preferred Stock with respect to distributions upon such liquidation, dissolution or winding up of the respective full preferential amounts to which they are entitled, then the entire assets of the Corporation available for distribution to stockholders (after full distribution on Senior Stock, if any) shall be distributed ratably to such holders in proportion to the respective full preferential amounts to which the shares of Series B Preferred Stock and all such other classes and series of Parity Stock would otherwise be entitled.

                  5.3 Record Date and Notice. Unless the Majority Holders otherwise agree in writing, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary:

                  (i) Any distribution to the holders of capital stock of the Corporation of any class or series of assets of the Corporation available for distribution to its stockholders will be made to the holders of record of such class or series as of a record date that is not less than 10 days nor more than 30 days prior to the date such distribution is proposed to be made (each, a "Distribution Date"). Each Distribution Date for any distribution to the holders of the Series B Shares shall not in any event be later than the date of any related or contemporaneous distribution to the holders of any Parity Stock or Junior Stock.

                  (ii) The Corporation shall give to each holder of Series B Preferred Stock at least 20 days' prior written notice of the record date to be fixed for any payment or distribution to any of the holders of any capital stock of the Corporation of any class or series. In addition to any other information required by these Articles, any contract or applicable law, such notice shall describe in reasonable detail each payment or distribution proposed to be made, identify all classes and series of capital stock that will participate in such payment or distribution and the relative participations of the holders of each such class or series and state the record date and Distribution Date for such payment or distribution. Such notice shall be accompanied by a statement, in reasonable detail, showing the amount, kind and value of all assets of the Corporation available for payment or distribution to its stockholders. After any such notice is given, the Corporation shall promptly furnish to each holder of Series B Preferred Stock any information that such holder may reasonably request relating to the liquidation, dissolution or winding up of the Corporation and its assets and liabilities, including any information reasonably requested and in the possession of the Corporation in order to assist such holder in determining whether to exercise any right to convert any or all of such holder's shares of Series B Preferred Stock pursuant to Section 9.

                  (iii) The Series B Shares shall continue to be convertible into Common Stock in accordance with the terms of these Articles unless and until such holders have received payment of the full preferential amounts to which they are entitled pursuant to Section 5.1.

Section 6.        Redemption.

                  6.1 Mandatory Redemption. On the Scheduled Redemption Date, the Corporation shall redeem all shares of Series B Preferred Stock then outstanding at a Redemption Price per share equal to the greater of (i) the Liquidation Price of such share and (ii) sixty percent (60%) of the Current Market Price of the Conversion Securities and other assets or property, if any, into which one Series B Share is then convertible, in each case determined as of such date.

                  6.2 Redemption Upon Change of Control That Occurs When No Notes Are Outstanding.

                  (a) Redemption Right When Notes Are Not Outstanding. The provisions of this Section 6.2 shall be suspended, and shall not have any force or effect so long as any Notes continue to be outstanding, but shall automatically become effective and enforceable in accordance with their terms to any Change of Control that occurs at any time after the first time as of which no Notes are outstanding.

                  (b) Redemption at Option of Holders. Upon the occurrence of a Change of Control to which this Section 6.2, on the Redemption Date determined pursuant to this Section 6.2, is applicable, the Majority Holders shall have the right to require the Corporation to redeem, on the Redemption Date determined pursuant to this Section 6.2, all of the Series B Shares outstanding on the date of the occurrence of such Change of Control at the Redemption Price per share equal to 101% of the Liquidation Price thereof, determined as of the Redemption Date. Such right may be exercised by one or more Election Forms or any other written notices to such effect which, collectively, have been signed by the Majority Holders and given to the Corporation at any time after the date of occurrence of such Change of Control and prior to the expiration of the period of 30 days after Election Forms are delivered to the holders of the Series B Preferred Stock pursuant to Section 3.7. If such right is so exercised, the Redemption Date shall be a Business Day selected by the Majority Holders that is not sooner than the tenth day after and not later than the twentieth day after the Election Forms or other written notices referred to in the second sentence of this Section are submitted to the Corporation.

                  6.3 Redemption Upon Change of Control That Occurs When Notes Are Outstanding.

                  (a) Redemption Right When Notes Are Outstanding. The provisions of this Section 6.3 shall apply to any Change of Control that occurs while any Notes are outstanding, but shall not apply to any Change of Control that occurs after the first time as of which no Notes are outstanding.

                  (b) Redemption at the Option of the Holders. Upon the occurrence of a Change of Control to which this Section 6.3 is applicable, the Majority Holders shall have the right to require the Corporation to redeem, on the Redemption Date determined pursuant to this Section 6.3, all of the Series B Shares outstanding on the date of the occurrence of such Change of Control at the Redemption Price per share equal to 101% of the Liquidation Price thereof, determined as of the Redemption Date. The Corporation shall give written notice of such redemption to each Holder of Series B Shares by telegram, telex, facsimile transmission or first-class mail, postage prepaid. Such notice shall be given to the holders of the Series B Shares not less than twenty-five days nor more than forty-five days before the Redemption Date and in no event later than the date the related notice required by Section 1014(a) of the Indenture is given to holders of Notes. If the Corporation shall have insufficient legally available funds to redeem all Series B Shares, the Series B Shares to be redeemed shall be selected as provided in Section 3.3. The Majority Holders shall have the right to revoke any redemption pursuant to this Section 6.3 in the manner described in Section 6.3(c)(v).

                  (c) Additional Procedures. The Corporation's notice given pursuant to Section 6.3(b) shall, in addition to containing or being accompanied by any other information required by these Articles or applicable law, state the following: (i) the Redemption Price and the Redemption Date, which shall be a Business Day no earlier than twenty-five days nor later than forty-five days from the date such notice is mailed, or such later date as is necessary to comply with any applicable securities laws or regulations, but in no event later than the first Business Day after the "Change of Control Payment Date" established pursuant to Section 1014(b) of the Indenture; (ii) that all Series B Shares to be redeemed will continue to accrue dividends, continue to be convertible and continue to be outstanding for all purposes until the Redemption Price thereof is paid as provided herein; (iii) that, unless the Corporation defaults in the payment of the Redemption Price, any Series B Shares redeemed as provided herein shall cease to accrue dividends after the Redemption Date; (iv) that, in order to receive payment of the Redemption Price therefor, holders of Series B Shares to be redeemed shall be required to surrender the stock certificates evidencing such Series B Shares to the Redemption Agent at the address specified in the notice prior to the close of business on the fifth Business Day preceding the Redemption Date; (v) that the Majority Holders shall be entitled to elect to waive and revoke the redemption of Series B Shares pursuant to this Section 6.3 if the Corporation or the Redemption Agent receives, not later than the close of business on the second Business Day preceding the Redemption Date, a telegram, telex, facsimile transmission or letter specifically to that effect, and that such election shall bind all holders of Series B Shares, in which case the provisions of this Section 6.3 shall cease to be applicable to such Change of Control; and (vi) the circumstances and relevant facts regarding such Change of Control.

                  (d) Deposit With Redemption Agent; Redemption. Unless the Majority Holders make the election referred to in clause (v) of Section 6.3(c), on the Redemption Date the Corporation shall, subject to Section 6.3(e), deposit with the Redemption Agent money, in immediately available funds, sufficient to pay the Redemption Price of all Series B Shares to be redeemed. The Redemption Agent will promptly mail or deliver to the holders of the Series B Shares to be redeemed payment in an amount equal to the aggregate Redemption Price for such Series B Shares and the Corporation shall promptly issue, execute and mail or deliver to each holder who delivered to the Corporation or the Redemption Agent any stock certificate evidencing more Series B Shares than are redeemed a replacement stock certificate evidencing the Series B Shares not redeemed. If any of the Series B Shares evidenced by any stock certificate are not redeemed for any reason when required, the Corporation shall cause the Redemption Agent to promptly mail or deliver such certificate to the holder of such Series B Shares.

                  (e) Sections 1009 and 1014 of Indenture. If any Notes are outstanding at the Redemption Date for a redemption required by Section 6.3(b) and any Notes are required to be repurchased pursuant to Section 1014 of the Indenture, the Corporation shall not be required to redeem any Series B Shares pursuant to this Section 6.3 prior to the time of the Corporation's repurchase of all such Notes so required to be repurchased and the Redemption Date otherwise determined pursuant to this sentence shall be deferred until the date such repurchase is completed. The redemption of any Series B Shares pursuant to this Section 6.3 shall, at all times while any Notes are outstanding, be subject to the Corporation's compliance with Section 1009 of the Indenture. If, by reason of the restrictions contained in Section 1009 of the Indenture, the Corporation is unable, without default under the Indenture, to pay, on the Redemption Date established pursuant to this Section 6.3 the full Redemption Price for one hundred percent of all Series B Shares outstanding on the date of the occurrence of such Change of Control pursuant to such Redemption Date, then

                  (i) the Corporation shall promptly give, by telegram, telex or facsimile transmission, a written notice to that effect to each holder of Series B Shares, with such notice also stating (A) the relevant facts establishing that such payment would result in a violation of the Indenture, and (B) the maximum amount of funds available to the Corporation for such redemption of Series B Shares under Section 1009 of the Indenture and the maximum number of Series B Shares that the Corporation could redeem using those funds and the percentage of all outstanding Series B Shares represented by such number of Series B Shares that could be so redeemed; and

                  (ii) the Majority Holders may elect, by written notice given to the Corporation by telegram, telex or facsimile transmission within ten Business Days after the notice for the Corporation is given, to either

                       (A) require the Corporation to promptly apply to the redemption (in accordance with the provisions of this Section 6.3) of the Series B Shares required to be redeemed the maximum amount of funds available to the Corporation under Section 1009 of the Indenture, and thereafter (x) promptly apply all funds that thereafter become available for use for such purpose by the Corporation without violation of the Indenture to redeem Series B Shares and (y) if any Series B Shares continue to be outstanding on the first date as of which no Notes are outstanding, promptly redeem all such Series B Shares as hereinafter provided in this Section, or

                       (B) waive the requirement that the Corporation redeem any Series B Shares pursuant to this Section 6.3 until the first day after the final maturity of the Notes, in which case the provisions of this Section 6.3 shall cease to be applicable to such Change of Control.

If the Majority Holders make the election under subclause (ii)(B) of the immediately preceding sentence, then the Corporation shall, on the first day after the final maturity date of the Notes, promptly redeem all Series B Shares then outstanding in accordance with this Section 6.3 and the other applicable provisions of this Section 6 as though it were assumed that such day were the date of the occurrence of a Change of Control, with such redemption to be made on the Redemption Date and at the Redemption Price determined pursuant to this
Section 6.3 based on such assumption (but ignoring any qualifications or limitations that are attributable to the Notes and the Indenture). If the Majority Holders make the election under subclause (ii)(A) of the second preceding sentence, then each redemption required by subclause (ii)(A)(x) or
(ii)(A)(y) of such sentence shall be made in accordance with the following:

                  (i) the Redemption Price per share for all Series B Shares to be redeemed shall be equal to 101% of the Liquidation Price as of the date the Redemption Price is actually paid to the holders of the Series B Shares redeemed;

                  (ii) the Redemption Date shall be a Business Day no earlier than twenty-five days nor later than forty-five days from the date that funds for such redemption became available under Section 1009 of the Indenture or, in the case of subclause (ii)(A)(y), the first date as of which no Notes shall be outstanding;

                  (iii) the Corporation shall give written notice of such redemption to each holder of Series B Shares by telegram, telex, facsimile transmission or first-class mail, postage prepaid, with such notice to be given to the holders of the Series B Shares not less than twenty-five days nor more than forty-five days before the applicable Redemption Date, and

                  (iv)     Sections 6.7, 3.3 and 3.8 shall apply.

                  (f) Selection of Shares to be Redeemed; Shares Remain Outstanding Until Paid For. Section 3.3 hereof shall govern the selection of the Series B Shares to be redeemed in the case of any partial redemption pursuant to this Section. Notwithstanding any other provision of these Series B Articles of Amendment, no Series B Share required to be redeemed or delivered for redemption pursuant to this Section 6.3 shall cease to be, or shall be deemed to cease to be, outstanding for any purpose unless or until the applicable Redemption Price therefor is actually paid in cash to the holder thereof or deposited with the Redemption Agent as provided in Section 6.7.

                  6.4 At Corporation's Option. At any time after the fifth anniversary of the Closing Date, all but not less than all of the Series B Shares then outstanding may be redeemed at the option of the Corporation at the per share redemption price equal to the sum of (i) the greater of (A) the Liquidation Price of such share determined as of the Redemption Date and (B) the Current Market Price of the Conversion Securities and other assets or property, if any, into which one Series B Share is convertible on the Redemption Date, plus (ii) the Make-Whole Premium. Unless otherwise approved by the Majority Holders, the Corporation shall not exercise its right of redemption pursuant to this Section 6.4 unless such redemption does not and shall not result in impairment of the Corporation's capital, otherwise result in a violation of applicable law or result in a material breach, violation, default or event of default under any agreement or instrument to which the Corporation is a party or by or to which it or its assets are bound or subject and unless the Corporation is not then insolvent and would not be rendered insolvent as a result of such redemption.

                  6.5 Form and Source of Redemption Payments. The Redemption Price for all shares redeemed pursuant to Section 6.1, Section 6.2, Section 6.3 or Section 6.4 shall be paid in cash from unrestricted funds legally available for such purpose.

                  6.6 Notice of Redemption. Notice of any redemption by the Corporation pursuant to Section 6.1 or Section 6.4 shall be given to the holders of record of the shares of Series B Preferred Stock to be redeemed, at their respective addresses as the same appear upon the books of the Corporation or are supplied by them in writing to the Corporation for the purpose of such notice. Such notice shall be given not more than 45 days nor less than 20 days prior to the applicable redemption date. In addition to any information required by law or by the applicable rules of any national stock exchange or national interdealer quotation system, such notice shall set forth the Redemption Price, the redemption date, the number of shares to be redeemed and the place at which the shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such shares, be redeemed, and shall state the name and address of the Redemption Agent appointed in accordance with Section 6.7.

                  6.7 Deposit of Redemption Price. If any shares of Series B Preferred Stock are to be redeemed pursuant to Section 6.1, Section 6.2, Section
6.3 or Section 6.4, then on or before the applicable Redemption Date the Corporation shall deposit, in an irrevocable trust fund for the sole purpose of redeeming the shares of Series B Preferred Stock to be redeemed on such Redemption Date, with any bank or trust company organized under the laws of the United States of America or any state thereof having capital, undivided profits and surplus aggregating at least $250,000,000 or having capital, undivided profits and surplus aggregating at least $250,000,000 on a consolidated basis with such bank's or trust company's parent; provided, however, that, in such case, such parent has guaranteed all of the existing and future obligations of such bank or trust company (a "Redemption Agent"), immediately available unrestricted funds legally available for such purpose sufficient to redeem all outstanding Series B Shares for the applicable Redemption Price on such Redemption Date, with irrevocable instructions and authority to the Redemption Agent, on behalf and at the expense of the Corporation, to pay, commencing on such Redemption Date or prior thereto, the Redemption Price of the Series B Shares to their respective holders upon the surrender of their share certificates and, from and after the later of the date of such deposit and such Redemption Date, such shares shall be deemed to be no longer outstanding and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto, except the right to receive payment, as provided in these Articles, of the Redemption Price of such shares, calculated through such Redemption Date, upon surrender of the certificates therefor. Until such date, the Series B Shares shall, continue to be convertible into Common Stock in accordance with Section 9 and shall continue to be issued and outstanding for all other purposes. Any funds so deposited with the Redemption Agent by the Corporation and unclaimed for six months from the Redemption Date shall (unless an applicable escheat or abandoned property law designates another Person) be paid to the Corporation, after which repayment the holders of such shares of Series B Preferred Stock shall look to the Corporation for the payment of the Redemption Price therefor, without interest. If, in the case of a redemption pursuant to Section 6.3, there is a conflict between the provisions of Section 6.3 and this Section 6.7, the provisions of Section 6.3 shall govern to the extent of the conflict.

Section 7         Board Representation.

                  7.1 Right to Elect Three Directors. For so long as TPG is the Beneficial Owner of at least forty percent (40%) of the Originally Issued Shares, in the event that TPG shall have voted its shares of capital stock of the Corporation in accordance with Section 8.02 of the Investor Rights Agreement and, notwithstanding such vote, the Board shall not include at least two designees of TPG as contemplated by the Investor Rights Agreement, the number of directors constituting the Board shall, in accordance with the resolution adopted by the Board on April [__], 2000, be increased by three (3), and the Holders shall have, in addition to the other voting rights set forth herein and under Colorado law, the exclusive right, voting as a separate class, to elect three directors of the Corporation, provided that such right shall terminate upon the redemption of all of the Series B Shares completed in accordance with
Section 6.1, Section 6.2, Section 6.3 or Section 6.4. The directors whom, at any time and from time to time, the holders of the Series B Preferred Stock elect or are entitled to elect voting as a separate class are sometimes herein referred to as the "Designated Directors". Subject to earlier death, resignation or removal pursuant to Section 7.3, each Designated Director elected or appointed at any time as provided herein shall serve until his or her term shall have expired and his or her successor shall have been elected as provided herein. At their option and in their sole discretion and for any one or more periods of any length of time, the Holders at any time and from time to time may choose not to exercise their right to elect the Designated Directors or to fill any vacancy existing in the office of a Designated Director, without prejudice to any subsequent exercise of such right.

                  7.2 Manner of Election. Subject to the last sentence of this
Section 7.2, each Designated Director shall be elected (and if such directors previously have been elected and any vacancy shall exist, such vacancy shall be filled) either (i) by written consent of the Majority Holders given in accordance with Section 8.1; or (ii) by vote of the Majority Holders voting as a separate class and in accordance with Section 8.2, at (A) annual meetings of the shareholders of this Corporation, or (B) a special meeting of the holders of Series B Preferred Stock for the purpose of electing such directors (or filling any such vacancy), to be called by the Secretary of this Corporation upon the written request of the holders of record of 25% or more of the number of shares of Series B Preferred Stock then outstanding; provided, however, that if the Secretary of this Corporation shall fail to call any such special meeting within 10 days after any such request, such meeting may be called by any holder or holders of 25% or more of the number of shares of Series B Preferred Stock then outstanding. Notwithstanding the foregoing, the Secretary shall not be required to call any such special meeting in the case of any such request received by this Corporation less than 45 days before the date fixed for any annual meeting of shareholders, and if in such case such special meeting is not called, the holders of Series B Preferred Stock shall be entitled to vote (as a class) at such annual meeting to elect the Designated Director (or to fill any such vacancy).

                  7.3 Removal. Any Designated Director may at any time and from time to time be removed, with or without cause, by and only by the Holders. Any vacancy in the office of a Designated Director resulting from death, resignation or removal or existing for any other reason whatsoever may be filled only by the Holders. Any director elected to fill a vacancy shall serve the same remaining term as that of his or her predecessor and until his or her successor has been elected.

                  7.4 Certain Procedural Matters. So long as the Holders of the Series B Preferred Stock shall have the right to elect a Designated Director:

                  (i) any one or more members of the Board or any committee thereof may participate in meetings of the Board by conference telephone;

                  (ii) each member of the Board or any committee thereof shall be given not less than three Business Days' prior written notice of each meeting of the Board or such committee (or one day's prior written notice in case of meetings to consider emergency matters), specifying the time and place of such meeting and the matters to be discussed thereat, unless such member signs (either before or after such meeting) a written waiver of his right to be given such notice, or attends such meeting without protesting (prior thereto or at the commencement thereof) the failure to be given such notice;

                  (iii) each member of the Board or any committee thereof shall be given not less than three Business Days' prior written notice of any action proposed to be taken by the Board or such committee without a meeting (or one day's prior written notice in case of proposed actions involving emergency matters), unless such member signs (either before or after such action is taken) a written waiver of his right to be given such notice, or gives his written consent to such action without protesting the failure to be given such notice; and

                  (iv) no executive committee of the Board, and no other committee of the Board which is authorized to exercise any powers of the Board, shall be created except (i) as provided in Section 7.6 or (ii) otherwise with the concurrence of the Holders; and at any meeting of the Board or any committee thereof, a quorum for the purpose of taking any action shall require the presence in person or participation by conference telephone or similar communications equipment of a number of directors equal to at least a majority of the entire Board or the entire committee, respectively.

                  7.5 Indemnification. The Corporation shall (i) to the fullest extent permitted by applicable law, indemnify the holders of the Series B Preferred Stock and each current and former Series B Director who is made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was a shareholder or director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such action, suit or proceeding and (ii) pay in advance, or advance to each such shareholder, director and former director for payment of, expenses incurred in defending any such action, suit or proceeding to the maximum extent permitted by applicable law. The rights conferred on any Person by this Section 7.5 shall not be exclusive of any other rights which such Person may have or acquire under any statute, under the Corporation's Amended and Restated Articles of Incorporation, under the Corporation's By-laws, under any agreement, vote of stockholders or disinterested directors or otherwise.

                  7.6 Committees. For so long as TPG is the Beneficial Owner of at least forty percent (40%) of the Originally Issued Shares, at least one-third of the members of each and every committee of the Board shall be comprised of Series B Directors unless compliance with this Section 7.6 would result in a breach by the Company of the listing requirements of The Nasdaq Stock Market.

Section 8         Actions by Holders Generally; Consistent Charter and By-law
Provisions.

                  8.1 Actions by Written Consent or at Meetings. With respect to action by the Holders of the Series B Preferred Stock upon any matter on which such Holders are entitled to vote as a separate series or class, such action may be taken either at a meeting of such Holders or without a stockholder meeting by the written consent of Holders of shares of Series B Preferred Stock having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Series B Preferred Stock entitled to vote were present and voted. Notice shall be given in accordance with the applicable provisions of the Colorado Business Corporation Act of the taking of corporate action without a meeting by less than unanimous written consent to those Holders of Series B Preferred Stock whose shares were not represented on the written consent.

                  8.2 Meetings. At any meeting having as a purpose either the election of a Series B Director or any action upon any other matter on which the Holders of the Series B Preferred Stock are entitled to vote as a separate series or class, the presence, in person or by proxy, of the Holders of record of at least a majority of the Series B Shares then outstanding shall be required and be sufficient to constitute a quorum of such series or class for any such purpose, and the affirmative vote of the Holders of a majority of the shares of Series B Preferred Stock then present at and entitled to vote at such meeting shall be the act of the Series B Preferred Stock, except where these Articles require a greater affirmative vote, in which case such greater voting requirement shall apply. At any such meeting or adjournment thereof, (i) the absence of a quorum of such Holders of Series B Preferred Stock shall not prevent the election of the directors to be elected by the Holders of shares other than the Series B Preferred Stock or the taking of any other action which they are entitled to take, and the absence of a quorum of Holders of shares other than the Series B Preferred Stock shall not prevent the election of any director to be elected by the Holders of the Series B Preferred Stock or the taking of any other action which they are entitled to take and (ii) in the absence of such quorum, either of Holders of the Series B Preferred Stock or of shares other than the Series B Preferred Stock (or both), a majority of the Holders, present in person or by proxy, of the series, class or classes of stock which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect or the taking of any other action which they are entitled to take, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  8.3 Consistent By-laws and Charter. The Amended and Restated Articles of Incorporation and the By-laws of the Corporation shall at all times contain provisions consistent with the provisions, purposes and intent of Sections 3 through 11, inclusive, and the other provisions of these Articles, and in the event of any conflict between the provisions of these Articles and such other instruments, the provisions of these Articles shall prevail.

Section  9        Conversion Right Generally.

                  9.1 Conversion Right. Unless previously redeemed in accordance with Section 6, each share of Series B Preferred Stock may be converted at the option of the holder thereof, in whole or in part, at any time into the number of fully paid and nonassessable shares of Common Stock equal to the Conversion Rate in effect at the time of conversion and in the manner and on the terms and conditions hereinafter provided in this Section 9 and Section 10. The Conversion Rate, the Conversion Price and the kind, number and amount of securities and other property deliverable upon conversion of any Series B Share shall be subject to adjustment from time to time as set forth in Section 10. In the event that cash, property or securities other than Common Stock shall be payable, deliverable or issuable upon conversion, then all references to Common Stock in this Section 9 and in Section 10 shall be deemed to apply, so far as appropriate and as nearly as may be, to such cash, property or other securities.

                  9.2      Mechanics of Conversion.

                  (a) Conversion Notice. In order to convert any Series B Share, the holder thereof shall deliver to the Corporation at its principal executive offices within the United States or at another office or agency designated by the Corporation pursuant to Section 10.14, the certificate(s) evidencing the Series B Share(s) to be converted, which certificate(s), if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form reasonably satisfactory to the Corporation), and shall give written notice to the Corporation at said office that such holder elects to convert all or a part of the Series B Share(s) represented by said certificate(s) in accordance with the terms of this Section 9, and shall state in writing therein the name or names and denomination or denominations in which such Holder wishes certificate(s) for Common Stock to be issued.

                  (b) Subscription. Subject to Section 9.2(d), every such notice of election to convert shall constitute a contract between the holder of such Series B Share(s) and the Corporation, whereby the holder of such Series B Share(s) shall be deemed to subscribe for the amount of Common Stock which such holder shall be entitled to receive upon conversion of the number of shares of Series B Preferred Stock to be converted, and, in satisfaction of such subscription, to deliver the shares of Series B Preferred Stock to be converted, and whereby the Corporation shall be deemed to agree that the surrender of the shares of Series B Preferred Stock to be converted shall constitute full payment of such subscription for such Common Stock to be issued upon such conversion.

                  (c) Issuance of Conversion Securities. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Series B Preferred Stock to be converted, accompanied by the written notice above prescribed, issue and deliver at such offices of the Corporation or at such other office or agency to the Person for whose account such Series B Preferred Stock was so surrendered, or to his nominee(s) or, subject to compliance with applicable law, transferee(s), a certificate or certificates for the number of whole shares of Common Stock to which such holder shall be entitled. Subject to Section 9.2(d), such conversion shall be deemed to have been made as of the date of such surrender of the Series B Preferred Stock to be converted, and the Person or Persons entitled to receive the Common Stock issuable upon conversion of such Series B Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date. Simultaneously with the delivery of such certificate(s) for such Common Stock, the Corporation also shall duly deliver to such holder all cash, other securities and other property, if any, to which he is entitled by virtue of the conversion of such Series B Preferred Stock. If fewer than all of the Series B Shares evidenced by any stock certificate delivered to the Corporation in connection with a conversion are to be converted, the Corporation shall also deliver to such holder, at the time of delivery of the certificate(s) representing such Common Stock, a new stock certificate, dated as of the Closing Date, evidencing the number of Series B Shares remaining unconverted and otherwise identical to the stock certificate for Series B Shares so delivered by such holder.

                  (d) Conversions Associated With Public Offerings. Notwithstanding the foregoing, if any notice of conversion given by any Holder states that such conversion is in connection with an offering of securities registered or to be registered pursuant to the Securities Act, then such conversion may, at the option of such Holder, be conditioned upon and deferred until the closing of the sale of such securities pursuant to such offering or another date designated by such Holder, in which event the Series B Share(s) covered by such notice shall not be deemed to have been converted until immediately prior to the closing of such sale or such other date (as the case may be) and the Corporation shall, unless otherwise instructed by such Holder, deliver the stock certificate(s) and any cash, securities or other property to which such Holder shall be entitled at such time or times as such Holder shall reasonably request.

                  9.3 Expenses and Taxes. The Corporation shall pay all expenses in connection with, and all stamp, transfer and other similar taxes and other governmental charges that may be imposed with respect to, the issue or delivery of the shares of Common Stock and cash, property or other securities which any Holder is entitled to receive upon conversion of any Series B Share(s). The Corporation shall not be required, however, to pay any stamp, stock transfer or other similar tax or other governmental charge required to be paid solely by virtue of any transfer involved in the issue of shares of Common Stock in any name other than that of the Holder of the Series B Share(s) converted at the order of such Holder, and if any such transfer is involved, the Corporation shall not be required to issue or deliver the shares of Common Stock as to which such tax or charge is applicable until such tax or other charge shall have been paid or it has been established to the Corporation's reasonable satisfaction that no such tax or other charge is due.

                  9.4 Fractional Shares of Common Stock. If the number of shares of Common Stock issuable on the conversion of Series B Share(s) is not a whole number, the Corporation shall not be required to issue any fraction of a share of Common Stock and such number of shares issuable shall be rounded up to the next highest whole number. If a certificate or certificates evidencing more than one Series B Share shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series B Shares so surrendered for conversion. Notwithstanding the provisions of this
Section 9.4, in computing adjustments to the Conversion Rate pursuant to Section 10, fractional shares of Common Stock shall be taken into account as provided in
Section 10.8(c) and any outstanding Series B Share may at any time represent the right to receive upon conversion less than one share of Common Stock or some other number of shares of Common Stock which is not a whole number.

                  9.5 Covenant to Reserve Shares for Issuance on Conversion. The Corporation shall at all times reserve and keep available out of the authorized but unissued shares of Common Stock, solely for the purpose of issuance upon conversion of Series B Shares, the full number of shares of Common Stock issuable if all outstanding Series B Shares were to be converted in full. All shares of Common Stock which shall be issuable upon conversion of any Series B Share shall be newly issued, duly authorized, validly issued, fully paid and nonassessable and without any personal liability attaching to the ownership thereof, and the issuance thereof shall not give rise or otherwise be subject to preemptive or similar purchase rights on the part of any Person or Persons, and the Corporation shall take any corporate and other actions that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable all shares of Common Stock and all shares of the Corporation's capital stock of any other class or series issuable upon conversion of the Series B Preferred Stock. The Corporation hereby authorizes and directs its current and future transfer agents, if any, for the Common Stock and for any shares of the Corporation's capital stock of any other class or series issuable upon the conversion of the Series B Preferred Stock at all times to reserve such number of authorized shares as shall be required for such purpose. The Corporation shall supply such transfer agents with duly executed stock certificates for such purposes.

                  9.6 Compliance with Governmental Requirements; Listing of Shares.

                  (a) General. If issuance of any Conversion Securities issuable upon conversion of any Series B Share(s) require, under any applicable federal, state, local or foreign law, rule or regulation or any applicable requirement of any national securities exchange or inter-dealer quotation system, any registration, qualification, listing or approval before such shares may be issued upon conversion, the Corporation shall in good faith, as promptly as practicable and at its expense, diligently endeavor to cause such shares to be duly registered, qualified, approved or listed, as the case may be, and the conversion of such Series B Share(s) shall be suspended for the period during which such registration, qualification, approval or listing is being diligently pursued or sought by the Corporation.

                  (b) Listing. During all periods during which shares of Common Stock or any other capital stock or securities of the same class, series or issue as are issuable upon conversion of any Series B Share are listed, qualified or otherwise eligible for trading or quotation on any national securities exchange or The Nasdaq Stock Market, the National Association of Securities Dealers, Inc. Automated Quotation System or any similar quotation system, the Corporation shall cause all shares of Common Stock, and all such other capital stock and securities, issuable upon conversion of such Series B Share to be listed, qualified or eligible for trading or quotation thereon upon issuance thereof.

                  (c) HSR Act, Etc. If any Holder's intended conversion of any Series B Shares would or might be subject to the HSR Act, the Corporation shall promptly comply with any applicable requirements under the HSR Act relating to filing and furnishing of information to the Federal Trade Commission and the Antitrust Division of the Department of Justice and shall cooperate, and cause all Persons which are part of the same "person" (as defined for purposes of the HSR Act) as the Corporation to cooperate and assist in such filing and compliance. If any Holder is advised by its legal counsel that its intended conversion of any Series B Share(s) would or might be subject to any other law, rule or regulation which requires any filing with or review or approval by any governmental authority or agency, the Corporation shall promptly comply with any requirements of such law, rule or regulation applicable to it and shall cooperate with such Holder in such Holder's efforts to comply with the requirements of such law, rule or regulation applicable to it on a timely basis.

                  (d) Expenses. Each of the Corporation and such Holder shall bear and pay any costs or expenses that it incurs in complying with this Section 9.6, except that each shall pay one half of any filing fee payable to the FTC or the Department of Justice pursuant to this Section 9.6 and the HSR Act.

Section 10.       Conversion Adjustments.

                  10.1 Adjustment Generally. The Conversion Price and the Conversion Rate shall be subject to adjustment from time to time as hereinafter set forth. Adjustments of the Conversion Price and the Conversion Rate shall be cumulative and shall be made successively on each and every occasion that any event requiring any such adjustment shall occur. The form of the stock certificate(s) evidencing the Series B Shares need not be changed because of any adjustment made pursuant hereto.

                  10.2 Stock Dividends, Subdivisions, Combinations and Recapitalizations. If the Corporation shall at any time (i) declare or pay a dividend or declare, pay or make any other distribution on the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock into a greater number of shares or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each and every such event the Conversion Price in effect immediately prior to (x) in the case of a dividend or distribution, the record date for the determination of stockholders entitled to receive such dividend or distribution (or, if no such record date is fixed, immediately prior to any other time as of which the stockholders entitled to participate in such dividend or distribution is determined) or (y) in the case of a subdivision, combination or reclassification, the effectiveness of such subdivision, combination or reclassification shall be adjusted to a price obtained by multiplying such Conversion Price by a fraction of which (1) the numerator shall be the number of shares of Common Stock outstanding immediately prior to such record date or effective time referred to in clause (x) or (y) of the immediately preceding sentence and (2) the denominator shall be the sum of such number of shares of Common Stock outstanding and the total number of shares of Common Stock constituting such dividend or distribution.

                  An adjustment made pursuant to this Section 10.2 shall become effective immediately after such record date (or other applicable date referred to in clause (x) of the immediately preceding sentence) in the case of a dividend or distribution, subject to Section 10.8(d), and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                  10.3     Certain Other Distributions.

                  (a) Adjustment Formula. Subject to Section 10.3(b) and Section 10.3(c), if the Corporation shall at any time declare or make any distribution, by dividend or otherwise, to all holders of outstanding shares of Common Stock of any cash or other assets or property of any nature whatsoever, any debt securities or other evidences of its indebtedness, any capital stock, any other securities of any nature whatsoever or any warrants, options or other Rights to subscribe for, purchase or otherwise acquire any assets, property, capital stock, debt or other securities or evidences of indebtedness (excluding dividends, distributions or issuances covered by Section 10.2, Rights covered by
Section 10.5 and Convertible Securities covered by Section 10.6), or shall take a record of such holders for the purpose of entitling them to receive such a distribution, then the Conversion Price shall be adjusted to equal the product of

                         (i) the Conversion Price determined as of immediately
prior to the applicable Adjustment Date determined pursuant to Section 10.3(d) multiplied by

                         (ii) a fraction, the numerator of which shall be the
excess of (x) the Current Market Price per share of the Outstanding Common Shares immediately before such Adjustment Date over (y) the amount allocable to one share of the Outstanding Common Shares as of such Adjustment Date of the sum of (A) any such cash so distributable and (B) the Fair Market Value (as determined as of such date in good faith by the Board) of any and all such evidences of indebtedness, shares of capital stock, debt securities, other securities, property, assets or Rights so distributable, and the denominator of which shall be such Current Market Price per share of the Outstanding Common Shares immediately before the Adjustment Date.

                  (b) When Adjustment Is Not to be Made. No adjustment pursuant to the provisions of Section 10.3(a) shall be made if such adjustment would result in a Conversion Price that is greater than the Conversion Price in effect prior to such adjustment. In addition, at the election of the Majority Holders made within 30 days of receipt of the notice with respect to such adjustment issued pursuant to Section 10.10, in lieu of the adjustment to the Conversion Price pursuant to the provisions of Section 10.3(a), but subject to Section 10.3(c), the Conversion Rate determined as of immediately prior to the effective date for such adjustment specified in the last sentence of this Section 10.3 shall be adjusted so that the Holder of any Series B Share thereafter surrendered for conversion shall be entitled to receive the kind and number or amount of shares of Common Stock (or other capital stock of the Corporation), other Conversion Securities and other property or assets which such Holder would have received (after giving effect to all adjustments required by this Section
10) had such Series B Share been converted immediately prior to

                         (i) the record date for the determination of the
stockholders entitled to receive such distribution, or

                         (ii) if no such record date is fixed, as of any other
time as of which the holders of Common Stock entitled to participate in such distribution was determined,

plus the kind and amount of cash, other assets or property, debt securities, other evidences of indebtedness, other securities or Rights which such Holder would have been entitled to receive by virtue of being the record holder, as of such record date or other time, of such kind and number or amount of shares of Common Stock or other Conversion Securities. For such purpose, it shall be assumed that such holder of Common Stock or other Conversion Securities failed to exercise rights of election, if any, as to the kind or amount of shares or stock, other securities or property receivable in such distribution, provided that if the kind or amount of shares of stock, other securities or property receivable in such distribution is not the same for each non-electing share, then the kind and amount of shares of stock, other securities or property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. If after an adjustment a Holder upon conversion of a Series B Share may receive shares of two or more classes of capital stock of the Company, the Board shall determine, in good faith, the allocation of the adjusted Conversion Price between the classes of capital stock. After such allocation, the conversion privilege and the Conversion Price shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 10.

                  (c) Special Rule for Distributions of Redeemable Stock. If by virtue of the applicability of Section 10.3(b) in any one or more events, the Conversion Securities issuable upon conversion of any Series B Share consist of or include any shares of Redeemable Stock and if the Corporation redeems all or any part of the outstanding shares of such Redeemable Stock prior to the date on which such Series B Share is converted, then upon conversion of such Series B Share the Holder thereof shall be entitled to receive, in lieu of such shares of Redeemable Stock or, in the event of such a partial redemption, a pro rata portion of such shares, the kind and amount of cash or other assets, securities or other property or consideration paid by the Corporation with respect to its redemption of an equal number of shares of such Redeemable Stock. If the consideration so paid upon the Corporation's redemption of any such Redeemable Stock consists of or includes any other class or series of Redeemable Stock which is also redeemed before conversion of any Series B Share, then the provisions of the first sentence of this Section 10.3(c) (and of this sentence) shall apply to successively to the shares of such other class or series of Redeemable Stock.

                  (d) Adjustment Date. The "Adjustment Date" for any distribution in respect of which an adjustment is required by this Section 10.3 shall be either (i) the date of taking of a record of holders of Common Stock for the purpose of entitling them to receive such distribution or, if no record is taken, at the date as of which the holders of Common Stock entitled to participate in such distribution were determined or (ii) the date of such distribution, whichever date yields the largest decrease in the Conversion Price or the largest increase in the Conversion Rate, as the case may be, in applying the formula contained in the first sentence of this Section 10.3.

                  (e) Adjustment Effective Date. An adjustment made pursuant to this Section 10.3 shall become effective, subject to Section 10.8(d), immediately after such record date or, if no such record date is fixed, immediately after the time as of which holders of Common Stock entitled to participate in such distribution were determined or, if no such time is fixed, as of the date of such distribution.

                  10.4     Issuance of Additional Shares of Common Stock.

                  (a) Adjustment Formula. Subject to Section 10.4(b), if at any time the Corporation shall issue, or pursuant to Section 10.5, Section 10.6,
Section 10.7 or Section 10.8 be deemed to issue, any Additional Shares of Common Stock in exchange for consideration in an amount, determined in accordance with
Section 10.8(a) and Section 10.8(e), per Additional Share of Common Stock less than the Reference Price as of the applicable time of determination specified in the last sentence of this Section 10.4(a), then the Conversion Price shall be adjusted to equal the product obtained by multiplying the Conversion Price in effect immediately prior to such time of determination by a fraction (i) the numerator of which shall be the number of Outstanding Common Shares immediately before such issuance or deemed issuance plus the number of shares which the aggregate amount of consideration, if any, received by the Corporation upon such issuance or deemed issuance of all the Additional Shares of Common Stock so issued or deemed to be issued would purchase at the Reference Price determined as of such time and (ii) the denominator of which shall be the number of Outstanding Common Shares immediately before such issuance or deemed issuance plus such number of Additional Shares of Common Stock so issued or deemed to be issued. The applicable time of determination shall be:

                         (i) if the event requiring the adjustment is the taking
of a record date for any dividend or distribution referred to in Section 10.5 or
Section 10.6, as of either the close of business on such record date or the date such dividend or distribution is paid, whichever produces the highest Reference Price, or

                         (ii) in the case of any other issuance or deemed
issuance, immediately prior to the time of such issuance or deemed issuance.

                  (b) When Adjustment is Not Required. The provisions of Section 10.4(a) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is made under Section 10.2 or Section 10.3. Subject to
Section 10.7, no adjustment of the Conversion Price shall be made under this
Section 10.4 upon the issuance of any Additional Shares of Common Stock which are or are deemed to be issued pursuant to (i) the exercise of any Existing Rights in accordance with the terms thereof in effect of the Closing Date or
(ii) the exercise of any other Rights or the exercise of any conversion or exchange rights in any other Convertible Securities if, in the case of any such Rights or Convertible Securities referred to in this clause (ii) any such adjustment shall previously have been made, or no such adjustment shall have been required to be made, upon the issuance of such Rights or upon the issuance of such Convertible Securities (or upon the issuance of any Rights therefor) pursuant to Section 10.5 or Section 10.6.

                  (c) Effective Date. Each adjustment pursuant to this Section
10.4 by reason of any issuance or deemed issuance of any Additional Shares of Common Stock shall be effective as of the date of such issuance or deemed issuance.

                  10.5     Issuance of Rights.

                  (a) Adjustment. If at any time the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution of, or shall in any manner (whether directly or indirectly by assumption in a consolidation or in a merger in which the Corporation is the surviving corporation or otherwise) issue to any Person or Persons, any Rights to subscribe for, purchase or otherwise acquire any Additional Shares of Common Stock or any Convertible Securities, in any case whether or not such Rights or the right to exchange or convert such Convertible Securities is immediately exercisable, and the consideration per share for which Common Stock is issuable upon the exercise of such Rights or upon conversion or exchange of such Convertible Securities, determined pursuant to Section 10.8(a) and Section 10.8(e), shall be less than the Reference Price determined as of the applicable time of determination specified in the last sentence of this Section 10.5(a), then the maximum number of shares of Common Stock issuable upon the exercise of such Rights or, in the case of Rights for Convertible Securities, upon the conversion or exchange of such Convertible Securities determined as of such applicable time shall be deemed to be Additional Shares of Common Stock issued as of such applicable time for such consideration per share and the Conversion Price shall be adjusted as provided in Section 10.4. The applicable time of determination shall be:

                         (i) if the event requiring the adjustment is the taking
of a record date for any dividend or distribution of Rights referred to in this
Section 10.5(a), as of either the close of business on such record date or the date such dividend or distribution is paid, whichever produces the highest Reference Price, or

                         (ii) in the case of any other issuance of Rights,
immediately prior to the time of such issuance.

                  (b) No Further Adjustment on Exercise. Subject to Section 10.7, no further adjustments of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such Rights or upon the actual issuance of such Common Stock upon such conversion or exchange of such Convertible Securities for which an adjustment pursuant to this Section 10.5 previously had been made or was not required to be made. Subject to Section 10.7, no adjustment under this Section
10.5 shall be required by reason of the grant of Employee Options that have an exercise price per share of Common Stock at least equal to the Current Market Price at the time of grant.

                  10.6     Issuance of Convertible Securities.

                  (a) Adjustment. If at any time the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution of, or shall in any manner (whether directly or indirectly by assumption in a consolidation or in a merger in which the Corporation is the surviving corporation or otherwise) issue to any Person or Persons, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the consideration per share for which Common Stock is issuable upon such conversion or exchange, determined pursuant to Section 10.8(a) and Section 10.8(e), shall be less than the Reference Price determined as of the applicable time of determination specified in the last sentence of this Section 10.6(a), then the maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities determined as of such time of determination shall be deemed to be Additional Shares of Common Stock issued as of such time of determination for such consideration per share and the Conversion Price shall be adjusted as provided in Section 10.4. If the terms of any Convertible Securities provide for any issuance of additional Convertible Securities (whether in payment of dividends or interest or otherwise), then each occasion on which any such additional Convertible Securities are issued shall be deemed a new issuance of Convertible Securities for which an adjustment pursuant to this Section 10.6 shall be made. The applicable time of determination shall be:

                         (i) if the event requiring the adjustment is the taking
of a record date for any dividend or distribution of Rights referred to in this
Section 10.6(a), as of either the close of business on such record date or the date such dividend or distribution is paid, whichever produces the highest Reference Price, or

                         (ii) in the case of any other issuance of Rights,
immediately prior to the time of such issuance.

                  (b) No Further Adjustment Upon Conversion. Subject to Section 10.7, no further adjustment of the Conversion Price shall be made under this
Section 10.6 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any Rights therefor if any such adjustment shall previously have been made upon the issuance of such Rights pursuant to Section
10.5. Subject to Section 10.7, no further adjustments of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of Convertible Securities for which an adjustment pursuant to this
Section 10.6 previously had been made or was not required.

                  10.7     Superseding Adjustment.

                  (a) Readjustment if Adjustment Previously Made. If, at any time after any adjustment of the Conversion Price shall have been made pursuant to Section 10.5 or Section 10.6 in respect of any Rights or any Convertible
Securities:

                         (i) the consideration paid or payable to the
Corporation, or the number of shares of Common Stock issued or issuable, upon the exercise, conversion or exchange of the Rights or Convertible Securities in respect of which such adjustment was made is increased or decreased by virtue of provisions contained therein for an automatic increase or decrease (as the case may be) upon the occurrence of a specified date or event, any amendment or modification of or departure from the terms thereof previously in effect or otherwise (other than under or by reason of an event resulting in a change pursuant to the provisions set forth in the documents governing such Rights or Convertible Securities designed to protect against dilution, which event also results in an adjustment pursuant to this Section 10), the adjustments to the Conversion Price computed upon the original grant, issuance or sale thereof or upon the taking of a record date with respect thereto (as the case may be), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be readjusted to the Conversion Price which would then be in effect had such adjustment originally been made on the basis that such increased or decreased consideration paid or payable or such increased or decreased number of shares of Common Stock issued or issuable was the consideration paid or payable or the number of shares issued or issuable in respect of such Rights or Convertible Securities which are actually outstanding immediately prior to the effective time of such increase or decrease (but no such readjustment shall be made with respect to any Rights or Convertible Securities which for any reason no longer are outstanding as of such time); or

                         (ii) any Rights or any rights of conversion or exchange
under Convertible Securities in respect of which such adjustment was made shall expire without having been fully exercised, the adjustments to the Conversion Price computed upon the original grant, issuance or sale thereof or upon the taking of a record date with respect thereto (as the case may be), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                              (1) in the case of such Rights or Convertible
Securities, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Rights or the conversion or exchange of such Convertible Securities and the consideration received for such Additional Shares of Common Stock was, in the case of Rights, the consideration actually received by the Corporation for the grant, issuance or sale of all such Rights, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or, in the case of Convertible Securities, the consideration actually received by the Corporation for the issuance or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                              (2) in the case of any such Rights exercisable for
Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise thereof were issued at the time of grant, issuance or sale of such Rights, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the grant, issuance or sale of all such Rights, whether or not exercised, plus the additional consideration, if any, actually received by the Corporation upon the issuance or sale of the Convertible Securities with respect to which such Rights were actually exercised.

                  (b) When Readjustment is Not to be Made. No readjustment pursuant to this Section 10.7 shall have the effect of (i) decreasing the number of shares of Common Stock or the amounts of other Conversion Securities, cash or other property into which any Series B Share is convertible below the number of such shares and the amounts of such other Conversion Securities, cash and property into which such Series B Share would have been convertible if the original adjustment had not been made but all subsequent adjustments, if any, required by this Section 10 had been made or (ii) requiring any surrender, return or redelivery of any shares of Common Stock, other Conversion Securities, cash or other property delivered upon any conversion of any Series B Share prior to the time such readjustment is made, requiring that the converting Holder or any subsequent holder of any such shares of Common Stock, Conversion Securities or other property make any payment to the Corporation or otherwise affecting such shares of Common Stock, other Conversion Securities or other property or the rights or obligations of the converting Holder or any such subsequent holder with respect thereto. From and after any adjustment or adjustments provided for in this Section 10.7, the Conversion Price shall continue to be subject to further adjustment as provided in this Section 10.

                  (c) Adjustment When No Adjustment Was Previously Made. If, at any time after any grant, sale or other issuance of any Rights or Convertible Securities for which an adjustment of the Conversion Price shall not have been required to be made pursuant to the provisions of Section 10.5 or Section 10.6 (as the case may be), the consideration paid or payable to the Corporation upon the exercise of such Rights or Convertible Securities is decreased, or the number of shares of Common Stock issued or issuable upon the exercise of such Rights or Convertible Securities is increased, in either case by virtue of provisions contained therein for an automatic decrease or increase (as the case may be) upon the occurrence of a specified date or event, any amendment or modification of or departure from the terms thereof previously in effect or otherwise (other than under or by reason of an event resulting in a change pursuant to the provisions set forth in the documents governing such Rights or Convertible Securities designed to protect against dilution, which event also results in an adjustment pursuant to this Section 10), then such event shall, for purposes of Section 10.5 (in the case of such Rights) or Section 10.6 (in the case of such Convertible Securities) be deemed to be a new issuance, as of the date of the effectiveness of such decrease or increase (as the case may be) of Rights or Convertible Securities having terms reflecting such changes.

                  (d) Adjustment for Events Affecting Existing Rights. If the number of shares of Common Stock issued or issuable upon exercise of any Existing Right is increased as a direct or indirect result of any amendment or modification of or departure from the terms thereof previously in effect (other than as a result of the issuance of the Series B Shares, the conversion of the Series B Shares, the issuance of the Warrants or the exercise of the Warrants), then such increased number of shares of Common Stock issued or issuable upon exercise thereof shall be deemed to be Additional Shares of Common Stock issued as of the effective date of such increase for the additional consideration, if any, payable to acquire such increased number of shares upon exercise of such Existing Right, and the Conversion Price shall be adjusted as provided in
Section 10.4. If the consideration payable for shares of Common Stock issued or issuable upon exercise of any Existing Right is decreased as a direct or indirect result of any amendment or modification of or departure from the terms thereof previously in effect, then such event shall be deemed to be the issuance, as of the effective date of such decrease, of a number of Additional Shares of Common Stock equal to the excess of (i) the maximum number of shares of Common Stock issuable upon exercise of such Existing Right over (ii) the number of shares of Common Stock determined by dividing the total consideration, if any, that would be payable to the Corporation upon the exercise in full of such Existing Right after giving effect to such decrease by the amount of consideration per share of Common Stock issuable upon exercise of such Existing Right that would have been payable to the Corporation absent such decrease. The provisions of this Section 10.7(d) are in addition to (and not exclusive of) any other rights or remedies of such holders in the event that any such amendment, modification or departure occurs without any required approval of the holders of Series B Shares.

                  10.8 Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments provided for in this
Section 10:

                  (a)  Computation of Consideration.

                  Subject to Section 10.8(e) and the last sentence of this
Section 10.8(a):

                  (i) To the extent that any Additional Shares of Common Stock, any Convertible Securities or any Rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued or deemed to be issued for cash consideration, the consideration received or deemed to be received by the Corporation therefor shall be the net amount of the cash received or deemed to be received by the Corporation therefor (in any such case subtracting any amounts received in respect of accrued interest, accrued dividends or other similar amounts which the Corporation may be obligated to pay to the holders thereof in the future and any compensation, discounts or expenses paid or incurred by the Corporation in connection with the issuance thereof).

                  (ii) To the extent that such issuance or deemed issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the Fair Market Value of such consideration at the time of such issuance or deemed issuance as determined in good faith by the Board.

                  (iii) In case any Additional Shares of Common Stock, any Convertible Securities or any Rights to subscribe for, purchase or otherwise acquire Additional Shares of Common Stock or Convertible Securities shall be issued or deemed to be issued in connection with any merger, consolidation, share exchange or similar transaction, the amount of consideration therefor shall be deemed to be the Fair Market Value, as determined in good faith by the Board, of such portion of the assets and business of the nonsurviving corporation as the Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, or Rights, as the case may be.

                  (iv) In case any Additional Shares of Common Stock, any Convertible Securities or any Rights to subscribe for, purchase or otherwise acquire Additional Shares of Common Stock or Convertible Securities are issued or deemed to be issued in combination with each other or with any other securities or property in connection with any transaction in which the Corporation receives cash, securities, property or other consideration, or any combination of the foregoing, then the amount of consideration therefor shall be deemed to be such portion of the cash, securities, property and other consideration received by the Corporation as the Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities or Rights, as the case may be, with any noncash consideration being valued at its Fair Market Value as determined by the Board in good faith. The consideration for any Additional Shares of Common Stock issuable or deemed to be issuable pursuant to any Rights to subscribe for, purchase or otherwise acquire the same shall be the consideration received or deemed to be received by the Corporation for issuing such Rights plus the minimum additional consideration, if any, paid or payable to the Corporation upon the exercise or deemed exercise of such Rights.

                  (v) The consideration for any Additional Shares of Common Stock issued or issuable pursuant to the terms of any Convertible Securities covered by any Rights to subscribe for, purchase or otherwise acquire such Convertible Securities shall be the consideration received or deemed to be received by the Corporation for issuing such Rights, plus the minimum additional consideration, if any, paid or payable to the Corporation in respect of the subscription for, purchase or other acquisition of such Convertible Securities, plus the minimum additional consideration, if any, paid or payable to the Corporation upon the exercise or deemed exercise of the right of conversion or exchange in such Convertible Securities.

                  (vi) The consideration for any Additional Shares of Common Stock issuable or deemed to be issuable pursuant to the terms of any Convertible Securities, other than any covered by any Rights to subscribe for, purchase or acquire the same, shall be the consideration received or deemed to be received by the Corporation for issuing such Convertible Securities plus the minimum additional consideration, if any, paid or payable to the Corporation upon the exercise of the right of conversion or exchange in such Convertible Securities.

                  (vii) For all purposes of this Section 10, all Rights or Convertible Securities issued or deemed to be issued to directors, officers, employees or consultants of the Corporation or any Subsidiary shall be deemed to be issued for no consideration except to the extent the Corporation receives in exchange for the issuance thereof consideration other than services rendered or to be rendered.

                  (b) When Adjustments to Be Made. The adjustments required by this Section 10 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock into which a Series B Share is convertible that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock) up to, but not beyond the date of conversion if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock into which a Series B Share is convertible immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 10 and not previously made by virtue of this Section 10.8(b), would result in a minimum adjustment or on the date of conversion or, if earlier, upon conversion. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (c) Fractional Interests. In computing adjustments under this
Section 10, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

                  (d) Delivery of Due Bills. If, after the taking of any record of the holders of any class or series of capital stock of the Corporation for the purpose of entitling them to receive a dividend or distribution for or in connection with any other event which an adjustment pursuant to this Section 10 is required, but prior to the occurrence of the event for which such record is taken, any Series B Share is converted, the Corporation shall deliver to the converting Holder a due bill or other appropriate instrument evidencing such Holder's right to receive the additional shares of Common Stock, other securities, cash and other property receivable upon conversion by reason of an adjustment pursuant to this Section 10 that would have been required by reason of such dividend, distribution or other event if the Series B Shares had continued to be outstanding immediately after the occurrence of the event requiring such adjustment.

                  (e) Certain Determinations. Any determination of the Current Market Price of any share of Common Stock or the Fair Market Value of any other security, asset, property or consideration which may be required to be made by the Board pursuant to or in connection with the application of any provision of these Articles may be disputed in good faith by the Holders and any such dispute shall be resolved by an independent investment banking firm of recognized national standing jointly selected by the Holders and the Corporation (and whose fees and expenses shall be paid by the Corporation), whose decision with respect to such dispute shall be final and conclusive and binding on the Corporation and all holders of Series B Shares. Any determination by the Board pursuant to
Section 10.9(b) or Section 10.16 may be disputed in good faith by the Holders, and any such dispute shall be resolved in accordance with Section 10.15.

                  (f) Other Action Affecting Common Stock. In case at any time or from time to time the Corporation shall take any action in respect of its Common Stock which is not one described in any other provision of Section 10 as requiring an adjustment, then, unless such action will not have an adverse effect upon the rights and intended benefits of the holders of Series B Shares, the number of shares of Common Stock and the kind and amount of other securities and property into which each Series B Share is convertible shall be increased in such manner as may be equitable in the circumstances.

                  10.9     Multiple Classes of Common Stock.

                  (a) Election Right. If, at any time while any Series B Shares are outstanding, the Corporation's authorized capital stock shall include two or more classes or series of Common Stock, then each Holder shall have the right, upon each conversion of any of such Holder's Series B Share(s), to elect to receive such number of shares of each such class or series as such Holder desires, provided that the total number of shares of all classes and series selected by such Holder shall not exceed the aggregate number of shares of Common Stock issuable upon conversion of such Series B Share(s).

                  (b) Adjustment Rights Apply. If, as a result of any adjustment made pursuant to Section 10, by virtue of the existence of Section 10.9(a), as a result of any event referred to in Section 10.16, or otherwise, the Holder of a Series B Share would, upon conversion thereof, become the holder of more than one class or series of capital stock of the Corporation, then the Conversion Rate and the Conversion Price shall be subject to adjustment in respect of each such class and series of capital stock in a manner and on terms as nearly as equivalent as practicable to all the provisions set forth in this Section 10, which manner and terms shall be determined by the Board promptly after each such adjustment, each such action by the Corporation and each other event which has or might have such result. Promptly after the Board makes any such determination, the Corporation shall deliver to each Holder a written notice which shall describe in reasonable detail the manner and terms so determined.

                  10.10    Notices to Holders.

                  (a) Notice of Adjustments. Whenever the Conversion Price or the Conversion Rate shall be adjusted pursuant to Section 10, the Corporation at its expense shall forthwith prepare a certificate to be executed by the chief financial officer of the Corporation setting forth, in reasonable detail, the event requiring the adjustment, the nature and amount of such adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination required by any provision of
Section 10), the date as of which such adjustment was or will be effective as provided herein, the Conversion Price and the Conversion Rate immediately prior to such event and the Conversion Price and the Conversion Rate immediately after such adjustment and all other relevant information. The Corporation shall promptly cause to be delivered to each Holder a signed copy of such certificate. The Corporation shall, upon the written request at any time of any Holder, furnish or cause to be furnished to such Holder a like certificate setting forth the Conversion Price and the Conversion Rate at the time in effect and showing how such Conversion Price and Conversion Rate were calculated.

                  (b)  Notice of Corporate Action.  If at any time:

                           (i) the Corporation shall take a record of the
holders of any class, series or issue of its capital stock or other securities for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any evidences of its indebtedness, any shares of capital stock of any class or series, any cash or any other securities or property, or to receive any other right, interest or benefit, or

                           (ii) there shall be any capital reorganization of the
Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any consolidation or merger or binding share exchange of the Corporation with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Corporation to, another Person or any other event referred to in Section 10.16 or within the definition of the term "Sale of the Company" shall occur or be proposed, or

                           (iii) there shall be any tender offer or exchange
offer for Conversion Securities of any class, series or issue, or

                           (iv) there shall be a voluntary or involuntary
dissolution, liquidation or winding up of the Corporation,

then the Corporation shall (x) give to each Holder at least 20 days' prior written notice of the date on which a record date shall be fixed for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, (y) promptly after learning of any such tender or exchange offer, deliver to each Holder notice thereof, a copy of all written offering material which the Corporation possesses or reasonably can obtain or if no such materials exist or are possessed or can reasonably be obtained by the Corporation, a written summary of all material terms and conditions of and other material facts relating thereto known to the Corporation and (z) give each Holder at least 20 days' prior written notice of the scheduled, planned or anticipated date when any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation, winding up or other event shall take place. Such notice in accordance with clause (x) of the immediately preceding sentence also shall specify (i) the date on which any such record is to be taken for the purpose of the event covered by the notice or any related event, and
(ii) the date on which such event or related event is to take place and, if applicable, the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable as a result of such event or related event.

                  (c) Notices To Stockholders. In addition to the foregoing, each Holder shall be given the same notices of corporate action or proposed corporate action as any holder of Common Stock.

                  10.11 No Impairment. The Corporation shall not by or through amending its Articles of Incorporation, any reorganization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of these Articles, but will at all times in good faith carry out and assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights and intended benefits of the holders of the Series B Shares against impairment. Without limiting the generality of the foregoing, the Corporation
(i) will not directly or indirectly increase the par value of any shares of Common Stock or other capital stock receivable upon the conversion of any Series B Share above the Conversion Price immediately prior to such increase in par value, (ii) will not take any action that results in any adjustment to the Conversion Rate pursuant to Section 10 if after such adjustment the total number of shares of Common Stock or shares of any other class or series of Conversion Stock issuable upon the conversion of all of the outstanding Series B Shares would exceed the total number of shares of Common Stock or such other Conversion Stock, respectively, then authorized by the Corporation's Articles of Incorporation and available and reserved for the purpose of issuance upon such conversion, (iii) will not enter into any transaction or take any action which, by reason of any resulting adjustment hereunder, would cause the Conversion Price to be less than the par value per share of Common Stock and (iv) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue shares of each class and series of Conversion Stock and other Conversion Securities upon the conversion of any Series B Share which in each case are fully paid, non-assessable and without personal liability attaching to the ownership thereof and not subject to preemptive and similar purchase rights. Upon the request of any Holder, at any time, the Corporation will acknowledge in writing, in form satisfactory to such Holder, the continuing validity of each certificate for any Series B Share(s) then held by such Holder and the obligations of the Corporation with respect thereto and thereunder.

                  10.12 Taking of Record; Stock Transfer Books. In the case of all dividends or other distributions by the Corporation to the holders of its Common Stock with respect to which any provision of Section 10 refers to the taking of a record of such holders, in each such case the Corporation will not declare, pay or make any such dividend or distribution unless it shall take such a record and the Corporation shall take each such record as of the close of business on a Business Day. The Corporation shall not be required to convert any shares of Series B Preferred Stock, and no surrender of Series B Preferred Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any proper purpose; but the surrender of Series B Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Series B Preferred Stock was surrendered for conversion. The Corporation will not at any time voluntarily close its stock transfer books so as to result in preventing or delaying the conversion or transfer of any Series B Share.

                  10.13 Each Holder May Enforce Rights. Notwithstanding any of the provisions hereof, any Holder, without the consent of any other Holder, or any holder of any Conversion Securities may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation suitable to enforce, or otherwise in respect of, his rights with respect to his Series B Shares or Conversion Securities.

                  10.14 Office of the Corporation. As long as any of the Series B Shares are outstanding, the Corporation shall maintain one or more offices or agencies where the Series B Shares may be presented for conversion and Series B Shares and Conversion Securities may be presented for registration of transfer, division or combination. Series B Shares and Conversion Securities may, in any event, be presented for such purposes at the principal executive offices of the Corporation in the United States.

                  10.15    Resolution of Certain Disputes.

                  (a) Consultation. If there shall arise any dispute between the Corporation and the Majority Holders concerning the interpretation, application or operation of the adjustment provisions of Section 10 (other than any such dispute referred to in the first sentence of Section 10.8(e), which shall be resolved as stated therein), the Corporation and the Majority Holders will promptly attempt to settle such dispute through consultation and negotiation in good faith and in a spirit of mutual cooperation. If agreement is reached concerning the resolution of such dispute, then such agreement shall be final, conclusive and binding on the Corporation and all holders of Series B Shares.

                  (b) Arbitration. If, on or before the thirtieth day after written notice of such dispute is given by the Corporation to the holders of the Series B Shares or the Majority Holders to the Corporation, such dispute has not been resolved by the agreement of the Corporation and the Majority Holders, such dispute shall be settled by an expedited arbitration proceeding conducted in accordance with the then current Commercial Arbitration rules of the American Arbitration Association in New York, New York by a single arbitrator who satisfies the requirements of Section 10.15(e) and who is mutually acceptable to the Corporation and the Majority Holders or, in the event such Persons fail to agree upon such arbitrator within ten Business Days after such written notice of dispute is given, an arbitrator who satisfies such requirements appointed by the American Arbitration Association upon application of either the Corporation or the Majority Holders. Neither the Corporation nor the Majority Holders shall unreasonably withhold its approval of the selection of an arbitrator satisfying the requirements of Section 10.15(e).

                  (c) Certain Provisions Applicable to Arbitration. The Corporation and the Majority Holders shall provide such arbitrator with such information as may be reasonably requested in connection with the arbitration of such dispute and shall otherwise cooperate with each other and such arbitrator in good faith and with the goal of resolving such dispute as promptly as reasonably practicable. The arbitrator shall not have authority to award damages, but shall have only the authority to determine disputes regarding the matters set forth in the first sentence of Section 10.15(a). Subject to the immediately preceding sentence and to Section 10.15(f), the arbitrator's decision based on written conclusions of law and fact with respect to the dispute referred to such arbitration shall be final and binding and may be entered in any court with jurisdiction, and the Corporation and the holders of the Series B Shares shall abide by such decision. Each party shall bear its own costs and expenses, including attorney's fees, incurred in connection with any arbitration proceeding, except that the Corporation and the holders of the Series B Shares (as a group) each shall pay one-half of all fees, costs and disbursements of the arbitrator and of or charged by the American Arbitration Association.

                  (d) Other Remedies. The provisions of this Section 10.15 shall not in any way limit or otherwise affect (i) the right of any Holder to seek, with regard to the matter in dispute, specific performance or other injunctive relief in any court of competent jurisdiction or (ii) the rights or remedies of any Holder with respect to any claim, controversy or dispute not submitted to and decided by an arbitrator pursuant to this Section 10.15.

                  (e) Arbitrators. Each arbitrator appointed pursuant to Section 10.15(a) shall be an attorney who practices law in New York City, who has substantial experience in sophisticated corporate and securities transactions generally and in negotiating and drafting "antidilution" provisions of warrants and convertible securities in particular and who has not, and who is not a member or employee of any firm which has, rendered legal services to any of the parties to the dispute or any of their respective Affiliates within the preceding two years and who has no interest (other than the receipt of customary fees for his services as an arbitrator) in the matter in dispute.

                  (f) Other Rights Unaffected. Nothing contained in this Section
10.15 or any other provision hereof is intended to or shall preclude any holder of any Series B Share or Conversion Securities from exercising or pursuing or otherwise limiting or affecting the rights or remedies which such holder may have pursuant to the Purchase Agreement, at law, in equity or otherwise by reason of any matter which is the subject of or basis for any dispute referred to in Section 10.15(a) (or any other matter), and the dispute resolution mechanisms provided for in this Section 10.15 are intended solely as a means of resolving bona fide disputes concerning the interpretation, application or operation of the adjustment provisions of Section 10 (other than any such dispute referred to in the first sentence of Section 10.8(e), which shall be resolved as stated therein) or bona fide disputes which the last sentence of
Section 10.8(e) provides will be resolved pursuant to this Section 10.15, and not for the purpose of determining the rights of holders of Series B Shares or Conversion Securities or the liabilities or obligations of the Corporation, for the purpose of resolving or settling any claim by any such holder of any breach or inaccuracy of any representation or warranty of, or any breach or failure to perform any covenant, agreement or obligation, of the Corporation contained herein or in the Purchase Agreement or any other Transaction Document (as defined in the Purchase Agreement) or any other purpose. Without limiting the generality of the immediately preceding sentence, no decision of any arbitrator appointed pursuant to this Section 10.15 shall have or be given any res judicata or similar effect in any action, suit or proceeding in which any claim by any holder of any Series B Share or Conversion Securities of any breach or inaccuracy of any representation or warranty of, or any breach or failure to perform any covenant, agreement or obligation, of the Corporation contained herein or in the Purchase Agreement or any other agreement or instrument is to be adjudicated.

                  10.16 Reclassification, Consolidation, Merger or Sale, Conveyance or Lease or Assets.

                  (a) Adjustments. Unless, as a result of such event, the Series B Shares are redeemed in accordance with Section 6.2 by reason of the election of the Majority Holders in accordance with such Section, if any of the following shall occur while any Series B Shares are outstanding:

                           (i) any consolidation, merger, binding share exchange
or reorganization to which the Corporation is party (other than a consolidation, merger, share exchange or reorganization in which the Corporation is the continuing corporation and which does not result in any reclassification of or change in the outstanding shares of Conversion Securities of any class or series issuable upon conversion of the Series B Preferred Stock); or

                           (ii) any sale, conveyance, transfer or lease to
another Entity of the properties and assets of the Corporation as an entirety or substantially as an entirety,

then the Corporation or the successor or acquiring Entity, as the case may be, shall thereupon make appropriate provision, reasonably satisfactory to the Majority Holders, so that the holders of the Series B Shares then outstanding shall have the right at any time thereafter, upon conversion of the Series B Shares, to receive the kind and amount of shares of common stock of such successor or acquiring Entity, other capital stock or equity interests, other securities and property receivable or purchasable (as the case may be) upon such reclassification, change, consolidation, merger, sale, conveyance, transfer or lease as would be received by a holder of the number of shares of Common Stock, the number of shares of each other class or series of Conversion Stock and the kind and amount of all other Conversion Securities issuable upon conversion of such Series B Shares immediately prior to such consolidation, merger, sale, conveyance, transfer or lease (after giving effect to all adjustments required by this Section 10). If the holders of the Common Stock, any other shares of Conversion Stock or any other Conversion Securities of any class or series have rights of election as to the kind or amount of capital stock or other equity interests, other securities or other property receivable upon consummation of any such transaction, then the same right of election shall be given to the holders of the Series B Preferred Stock. For purposes of this Section 10.16, "common stock of the successor or acquiring Entity" shall include capital stock (or other equity interests if such Entity is not a corporation) of such Entity of any class which is not preferred as to dividends or assets on liquidation over any other class or series of stock of such corporation (or other equity interests of a non-corporate Entity) and which is not subject to redemption and shall also include any evidences of indebtedness, shares of capital stock, equity interests or other securities which are convertible into or exchangeable for any such capital stock (or other equity interests), either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such capital stock (or other equity interests).

                  (b) Express Assumption by Successor or Acquiring Corporation. In case of any such merger, consolidation, share exchange, reorganization, or disposition of assets, the successor or acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition of these Articles to be performed and observed by the Corporation and all the obligations and liabilities thereunder or otherwise with respect thereto, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board) in order to provide for adjustments of shares of the capital stock, other securities or other property into which Series B Shares are convertible which shall be as nearly equivalent as practicable to the adjustments provided for in Section 10. Promptly after the Board makes any such determination, the Corporation shall deliver to each Holder a written notice which shall describe in reasonable detail the manner and terms so determined.

                  (c) Provisions Apply Successively. The foregoing provisions of this Section 10.16 shall similarly apply to successive reorganizations, mergers, consolidations or disposition of assets.

Section 11. Voting Rights. (a) The Series B Shares shall not carry voting rights except as provided in these Articles and except for any voting rights to which the holders thereof may be or become entitled under the Business Corporation Act of the State of Colorado as in effect from time to time (or any successor statutory provisions) or other applicable law. The foregoing shall not prevent the Corporation from granting, by contract or otherwise, to any holder or holders of any Series B Shares any consent or approval, veto or similar rights of any nature whatsoever. So long as any shares of the Series B Preferred Stock are outstanding, each share of Series B Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock, and the shares of Series B Preferred Stock shall vote together with shares of Common Stock as a single class. With respect to any such vote, each share of Series B Preferred Stock shall entitle its holder to a number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred Stock is convertible at the time of the record date with respect to such vote (assuming all conditions precedent to such conversion have been satisfied and that such conversion had occurred as of the record date for such vote).

                  (b) If on any date (i) the Corporation shall have failed to satisfy its obligation to redeem shares of Series B Preferred Stock pursuant to the terms of these Articles or (ii) any default or event of default has occurred and is continuing under any Indebtedness of the Corporation or any of its Subsidiaries, the outstanding principal amount of which is in excess of $5,000,000, and as a result of such default or event of default the holders thereof have accelerated or have the right to accelerate the maturity thereof, and such default, event of default or event is not cured or waived within 30 days after the Majority Holders shall have furnished to the Corporation notice of their intention to exercise the rights set forth in this Section 11(b), then the number of members constituting the Board shall be increased to eleven (as provided in the resolution adopted by the Board on April [__], 2000) so as to enable the holders of the Series B Preferred Stock to designate a majority of the Board of Directors (including the Series B Directors), and the Holders, voting together as a separate class, shall have, in addition to the other voting rights set forth herein, the exclusive right to elect that number of directors (such additional directors, the "Majority Directors") of the Corporation necessary to fill such newly-created directorships. Majority Directors shall continue as directors and such additional voting right shall continue until such time as such failure, default, event of default or event is cured, at which time such Majority Directors (other than the Series B Directors) shall cease to be directors and such additional voting rights of the Series B Preferred Stock shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above.

                  (c) The foregoing rights of holders of shares of Series B Preferred Stock to take any action as provided in this Section 11 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action. So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chairman of the Board may call, and upon the written request of holders of record of 25% of the outstanding shares of Series B Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held as soon as reasonably practicable after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws for the holding of meetings of stockholders.

                  (d) Each director elected pursuant to subsection (b) hereof shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify, unless the director's term of office shall have terminated pursuant to the provisions of subsection (b) hereof, as the case may be. In case any vacancy shall occur among the directors elected pursuant to subsection (b) hereof, such vacancy shall be filled for the unexpired portion of the term by vote of the remaining director or directors theretofore elected pursuant to the same subsection (or such director's or directors' successor in office), if any. If any such vacancy is not so filled within 20 days after the creation thereof or if all of the directors so elected shall cease to serve as directors before their term shall expire, the holders of the shares of Series B Preferred Stock then outstanding and entitled to vote for such director pursuant to the provisions of subsection (b) hereof, as the case may be, may elect successors to hold office for the unexpired terms of any vacant directorships, by written consent as provided herein, or at a special meeting of such holders called as provided herein. The holders of a majority of the shares entitled to vote for directors pursuant to subsection (b) hereof, as the case may be, shall have the right to remove with or without cause at any time and replace any directors such holders have elected pursuant to such section, by written consent as herein provided, or at a special meeting of such holders called as provided herein.

                  (d) For so long as TPG is the Beneficial Owner of at least forty percent (40%) of the Originally Issued Shares, without the consent of the Majority Holders:

                           (i) the Corporation shall not amend, alter, repeal or
waive (whether by amendment, merger, consolidation or otherwise) any of the provisions of its Amended and Restated Articles of Incorporation, these Series B Articles of Amendment or its By-laws, or any resolution of the Board or any other instrument establishing and designating any capital stock of the Corporation and determining the relative rights, privileges, powers or preferences thereof;

                           (ii) the Corporation shall not, and shall cause each
Subsidiary not to, (A) authorize, create or designate any new class or series of capital stock, or (B) issue or sell any shares of capital stock or derivative securities, except as already authorized, or (C) combine, subdivide or recapitalize the Series B Preferred Stock;

                           (iii) the Corporation shall not, and shall cause each
Subsidiary not to, engage or participate in, or agree to engage or participate in, a Sale of the Company, except in the event that such Sale of the Company would result in Purchasers receiving at least the greater of (A) two times the Liquidation Price, and (B) a thirty percent (30%) Rate of Return on the per share purchase price of $1,000 for each Series B Share paid pursuant to the Purchase Agreement, in which case the consent of the Majority Holders to such Sale of the Company shall not be required;

                           (iv) appoint or terminate the Chief Executive Officer
or any other member of senior management of the Company; or

                           (v) alter the number of directors comprising the
Board.

                  (e) The Corporation shall not enter into any agreement, amend or modify any existing agreement or obligation or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation's performance of its obligations hereunder.

                  (f) Solely for the purposes of this Section 11, the consent of the Majority Holders shall be deemed to have been given with respect to any matter if the Series B Directors shall have unanimously consented thereto.

Section 12. Headings. The headings of the various sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 13. Terms Generally. References herein to "these Articles" are to the Series B Articles of Amendment as the same may be amended from time to time in accordance with Section 19. The definitions of terms contained herein shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to these Articles in its entirety and not to any part hereof, unless the context shall otherwise require. All references herein to Sections shall be deemed references to Sections of these Articles, unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or to any statute or regulation or any specific section or other provision thereof are to it as amended and supplemented from time to time (and, in the case of a statute or regulation or specific section or other provision thereof, to any successor to such statute, regulation, section or other provision). Unless otherwise expressly provided herein or unless the context shall otherwise require, any provision of this Agreement using a defined term (such as "Subsidiary" or "Wholly Owned Subsidiary") which is based on a specified relationship between one Person and one or more other Persons shall, as of any time, refer to such Persons who have the specified relationship as of that particular time. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. Unless the context clearly indicates otherwise, "or" shall not be exclusive and means "and/or." When used with reference to any Right or Convertible Security, the term "exercise" means to exercise the right to subscribe for, purchase or otherwise acquire shares of Common Stock represented by such Right or the right to exchange or convert such Convertible Security for or into shares of Common Stock represented by such Convertible Security, and variants of such word (including "exercised" and "exercisable") shall have correlative meanings. Whenever used with respect to any Additional Share of Common Stock or any other share of Common Stock, the word "issue" includes any issuance, sale or other method of transfer or delivery of such share, whether such share is newly issued or is a treasury share and variants of such word (including "issued", "issuance" or "issuable") used with respect to any Additional Share of Common Stock or any other share of Common Stock shall have correlative meanings; therefore, any provision of these Articles which is stated to be applicable if the Corporation issues or shall issue any share is applicable both to a newly issued share and to a treasury share sold or otherwise transferred or delivered. The word "property" shall include assets or property of any kind, real, personal, tangible or intangible.

Section 14. Actions on Non-Business Days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, and may be taken or given on, the next Business Day.

Section 15. Severability. If any provision of these Articles shall be illegal, invalid or unenforceable by reason of any rule of law or public policy, that provision will be enforced to the maximum extent permissible so as to effect the intent thereof and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. In any such case, if requested by the Majority Holders, the Corporation will negotiate in good faith to amend these Articles to replace the illegal, invalid or unenforceable language with legal, valid and enforceable language which as closely as possible reflects such intent.

Section 16. Waivers. Any provision of these Articles that prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case with the consent of the Majority Holders, either in writing or by vote at a meeting called for such purpose at which the holders of Series B Preferred Stock shall vote as a separate class, unless a greater vote or consent is required under Colorado law, in which event such greater vote or consent requirement shall apply.

Section 17. Defects in Notices. No failure on the part of the Corporation to give any notice required by any provision of these Articles, nor any delay or defect in any such notice which is given or in the giving thereof, shall adversely affect the rights which the holders of the Series B Preferred Stock would have if such notice had been duly given on a timely basis, and such holders shall be entitled to exercise such rights from and at any time after they acquire actual knowledge of the matters required to be set forth in such notice.

Section 18. Specific Performance; Injunctive Relief. In addition to any other rights or remedies which may be available at law, in equity or by contract, any holder from time to time of shares of Series B Preferred Stock shall be entitled to obtain in any court of competent jurisdiction specific performance of, or an injunction or other order restraining any act or proposed act by the Corporation which would result in a violation of, any of the terms or provisions of these Articles.

Section 19. Amendment. The Series B Articles of Amendment may be amended from time to time by the Board with the affirmative vote at a meeting duly called and held or written consent of the Majority Holders, unless a greater vote or consent is required under Colorado law, in which event such greater vote or consent requirement shall apply. Unless otherwise required by mandatory provisions of applicable law, no vote or consent of the holders of any other class or series of the Corporation's stock shall be necessary.

Section 20. Decisions by Holders Generally. Unless otherwise expressly provided herein, all decisions and determinations required or permitted to be made hereunder by the holders collectively or as a class (including any decision as to whether to give any consent or approval) shall be made by the Majority Holders. To the maximum extent permitted by law, each Person who is or shall become a holder of any Series B Share waives all fiduciary duties to such Person, if any, that the Majority Holders or any other holder otherwise would or might have in its or their capacities as such.


Dated: April [ ], 2000


                                        CONVERGENT COMMUNICATIONS, INC.



                                        By:
                                            ---------------------------------
                                        Name:
                                        Title:

                                        By:
                                            ---------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT C

                          SERIES A WARRANT CERTIFICATE

                         CONVERGENT COMMUNICATIONS, INC.
                               (THE "CORPORATION")

                  NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SHARES THAT MAY BE PURCHASED UPON EXERCISE HEREOF ("WARRANT SECURITIES") (COLLECTIVELY, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR OTHER SECURITIES LAWS. THEY ARE `RESTRICTED SECURITIES' WITH THE MEANING OF SEC RULE 144. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE CORPORATION.

No. __________                                     ____ Warrants exercisable for
                                                   a total of ____ shares of
                                                   Common Stock

                  This Warrant Certificate certifies that _______________, or registered assigns, is the registered holder of _______ Warrants to acquire shares of common stock, no par value per share (the "Common Stock") of Convergent Communications, Inc., a Colorado corporation (the "Corporation"). Each Warrant initially entitles the holder to purchase from the Corporation at any time from the date hereof one fully paid and nonassessable share of Common Stock (a "Share," which may also include any other securities or property purchasable upon exercise of a Warrant, such adjustment and inclusion each as provided in the Warrant Agreement) at the initial exercise price (the "Warrant Price") of $20.00 upon surrender of this Warrant Certificate and payment of the Warrant Price at the office of the Corporation, subject to the conditions set forth herein and in the Warrant Agreement dated April [_], 2000 between the Corporation and each of the entities named on Exhibit A thereto (the "Warrant Agreement"). The Warrant Price shall be payable in cash, by bank wire transfer or by check payable to the Corporation in the lawful currency of the United States of America which as of the time of payment is legal tender for payment of public or private debts. Unless the holder of the Warrant Certificate is a Purchaser (as defined in the Warrant Agreement), payment of the Warrant Price made by check shall be by certified or official bank check. The Warrant Price and the number of Shares issuable upon exercise of Warrants (the "Exercise Rate") is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                  Reference is hereby made to the further provisions on the following pages of this Warrant Certificate which provisions shall for all purposes have the same effect as though fully set forth in this place.

                  This Warrant Certificate and the rights of the holder hereof shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the State of New York.

                  WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

Dated:                                CONVERGENT COMMUNICATIONS, INC.

                                           By
                                              -------------------------
                                              Name:
                                              Title:

Attest:
         By
            -----------------------
            Name:
            Title:



                         CONVERGENT COMMUNICATIONS, INC.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants each of which represents the right to acquire at any time on or prior to such date one share of Common Stock subject to adjustment as set forth in the Warrant Agreement. The Warrants are issued pursuant to a Warrant Agreement dated April [__], 2000 (the "Warrant Agreement"), duly executed and delivered by the Corporation to each of the entities named on Exhibit A thereto (each, a "Purchaser") which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Corporation, the Purchasers and the holders (the word "holders" or "holder" meaning the registered holders or registered holder of the Warrants).

                  Subject to the provisions of the Warrant Agreement, the holder of each Warrant shall have the right to exercise such Warrant, in whole or in part, at any time during the period stated in Section 3.1 of the Warrant Agreement. Warrants may be exercised by (i) surrendering at the principal executive offices within the United States or at another office or agency designated by the Corporation pursuant to Section 4.3 of the Warrant Agreement, this Warrant Certificate with the form of Election to Purchase set forth hereon duly completed and executed and (ii) paying in full the Warrant Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement.

                  Any holder of this Warrant Certificate may convert any Warrant represented hereby into shares of Common Stock, all in accordance with the provisions of the Warrant Agreement. This conversion right may be exercised in whole or in part and at any time and from time to time while any Warrant or any portion of any Warrant is outstanding. The conversion may be exercised by any holder of a Warrant in whole or in part upon delivery to the Corporation, at its principal executive offices within the United States or at another office or agency designated by the Corporation pursuant to Section 4.3 of the Warrant Agreement, of the Warrant Certificate(s) evidencing the Warrant(s) to be converted, together with the form of election to convert (the "Election to Convert") set forth hereon duly completed and signed by the holder of such Warrant(s) or such holder's duly authorized legal representative or attorney-in-fact.

                  If all of the items referred to in the last sentence of the preceding paragraph, or of the next-preceding paragraph, as applicable, are received by the Corporation at or prior to the close of business on a business day, the exercise of the Warrant to which such items relate will be effective as of the close of business on such business day. If all of such items are received after the close of business on a business day, the exercise of the Warrants to which such items relate will be effective the next business day.

                  As soon as practicable after the exercise of any Warrant or Warrants, any in any event within five business days thereafter, the Corporation shall issue or cause to be issued, to or upon the written order of the holder of this Warrant Certificate, a certificate or certificates evidencing the Warrant Securities to which such holder is entitled, in fully registered form, registered in such name or names as such holder may designate in the form of Election to Purchase, or Election to Convert, as applicable, set forth hereon. Such certificate or certificates evidencing Warrant Securities shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Warrant Securities as of the close of business on the effective date of the exercise of such Warrant or Warrants.

                  The Corporation will not be required to issue fractional Warrant Securities upon the exercise of Warrants, and such number of fractional Warrant Securities issuable shall be rounded up to the next highest whole number. If more than one Warrant shall be presented for exercise at the same time by the same holder, the number of full Warrant Securities that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Securities purchasable on the exercise of the Warrants so presented. Notwithstanding the foregoing, in computing adjustments to the Warrant Price in accordance with the provisions of the Warrant Agreement, fractional shares of Common Stock shall be taken into account and any outstanding Warrant may at any time represent the right to receive upon exercise less than one share of Common Stock or some other number of shares of Common Stock which is not a whole number.

                  Warrant Certificates, when surrendered at the principal executive office of the Corporation by the holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing a like number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement.

                  The term "business day" means any day other than a Saturday, Sunday or a day on which banking institutions in either New York, New York or the State in which the principal executive offices of the Corporation within the United States are located are authorized or obligated by law or executive order to close.

                  The terms of the Warrants include those stated in the Warrant Agreement. The terms of the Warrants are subject to all such terms, and Warrant holders are referred to the Warrant Agreement for a statement of those terms. In the event of any conflict or inconsistency between this Warrant Certificate and the Warrant Agreement, the Warrant Agreement shall prevail and govern.

                              ELECTION TO PURCHASE

           (To be executed upon exercise of purchase right in Warrant)

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _______ shares of Common Stock and herewith tenders in payment for such shares of Common Stock payment therefor in full, all in accordance with the terms of this Warrant Certificate. The undersigned requests that a certificate for such shares of Common Stock (and any other securities and property issuable upon such exercise) be issued and delivered as set forth below under the heading "Issue to." If said number of shares of Common Stock is less than all of the shares of Common Stock issuable as provided in this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the right to purchase the remaining balance of the shares of Common Stock be issued as provided in this Warrant Certificate and delivered as set forth below under "Deliver to."

Issue to:                                  Deliver to:


-----------------------------------        ------------------------------------
             (Name)                                       (Name)

-----------------------------------        ------------------------------------

-----------------------------------        ------------------------------------
   (Address, including zip code)               (Address, including zip code)


Dated:
       ----------------------

                                  Signature:
                                             ----------------------------

                                             ----------------------------

                                             ----------------------------

                                             ----------------------------

                                   ASSIGNMENT

        (To be executed only upon assignment of the Warrant Certificate)


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________ (name and address of assignee must be printed or typewritten) the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________ Attorney-in-fact, to transfer said Warrant Certificate on the books of the Corporation with full power of substitution in the premises.


Dated:
       ----------------------



                                  Signature:
                                             ----------------------------

                                             ----------------------------

                                             ----------------------------

                                             ----------------------------

                               ELECTION TO CONVERT

           (To be executed upon exercise conversion right in Warrant)

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to convert __ Warrants evidenced hereby into _______ shares of Common Stock and hereby requests such conversion, all in accordance with the terms of this Warrant Certificate. The undersigned requests that a certificate for such shares of Common Stock (and any other securities and property issuable upon such exercise) be issued and delivered as set forth below under the heading "Issue to." If said number of shares of Common Stock is less than all of the shares of Common Stock issuable upon conversion of Warrants as provided in this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the remaining balance of Warrants evidenced hereby, and unexercised as of the date hereof, be issued as provided in this Warrant Certificate and delivered as set forth below under "Deliver to."

Issue to:                                  Deliver to:


-----------------------------------        ------------------------------------
             (Name)                                       (Name)

-----------------------------------        ------------------------------------

-----------------------------------        ------------------------------------
   (Address, including zip code)               (Address, including zip code)


Dated:
       ----------------------

                                  Signature:
                                             ----------------------------

                                             ----------------------------

                                             ----------------------------

                                             ----------------------------

                                    EXHIBIT D


                          SERIES B WARRANT CERTIFICATE

                         CONVERGENT COMMUNICATIONS, INC.
                               (THE "CORPORATION")

                  NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SHARES THAT MAY BE PURCHASED UPON EXERCISE HEREOF ("WARRANT SECURITIES") (COLLECTIVELY, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR OTHER SECURITIES LAWS. THEY ARE `RESTRICTED SECURITIES' WITH THE MEANING OF SEC RULE 144. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE CORPORATION.

No. __________                                     ____ Warrants exercisable for
                                                   a total of ____ shares of
                                                   Common Stock

                  This Warrant Certificate certifies that _______________, or registered assigns, is the registered holder of _______ Warrants to acquire shares of common stock, no par value per share (the "Common Stock") of Convergent Communications, Inc., a Colorado corporation (the "Corporation"). Each Warrant initially entitles the holder to purchase from the Corporation at any time from the date hereof one fully paid and nonassessable share of Common Stock (a "Share," which may also include any other securities or property purchasable upon exercise of a Warrant, such adjustment and inclusion each as provided in the Warrant Agreement) at the initial exercise price (the "Warrant Price") of $25.00 upon surrender of this Warrant Certificate and payment of the Warrant Price at the office of the Corporation, subject to the conditions set forth herein and in the Warrant Agreement dated April [__], 2000 between the Corporation and each of the entities named on Exhibit A thereto (the "Warrant Agreement"). The Warrant Price shall be payable in cash, by bank wire transfer or by check payable to the Corporation in the lawful currency of the United States of America which as of the time of payment is legal tender for payment of public or private debts. Unless the holder of the Warrant Certificate is a Purchaser (as defined in the Warrant Agreement), payment of the Warrant Price made by check shall be by certified or official bank check. The Warrant Price and the number of Shares issuable upon exercise of Warrants (the "Exercise Rate") is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                  Reference is hereby made to the further provisions on the following pages of this Warrant Certificate which provisions shall for all purposes have the same effect as though fully set forth in this place.

                  This Warrant Certificate and the rights of the holder hereof shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the State of New York.

                  WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

Dated:                                CONVERGENT COMMUNICATIONS, INC.

                                           By
                                              -------------------------
                                              Name:
                                              Title:

Attest:
         By
            -----------------------
            Name:
            Title:


                        CONVERGENT COMMUNICATIONS, INC.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants each of which represents the right to acquire at any time on or prior to such date one share of Common Stock subject to adjustment as set forth in the Warrant Agreement. The Warrants are issued pursuant to a Warrant Agreement dated April [__], 2000 (the "Warrant Agreement"), duly executed and delivered by the Corporation to each of the entities named on Exhibit A thereto (each, a "Purchaser") which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Corporation, the Purchasers and the holders (the word "holders" or "holder" meaning the registered holders or registered holder of the Warrants).

                  Subject to the provisions of the Warrant Agreement, the holder of each Warrant shall have the right to exercise such Warrant, in whole or in part, at any time during the period stated in Section 3.1 of the Warrant Agreement. Warrants may be exercised by (i) surrendering at the principal executive offices within the United States or at another office or agency designated by the Corporation pursuant to Section 4.3 of the Warrant Agreement, this Warrant Certificate with the form of Election to Purchase set forth hereon duly completed and executed and (ii) paying in full the Warrant Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement.

                  Any holder of this Warrant Certificate may convert any Warrant represented hereby into shares of Common Stock, all in accordance with the provisions of the Warrant Agreement. This conversion right may be exercised in whole or in part and at any time and from time to time while any Warrant or any portion of any Warrant is outstanding. The conversion may be exercised by any holder of a Warrant in whole or in part upon delivery to the Corporation, at its principal executive offices within the United States or at another office or agency designated by the Corporation pursuant to Section 4.3 of the Warrant Agreement, of the Warrant Certificate(s) evidencing the Warrant(s) to be converted, together with the form of election to convert (the "Election to Convert") set forth hereon duly completed and signed by the holder of such Warrant(s) or such holder's duly authorized legal representative or attorney-in-fact.

                  If all of the items referred to in the last sentence of the preceding paragraph, or of the next-preceding paragraph, as applicable, are received by the Corporation at or prior to the close of business on a business day, the exercise of the Warrant to which such items relate will be effective as of the close of business on such business day. If all of such items are received after the close of business on a business day, the exercise of the Warrants to which such items relate will be effective the next business day.

                  As soon as practicable after the exercise of any Warrant or Warrants, any in any event within five business days thereafter, the Corporation shall issue or cause to be issued, to or upon the written order of the holder of this Warrant Certificate, a certificate or certificates evidencing the Warrant Securities to which such holder is entitled, in fully registered form, registered in such name or names as such holder may designate in the form of Election to Purchase, or Election to Convert, as applicable, set forth hereon. Such certificate or certificates evidencing Warrant Securities shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Warrant Securities as of the close of business on the effective date of the exercise of such Warrant or Warrants.

                  The Corporation will not be required to issue fractional Warrant Securities upon the exercise of Warrants, and such number of fractional Warrant Securities issuable shall be rounded up to the next highest whole number. If more than one Warrant shall be presented for exercise at the same time by the same holder, the number of full Warrant Securities that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Securities purchasable on the exercise of the Warrants so presented. Notwithstanding the foregoing, in computing adjustments to the Warrant Price in accordance with the provisions of the Warrant Agreement, fractional shares of Common Stock shall be taken into account and any outstanding Warrant may at any time represent the right to receive upon exercise less than one share of Common Stock or some other number of shares of Common Stock which is not a whole number.

                  Warrant Certificates, when surrendered at the principal executive office of the Corporation by the holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing a like number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement.

                  The term "business day" means any day other than a Saturday, Sunday or a day on which banking institutions in either New York, New York or the State in which the principal executive offices of the Corporation within the United States are located are authorized or obligated by law or executive order to close.

                  The terms of the Warrants include those stated in the Warrant Agreement. The terms of the Warrants are subject to all such terms, and Warrant holders are referred to the Warrant Agreement for a statement of those terms. In the event of any conflict or inconsistency between this Warrant Certificate and the Warrant Agreement, the Warrant Agreement shall prevail and govern.

                              ELECTION TO PURCHASE

           (To be executed upon exercise of purchase right in Warrant)

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _______ shares of Common Stock and herewith tenders in payment for such shares of Common Stock payment therefor in full, all in accordance with the terms of this Warrant Certificate. The undersigned requests that a certificate for such shares of Common Stock (and any other securities and property issuable upon such exercise) be issued and delivered as set forth below under the heading "Issue to." If said number of shares of Common Stock is less than all of the shares of Common Stock issuable as provided in this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the right to purchase the remaining balance of the shares of Common Stock be issued as provided in this Warrant Certificate and delivered as set forth below under "Deliver to."

Issue to:                                  Deliver to:


-----------------------------------        ------------------------------------
             (Name)                                       (Name)

-----------------------------------        ------------------------------------

-----------------------------------        ------------------------------------
   (Address, including zip code)               (Address, including zip code)


Dated:
       ----------------------

                                  Signature:
                                             ----------------------------

                                             ----------------------------

                                             ----------------------------

                                             ----------------------------

                                   ASSIGNMENT

        (To be executed only upon assignment of the Warrant Certificate)



                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________ (name and address of assignee must be printed or typewritten) the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________ Attorney-in-fact, to transfer said Warrant Certificate on the books of the Corporation with full power of substitution in the premises.


Dated:
       ----------------------

                                  Signature:
                                             ----------------------------

                                             ----------------------------

                                             ----------------------------

                                             ----------------------------

                               ELECTION TO CONVERT

           (To be executed upon exercise conversion right in Warrant)

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to convert __ Warrants evidenced hereby into _______ shares of Common Stock and hereby requests such conversion, all in accordance with the terms of this Warrant Certificate. The undersigned requests that a certificate for such shares of Common Stock (and any other securities and property issuable upon such exercise) be issued and delivered as set forth below under the heading "Issue to." If said number of shares of Common Stock is less than all of the shares of Common Stock issuable upon conversion of Warrants as provided in this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the remaining balance of Warrants evidenced hereby, and unexercised as of the date hereof, be issued as provided in this Warrant Certificate and delivered as set forth below under "Deliver to."

Issue to:                                  Deliver to:


-----------------------------------        ------------------------------------
             (Name)                                       (Name)

-----------------------------------        ------------------------------------

-----------------------------------        ------------------------------------
   (Address, including zip code)               (Address, including zip code)


Dated:
       ----------------------

                                  Signature:
                                             ----------------------------

                                             ----------------------------

                                             ----------------------------

                                             ----------------------------

                                    EXHIBIT E

                                WARRANT AGREEMENT

                  WARRANT AGREEMENT, dated April [ ], 2000, between Convergent Communications, Inc., a Colorado corporation (the "Corporation"), and each of the entities named on Exhibit A hereto (each, a "Purchaser" and collectively, the "Purchasers").

         The Corporation and the Purchasers have entered into a certain Securities Purchase Agreement, dated as of April 4, 2000, pursuant to which each Purchaser is purchasing from the Corporation certain warrants issued by the Corporation in two series, the Series A Warrants and the Series B Warrants, that are convertible into or exercisable for shares of the Corporation's common stock. The Corporation and the Purchasers intend for this document to set forth the terms of such warrants.

         In consideration of the premises and the covenants and agreement herein contained, in order to induce the Purchasers to enter into such Securities Purchase Agreement and consummate the transactions contemplated thereby and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 As used in this Agreement, the following terms have the meanings indicated:

         "Additional Shares of Common Stock" means any shares of Common Stock issued or deemed to be issued by the Corporation after the Closing Time (other than shares issued upon conversion of any Series B Share or exercise of any Warrant).

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act. The term "affiliated" (whether or not capitalized) shall have a correlative meaning. For purposes hereof, neither the Corporation nor any Subsidiary shall be deemed to be an Affiliate of any Purchaser and no Purchaser nor any Affiliate of any Purchaser shall be deemed to be an Affiliate of the Corporation.

         "Agreement" means this Warrant Agreement, as amended from time to time in accordance with the terms hereof.

         "Beneficial Owner" means a beneficial owner within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, as interpreted by the Commission, provided that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire without regard to the 60 day limitation in subdivision (d)(i) of such Rule 13d-3. The terms (whether or not capitalized) "beneficially own" and "owned beneficially" shall have correlative meanings.

         "Board" means the Board of Directors of the Corporation.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in either New York, New York, or the city and state in which the principal executive offices of the Corporation within the United States are located are authorized or obligated by law or executive order to close.

         "capital stock" when used with respect to any corporation means (unless the context otherwise indicates) any and all shares of capital stock (however designated) of such corporation, including each class and series of common stock and preferred stock of such corporation, any class or series, any and all stock appreciation rights and any and all equivalents of any of the foregoing, and including any security or interest convertible into or warrant, option or other right (absolute or contingent) to subscribe for, purchase or otherwise acquire any of the foregoing, in each case whether or not evidenced by any certificate, instrument or other document and whether voting or nonvoting.

         "Change of Control" has the meaning set forth in Section 101 of the Indenture. The definition of such term, together with the definitions of all capitalized terms used therein that are also defined in the Indenture, are hereby incorporated herein by reference.

         "Closing Date" means the date of the closing of the consummation of the issuance of Series B Shares to the Purchasers pursuant to the Purchase Agreement.

         "Closing Time" means 10:00 A.M., New York City time, on the Closing
Date.

         "Commission" means the Securities and Exchange Commission or any successor federal agency administering the Securities Act.

         "Common Stock" means the Common Stock, no par value, of the Corporation as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and (except where the context otherwise requires) shall also include (i) capital stock of the Corporation of each and every other class or series (regardless of how denominated) which is also not preferred as to dividends or assets on liquidation over any other class or series of stock of the Corporation and which is not subject to redemption and
(ii) shares of common stock of any successor or acquiring corporation (as defined in Section 3.13) received by or distributed to the holders of Common Stock of the Corporation in the circumstances contemplated by Section 3.13.

         "Convertible Securities" means evidences of indebtedness, shares of stock or other securities or obligations (except the Series B Preferred Stock and the Warrants) that are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for any Common Stock, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

         "Corporation Parties" means the Corporation and its Subsidiaries.

         "Current Market Price" means, in respect of any share of Common Stock as of any date, the average of the reported last sales prices for the ten consecutive Trading Days commencing twenty Trading Days before the date in question. The reported last sales price for each Trading Day shall be the reported last sales price, regular way, as reported on the National Market tier of The Nasdaq Stock Market (or, if the Common Stock shall be traded principally through the facilities of a national securities exchange other than The Nasdaq Stock Market, such national securities exchange). As used herein, the term "Trading Day" means a day on which The Nasdaq Stock Market (or such other national securities exchange) is open for business, provided that if no sales of the Common Stock take place on such day on the relevant exchange or stock market determined under the immediately preceding sentence, such day shall not be a Trading Day. In case any event that would require an adjustment to the Warrant Price pursuant to Article III occurs with an "ex" date or an effective date occurring during the foregoing ten Trading Day period, the last sales prices used in determining the Current Market Price shall be appropriately adjusted to take such event into account.

         "Election to Convert" is defined in Section 2.3.

         "Election to Exercise" is defined in Section 2.2.

         "Employee Option" means any option to purchase Common Stock for cash which is granted by or with the approval of the Board to any director, officer, employee or consultant of the Corporation or any subsidiary of the Corporation pursuant to (i) the Corporation's stock option plans disclosed in a schedule to the Purchase Agreement and as in effect on the Closing Date or (ii) any other option plan adopted by the Corporation after the Closing Date with the prior approval of the Majority Holders or the Series B Directors (collectively, the "Stock Option Plans").

         "Entity" means any corporation, limited liability company, general or limited partnership, joint venture, association, joint stock company, trust, other unincorporated business or organization or other Person which is not either a natural person or a governmental authority or agency.

         An "equity interest" in or of any Entity includes any capital stock or other equity security issued by such Entity, any partnership (general or limited) or joint venture interest in such Entity, any other equity, ownership, participating or beneficial interest in such Entity, any stock appreciation or other equity appreciation right with respect to such Entity, and any equivalent of any of the foregoing, regardless of how denominated and whether voting or non-voting, and any security or interest convertible into or warrant, option or other right (absolute or contingent) to subscribe for, purchase or otherwise acquire, any of the foregoing, in each case whether or not evidenced by any certificate, instrument or other document and whether voting or nonvoting.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Rights" means all Rights (including stock options issued pursuant to the Corporation's Stock Option Plans) and Convertible Securities, not including any Series B Shares or Warrants, which were outstanding, or which the Corporation had agreed to issue, at the Closing Time and disclosed on a schedule to the Purchase Agreement.

         "Fair Market Value" means, in respect of any security, asset or other property, the price at which a willing seller would sell and a willing buyer would buy such security, asset or other property having full knowledge of the facts, in an arm's-length transaction without time constraints, and without being under any compulsion to buy or sell. The Fair Market Value of a share of Common Stock as of any time shall be equal to the Current Market Price in effect at the time of determination. The Fair Market Value of the Corporation shall be determined on a going concern basis, and on the basis that the management and other key employees of the Corporation and its subsidiaries will continue to be employed indefinitely and without treating as liabilities the amount, if any, payable or which may be payable by the Corporation pursuant to the indemnification provisions of the Purchase Agreement.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Indenture" means the Indenture, dated as of April 2, 1998, between the Corporation and Norwest Bank Colorado, N.A., a national banking association, as Trustee, as in effect at the Closing Time, regardless of any subsequent amendment, modification, termination or expiration thereof.

         "Investor Rights Agreement" means the Investor Rights Agreement, dated as of the Closing Date, among the Corporation and the Purchasers, as it may be further amended from time to time in accordance with its terms.

         "Majority Holders" means, as of any time, the holders of a majority of the Warrants then outstanding.

         "Outstanding Common Shares" means, as of any time, all issued and outstanding shares of Common Stock as of such time, except shares then owned or held by or for the account of the Corporation or any subsidiary thereof. Outstanding Common Shares shall not include any shares issuable upon exercise, conversion or exchange of any Rights or Convertible Securities or issuable in payment of any dividend or other distribution which has been declared but not actually paid, nor any other shares which have not actually been issued.

         "Permitted Holders" has the meaning set forth in Section 101 of the Indenture. The definition of such term, together with the definitions of all capitalized terms used therein that are also defined in the Indenture are hereby incorporated herein by reference.

         "Person" means any individual, corporation, limited liability company, general or limited partnership, joint venture, association, joint stock company, trust, unincorporated business or organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

         "Purchase Agreement" means the Securities Purchase Agreement, dated as of April 4, 2000, between the Corporation and the Purchasers, as the same may be amended from time to time in accordance with its terms and with the prior written consent of the Majority Holders.

         "Purchaser" means each of TPG, Sandler Capital and their respective Affiliates and permitted assignees under the Purchase Agreement.

         "Redeemable Stock" has the meaning set forth in Section 3.2(b).

         "Reference Price" means, as of any time, the higher of (x) one-half of the Warrant Price then in effect or (y) the Current Market Price per share of the Common Stock determined as of such time.

         "Reorganization Event" has the meaning assigned to it in the Series B Articles of Amendment.

         "Rights" means (i) any Convertible Securities and (ii) any options, warrants or other rights (except Convertible Securities, the Series B Preferred Stock and the Warrants), however denominated, to subscribe for, purchase or otherwise acquire any Common Stock or Convertible Securities, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

         "Sale of the Company" means any of the following:

                        (i) any Change of Control; or

                        (ii) the Corporation consolidates with, or merges with or into, another Person, directly or indirectly sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Corporation or any Subsidiary of the Corporation, in any such event pursuant to a transaction in which the outstanding Common Stock of the Corporation is converted into or exchanged for cash, securities, equity interests or other property and immediately after such transaction the Persons who were the Beneficial Owners of the outstanding Common Stock of the Corporation immediately prior to such transaction are not the beneficial owners, directly or indirectly, of more than 50% of the combined voting power represented by all then outstanding common stock of the surviving or transferee Person; or

                        (iii) the Corporation or any of its Subsidiaries purchase, lease or otherwise acquire assets of any Person or Persons, in one or a series of related transactions, for consideration consisting in whole or in part of Common Stock, Convertible Securities or Rights and the number of shares of Common Stock issued by the Corporation (including all shares issuable or purchasable upon exercise of all such Convertible Securities and Rights) in such transaction is equal to 50% or more of the number of fully diluted shares of Common Stock outstanding immediately prior to such transaction (or the first of such series of transactions); or

                        (iv) any Reorganization Event.

         "Sandler Capital" means Sandler Capital Partners IV, L.P. and its Affiliates.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         "Series B Articles of Amendment" means the Articles of Amendment to the Amended and Restated Articles of Incorporation of the Corporation setting forth the resolution of the Board creating and authorizing the issuance of the Series B Preferred Stock and filed with the Colorado Secretary of State pursuant to the Colorado Business Corporation Act or any successor provisions of the Corporation's Articles of Incorporation, as the same may have been amended prior to or concurrently with the Closing Time and thereafter may be amended.

         "Series B Director" has the meaning assigned to it in the Series B Articles of Amendment.

         "Series B Preferred Stock" means the Series B Senior Cumulative Convertible Preferred Stock, no par value, of the Corporation as constituted on the Closing Date, and any capital stock into which such Preferred Stock may thereafter be changed (otherwise than upon conversion thereof).

         "Series B Share" means any issued and outstanding share of Series B Preferred Stock. In no event shall shares of Series B Preferred Stock owned or held by or for the account of the Corporation or any subsidiary thereof be deemed to be issued and outstanding for any purpose.

         "TPG" means TPG Partners III, L.P. and its Affiliates.

         "Warrant Certificate" means a certificate, substantially in the form attached hereto, evidencing one or more Warrants.

         "Warrant Price" means, as of any time and with respect to any Warrant, the price payable upon exercise of such Warrant, in whole or in part, for one share of Common Stock, which price shall be: (i) for the Series A Warrants, the initial price of Twenty Dollars ($20) per share of Common Stock; and (ii) for the Series B Warrants, the initial price of Twenty-Five Dollars ($25) per share of Common Stock, in each case as such initial prices shall have from time to time been cumulatively adjusted pursuant to Article III through such time.

         "Warrant Securities" means, with respect to any Warrant at any time, each class and series of Warrant Stock, each class, series and issue of any other securities, and any Rights with respect to any of such Warrant Stock or other securities, any shares, number or other amount of which at such time are deliverable to a holder of any Warrant upon exercise of such Warrant.

         "Warrant Stock" means, with respect to any Warrant at any time, the Common Stock, each other class or series of capital stock and any Rights or Convertible Securities with respect to any of the foregoing any shares, number or other amount of which at such time is deliverable to a holder of any Warrant upon exercise of such Warrant.

         "Warrants" means collectively, the Series A Warrants and the Series B Warrants.

         "Warrantholder" means the holder of any Warrant or Warrants.

         Section 1.2 Terms Generally; Certain Rules of Construction. This Agreement is to be interpreted in accordance with the following rules of construction:

         (i) Number and Gender. All definitions of terms apply equally to both the singular and plural forms of the terms defined. Whenever the text may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

         (ii) "Including," "Herein," Etc. The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation". The words "herein", "hereof", and "hereunder" and words of similar import refer to this Agreement (including all Exhibits and Schedules) in its entirety and are not limited to any part hereof unless the context shall otherwise require. The word "or" is not exclusive and means "and/or."

         (iii) Subdivisions and Attachments. All references in this Agreement to Articles, Sections, subsections, Exhibits and Schedules are, respectively, references to Articles, Sections and subsections of, and Exhibits and Schedules attached to, this Agreement, unless otherwise specified.

         (iv) References to Documents and Laws. Except as expressly provided herein, all references to (x) any other agreement or instrument or (y) any law, statute, rule, regulation, permit, license or similar item are to it as amended and supplemented from time to time (and, in the case of a law, statute, rule or regulation, to any corresponding provisions of successor laws, statutes, rules or regulations).

         (v) References to Days. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification "Business") is a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next Business Day.

         (vi) Examples. If, in any provision of this Agreement, any example is given (through the use of the words "such as," "for example," "e.g." or otherwise) of the meaning, intent or operation of any provision, such example is intended to be illustrative only and not exclusive or limiting.

         (vii) Participation in Drafting. The parties and their respective legal counsel have participated in the drafting of this Agreement, and this Agreement will be construed simply and according to its fair meaning and not strictly for or against any party.

         (viii) Headings. The table of contents and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (ix) "Exercise". When used with reference to any Series B Share, Warrant, Convertible Security or Right, the term "exercise" shall mean the exercise of the right to exchange or convert such Series B Share, Warrant, Convertible Security or Right for or into, subscribe for, purchase or otherwise acquire shares of Common Stock or other underlying securities represented by such Series B Share, Warrant, Convertible Security or Right, including an exercise, conversion or exchange of a Warrant pursuant to Section 2.2, 2.3 or 2.4. Variants of such word (including "exercised" and "exercisable") shall have correlative meanings.

         (x) "Issue" and "Property". Whenever used with respect to any Additional Share of Common Stock or any other share of Common Stock, the word "issue" includes any issuance, sale or other method of transfer or delivery of such share, whether such share is newly issued or is a treasury share and variants of such word (including "issued", "issuance" or "issuable") used with respect to any Additional Share of Common Stock or any other share of Common Stock shall have correlative meanings; therefore, any provision of this Agreement which is stated to be applicable if the Corporation issues or shall issue any share is applicable both to a newly issued share and to a treasury share sold or otherwise transferred or delivered. The word "property" shall include assets or property of any kind, real, personal, tangible or intangible.


                                   ARTICLE II

                              EXERCISE OF WARRANTS

         Section 2.1 Exercise of Warrants. Any Warrant or Warrants may be exercised, in whole or in part, as provided in this Article II at any time and from time to time during the period of five consecutive years beginning on the Closing Date.

         Section 2.2 Mechanics of Exercise. Subject to Section 2.3 and Section 2.4, any Warrant or Warrants may be exercised by any Warrantholder, at any time and from time to time and in whole or in part, upon delivery to the Corporation at its principal executive offices within the United States or at another office or agency designated by the Corporation pursuant to Section 4.3, of the Warrant Certificate(s) evidencing the Warrant(s) to be exercised, together with the form of election to purchase (the "Election to Purchase") substantially in the form annexed to this Agreement duly completed and signed by such Warrantholder or by such Warrantholder's duly appointed legal representative or attorney-in-fact, and payment in full to the Corporation of the aggregate Warrant Price with respect to each Warrant exercised. Payment of the aggregate Warrant Price for the Warrant(s) exercised shall be made in cash, by bank wire transfer or by check payable to the order of the Corporation. Unless such Warrantholder is a Purchaser, if such payment is made by check, such check shall be certified or an official bank check. Subject to Section 2.7, any Warrant (or portion thereof) exercised shall be deemed to have been exercised immediately prior to the close of business on the day of delivery of the last to be delivered of such items.

         Section 2.3 Conversion In Lieu of Exercise. Any Warrantholder, in its sole discretion may elect, in lieu of the exercise of any Warrant held by such Warrantholder or any portion thereof in accordance with Section 2.2, to convert such Warrant or portion thereof into

         (i) the nearest whole number of shares of Common Stock equal to the quotient obtained by dividing "A" by "B" where

                "A" is the product of (x) the number of shares of Common Stock then issuable if such Warrant (or portion thereof) were exercised on the date of conversion and (y) the excess, if any, of (1) the Current Market Price per share of Common Stock as of the date of conversion over (2) the Warrant Price in effect on the date of conversion, and

                "B" is the Current Market Price per share of Common Stock as of the date of conversion, and

         (ii) the kind and amount of cash, other securities and other property, if any, to which such Warrantholder would be entitled upon an exercise of such Warrant or portion thereof.

The conversion right provided for in this Section 2.3 may be exercised in whole or in part and at any time and from time to time while any Warrant or any portion of any Warrant is outstanding. The conversion right may be exercised by any Warrantholder in whole or in part upon delivery to the Corporation at its principal executive offices within the United States or at another office or agency designated by the Corporation pursuant to Section 4.3 of the Warrant Certificate(s) evidencing the Warrant(s) to be converted, together with a form of election to convert (the "Election to Convert") substantially in the form attached to this Agreement duly completed and signed by such Warrantholder or by such Warrantholder's duly appointed legal representative or attorney-in-fact. Any Warrant (or portion thereof) converted shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant for conversion in accordance with the foregoing.

         Section 2.4 Exchange of Warrants In a Recapitalization. The Corporation, with the prior written consent of the holders of a majority of the Warrants then outstanding, may elect to effect a partial recapitalization of the Corporation pursuant to which all or a portion of the Warrants then outstanding are exchanged, on a per Warrant basis, into the number of shares of Common Stock and the kind and amount of cash, other securities and other property, if any, into which a Warrant could be converted pursuant to Section 2.3 as of the date of such recapitalization. Any such exchange of less than all outstanding Warrants will be made on a pro rata basis, and shall be effective (subject to Section 2.7) on such date as may be determined by the Corporation with the consent of the Majority Holders.

         Section 2.5 Delivery of Warrant Securities. As promptly as practicable after exercise, conversion or exchange of any Warrant (or portion thereof) as provided in Section 2.2, 2.3 or 2.4, and in any event within five Business Days thereafter, the Corporation shall issue and deliver to the holder, or to his nominee(s) or, subject to compliance with the Securities Act, transferee(s), a certificate or certificates for the number of whole shares of Common Stock to which such holder shall be entitled, registered in such name or names as such Warrantholder may designate in writing. Subject to Section 2.7, each such certificate shall be dated as of the effective date of exercise as determined pursuant to Section 2.2, Section 2.3 or Section 2.4, as applicable, and such Warrantholder shall be deemed to have become a holder of record of such Common Stock for all purposes as of such date. Simultaneously with the delivery of such certificate(s) for such Common Stock, the Corporation also shall deliver to such holder all cash, other securities and other property, if any, to which he is entitled by virtue of the Warrants exercised. If fewer than all of the Warrants evidenced by any Warrant Certificate delivered to the Corporation for exercise, conversion or exchange are exercised, converted or exchanged, the Corporation shall also deliver to the Warrantholder, at the time of delivery of the certificate(s) representing such Common Stock, a new Warrant Certificate, dated as of the Closing Date, evidencing the number of Warrants remaining unexercised and otherwise identical to the Warrant Certificate so delivered, or if requested in writing by the holder, in lieu of issuing such new Warrant Certificate, the Corporation shall make an appropriate notation on such Warrant Certificate so delivered for exercise indicating the number of Warrants evidenced thereby which remain unexercised and shall return such Warrant Certificate to the holder.

         Section 2.6 Expenses and Taxes. The Corporation shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery of the Warrant Securities and other property which any holder is entitled to receive upon exercise of any Warrant or Warrants pursuant to Section 2.2, Section 2.3 or Section 2.4. The Corporation shall not be required, however, to pay any stamp, stock transfer or other similar tax or other governmental charge required to be paid solely by virtue of any transfer involved in the issue of Warrant Securities in any name other than that of the holder of the Warrant(s) exercised at the order of such Holder, and if any such transfer is involved, the Corporation shall not be required to issue or deliver the Warrant Securities as to which such tax or charge is applicable until such tax or other charge shall have been paid or it has been established to the Corporation's reasonable satisfaction that no such tax or other charge is due.

         Section 2.7 Exercise Associated With Public Offerings or Requiring Governmental Action. Any Warrantholder may, by a letter or other written notice to the Corporation accompanying such Warrantholder's Notice of Election to Exercise or Election to Convert state that the exercise or conversion by such Warrantholder of any Warrant or portion thereof (i) is in connection with an offering of securities registered or to be registered pursuant to the Securities Act and is conditioned upon, and subject to withdrawal or revocation (in whole or in part) at the election of such Warrantholder at any time prior to, the closing of the sale of such securities pursuant to such offering or (ii) is subject to one or more filings with, reviews or approvals by or other requirements of any governmental authority or agency and is conditioned upon, and is subject to withdrawal or revocation (in whole or in part) at the election of such Warrantholder at any time prior to, the completion of such filings or reviews, the receipt of such approvals or the satisfaction of such other requirements. In such event, if such exercise or conversion is not so withdrawn or revoked, the delivery to or upon the order of the exercising or converting Warrantholder of the certificate(s) or instrument(s) representing or evidencing the Warrant Shares deliverable by reason of such exercise or conversion shall be at such time or times as such Warrantholder shall specify in a written notice to the Corporation. During any period following delivery of the Election to Exercise or the Election to Convert until such time or times (or such withdrawal or revocation) such Warrant or portion thereof shall continue to be outstanding for all purposes, including for purposes of adjustments pursuant to Article III. The Majority Holders shall have similar rights in the event of any exchange pursuant to Section 2.4.

         Section 2.8 Fractional Shares of Common Stock. If the number of shares of Common Stock issuable on the exercise of any Warrant is not a whole number, the Corporation shall not be required to issue any fraction of a share of Common Stock and such number of shares issuable shall be rounded up to the next highest whole number. If more than one Warrant shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of Warrants so surrendered for conversion. Notwithstanding the provisions of this Section 2.8, in computing adjustments to the Exercise Price pursuant to
Article III, fractional shares of Common Stock shall be taken into account and any outstanding Warrant may at any time represent the right to receive upon conversion less than one share of Common Stock or some other number of shares of Common Stock which is not a whole number.

         Section 2.9 Covenant to Reserve Shares for Issuance on Exercise. The Corporation shall at all times reserve and keep available out of the authorized but unissued shares of Common Stock, solely for the purpose of issue upon exercise of the Warrants, the full number of shares of Common Stock issuable if all outstanding Warrants were to be converted in full. All shares of Common Stock which shall be issuable upon exercise of any Warrant (or portion thereof) shall be newly issued, duly authorized, validly issued, fully paid and nonassessable and without any personal liability attaching to the ownership thereof, and the issuance thereof shall not give rise or otherwise be subject to preemptive or similar purchase rights on the part of any Person or Persons, and the Corporation shall take any corporate and other actions that may, in the opinion of its counsel, be necessary in order that the Corporation may comply with the foregoing. The Corporation hereby irrevocably authorizes and directs its current and future transfer agents, if any, for the Common Stock and for any shares of the Corporation's capital stock of any other class or series issuable upon the conversion of the exercise of the Warrants at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Corporation shall supply such transfer agents with duly executed stock certificates for such purposes.

         Section 2.10 Compliance with Governmental Requirements; Listing of Shares.

                  (a) General. If issuance of any Warrant Securities issuable upon exercise of any Warrant(s) require, under any applicable federal, state, local or foreign law, rule or regulation or any applicable requirement of any national securities exchange or inter-dealer quotation system, any registration, qualification, listing or approval before such shares may be issued upon conversion, the Corporation shall in good faith, as promptly as practicable and at its expense, diligently endeavor to cause such shares to be duly registered, qualified, approved or listed, as the case may be and Section 2.7 shall apply.

                  (b) Listing. Without limiting the generality of Section 2.10(a), if any shares of Common Stock or other capital stock or securities required to be reserved for issuance upon exercise of any Warrant(s) require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Corporation will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered. During all periods during which shares of Common Stock or any other capital stock or securities of the same class, series or issue as are issuable upon exercise of any Warrant are listed, qualified or otherwise eligible for trading or quotation on any national securities exchange or The Nasdaq Stock Market or any similar quotation system, the Corporation shall cause all shares of Common Stock, and all such other capital stock and securities, issuable upon conversion of such Warrant to be listed, qualified or eligible for trading or quotation thereon upon issuance thereof.

                  (c) HSR Act, Etc. Without limiting the generality of Section 2.10(a), if any holder's intended exercise of any Warrant (alone or with other proposed acquisitions of Common Stock or other securities of the Corporation) would or might be subject to the HSR Act, the Corporation shall promptly comply with any applicable requirements under the HSR Act relating to filing and furnishing of information to the Federal Trade Commission and the Antitrust Division of the Department of Justice and shall cooperate, and cause all Persons which are part of the same "person" (as defined for purposes of the HSR Act) as the Corporation to cooperate and assist in such filing and compliance. If any holder is advised by its legal counsel that its intended exercise of Warrant(s) would or might be subject to any other law, rule or regulation which requires any filing with or review or approval by any governmental authority or agency, the Corporation shall promptly comply with any requirements of such law, rule or regulation applicable to it and shall cooperate with such holder in such holder's efforts to comply with the requirements of such law, rule or regulation applicable to it on a timely basis.

                  (d) Expenses. Each of the Corporation and such holder shall bear and pay any costs or expenses that it incurs in complying with this Section 2.10, except that each shall pay one half of any filing fee payable to the FTC or the Department of Justice pursuant to Section 2.10(c) and the HSR Act.

                                   ARTICLE III

                         ADJUSTMENT OF WARRANT PRICE AND
                         WARRANT SECURITIES PURCHASABLE

         Section 3.1 Adjustment Generally. Initially as of the Closing Time, each Warrant issued on the Issue Date shall represent the right to purchase one share of Common Stock for an initial Warrant Price of: (i) Twenty Dollars ($20) per share for Series A Warrants; and (ii) Twenty-Five Dollars ($25) per share for Series B Warrants. The Warrant Price payable and the type and number and amount of securities and other property deliverable upon exercise of a Series A Warrant or a Series B Warrant shall be subject to adjustment from time to time as set forth in this Article III. Such adjustments shall be cumulative and shall be made successively on each and every occasion that any event requiring any such adjustment shall occur. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article III, and Warrant Certificates outstanding at the time of such adjustment or issued after such adjustment may state the same Warrant Price and the same number of shares of Common Stock as are stated in the Warrant Certificates prior to such adjustment.

         Section 3.2 Stock Dividends, Subdivisions, Combinations and Recapitalizations. If the Corporation shall at any time (i) declare or pay a dividend or declare, pay or make any other distribution on the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock into a greater number of shares or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each and every such event, the number of shares of Common Stock purchasable upon exercise of each Warrant shall be adjusted so that the holder of any Warrant thereafter surrendered for exercise shall be entitled to receive the aggregate number of shares of Common Stock or other capital stock of the Corporation which such holder would have owned and would have been entitled to receive by virtue of the happening of any of the events described above had such Warrant been exercised (x) in the case of a dividend or distribution, immediately prior to the record date for the determination of the stockholders entitled to receive such dividend or distribution (or, if no such record date is fixed, immediately prior to any other time as of which the holders of Common Stock entitled to participate in such distribution was determined) or (y) in the case of a subdivision, combination or reclassification, on the effective date of such subdivision, combination or reclassification. Upon such adjustment, the Warrant Price shall be adjusted to be the Warrant Price in effect immediately prior to the effectiveness of such adjustment multiplied by the quotient obtained by dividing the number of shares of Common Stock for which a Warrant was exercisable immediately prior to effectiveness by the number of shares of Common Stock for which a Warrant shall be exercisable immediately after such effectiveness. An adjustment made pursuant to this Section 3.2 shall become effective immediately after such record date (or other applicable date referred to in subclause (A)(x) of the immediately preceding sentence) in the case of a dividend or distribution, subject to Section 3.9(d) and 3.9(e), and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

         Section 3.3 Certain Other Distributions.

                  (a) Other Distributions. Subject to Section 3.3(b) and Section 3.3(c), if the Corporation shall at any time declare or make any distribution, by dividend or otherwise, to all holders of outstanding shares of Common Stock of any cash or other assets or property of any nature whatsoever, any debt securities or other evidences of its indebtedness, any capital stock, any other securities of any nature whatsoever or any warrants, options or other Rights to subscribe for, purchase or otherwise acquire any assets, property, capital stock, debt or other securities or evidences of indebtedness (excluding dividends or distributions referred to in Section 3.2, Rights referred to in
Section 3.5 and Convertible Securities referred to in Section 3.6), or shall take a record of such holders for the purpose of entitling them to receive such a distribution, then (i) the number of shares of Common Stock for which each Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which such Warrant is exercisable immediately prior to the applicable Adjustment Date determined pursuant to Section 3.3(d), multiplied by a fraction, the numerator of which shall be the Current Market Price per share of the Outstanding Common Shares immediately before such Adjustment Date and the denominator of which shall be the excess of (x) such Current Market Price per share of the Outstanding Common Shares as of the Adjustment Date over (y) the amount allocable to one share of the Outstanding Common Shares as of such Adjustment Date of any such cash so distributable and of the Fair Market Value (as determined as of such date in good faith by the Board) of any and all such evidences of indebtedness, shares of capital stock, debt securities, other securities, property, assets or Rights so distributable and (ii) the Warrant Price shall be adjusted to equal (A) the Warrant Price in effect immediately prior to such adjustment multiplied by the quotient obtained by dividing the number of shares of Common Stock for which a single Warrant is exercisable immediately prior to the adjustment by (B) the number of shares of Common Stock for which a single Warrant is exercisable immediately after such adjustment.

                  (b) When Adjustment Is Not To Be Made. No adjustment pursuant to the provisions of Section 3.3(a) shall be made if such adjustment would result in the number of shares of Common Stock for which each Warrant is exercisable being lower, or a Warrant Price that is higher, than was the case immediately prior to such adjustment. In addition, at the election of the Majority Holders made within 30 days of receipt of the notice with respect to such adjustment issued pursuant to Section 3.10, in lieu of the adjustment pursuant to Section 3.3(a), but subject to Section 3.3(c), the type and number and amount of securities and other property deliverable upon exercise of any Warrant determined as of immediately prior to the effective date for such adjustment specified in Section 3.3(c) shall be adjusted so that the holder of any such Warrant thereafter surrendered for conversion shall be entitled to receive the kind and number or amount of shares of Common Stock (or other capital stock of the Corporation), other Warrant Securities and other property which such holder would have received (after giving effect to all adjustments required by this Article III) had such Warrant been exercised immediately prior to

                  (i) the record date for the determination of the stockholders entitled to receive such distribution, or

                  (ii) if no such record date is fixed, as of any other time as of which the holders of Common Stock entitled to participate in such distribution was determined,

plus the kind and amount of cash, other assets or property, debt securities, other evidences of indebtedness, other securities or Rights which such holder would have been entitled to receive by virtue of being the record holder, as of such record date or other time, of such kind and number or amount of shares of Common Stock or other Conversion Securities. For such purpose, it shall be assumed that such holder of Common Stock or other Conversion Securities failed to exercise rights of election, if any, as to the kind or amount of shares or stock, other securities or property receivable in such distribution, provided that if the kind or amount of shares of stock, other securities or property receivable in such distribution is not the same for each non-electing share, then the kind and amount of shares of stock, other securities or property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. If after an adjustment a holder of a Warrant upon exercise may receive shares of two or more classes of capital stock of the Company, the Board shall determine, in good faith, the allocation of the adjusted Warrant Price between the classes of capital stock. After such allocation, the exercise privilege and the exercise price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Article.

                  (c) Special Rule for Distributions of Redeemable Stock. If by virtue of the applicability of Sections 3.2(b) and 3.3(b) in any one or more events, the Warrant Securities issuable upon conversion of any Warrant consist of or include any shares of Redeemable Stock and if the Corporation redeems all or any part of the outstanding shares of such Redeemable Stock prior to the date on which such Warrant is exercised, then upon exercise of such Warrant the holder thereof shall be entitled to receive, in lieu of such shares of Redeemable Stock or, in the event of such a partial redemption, a pro rata portion of such shares, the kind and amount of cash or other assets, securities or other property or consideration paid by the Corporation with respect to its redemption of an equal number of shares of such Redeemable Stock. If the consideration so paid upon the Corporation's redemption of any such Redeemable Stock consists of or includes any other class or series of Redeemable Stock which is also redeemed before exercise of any Warrant, then the provisions of the first sentence of this Section 3.3(c) (and of this sentence) shall apply to successively to the shares of such other class or series of Redeemable Stock.

                  (d) Adjustment Date. The "Adjustment Date" for any distribution in respect of which an adjustment is required by this Section 3.3 shall be either (i) the date of taking of a record of holders of Common Stock for the purpose of entitling them to receive such distribution or, if no record is taken, at the date as of which the holders of Common Stock entitled to participate in such distribution were determined or (ii) the date of such distribution, whichever date yields the largest increase in the number of shares of Common Stock issuable upon exercise of a Warrant in applying the formula contained in the first sentence of Section 3.3(a).

                  (e) Adjustment Effective Date. An adjustment made pursuant to this Section 3.3 shall become effective, subject to Section 3.8(d), immediately after such record date or, if no such record date is fixed, immediately after the time as of which holders of Common Stock entitled to participate in such distribution were determined or, if no such time is fixed, as of the date of such distribution.

         Section 3.4 Issuance of Additional Shares of Common Stock.

                  (a) Adjustment Formula. Subject to Section 3.4(b), if at any time the Corporation shall issue, or pursuant to Section 3.5, Section 3.6, or
Section 3.7 be deemed to issue, any Additional Shares of Common Stock in exchange for consideration in an amount, determined in accordance with Section 3.8(a) and Section 3.8(e), per Additional Share of Common Stock less than the Reference Price as of the applicable time of determination specified in the last sentence of this Section 3.4(a), then (i) the number of shares of Common Stock for which each Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which such Warrant was exercisable immediately prior to such time of determination by a fraction (x) the numerator of which shall be the number of Outstanding Common Shares immediately before such issuance or deemed issuance plus the number of Additional Shares of Common Stock so issued or deemed to be issued and (y) the denominator of which shall be the number of Outstanding Common Shares immediately before such issuance or deemed issuance plus the number of shares which the aggregate amount of consideration, if any, received by the Corporation upon such issuance or deemed issuance of all such Additional Shares of Common Stock would purchase at the Reference Price determined as of such time and (ii) the Warrant Price shall be adjusted to equal the Warrant Price immediately prior to such adjustment multiplied by the quotient obtained by dividing the number of shares of Common Stock for which such Warrant was exercisable immediately prior to the adjustment under clause (i) by the number of shares of Common Stock for which such Warrant is exercisable immediately after the adjustment under clause
(i). The applicable time of determination shall be:

         (i) if the event requiring the adjustment is the taking of a record date for any dividend or distribution referred to in
                  Section 3.5 or Section 3.6, as of either the close of business on such record date or the date such dividend or distribution is paid, whichever produces the highest Reference Price, or

         (ii) in the case of any other issuance or deemed issuance, immediately prior to the time of such issuance or deemed issuance.

                  (b) When Adjustment is Not Required. The provisions of Section 3.4(a) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is made under Section 3.2 or Section 3.3. Subject to Section 3.7, no adjustment of the Warrants or the Warrant Price shall be made under this
Section 3.4 upon the issuance of any Additional Shares of Common Stock which are or are deemed to be issued pursuant to (i) the exercise of any Existing Rights in accordance with the terms thereof in effect on the Closing Date or (ii) the exercise of any other Rights or the exercise of any conversion or exchange rights in any other Convertible Securities if, in the case of any such Rights or Convertible Securities referred to in this clause (ii) any such adjustment shall previously have been made, or no such adjustment shall have been required to be made, upon the issuance of such Rights or upon the issuance of such Convertible Securities (or upon the issuance of any Rights therefor) pursuant to Section 3.5 or Section 3.6.

                  (c) Effective Date. Each adjustment pursuant to this Section
3.4 by reason of any issuance or deemed issuance of any Additional Shares of Common Stock shall be effective as of the date of such issuance or deemed issuance.

         Section 3.5  Issuance of Rights.

                  (a) Adjustment. If at any time the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution of, or shall in any manner (whether directly or indirectly by assumption in a consolidation or in a merger in which the Corporation is the surviving corporation or otherwise) issue to any Person or Persons, any Rights to subscribe for, purchase or otherwise acquire any Additional Shares of Common Stock or any Convertible Securities, in any case whether or not such Rights or the right to exchange or convert such Convertible Securities are immediately exercisable, and the consideration per share for which Common Stock is issuable upon the exercise of such Rights or upon conversion or exchange of such Convertible Securities determined pursuant to
Section 3.8(a) and Section 3.8(e) shall be less than the Reference Price determined as of the applicable time of determination specified in the last sentence of this Section 3.5(a), then the maximum number of shares of Common Stock issuable upon the exercise of such Rights or, in the case of Rights for Convertible Securities, upon the conversion or exchange of such Convertible Securities determined as of such applicable time shall be deemed to be Additional Shares of Common Stock issued as of such applicable time for such consideration per share and the number of shares of Common Stock for which each Warrant is exercisable and the Warrant Price shall be adjusted as provided in
Section 3.4(a). The applicable time of determination shall be

                  (i) if the event requiring the adjustment is the taking of a record date for any dividend or distribution of Rights referred to in this Section 3.5(a), as of either the close of business on such record date or the date such dividend or distribution is paid, whichever produces the highest Reference Price, or

                  (ii) in the case of any other issuance of Rights, immediately prior to the time of such issuance.

                  (b) No Further Adjustment on Exercise. Subject to Section 3.7, no further adjustments of the Warrants or the Warrant Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such Rights or upon the actual issuance of such Common Stock upon such conversion or exchange of such Convertible Securities for which an adjustment pursuant to this Section 3.5 previously had been made or was not required to be made. Subject to Section 3.7, no adjustment under this Section
3.5 shall be required by reason of the grant of Employee Options that have an exercise price per share of Common Stock, at least equal to the Current Market Price at the time of grant.

         Section 3.6  Issuance of Convertible Securities.

                  (a) Adjustment. If at any time the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution of, or shall in any manner (whether directly or indirectly by assumption in a consolidation or in a merger in which the Corporation is the surviving corporation or otherwise) issue, to any Person or Persons, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange determined pursuant to Section 3.8(a) and Section 3.8(e) shall be less than the Reference Price determined as of the applicable time of determination specified in the last sentence of this Section 3.6(a), then the maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities determined as of such applicable time shall be deemed to be Additional Shares of Common Stock issued as of such applicable time for such consideration per share and the number of shares of Common Stock for which each Warrant is exercisable and the Warrant Price shall be adjusted as provided in
Section 3.4. If the terms of any Convertible Securities provide for any issuance of additional Convertible Securities (whether in payment of dividends or interest or otherwise), then each occasion on which any such additional Convertible Securities are issued shall be deemed a new issuance of Convertible Securities for which an adjustment pursuant to this Section 3.6 shall be made. The applicable time of determination shall be:

         (i) if the event requiring the adjustment is the taking of a record date for any dividend or distribution of Rights referred to in this
         Section 3.6(a), as of either the close of business on such record date or the date such dividend or distribution is paid, whichever produces the highest Reference Price, or

         (ii) in the case of any other issuance of Rights, immediately prior to the time of such issuance.

                  (b) No Further Adjustment Upon Conversion. Subject to Section 3.7, no further adjustment of the Warrants or the Warrant Price shall be made under this Section 3.6 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any Rights therefor if any such adjustment shall previously have been made upon the issuance of such Rights pursuant to
Section 3.5. Subject to Section 3.7, no further adjustments of the Warrants or the Warrant Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of Convertible Securities for which an adjustment pursuant to this Section 3.6 previously had been made or was not required.

         Section 3.7 Superseding Adjustment.

                  (a) Readjustment if Adjustment Previously Made. If, at any time after any adjustment of the number of shares of Common Stock for which each Warrant is exercisable and the Warrant Price shall have been made pursuant to
Section 3.5 or Section 3.6:

                      (i) the consideration paid or payable to the Corporation, or the number of shares of Common Stock issuable, upon the exercise, conversion or exchange of the Rights or Convertible Securities in respect of which such adjustment was made is increased, in the case of such consideration, or decreased in the case of such number of shares, by virtue of provisions contained therein for an automatic increase or decrease (as the case may be) upon the occurrence of a specified date or event, any amendment or modification of or departure from the terms thereof previously in effect or otherwise (other than under or by reason of an event resulting in a change pursuant to the provisions set forth in the documents governing such Rights or Convertible Securities designed to protect against dilution, which event also results in an adjustment pursuant to this Article III), the adjustments to the Warrant Price and the number of shares of Common Stock issuable upon exercise of each Warrant computed upon the original issuance thereof (or upon the taking of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be readjusted to the Warrant Price and number of shares issuable upon exercise of a single Warrant which would then be in effect had such adjustment originally been made on the basis that such increased or decreased consideration payable or such increased or decreased number of shares of Common Stock issued or issuable was the consideration payable or the number of shares issued or issuable in respect of such outstanding Rights or Convertible Securities which are actually outstanding on the effective time of such increase or decrease (but no such readjustment shall be made with respect to any Rights or Convertible Securities which for any reason no longer are outstanding as of such time); or

                      (ii) any Rights or any rights of conversion or exchange under Convertible Securities in respect of which such adjustment was made shall expire without having been fully exercised, the Warrant Price computed upon the original grant, issuance or sale thereof or upon the taking of a record date with respect thereto (as the case may be), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                           (A) in the case of such Rights or Convertible
Securities, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Rights or the conversion or exchange of such Convertible Securities and the consideration received for such Additional Shares of Common Stock was, in the case of Rights, the consideration actually received by the Corporation for the grant, issuance or sale of all such Rights, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or, in the case of Convertible Securities, the consideration actually received by the Corporation for the issuance or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                           (B) in the case of any such Rights exercisable for
Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issuance or sale of such Rights, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the grant, issuance or sale of all such Rights, whether or not exercised, plus the additional consideration, if any, actually received by the Corporation upon the issuance or sale of the Convertible Securities with respect to which such Rights were actually exercised.

                  (b) When Readjustment is Not to be Made. No readjustment pursuant to this Section 3.7 shall have the effect of (i) decreasing the number of shares of Common Stock or the amounts of other Warrant Securities, cash or other property for which any Warrant is exercisable below the number of such shares and the amounts of such other Warrant Securities, cash and property for which such Warrant would have been exercisable if the original adjustment had not been made, but all subsequent adjustments, if any, required by this Article III had been made or (ii) requiring any surrender, return or redelivery of any shares of Common Stock, other Conversion Securities, cash or other property delivered upon any exercise of any Warrant prior to the time such readjustment is made, requiring that the exercising holder or any subsequent holder of any such shares of Common Stock, Warrant Securities or other property make any payment to the Corporation or otherwise affecting such shares of Common Stock, other Warrant Securities or other property or the rights or obligations of the exercising Holder or any such subsequent holder with respect thereto. From and after any adjustment or adjustments provided for in this Section 3.7, the Warrants and the Warrant Price shall continue to be subject to further adjustment as provided in this Article III.

                  (c) Adjustment When No Adjustment Was Previously Made. If, at any time after any grant, sale or other issuance of any Rights or Convertible Securities for which an adjustment of the Conversion Rate shall not have been required to be made pursuant to the provisions of Section 3.5 or Section 3.6 (as the case may be), the consideration paid or payable to the Corporation upon the exercise of such Rights or Convertible Securities is decreased, or the number of shares of Common Stock issued or issuable upon the exercise of such Rights or Convertible Securities is increased, in either case by virtue of provisions contained therein for an automatic decrease or increase (as the case may be) upon the occurrence of a specified date or event, any amendment or modification of or departure from the terms thereof previously in effect or otherwise (other than under or by reason of an event resulting in a change pursuant to the provisions set forth in the documents governing such Rights or Convertible Securities designed to protect against dilution, which event also results in an adjustment pursuant to this Article III), then such event shall, for purposes of
Section 3.5 (in the case of such Rights) or Section 3.6 (in the case of such Convertible Securities) be deemed to be a new issuance, as of the date of the effectiveness of such decrease or increase (as the case may be) of Rights or Convertible Securities having terms reflecting such changes.

                  (d) Adjustment for Events Affecting Existing Rights. If the number of shares of Common Stock issued or issuable upon exercise of any Existing Right is increased as a direct or indirect result of any amendment or modification of or departure from the terms thereof previously in effect (other than as a result of the issuance of the Series B Shares, the conversion of the Series B Shares, the issuance of the Warrants or the exercise of the Warrants), then such increased number of shares of Common Stock issued or issuable upon exercise thereof shall be deemed to be Additional Shares of Common Stock issued as of the effective date of such increase for the additional consideration, if any, payable to acquire such increased number of shares upon exercise of such Existing Right, and the number of shares of Common Stock for which each Warrant is exercisable and the Warrant Price shall be adjusted as provided in Section
3.4. If the consideration payable for shares of Common Stock issued or issuable upon exercise of any Existing Right is decreased as a direct or indirect result of any amendment or modification of or departure from the terms thereof previously in effect, then such event shall be deemed to be the issuance, as of the effective date of such decrease, of a number of Additional Shares of Common Stock equal to the excess of (i) the maximum number of shares of Common Stock issuable upon exercise of such Existing Right over (ii) the number of shares of Common Stock determined by dividing the total consideration, if any, that would be payable to the Corporation upon the exercise in full of such Existing Right after giving effect to such decrease by the amount of consideration per share of Common Stock issuable upon exercise of such Existing Right that would have been payable to the Corporation absent such decrease. The provisions of this Section 3.7(d) are in addition to (and not exclusive of) any other rights or remedies of Warrantholders in the event that any such amendment, modification or departure occurs without any required approval of Warrantholders.

         Section 3.8 Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments provided for in this
Article III:

                  (a) Computation of Consideration.

                  Subject to Section 3.8(e):

                      (i) To the extent that any Additional Shares of Common Stock, any Convertible Securities or any Rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued or deemed to be for cash consideration, the consideration received or deemed to be received by the Corporation therefor shall be the net amount of the cash received or deemed to be received by the Corporation therefor (in any such case subtracting any amounts received in respect of accrued interest, accrued dividends or other similar amounts which the Corporation may be obligated to pay to the holders thereof in the future and any compensation, discounts or expenses paid or incurred by the Corporation in connection with the issuance thereof).

                      (ii) To the extent that such issuance or deemed issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the Fair Market Value of such consideration at the time of such issuance or deemed issuance as determined in good faith by the Board.

                      (iii) In case any Additional Shares of Common Stock, any Convertible Securities or any Rights to subscribe for, purchase or otherwise acquire Additional Shares of Common Stock or Convertible Securities shall be issued or deemed to be issued in connection with any merger, consolidation, share exchange or similar transaction, the amount of consideration therefor shall be deemed to be the Fair Market Value, as determined in good faith by the Board, of such portion of the assets and business of the nonsurviving corporation as the Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, or Rights, as the case may be.

                      (iv) In case any Additional Shares of Common Stock, any Convertible Securities or any Rights to subscribe for, purchase or otherwise acquire Additional Shares of Common Stock or Convertible Securities are issued or deemed to be issued in combination with each other or with any other securities or property in connection with any transaction in which the Corporation receives cash, securities, property or other consideration, or any combination of the foregoing, then the amount of consideration therefor shall be deemed to be such portion of the cash, securities, property and other consideration received by the Corporation as the Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities or Rights, as the case may be, with any noncash consideration being valued at its Fair Market Value as determined by the Board in good faith. The consideration for any Additional Shares of Common Stock issuable or deemed to be issuable pursuant to any Rights to subscribe for, purchase or otherwise acquire the same shall be the consideration received or deemed to be received by the Corporation for issuing such Rights plus the minimum additional consideration, if any, paid or payable to the Corporation upon the exercise or deemed exercise of such Rights.

                      (v) The consideration for any Additional Shares of Common Stock issued or issuable pursuant to the terms of any Convertible Securities covered by any Rights to subscribe for, purchase or otherwise acquire such Convertible Securities shall be the consideration received or deemed to be received by the Corporation for issuing such Rights, plus the minimum additional consideration, if any, paid or payable to the Corporation in respect of the subscription for, purchase or other acquisition of such Convertible Securities, plus the minimum additional consideration, if any, paid or payable to the Corporation upon the exercise or deemed exercise of the right of conversion or exchange in such Convertible Securities.

                      (vi) The consideration for any Additional Shares of Common Stock issuable or deemed to be issuable pursuant to the terms of any Convertible Securities, other than any covered by any Rights to subscribe for, purchase or acquire the same, shall be the consideration received or deemed to be received by the Corporation for issuing such Convertible Securities plus the minimum additional consideration, if any, paid or payable to the Corporation upon the exercise of the right of conversion or exchange in such Convertible Securities.

                      (vii) For all purposes of this Article III, all Rights or Convertible Securities issued or deemed to be issued to directors, officers, employees or consultants of the Corporation or any Subsidiary shall be deemed to be issued for no consideration except to the extent the Corporation receives in exchange for the issuance thereof consideration other than services rendered or to be rendered.

                  (b) When Adjustments to Be Made. The adjustments required by this Article III shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which a Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock) up to, but not beyond the date of conversion if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock for which a Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article III and not previously made by virtue of this Section 3.8(b), would result in a minimum adjustment or on the date of conversion. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (c) Fractional Interests. In computing adjustments under this
Article III, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

                  (d) Delivery of Due Bills. If, after the taking of any record of the holders of any class or series of capital stock of the Corporation for the purpose of entitling them to receive a dividend or distribution for or in connection with any other event in respect of which an adjustment pursuant to this Article III is required, but prior to the occurrence of the event for which such record is taken, any Warrant is exercised, the Corporation shall deliver to the exercising Warrantholder a due bill or other appropriate instrument evidencing such holder's right to receive the additional shares of Common Stock, other securities, cash and other property receivable upon conversion by reason of an adjustment pursuant to this Article III that would have been required by reason of such dividend, distribution or other event if the Warrant had continued to be outstanding immediately after the occurrence of the event requiring such adjustment.

                  (e) Certain Determinations. Any determination of the Current Market Price of any share of Common Stock or the Fair Market Value of any other security, asset, property or consideration which may be required to be made by the Board pursuant to or in connection with the application of any provision of this resolution may be disputed in good faith by the Majority Holders and any such dispute shall be resolved by an independent investment banking firm of recognized national standing mutually selected by the Majority Holders and the Corporation (and whose fees and expenses shall be paid by the Corporation), whose decision with respect to such dispute shall be final and conclusive and binding on the Corporation and all holders of Series B Shares. Any determination by the Board pursuant to Section 3.9(b) or Section 3.13 may be disputed in good faith by the Majority Holders, and any such dispute shall be resolved in accordance with Section 3.12.

                  (f) Other Action Affecting Common Stock. In case at any time or from time to time the Corporation shall take any action in respect of its Common Stock which is not one described in any other provision of Article III as requiring an adjustment, then, unless such action will not have an adverse effect upon the rights and intended benefits of the holders of Warrants, the number of shares of Common Stock and the kind and amount of other securities and property for which each Warrant is exercisable shall be increased in such manner as may be equitable in the circumstances.

         Section 3.9 Multiple Classes of Common Stock.

                  (a) Election Right. If, at any time while any Warrants are outstanding, the Corporation's authorized capital stock shall include two or more classes or series of Common Stock, then each Warrantholder shall have the right, upon each exercise of any of such holder's Warrant(s), to elect to receive such number of shares of each such class or series as such holder desires, provided that the total number of shares of all classes and series selected by such holder shall not exceed the aggregate number of shares of Common Stock issuable upon exercise of such Warrants(s).

                  (b) Adjustment Rights Apply. If, as a result of any adjustment made pursuant to Article III, by virtue of the existence of Section 3.9(a), as a result of any event referred to in Section 3.13, or otherwise, the holder of a Warrant would, upon exercise thereof, become the holder of more than one class or series of capital stock of the Corporation, then (i) the Warrant Price shall be allocated among such classes or series in such manner as the Board shall determine in good faith and (ii) number, amount and type of shares of Common Stock and other securities and property for which any Warrant may be exercised and the Warrant Price shall be subject to adjustment in respect of each such class and series of capital stock in a manner and on terms as nearly as equivalent as practicable to the provisions set forth in this Article III, which manner and terms shall be determined by the Board promptly after each such adjustment, each such action by the Corporation and each other event which has or might have such result. Promptly after the Board makes any such determination, the Corporation shall deliver to each Warrantholder a written notice which shall describe in reasonable detail the manner and terms so determined.

         Section 3.10  Notices to Warrant Holders.

                  (a) Notice of Adjustments. Whenever the Warrant Price or the number of shares of Common Stock or the kind or amount of other securities or property for which any Warrant is exercisable shall be adjusted pursuant to
Article III, the Corporation at its expense shall forthwith prepare a certificate to be executed by the chief financial officer of the Corporation setting forth, in reasonable detail, the event requiring the adjustment, the nature and amount of such adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination required by any provision of Article III), the date as of which such adjustment was or will be effective as provided herein, the number of shares of Common Stock and the kinds and amounts, other securities, cash and other property for which and the Warrant Price at which each Warrant was exercisable immediately prior to such event and for and at which such Warrant is exercisable immediately after such adjustment and all other relevant information. The Corporation shall promptly cause to be delivered to each Warrantholder a signed copy of such certificate. The Corporation shall, upon the written request at any time of any Warrantholder, furnish or cause to be furnished to such Warrantholder a like certificate setting forth (i) the Warrant Price at the time in effect and showing how such Warrant Price was calculated, and (ii) the number of shares of each class or series of Warrant Stock and the kind and amount, if any, of other Warrant Securities, cash and other property which at the time would be received upon the exercise of a Warrant at the time and showing how the same were calculated.

                  (b) Notice of Corporate Action.  If at any time

                      (i) the Corporation shall take a record of the holders of any class, series or issue of its capital stock or other securities for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any evidences of its indebtedness, any shares of capital stock of any class or series, any cash or any other securities or property, or to receive any other right, interest or benefit, or

                      (ii) there shall be any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any Sale of the Company or any other event referred to in
Section 3.2 or 3.13 shall occur or be proposed, or

                      (iii) there shall be any tender offer or exchange offer for Warrant Securities of any class, series or issue, or

                      (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then the Corporation shall (x) give to each Warrantholder at least 20 days' prior written notice of the date on which a record date shall be fixed for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, (y) promptly after learning of any such tender or exchange offer, deliver to each Warrantholder notice thereof, a copy of all written offering material which the Corporation possesses or reasonably can obtain or if no such materials exist or are possessed or can reasonably be obtained by the Corporation, a written summary of all material terms and conditions of and other material facts relating thereto known to the Corporation and (z) give each Warrantholder at least 20 days' prior written notice of the scheduled, planned or anticipated date when any such reorganization, reclassification, Sale of the Company, merger, consolidation, sale, transfer, dissolution, liquidation, winding up or other event shall take place. Such notice in accordance with clause (x) of the immediately preceding sentence also shall specify (i) the date on which any such record is to be taken for the purpose of the event covered by the notice or any related event, and (ii) the date on which such event or related event is to take place and, if applicable, the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable as a result of such event.

                  (c) Notices To Stockholders. In addition to the foregoing, each Warrantholder shall be given the same notices of corporate action or proposed corporate action as any holder of Common Stock.

         Section 3.11 No Impairment. The Corporation shall not by or through amending its certificate of incorporation, any reorganization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of any Warrant or Warrant Certificate, but will at all times in good faith carry out and assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights and intended benefits of the Warrantholders against impairment. Without limiting the generality of the foregoing, the Corporation (i) will not directly or indirectly increase the par value of any shares of Common Stock or other capital stock receivable upon the exercise of any Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) will not take any action that results in any adjustment to the Warrant Price if after such adjustment the total number of shares of Common Stock or shares of any other class or series of Warrant Stock issuable upon the exercise of all of the outstanding Warrants would exceed the total number of shares of Common Stock or such other Warrant Stock, respectively, then authorized by the Corporation's Certificate of Incorporation and available and reserved for the purpose of issuance upon such exercise, and
(iii) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue shares of each class and series of Warrant Stock and other Warrant Securities upon the exercise of any Warrant which in each case are fully paid, non-assessable and without personal liability attaching to the ownership thereof and not subject to preemptive and similar purchase rights. Upon the request of any Warrantholder, at any time, the Corporation will acknowledge in writing, in form satisfactory to such Warrantholder, the continuing validity of each Warrant and Warrant Certificate then held by such Warrantholder and the obligations of the Corporation with respect thereto and thereunder.

         Section 3.12 Resolution of Certain Disputes.

                  (a) Consultation. If there shall arise any dispute between the Corporation and the Majority Holders concerning the interpretation, application or operation of the adjustment provisions of Article III (other than any such dispute referred to in the first sentence of Section 3.8(e), which shall be resolved as stated therein), the Corporation and the Majority Holders will promptly attempt to settle such dispute through consultation and negotiation in good faith and in a spirit of mutual cooperation. If agreement is reached concerning the resolution of such dispute, then such agreement shall be final, conclusive and binding on the Corporation and all Warrantholders.

                  (b) Arbitration. If, on or before the thirtieth day after written notice of such dispute is given by the Corporation to the Warrantholders or the Majority Holders to the Corporation, such dispute has not been resolved by the agreement of the Corporation and the Majority Holders, such dispute shall be settled by an expedited arbitration proceeding conducted in accordance with the then current Commercial Arbitration rules of the American Arbitration Association in New York, New York by a single arbitrator who satisfies the requirements of Section 3.12(e) and who is mutually acceptable to the Corporation and the Majority Holders or, in the event such Persons fail to agree upon such arbitrator within ten Business Days after such written notice of dispute is given, an arbitrator who satisfies such requirements appointed by the American Arbitration Association upon application of either the Corporation or the Majority Holders. Neither the Corporation nor the Majority Holders shall unreasonably withhold its approval of the selection of an arbitrator satisfying the requirements of Section 3.12(e).

                  (c) Certain Provisions Applicable to Arbitration. The Corporation and the Majority Holders shall provide such arbitrator with such information as may be reasonably requested in connection with the arbitration of such dispute and shall otherwise cooperate with each other and such arbitrator in good faith and with the goal of resolving such dispute as promptly as reasonably practicable. The arbitrator shall not have authority to award damages, but shall have only the authority to determine disputes regarding the matters set forth in the first sentence of Section 3.12(a). Subject to the immediately preceding sentence and to Section 3.12(f), the arbitrator's decision with respect to the dispute referred to such arbitration shall be final and binding and may be entered in any court with jurisdiction, and the Corporation and the Warrantholders shall abide by such decision and award. Each party shall bear its own costs and expenses, including attorney's fees, incurred in connection with any arbitration proceeding, except that the Corporation and the Warrantholders (as a group) each shall pay one-half of all fees, costs and disbursements of the arbitrator and of or charged by the American Arbitration Association.

                  (d) Other Remedies. The provisions of this Section 3.12 shall not in any way limit or otherwise affect (i) the right of any Warrantholder to seek, with regard to the matter in dispute, specific performance or other injunctive relief in any court of competent jurisdiction or (ii) the rights or remedies of any Warrantholder with respect to any claim, controversy or dispute not submitted to and decided by or within the authority of an arbitrator pursuant to this Section 3.12.

                  (e) Arbitrators. Each arbitrator appointed pursuant to Section 3.12(a) shall be an attorney who practices law in New York City, who has substantial experience in sophisticated corporate and securities transactions generally and in negotiating and drafting "antidilution" provisions of warrants and convertible securities in particular and who has not, and who is not a member or employee of any firm which has, rendered legal services to any of the parties to the dispute or any of their respective Affiliates within the preceding two years and who has no interest (other than the receipt of customary fees for his services as an arbitrator) in the matter in dispute.

                  (f) Other Rights Unaffected. Nothing contained in this Section
3.12 or any other provision hereof is intended to or shall preclude any holder of any Warrant or Warrant Stock from exercising or pursuing or otherwise limiting or affecting the rights or remedies which such holder may have pursuant to the Purchase Agreement, at law, in equity or otherwise by reason of any matter which is the subject of or basis for any dispute referred to in Section 3.12(a) (or any other matter), and the dispute resolution mechanisms provided for in this Section 3.12 are intended solely as a means of resolving bona fide disputes concerning the interpretation, application or operation of the adjustment provisions of Article III (other than any such dispute referred to in the first sentence of Section 3.8(e), which shall be resolved as stated therein) or bona fide disputes which the last sentence of Section 3.8(e) provides will be resolved pursuant to this Section 3.12, and not for the purpose of determining the rights of holders of Warrants or Warrant Stocks or the liabilities or obligations of the Corporation, for the purpose of resolving or settling any claim by any such holder of any breach or inaccuracy of any representation or warranty of, or any breach or failure to perform any covenant, agreement or obligation, of the Corporation contained herein or in the Purchase Agreement or any other Transaction Agreement (as defined in the Purchase Agreement) or any other purpose. Without limiting the generality of the immediately preceding sentence, no decision of any arbitrator appointed pursuant to this Section 3.12 shall have or be given any res judicata or similar effect in any action, suit or proceeding in which any claim by any holder of any Warrant or Warrant Stock of any breach or inaccuracy of any representation or warranty of, or any breach or failure to perform any covenant, agreement or obligation, of the Corporation contained herein or in the Purchase Agreement or any other agreement or instrument is to be adjudicated.

         Section 3.13 Reclassification, Consolidation, Merger or Sale, Conveyance or Lease or Assets.

                  (a) Adjustments. If any of the following shall occur while any Warrants are outstanding:

                  (i) any consolidation, merger, binding share exchange or reorganization to which the Corporation is party (other than a consolidation, merger, share exchange or reorganization in which the Corporation is the continuing corporation and which does not result in any reclassification of or change in the outstanding shares of Warrant Securities issuable upon exercise of the Warrants); or

                  (ii) any sale, conveyance, transfer or lease to another Entity of the properties and assets of the Corporation as an entirety or substantially as an entirety,

then the Corporation or the successor or acquiring Entity, as the case may be, shall thereupon make appropriate provision, reasonably satisfactory to the Majority Holders, so that the holders of the Warrants then outstanding shall have the right at any time thereafter, upon exercise of the Warrants, to purchase the kind and amount of shares of common stock of such successor or acquiring Entity, other capital stock or equity interests, other securities and property receivable or purchasable (as the case may be) upon such reclassification, change, consolidation, merger, sale, conveyance, transfer or lease as would be received by a holder of the number of shares of Common Stock, the number of shares of each other class or series of Warrant Stock and the kind and amount of all other Warrant Securities issuable upon exercise of such Warrant immediately prior to such consolidation, merger, sale, conveyance, transfer or lease (after giving effect to all adjustments required by this Article III. If the holders of the Common Stock or any other shares of Warrant Stock of any class or series have rights of election as to the kind or amount of capital stock or other equity interests, other securities or other property receivable upon consummation of any such transaction, then the same right of election shall be given to the holders of the Warrants. For purposes of this
Section 3.13, "common stock of the successor or acquiring Entity" shall include capital stock (or other equity interests if such Entity is not a corporation) of such Entity of any class which is not preferred as to dividends or assets on liquidation over any other class or series of stock of such corporation (or other equity interests of a non-corporate Entity) and which is not subject to redemption and shall also include any evidences of indebtedness, shares of capital stock, equity interests or other securities which are convertible into or exchangeable for any such capital stock (or other equity interests), either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such capital stock (or other equity interests).

                  (b) Express Assumption by Successor or Acquiring Corporation. In case of any such merger, consolidation, share exchange, reorganization, or disposition of assets, the successor or acquiring Entity shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this resolution to be performed and observed by the Corporation and all the obligations and liabilities thereunder or otherwise with respect thereto, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board) in order to provide for adjustments of shares of the capital stock, other securities or other property for which Warrants may be exercised which shall be as nearly equivalent as practicable to the adjustments provided for in Article III. Promptly after the Board makes any such determination, the Corporation shall deliver to each Warrantholder a written notice which shall describe in reasonable detail the manner and terms so determined.

                  (c) Provisions Apply Successively. The foregoing provisions of this Section 3.13 shall similarly apply to successive reorganizations, mergers, consolidations or disposition of assets.

         Section 3.14 Taking of Record; Stock and Warrant Transfer Books. In the case of all dividends or other distributions by the Corporation to the holders of its Common Stock with respect to which any provision of Article III refers to the taking of a record of such holders, in each such case the Corporation will not declare, pay or make any such dividend or distribution unless it shall take such a record and the Corporation take each such record as of the close of business on a Business Day. The Corporation will not at any time, except upon dissolution, liquidation or winding up of the Corporation, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

                                   ARTICLE IV

                       OTHER PROVISIONS RELATING TO RIGHTS
                             OF HOLDERS OF WARRANTS

         Section 4.1 No Rights or Obligations as Warrant Securityholder Conferred by Warrants or Warrant Certificates. Except as otherwise provided herein, no Warrant Certificate or Warrant evidenced thereby shall, prior to exercise thereof, entitle the holder thereof to any of the rights of a holder of Warrant Securities, including the right to vote at or to receive notice of any meeting of stockholders of the Corporation or any consent action or other proceeding of the Corporation. Neither the ownership of any Warrants or Warrant Certificate nor any provision of any Warrant Certificate shall give rise to any liability of the holder thereof for the purchase price of any Warrant Security or as a holder of any Warrant Security, whether such liability is asserted by or on behalf of the Corporation, creditors of the Corporation or any other Person.

         Section 4.2 Holder of Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of any Warrant Certificate, any holder of a Warrant or a Warrant Certificate, without the consent of the holder of any Warrant Securities or the holder of any other Warrant or Warrant Certificate may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation suitable to enforce, or otherwise in respect of, his rights under his Warrant Certificate(s) or otherwise with respect to his Warrant(s).

         Section 4.3 Office of the Corporation. As long as any of the Warrants remain outstanding, the Corporation shall maintain one or more offices or agencies where the Warrants may be presented for exercise and Warrants and Warrant Securities may be presented for registration of transfer, division or combination. Warrants and Warrant Securities may, in any event, be presented for such purposes at the principal executive offices of the Corporation in the United States.

         Section 4.4 Uniform Terms. The substantive terms, conditions and other provisions of all Warrants and Warrant Certificates shall at all times be uniform and identical within each class (except, in the case of Warrant Certificates, as to the number of Warrants evidenced thereby). The Corporation shall not issue any Warrants except pursuant to the Purchase Agreement. All Warrants outstanding from time to time shall be deemed to have been issued on the Issue Date, and all Warrant Certificates, whenever issued, shall be deemed to have been issued, and shall be dated, as of the Issue Date.

                                    ARTICLE V

                 TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANTS

         Section 5.1 Exchange and Transfer. Transfer of Warrants shall be registered on the books of the Corporation to be maintained for such purpose, upon surrender of the Warrant Certificate representing the Warrant or Warrants to be transferred at any office or agency designated by the Corporation pursuant to Section 4.3, together with a written Assignment Form substantially in the form annexed to this Agreement duly executed by the holder thereof or his duly appointed legal representative or attorney-in-fact. Upon such surrender, the Corporation shall, at its expense, execute and deliver a new Warrant Certificate or Warrant Certificates in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant Certificate evidencing the Warrants not so assigned. Warrants, if properly assigned in compliance herewith, may be exercised by a new holder thereof without having a new Warrant Certificate issued. At the option of any Warrantholder (i) a Warrant Certificate may be exchanged for other Warrant Certificates representing, in the aggregate, the same number of Warrants as the Warrant Certificate exchanged or (ii) two or more Warrant Certificates may be exchanged for a single Warrant Certificate representing, or some other number of Warrant Certificates representing in the aggregate, the same number of Warrants as the Warrant Certificates exchanged, in each case upon surrender of the Warrant Certificate(s) to be exchanged at the office of the Corporation referred to in Section 2.1 or another office or agency designated by the Corporation pursuant to Section 4.3. Whenever any Warrant Certificate is so surrendered for exchange, the Corporation shall, at its expense, execute and deliver the Warrant Certificate(s) which the Warrantholder making the exchange is entitled to receive. Upon receipt by the Corporation of any mutilated Warrant Certificate, or of evidence reasonably satisfactory to it of the loss, theft or destruction of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, the Corporation will make and deliver a new Warrant Certificate of identical tenor and representing the same number of Warrants as such mutilated, lost, stolen or destroyed Warrant Certificate. Any Warrant Certificate issued in exchange for any Warrant Certificate, in replacement of any mutilated, lost, stolen or destroyed Warrant Certificate or upon transfer of any Warrant shall be dated the Issue Date and shall represent an additional contractual obligation of the Corporation, whether or not the mutilated, lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to rights and benefits equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

         Section 5.2 Supplying Information. The Corporation shall cooperate with each Warrantholder and each holder of Warrant Securities in supplying such information as may be reasonably necessary for such Warrantholder or holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from registration under the Securities Act for the sale or other transfer of any Warrant or Warrant Securities. Without limiting the generality of the immediately preceding sentence, Warrantholders and prospective purchasers of Warrants designated by such holders will have the right to obtain from the Corporation upon request by such holders or prospective purchasers, during any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act, the information required by paragraph (d)(4)(i) of Rule 144A in connection with any transfer or proposed transfer of Warrants.

         Section 5.3 Expenses. No service or other charge shall be made for any exchange, substitution, replacement or registration of transfer of Warrants or Warrant Certificates and the Corporation shall bear its own costs and expenses in connection therewith, but the Corporation may require payment of a sum sufficient to cover any stamp, stock transfer or other similar tax or governmental charge that is required to be paid by the Corporation solely by virtue of any transfer. All Warrant Certificates issued upon any exchange, substitution, replacement or registration of transfer of Warrant Certificates shall be the valid obligations of the Corporation, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificate surrendered for such exchange, substitution, replacement or registration of transfer.

                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 6.1 Reacquired Warrants. All Warrants received by the Corporation upon exercise or redeemed, retired, purchased or otherwise lawfully acquired by the Corporation or any of its Subsidiaries shall be retired and canceled and shall not be deemed outstanding for any purpose or reissued.

         Section 6.2 Amendment. The terms, conditions and other provisions of the Warrants and Warrant Certificates which, as indicated hereinabove, are intended to be uniform may be amended only with the written consent of the Corporation and the Majority Holders. Any such amendment which is so consented to shall be conclusive and binding on all present and future holders of Warrant Certificates whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any holder of a Warrant Certificate in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent holders of such Warrant Certificate.

         Section 6.3 Determinations Generally. Unless otherwise expressly provided herein, all decisions and determinations required or permitted to be made hereunder by any Purchaser (including any decision as to whether to give any consent or approval) shall be made by such Person in its sole discretion.

         Section 6.4 Binding Effect; Successors and Assigns; Entire Agreement. Except as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give any creditor, stockholder or Affiliate of the Corporation or any other Person except the parties and the Persons who from time to time are holders of Warrants any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of the parties. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and the Persons who from time to time are holders of Warrants and their respective successors and permitted assigns. Except as otherwise specifically permitted or contemplated by this Agreement, neither this Agreement nor any of the rights, interests or obligations of the Corporation hereunder shall be assigned or delegated without the prior written consent of the Majority Holders. This Agreement constitutes the entire agreement of the parties with respect to the subject matter herein and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the specific subject matter hereof.

         Section 6.5 No Implied Waivers. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any agreements, covenants, obligations or commitments contained herein or made pursuant hereto. The waiver by any party of a breach or benefit of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party or beneficiary to exercise any right, privilege or remedy hereunder shall be deemed a waiver of such party's or beneficiary's rights, privileges or remedies hereunder or shall be deemed a waiver of such party's or beneficiary's rights to exercise the same at any subsequent time.

         Section 6.6 Further Assurances. Each party shall cooperate and take such actions as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

         Section 6.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement. In addition to any other lawful means of execution or delivery, this Agreement may be executed by facsimile signatures and may be delivered by the exchange of counterparts of signature pages by means of telecopier transmission.

         Section 6.8 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Corporation:     Convergent Communications, Inc.
                                    400 Inverness Drive South, Suite 400
                                    Englewood, Colorado  80112
                                    Attn:  General Counsel
                                    Telephone: (303) 749-3000
                                    Telecopy:  (303) 749-3113

         with a copy to: Richard M. Russo, Esq.
                                    Gibson, Dunn & Crutcher LLP
                                    1801 California Street, Suite 4100
                                    Denver, Colorado  80202
                                    Telephone: (303) 298-5715
                                    Telecopy:  (303) 296-5310

         If to any Warrantholder, to such Warrantholder at its address or supplied by such Warrantholder form time to time in writing to the Corporation, with copies to:

                                    Paul J. Shim, Esq.
                                    Cleary, Gottlieb, Steen & Hamilton
                                    One Liberty Plaza
                                    New York, New York 10006
                                    Telephone: (212) 225-2930
                                    Telecopy:  (212) 225-3999

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, facsimile transmission ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         Section 6.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         Section 6.10 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided, that if any provision hereof or thereof or the application of any such provisions shall be so held to be invalid, void or unenforceable by a court of competent jurisdiction, then such court may substitute therefor a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid, void or unenforceable provision and, if such court shall fail or decline to do so, the parties shall negotiate in good faith a suitable and equitable substitute provision. To the extent that any such provision shall be judicially unenforceable in any one or more states, such provision shall not be affected with respect to any other state, each provision with respect to each state being construed as several and independent.

         Section 6.11 Specific Performance. Without intending to limit the remedies available to any of the parties, each of the parties acknowledges and agrees that a violation, breach or threatened by the other of any term of this Agreement will cause such party irreparable injury for which an adequate remedy at law is not available. The parties agree that each party shall have the right of specific performance and, accordingly, shall be entitled to an injunction, restraining order or other form of equitable relief, in addition to any and all other rights and remedies at law, from any court of competent jurisdiction restraining any other party from committing any breach or threatened breach of, or otherwise specifically to enforce, any provision of this Agreement and all such rights will be cumulative. The parties further agree that any defense in any action for specific performance that a remedy at law would be adequate is waived.

                     (Signatures continued on the next page)


         IN WITNESS WHEREOF, the parties have executed this Warrant Agreement as of the date first written above.

                                    CONVERGENT COMMUNICATIONS, INC.


                                    By:
                                        -------------------------------
                                        Name:
                                        Title:


                                    TPG CONVERGENT I, LLC


                                    By:
                                        -------------------------------
                                        Name:
                                        Title:

                                    SANDLER CAPITAL PARTNERS V, L.P.

                                    By:   Sandler Investment Partners, L.P.,
                                          General Partner

                                          By: Sandler Capital Management,
                                              General Partner

                                          By: MJDM Corp., a General
                                                   Partner

                                          By:
                                              ------------------------

                                              Edward G. Grinacoff
                                              President


                                    SANDLER CAPITAL PARTNERS IV, L.P.

                                    By:   Sandler Investment Partners, L.P.,
                                          General Partner

                                          By: Sandler Capital Management,
                                              General Partner

                                          By: MJDM Corp., a General
                                                  Partner

                                          By:
                                              ------------------------

                                              Edward G. Grinacoff
                                              President

                                    EXHIBIT F


CONVERGENT COMMUNICATIONS(TM)                            PROPRIETARY INFORMATION
--------------------------------------------------------------------------------

                          EMPLOYMENT SERVICES AGREEMENT

--------------------------------------------------------------------------------
 Employee Information

 Joseph R. Zell                                  1275 East Kistler Court
 -------------------------------------           -------------------------------
 (Name)                                          Highlands Ranch, CO 80126
                                                 -------------------------------
 Effective Date:   April    , 2000               (Address)
 -------------------------------------
1. Employment. The Company agrees to employ Employee and Employee hereby agrees to be employed by the Company and/or such of its subsidiaries and affiliate corporations as determined by the Company on a full-time basis, for the period and upon the terms and conditions hereinafter set forth, provided that this Agreement shall not be effective unless and until the Company has executed a definitive Securities Purchase Agreement with one or more investors whereby the Company will receive a minimum of $150 million in gross proceeds pursuant to the sale of certain securities.
2. Capacity and Duties. Employee shall be employed in the following capacity for the Company or any of its affiliates in such capacity of equal or greater responsibility. During his employment, Employee shall perform the duties and bear the responsibilities commensurate with his position and shall devote his full working time, energy and attention to the performance of his duties and responsibilities hereunder and shall faithfully and diligently endeavor to promote the business and best interests of the Company and its affiliates. During his employment, Employee may not, without the prior written consent of the Company, operate, participate in the management, operations or control of, or act as an employee, officer, consultant, agent or representative of, any type of business or service (other than as an employee of the Company), provided that it shall not be a violation of the foregoing for Employee to (i) act or serve as a director, trustee or committee member of any civic or charitable organization and (ii) manage his personal, financial and legal affairs, so long as such activities (described in clauses (i) and (ii)) do not interfere with the performance of his duties and responsibilities to the Company as provided hereunder.
--------------------------------------------------------------------------------
                    Title:     Chief Executive Officer and President
--------------------------------------------------------------------------------
3.  Compensation and Benefits.
    3.1 The Company shall pay Employee during the Term of this Agreement an annual base salary, payable semi-monthly as follows. The annual base salary may be adjusted from time to time for merit increases in the sole discretion of the Company.
--------------------------------------------------------------------------------
       Annual Base Salary:     Five Hundred Thousand Dollars ($500,000)
--------------------------------------------------------------------------------
    3.2 In addition to his Annual Base Salary, during the Term of this Agreement, Employee shall be eligible to receive a performance bonus (the "Performance Bonus") for each fiscal year of the Company, payable after the end of the fiscal year, if certain performance objectives to be determined by the Board of Directors of the Company are achieved. The target Performance Bonus will be a percentage of Employee's annual base salary.
--------------------------------------------------------------------------------
 Target Performance Bonus:     One Hundred Percent (100%) of Annual Base Salary
--------------------------------------------------------------------------------
    3.3 Throughout the Term of this Agreement, the Company shall provide Employee a monthly car allowance as shall be determined in accordance with the Company's policies.
    3.4 In addition to the compensation as provided above, the Company shall provide Employee during the Term of this Agreement, with the benefits of such insurance plans, hospitalization plans, stock plans, retirement plans and other employee fringe benefits (including sick leave and four (4) weeks annual vacation time) as shall be generally provided to the other executives of the Company and for which Employee may be eligible under the terms and conditions thereof. The Company reserves the right to modify, delete or change its benefits at any time provided that any such changes applied to Employee shall also apply to the same extent to the Company's other executive officers.
    3.5 Throughout the Term of this Agreement, the Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the business of the Company and in performance of his duties under this Agreement, upon presentation to the Company by Employee of an itemized accounting of such expenses with reasonable supporting data.

This Employment Services Agreement is further subject to the Employment Agreement Terms ("Agreement Terms") attached hereto, and, if this box is marked,
[x] Addendum A attached hereto (collectively the "Agreement"). Employee has read and understands the Agreement Terms and agrees to be bound by those conditions. Acceptance of this Agreement is contingent upon acceptance by a representative of the Company duly authorized to execute this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the last date shown below.

CONVERGENT COMMUNICATIONS, INC.                    JOSEPH R. ZELL
(Company)                                          (Employee)

By:
    ----------------------------------             -----------------------------
Title:
       -------------------------------

                           Employment Agreement Terms


         The following Employment Agreement Terms are in addition to the terms and conditions contained in the Employment Services Agreement cover sheet:


4. Term. The initial term of this Agreement shall commence on the Effective Date of this Agreement and shall continue until the third anniversary of the Effective Date, unless sooner terminated by either party pursuant to Section 5 below ("Term"). The applicable provisions of Sections 6, 7, 8, 9 and 10 shall remain in full force and effect as provided and for the time periods specified in such Sections notwithstanding the termination of this Agreement; all other obligations of either party to the other under this Agreement shall terminate at the end of the Term.

5.   Termination.

     5.1 If, during the Term of this Agreement, Employee dies or is prevented from performing his duties by reason of illness or incapacity for one hundred forty (140) days in any one hundred eighty (180) day period, the Company may terminate this Agreement, upon thirty (30) days prior notice thereof to Employee or his duly appointed legal representative.

     5.2 The Company or the Employee may terminate this Agreement upon at least thirty (30) days prior notice to Employee upon the happening of any of the following events ("Change of Control Event"):

           5.2.1 The sale by the Company of substantially all of its assets to a single purchaser or associated group of purchasers who are not affiliates of the Company. For the purposes of this Agreement, the term "affiliate" means a person, firm or corporation that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company or with the Texas Pacific Group or any of its affiliates.

           5.2.2 The sale, exchange or other disposition in one transaction of eighty percent (80%) or more of the outstanding voting stock of the Company to or with a person, firm or corporation not then an affiliate of the Company.

           5.2.3 The merger or consolidation of the Company in a transaction not involving an affiliate of the Company in which the shareholders of the Company receive less than fifty percent (50%) of the outstanding voting stock of the new continuing corporation.

           5.2.4 A bona fide decision by the Company to terminate its business and liquidate its assets (but only if such liquidation is not part of a plan to carry on the Company's business through its shareholders).

           5.2.5 If Employee's employment is terminated prior to the date on which a Change of Control Event occurs, and such termination was at the request of a third party who has taken steps to effect a Change of Control Event or was otherwise caused by the Change of Control Event, then for all purposes of this Agreement, a Change of Control Event shall be deemed to have occurred prior to such termination.

     5.3 The Company may terminate this Agreement at any time for gross negligence or willful non-performance by Employee of any duty as an employee of the Company which continues for a period of thirty (30) days after written notice specifying such negligence or non-performance.

     5.4 The Company may terminate this Agreement immediately upon a material breach of any obligation or covenant created by or under this Agreement that is not cured by Employee within thirty (30) days of his receipt of written notice of said breach, or upon Employee's intentional commission of a violation of any federal law, rule or regulation, or any theft, fraud, embezzlement or similar crime involving the commission of any felony.

     5.5 Company or Employee may terminate this Agreement without cause upon at least thirty (30) days prior notice.

     5.6 Termination Fees. In the event that this Agreement is terminated pursuant to this Section 5, Company shall pay Employee a Termination Fee as described below, provided that such Termination Fee shall be conditioned upon and subject to Employee executing a valid release and waiver waiving all claims that Employee may have against the Company, its affiliates and their respective assigns, successors, employees, directors, officers, shareholders and agents, and upon Employee's compliance with the restrictive covenants provided in Sections 6 and 7 hereof.

           5.6.1 If this Agreement is terminated by (a) the Company under subsections 5.1, 5.2 or 5.5 above, or (b) by the Employee for any or no reason more than three (3) months following a Change of Control Event; or (c) by the

                                     Initials:                    Date:
                                              -------  -------         ---------

                           Employment Agreement Terms


Employee (i) for Good Reason during the three (3) months following a Change of Control Event as described in subsection 5.2 above or such shorter period as the parties may mutually agree is required to effectuate an orderly transition of Employee's responsibilities, or (ii) at any time for Good Reason (as defined below), then: (1) the Company shall continue to pay Employee's monthly base salary, as shall be in effect on the termination date, for a period of twenty-four (24) months following the date of termination; (2) the Company shall provide Employee with the following benefits coverage: life, medical, dental and vision, for a period of twenty-four (24) months following the date of termination; (3) two times the amount of the incentive bonus, if any, earned by Employee in the fiscal year ending prior to the date of termination pursuant to
Section 3.2 and (4) vesting of Employee's stock options, if any, shall be accelerated such that all stock options granted to Employee will vest as of the date of termination; provided that Employee shall not receive any Termination Fee if he terminates this Agreement without Good Reason during the three (3) months following a Change of Control Event as described in subsection 5.2 above or such shorter period as the parties may mutually agree is required to effectuate an orderly transition of Employee's responsibilities.

           5.6.2 For purposes of this Agreement, "Good Reason" shall mean, without the Employee's express written consent, the occurrence of any of the following circumstances, unless in the case of clauses (i), (v), or (vi), such circumstances are fully corrected within thirty (30) days following notice to the Company:

                 (i).The material diminution of Employee's authority, duties and reporting relationships, or a substantial adverse alteration in the nature or status of the Employee's responsibilities from those in effect immediately after the commencement of his employment;

                 (ii). A reduction by the Company in the Employee's annual base salary as then in effect;

                 (iii). A new Company requirement is instituted which requires the Employee to change his work location to a location greater than fifty (50) miles from Employee's work location immediately prior to the institution of the requirement, but not including a requirement that the Employee travel on the Company's business to an extent substantially consistent with his present business travel obligations;

                 (iv). The failure by the Company, without the Employee's consent, to pay to the Employee any portion of any base salary, bonus, other material cash compensation, Common Stock or stock options payable in consideration of Employee's employment with the Company, or to pay to the Employee any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due, unless such failure to pay is reasonably in dispute by the Company;

                 (v).The failure by the Company to continue in effect any compensation plan in which the Employee participates that is material to the Employee's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan , or the failure by the Company to continue the Employee's participation therein; provided that this subsection shall not apply in the event of a change in any compensation plan that applies generally to all of the Company's executive officers;

                 (vi). following a Change of Control Event only: the failure by the Company to continue to provide the Employee with benefits substantially similar to those enjoyed by the Employee under any of the Company's pension, life insurance, medical, health and accident, or disability plan in which the Employee was participating immediately after the commencement of his employment; the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by the Employee immediately after the commencement of his employment; or the failure by the Company to provide the Employee with the number of paid vacation days to which the Employee is entitled pursuant to the greater of (a) this Agreement or (b) the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect immediately after the commencement of his employment.

     The Employee's right to terminate his employment pursuant to this subsection shall not be affected by his incapacity due to physical or mental illness. The Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

           5.6.3 No Termination Fee shall be paid to Employee in the event that this Agreement is terminated for any other reason, including, without limitation, pursuant to subsections 5.3 and 5.4 herein or by

                                     Initials:                    Date:
                                              -------  -------         ---------

                           Employment Agreement Terms


Employee pursuant to Section 5.5.

           5.6.4 Employee shall not be required to mitigate the amount of any payment provided for in Section 5.6 of this Agreement by seeking other employment or otherwise.

     5.7   In the event that this Agreement is terminated pursuant to subsection
5.2 or by the Company pursuant to subsection 5.5, Employee shall have a period of twelve (12) months from the date of termination in which to exercise Employee's vested stock options.

     5.8 Any termination of Employee's employment by Company (other than termination pursuant to Section 5.1) shall be communicated by a written notice (the "Notice of Termination"), which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated. Any purported termination pursuant to Section 5.3 and 5.4 that is disputed and finally determined not to have been proper shall be a termination by Company in breach of this Agreement.

     5.9 Notwithstanding any other provision of this Agreement, Employee shall not be deemed to have been terminated in conformity with section 5.3 and/or 5.4 of this Agreement unless Employee has first received: (A) reasonable notice to Employee setting forth the reasons for Company's intention to terminate for Cause; and (B) an opportunity, with his counsel, to appear before and be heard by the Board at the earliest reasonable date; and (C) delivery of a Notice of Termination from the Board finding that, in the good faith opinion of the Board, Cause as specified in the notice required by clause 5.9(A), above, exists, and specifying the particulars thereof in detail.

6.   Covenant Not to Compete.

     6.1 During the term of this Agreement, Employee shall not directly or indirectly, own, manage, operate, control, be employed by, or participate in the ownership, management, operation or control of a business that is a Direct Competitor of the Company within a Relevant Area. For the purposes of this
Section 6, including all subsections of this Section 6, a "Direct Competitor" is a company engaged in providing integrated communications services and/or equipment to small and medium-sized business enterprises, and the "Relevant Area" shall be defined as any area located within, or within fifty (50) miles of, the legal boundaries or limits of any city within which the Company or any parent, subsidiary or affiliate thereof is providing services, has commenced the acquisition of any authorizations, rights of way or facilities or has commenced the construction of facilities for the purpose of providing services, or the Company has publicly announced or privately disclosed in writing to Employee that it plans to provide Services.

     6.2 If, after the termination of this Agreement, Employee directly or indirectly, owns, manages, operates, controls, becomes employed by, or participates in the ownership, management, operation or control of a business that is a Direct Competitor of the Company within a Relevant Area, then the Company shall thereafter be relieved of its obligation, if any, to continue the payment of any Termination Fee to Employee; provided that this section 6.2 shall not apply if Employee terminates this Agreement for Good Reason, or following a Change of Control Event.

     6.3 During the Term of this Agreement (or, if longer, during the term of Employee's employment with the Company or any of its affiliates) and for a period of twenty-four (24) months after termination of this Agreement (or, if longer, termination of Employee's employment with the Company or any of its affiliates), Employee shall not (i) directly or indirectly cause or attempt to cause any employee of the Company or any of its affiliates to leave the employ of the Company or any affiliate, (ii) in any way interfere with the relationship between the Company and any employee or between an affiliate and any employee of the affiliate, (iii) directly or indirectly hire any employee of the Company or any affiliate to work for any organization of which Employee is an officer, director, employee, consultant, independent contractor or owner of an equity or other financial interest, or (iv) interfere or attempt to interfere with any transaction in which the Company or any of its affiliates was involved during the Term of this Agreement or Employee's employment, which ever is longer.

     6.3 Employee agrees that, because of the nature and sensitivity of the information to which he will be privy and because of the nature and national and international scope of the Company's business, the restrictions in this Section 6 are fair and reasonable.

7.   Confidential Information.

     7.1 The relationship between the Company and Employee is one of confidence and trust.

     7.2 As used in this Agreement (i) "Confidential Information" means information disclosed to or acquired

                                     Initials:                    Date:
                                              -------  -------         ---------

                           Employment Agreement Terms


by Employee about the Company's plans, products, processes and services including the Services and any Relevant Area, including information relating to research, development, inventions, manufacturing, purchasing, accounting, engineering, marketing, merchandising, selling, pricing and tariffed or contractual terms, customer lists and prospect lists or other market information, with respect to any of the Company's then current business activities; and (ii) "Inventions" means any inventions, discoveries, concepts and ideas, whether patentable or not, including, without limitation, processes, methods, formulas, and techniques (as well as related improvements and knowledge) that are based on or related to Confidential Information, that pertain in any manner to the Company's then currently used technology, expertise or business and that are made or conceived by Employee, either solely or jointly with others, and while employed by the Company or within six (6) months thereafter, whether or not made or conceived during working hours or with the use of the Company's facilities, materials or personnel.

     7.3 Employee agrees that he shall at no time during the term of his employment or at any time thereafter disclose any Confidential Information, Inventions or component thereof to any person, firm or corporation to any extent or for any reason or purpose or use any Confidential Information or component thereof for any purpose other than the conduct of the Company's business

     7.4 Any Confidential Information, Invention or component thereof that is directly or indirectly originated, developed or perfected to any degree by Employee during the term of his employment by the Company shall be and remain the sole property of the Company and shall be deemed trade secrets of the Company.

     7.5 Upon termination of Employee's employment pursuant to any of the provisions herein, Employee or his legal representative shall deliver to the Company all originals and all duplicates and/or copies of all documents, records, notebooks, and similar repositories of or containing Confidential Information or subject matter then in his possession, whether prepared by him or not.

     7.6   Employee agrees that the covenants and agreements contained in this
Section 7 are fair and reasonable and that no waiver or modification of this Section or any covenant or condition set forth herein shall be valid unless set forth in writing and duly executed by the parties hereto. Employee agrees to execute such separate and further confidentiality agreements embodying and enlarging upon the provisions of this Section 7 as the Company may reasonably request.

8. Injunctive Relief. Upon a breach or threatened breach by Employee of any of the provisions of Sections 6 and 7 of this Agreement, the Company shall be entitled to an injunction restraining Employee from such breach if the Company satisfies the requirements of Rule 65, Colorado Rules of Civil Procedure, and Colorado decisional law applying Rule 65. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach, including recovery of damages from Employee.

9. No Waiver. A waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent or other breach by Employee.

10. Severability. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

11. Notices. All communications, requests, consents and other notices provided for in this Agreement shall be in writing and shall be deemed given if mailed by first class mail, postage prepaid, certified or return receipt requested to the addresses set forth herein, or last known address and received by the intended party. If the mailing is returned to the sender due to an incorrect address, the correct address must be obtained in order for the communication to be received and completed.

12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

13. Assignment. The Company may assign its rights and obligations under this Agreement to any affiliate of the Company or, subject to the provisions of
Section 5, to any acquirer of substantially all of the business of the Company, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or
                                     Initials:                    Date:
                                              -------  -------         ---------

                           Employment Agreement Terms


against any such assignee. Neither this Agreement nor any rights or duties hereunder may be assigned or delegated by Employee.

14. Amendments. No provision of this Agreement shall be altered, amended, revoked or waived except by an instrument in writing, signed by each party to this Agreement.

15. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

16. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17. Entire Agreement. This Agreement (and the Company's arbitration procedures described below) sets forth the entire agreement and understanding of the parties and supersedes all prior understandings, agreements or representations by or between the parties, whether written or oral, which relate in any way to the subject matter hereof, including, without limitation, any previously executed employment agreements or amendments thereto.

18.  Indemnification

     18.1 To the greatest extent allowable under applicable law, the Company shall indemnify and defend Employee from and against all claims, demands and liabilities arising from or relating to Employee's employment or other relationships with the Company ("Indemnified Claims"), and advance to Employee all costs and attorneys' fees incurred by him or on his behalf in connection with any Indemnified Claim; provided that in no circumstances shall the indemnification and/or cost advance requirements of this paragraph exceed the scope of the indemnification and cost advance rights extended by the Company's bylaws to the Company's executive officers.

     18.2 Employee represents and warrants that he is not in breach of his obligations to any former employer under any agreement limiting his ability or right to solicit or hire any individual, and agrees that he shall not during the term of this Agreement knowingly and intentionally violate any such obligation. Provided that Employee has not knowingly and intentionally violated any obligations described in the previous sentence, the Company shall fully indemnify Employee concerning and defend him against any claim or demand by, or liability by Employee to, Employee's former employer (including, without limitation, any demand for repayment of cash, stock or stock options, or any effort to cancel stock options or otherwise avoid any obligation relating thereto) arising from or relating to any contractual or other legal limitation on or prohibition of the solicitation or hiring of any person, as an employee, contractor or otherwise, by the Company or any affiliate thereof.

19. Arbitration. Any dispute arising out of this Agreement, the Employee's application for employment, the Employee's relationship with the Company, or the Employee's employment or separation from employment shall be subject to arbitration pursuant to the Company's arbitration procedures. The Employee acknowledges that a copy of the procedures has been delivered to and read by the Employee prior to the time he/she executed this Agreement. It is understood that all sections of the Arbitration Procedures apply, except those sections pertaining to at-will employment, which are superseded by this Employment Agreement. In his or her final award, the arbitrator shall award the party substantially prevailing all costs incurred by that party in connection with the arbitration, including reasonable attorneys' fees and that party's share, if any, of the fees charged by the arbitrator, and all filing and/or arbitration administration fees incurred by that party in connection with the arbitration.





                                     Initials:                    Date:
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

CONVERGENT COMMUNICATIONS(TM)                            PROPRIETARY INFORMATION

--------------------------------------------------------------------------------

                   ADDENDUM A TO EMPLOYMENT SERVICES AGREEMENT

--------------------------------------------------------------------------------

1. Additional Provisions. The Company and Employee agree to the following additions, changes and amendments to the Employment Services Agreement and the Agreement Terms:

--------------------------------------------------------------------------------
Section Reference        Additions, Changes or Amendments
--------------------------------------------------------------------------------
     3.2                 Employee's Performance Bonus described in Section 3.2
  (addendum)             shall be guaranteed to be a minimum of $250,000 for the
                         first fiscal year of Employee's employment which amount shall be offset by any actual Performance Bonus earned in such year.

--------------------------------------------------------------------------------
     3.3                 Employee's monthly car allowance shall be $1,200
  (addendum)             payable semi-monthly.

--------------------------------------------------------------------------------
     3.4                 The Company hereby represents and warrants that all
  (addendum)             stock option grants contemplated or required by this
                         Agreement are authorized by and permissible under its various stock option plans and programs, and that it shall exercise its best efforts to obtain all board and/or shareholder approvals, if any, required to allow such stock option grants to be made to Employee as, when and on the terms specified hereunder. Employee shall receive an option to purchase 1,500,000 shares of Company common stock at an exercise price of $13.00 per share. 25% of the shares underlying the option shall be immediately vested upon grant. The remaining 75% of the shares underlying the option shall vest in three equal installments on each of the succeeding three anniversaries of the date of grant, provided that Employee is still employed by the Company on each such anniversary. The terms and conditions of the Company's
                         Stock Incentive Plan shall govern all other aspects of the stock option grant; provided that in the event of any conflict between any term of this Agreement and any term of the Plan or any Option Certificate issued thereunder, the terms of this Agreement shall control.


                                    {Rest of Page Intentionally Blank}
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
                                     Initials:                    Date:
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


--------------------------------------------------------------------------------
     3.6                 3.6.1 The Company shall pay Employee a signing bonus
    (new) comprised of a combination of cash and Common Stock with a total value of $20 million ("Signing Bonus"), which shall be payable in two equal installments as follows: (i) $10 million in cash or Common Stock in a combination designated by Employee as provided in section 3.6.2, below, on the later of (a) 31 days after the Company receives Employee's designation or (b) the date by which the Company has executed definitive Securities Purchase Agreements with one or more investors whereby the Company will receive a minimum of $150 million in gross proceeds pursuant to the sale of certain securities ("Initial Installment"), and (ii) $10 million in cash or Common Stock in a combination designated by Employee as provided in section 3.6.2, on the earlier to occur of (a) the closing of the merger of US West Communications, Inc. and Qwest Communications, Inc., and (b) December 31, 2000 ("Final Installment").

                         3.6.2 On or before March 29, 2000, Employee shall deliver to the company a written designation (the "Designation") specifying the combination of cash and Common Stock that shall together comprise the Initial Installment and the Final Installment (which may be comprised of different combinations of cash and Common Stock). To the extent that Employee elects to receive any portion of Signing Bonus payable in the Initial Installment in the form of Common Stock, the number of shares of Common Stock to be so granted shall be determined by dividing the number of dollars of the Signing Bonus designated by Employee to be payable in Common Stock by $13.00 To the extent that Employee elects to receive any portion of Signing Bonus payable in the Final Installment in the form of Common Stock, the number of shares of Common Stock to be so granted shall be determined by dividing the number of dollars of the Signing Bonus designated by Employee to be payable in Common Stock by the volume-weighted average closing price of the Common Stock on the NASDAQ National Market for the twenty trading days immediately preceding the date of the grant. Employee shall have the right, before his first date of active employment under this Agreement, to defer any cash payment received as a result of a designation under this section 3.6.2 into a deferred compensation plan established by the Company. Upon Employee's request, the Company shall establish a deferred compensation plan as of Employee's first day of active employment under this Agreement giving effect to Employee's deferral election. Employee and the Company shall cooperate concerning the terms and conditions of such a plan


--------------------------------------------------------------------------------
                         3.6.3 In the event that Employee's employment is terminated prior to the earlier to occur of (i) the closing of the merger of US West Communications, Inc. and Qwest communications, Inc., and (ii) December 31, 2000 and is (A) voluntarily terminated by Employee without Good Reason or (B) terminated by the Company pursuant to Section 5.4 of this Agreement, then Employee hereby agrees and acknowledges that he shall, only with respect to the Initial Installment of the Signing Bonus, repay the net cash portion (after taxes withheld) of the Signing Bonus and return any shares of Common Stock received by Employee as the Common Stock portion of the Signing Bonus to the Company within twenty (20) days after such termination of employment.

                         3.6.4 In the event that, after Employee receives the Final Installment, Employee's employment is (A) voluntarily terminated by Employee without Good Reason or (B) terminated by the Company pursuant to Section
                         5.4 of this Agreement, then Employee hereby agrees and acknowledges that he shall, only with respect to the Final Installment of the Signing Bonus, repay the net cash portion (after taxes withheld) of the Signing Bonus and return any shares of Common Stock received by Employee as the Common Stock portion of the Signing Bonus to the Company within twenty (20) days after such termination of employment in accordance with the following schedule:


--------------------------------------------------------------------------------
                                     Initials:                    Date:
                                              -------  -------         ---------

--------------------------------------------------------------------------------
             Date of Termination of          |  Cash, Common Stock Portion of
           Employment (based upon the        |  Final Installment of Signing
            applicable period of time        | Bonus to be Returned to Company
        following Employee's receipt of      |
          the Final Installment of the       |
                  Signing Bonus)             |
---------------------------------------------|----------------------------------
          During the 1st through 3rd month   |             80%
---------------------------------------------|----------------------------------
          During the 4th through 6th month   |             60%
---------------------------------------------|----------------------------------
          During the 7th through 9th month   |             40%
---------------------------------------------|----------------------------------
          During the 10th through 12th month |             20%
---------------------------------------------|----------------------------------
       | 3.6.5 The Company shall have the right to offset and/or withhold any
       | amounts accrued or owed to Employee in order to satisfy all or any
       | portion of Employee's obligations under this Section 3.6.
--------

2. Part of Agreement. This Addendum is a part of the Employment Services Agreement executed on the same date as this Addendum.

3. Other Terms and Conditions. All other terms and conditions of the Agreement shall remain in full force and effect, as if fully stated herein.

4. Capitalized Terms. Capitalized terms, and other defined terms, shall have the same meaning as that accorded to them in the Agreement, unless the context requires otherwise.

5. Conflict. If there are any conflicting terms or conditions between the terms and conditions of this Addendum and the terms and conditions of the Agreement, the terms and conditions of this Addendum shall control.





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                                     Initials:                    Date:
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

                                    EXHIBIT G


                            INVESTOR RIGHTS AGREEMENT

                  INVESTOR RIGHTS AGREEMENT, dated April [__], 2000, between Convergent Communications, Inc., a Colorado corporation (the "Company"), and each of the entities named on Exhibit A hereto (each, an "Initial Investor" and, collectively, the "Initial Investors").

                  The Company and the Initial Investors have entered into that certain Securities Purchase Agreement, dated as of the date hereof, pursuant to which the Investor is purchasing from the Company, simultaneously with the execution and delivery of this Agreement on the date hereof, certain securities of the Company that are convertible into or exercisable for shares of the Company's common stock. The Company has agreed to grant the Initial Investors certain rights with respect to such securities and the underlying common stock of the Company.

                  In consideration of the premises and the covenants and agreement herein contained, in order to induce the Initial Investors to enter into such Securities Purchase Agreement and consummate the transactions contemplated thereby and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.

                                   Article I

                                   DEFINITIONS

                  Section 1.01. As used in this Agreement, the following terms have the meanings indicated:

                  "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act. The term "affiliated" (whether or not capitalized) shall have a correlative meaning. For purposes hereof, the Company shall not be deemed to be an Affiliate of any Investor or any Affiliate of any Investor.

                  "Agreement" means this Investor Rights Agreement, as amended from time to time in accordance with the terms hereof.

                  "Beneficial Ownership" shall mean the power, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to (i) vote, or to direct the voting of, a security, and (ii) dispose, or to direct the disposition of, such security.

                  "Beneficially Owns" shall mean having Beneficial Ownership.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in either New York, New York, or the city and state in which the principal executive offices of the Company within the United States are located are authorized or obligated by law or executive order to close.

                  "Closing Date" has the meaning given to such term in the Purchase Agreement.

                  "Commencement Date" means the 120th day following the Closing Date.

                  "Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

                  "Common Stock" means the Common Stock, no par value, of the Company and any capital stock into which such Common Stock may be reclassified or otherwise changed, and, unless the context otherwise requires, such term shall also include all securities of the Company or any other issuer issued to the holders of shares of Common Stock as a dividend or other distribution on, in exchange for, in replacement of or upon the exercise of any conversion, purchase or subscription right associated with any shares of Common Stock.

                  "Common Stock Rights" shall mean any Rights to subscribe for, purchase or otherwise acquire any share or shares of Common Stock.

                  "Company Indemnified Parties" has the meaning set forth in
Section 6.02.

                  "Convertible Securities" means evidences of indebtedness, shares of capital stock or other securities or obligations that are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for any Common Stock, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

                  "Demand Registration" has the meaning set forth in Section
2.01.

                  "Disadvantageous Effect" has the meaning set forth in Section 2.07.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and (unless the context otherwise indicates) the rules and regulations of the Commission promulgated thereunder, as they each may, from time to time, be in effect.

                  "Existing Registration Rights" mean, as of any time of determination, contractual commitments of the Company that existed as of January 1, 2000, were disclosed on a schedule to the Purchase Agreement and remain in effect as of such time, entitling Persons to exercise piggy-back registration rights if the Company registers any of its securities for itself or for others.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Indemnified Party" has the meaning set forth in Section 6.03.

                  "Indemnifying Party" has the meaning set forth in Section
6.03.

                  "Initial Investor" has the meaning set forth in the introductory paragraph.

                  "Initiating Investor" has the meaning set forth in Section
2.02.

                  "Investors" means:

                  (i)    the Initial Investors,

                  (ii) each other Person, other than the Company or an Affiliate of the Company, who at any time acquires any Registrable Shares directly or indirectly from any Initial Investor or other Investor in a transaction or chain of transactions not involving a public offering within the meaning of and registered under the Securities Act, and who

                         (A) so acquires the lesser of (1) all of the Registrable Shares held by such Investor, and (2) 10% of the original number of Registrable Shares initially held by all Initial Investors; or

                         (B) is a constituent stockholder, partner or member (including limited partners and retired partners or members) of an Investor to whom Registrable Shares are distributed as part of a distribution by such Investor to its constituent stockholders, partners or members generally, or is a liquidating trust established in connection with the dissolution or winding up of any Investor; and

                  (iii) any Investor's successors, Affiliates and, in the case of any Investor who is a natural person, such individual's spouse, ancestors, lineal descendants, siblings, executors, administrators and heirs of who acquire Registrable Shares by gift, will or intestate succession, in each of the foregoing cases, if such Person (if not an Initial Investor) agrees in writing to be bound by this Agreement as an Investor and for so long as such Person continues to hold any Registrable Shares.

                  "Losses" has the meaning set forth in Section 6.01.

                  "Majority Investors" means any one or more Investors who hold a total number of Registrable Shares equal to at least a majority of the aggregate number of Registrable Shares then held by all Investors.

                  "Majority Selling Investors" means, with respect to any Demand Registration or Piggyback Registration, any one or more Selling Investors who hold a total number of Registrable Shares equal to at least a majority of the aggregate number of Registrable Shares which are held by all Selling Investors and which are or are to be included in such Demand Registration or Piggyback Registration.

                  "New Securities" means, subject to Section 7.04, any newly issued shares of capital stock of the Company, including Common Stock and any class or series of preferred stock, whether authorized or not, and Rights to acquire shares of Common Stock or preferred stock.

                  "New Securities Purchaser" has the meaning set forth in the definition of "Preissuance Notice" set forth below in this Section 1.01.

                  "Notes" means the Corporation's 13% Series B Senior Notes due 2008 issued under the Indenture, dated as of April 2, 1998, between the Corporation and Norwest Bank Colorado, N.A., a national banking association, as Trustee.

                  "Number of Common Shares Outstanding" has the meaning set forth in Section 7.01.

                  "Originally Issued Shares" means, as of any time, the aggregate number of Conversion Securities (as defined in the Series B Articles of Amendment) represented by the Series B Shares issued to the Investors on the Closing Date, as such aggregate number shall have from time to time been cumulatively adjusted as a result of the operation of the Series B Articles of Amendment.

                  "Pari Passu Registration Rightsholder" means:

                  (i) as used in Section 2.06 with respect to any Demand Registration requested by the Investors, a Person (A) who has, at the time of such request, the right, under a then-effective written contract entered into with the Company prior to the Closing Date and disclosed on a schedule to the Purchase Agreement, to require shares of Common Stock then owned by such Person to be included in such Demand Registration and (B) who exercises that right with respect to all or some of those shares in accordance with the terms of such contract, if and to the extent a breach of such contract by the Company would result from the reduction, in the circumstances contemplated by Section 2.06, of the number of such shares requested to be included by such Person in such Demand Registration before any reduction in the number of Registrable Shares sought to be included in such Demand Registration by the Investors; or

                  (ii) as used in Section 3.02(b) with respect to any Piggyback Registration in which any Investors have requested inclusion of Registrable Shares in accordance with Section 3.01, a Person (A) who has, at the time of such request, the right, under a then-effective written contract entered into with the Company prior to the Closing Date and disclosed on a schedule to the Purchase Agreement or granted after the Closing Date without violation of Section 8.03, to require shares of Common Stock then owned by such Person to be included in such Piggyback Registration and (B) who exercises that right with respect to all or some of those shares in accordance with the terms of such contract, if and to the extent a breach of such contract by the Company would result from the reduction, in the circumstances contemplated by Section 3.02(b), of the number of such shares requested to be included by such Person in such Piggyback Registration before any reduction in the number of Registrable Shares sought to be included in such Piggyback Registration by the Investors.

                  "Person" means any individual, corporation, limited liability company, general or limited partnership, joint venture, association, joint stock company, trust, unincorporated business or organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

                  "Piggyback Registration" has the meaning set forth in Section 3.01.

                  "Preissuance Notice" shall be a written notice given to the Investors pursuant to Section 7.01 no later than ten days prior to the date the Company plans to issue New Securities. Each Preissuance Notice shall (i) specify the kind and amount of New Securities proposed to be issued, (ii) if such New Securities consist of or include Common Stock Rights, briefly describe the terms of such Common Stock Rights, (iii) identify each Person to whom such New Securities are proposed to be issued (each a "New Securities Purchaser"), if then known by the Company, (iv) state the method or manner of issuance, (v) state the kind(s) and amount(s) of consideration for which such New Securities are proposed to be issued and the determination of the Company's Board of Directors of the fair market value of any such consideration other than cash and
(vi) describe the other material terms and conditions of the proposed issuance of New Securities.

                  "Purchase Agreement" means the Securities Purchase Agreement, dated as of April 4, 2000, between the Corporation and the Investor, as the same may be amended from time to time in accordance with its terms.

                  "Qualifying Rights" means, as of any time, shares of the Series B Preferred Stock and the Warrants, and also includes all other Common Stock Rights which, by their terms, are exercisable for shares of Common Stock only upon the payment, conversion, surrender, exchange or delivery by the holder of additional consideration in cash or property in an amount or having a fair market value per share of Common Stock which, as of such time, is equal to or less than the fair market value per share of the Common Stock determined as of such time.

                  "Registrable Shares" means (i) any and all shares of Common Stock issued or issuable upon conversion of any Series B Share or upon exercise, conversion or exchange of any Warrant, (ii) any and all shares of Common Stock, and any shares of Common Stock issued or issuable upon the exercise of any Rights or other securities, acquired by or issuable to the Investors pursuant to
Article VII of this Agreement and (iii) any other shares of Common Stock issued in respect of any such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (x) upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act, (y) upon any sale in any manner to a Person which is not entitled to the rights provided by this Agreement or (z) with respect to the Registrable Shares held by any specific Investor, when all such Registrable Shares held by such Investor either (1) may be sold by such Investor under Rule 144 under the Securities Act without limitation as to manner of sale and without any limitation as to volume or (2) are equal to or less than the number that may be sold by such Investor under Rule 144(e) within any three-month period. For purposes of this Agreement, any Person shall be deemed to hold, as of any time, (A) all issued and outstanding shares of Common Stock, Registrable Shares or other securities then held or deemed to be held by such Person, (B) all additional shares of Common Stock, Registrable Shares or other securities which would then be held by such Person if it were assumed that all shares of Series B Preferred Stock and Warrants, if any, then held or deemed to be held by such Person had been duly and effectively exercised in full at and effective as of such time, (C) all additional shares of Common Stock, Registrable Shares or other securities which would then be held by such Person if it were assumed that all Rights, if any, then held or deemed to be held by such Person had been duly and effectively exercised in full at and effective as of such time and (D) all additional shares of Common Stock, Registrable Shares or other securities, if any, which such Person then has a right to purchase pursuant to the preemptive rights granted pursuant to this Agreement by virtue of any prior exercise of such preemptive rights, assuming, in the case of each of clauses (B) and (C), that all adjustments to the kind, number and amount of shares of capital stock or other securities issuable upon exercise, exchange or conversion of any of the shares of Series B Preferred Stock, Warrants or other Rights referred to in such clause required by reason of any event or transaction occurring at or prior to such time had been duly and effectively made as and when required by the terms thereof.

                  "Registration Expenses" shall mean, with respect to any Demand Registration or Piggyback Registration all (i) registration, qualification and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including the reasonable fees and disbursements of counsel for any underwriters, dealers or placement agents in connection therewith), (iii) printing expenses (or comparable duplication expenses) and escrow fees, (iv) internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Company, (vi) fees and expenses for independent certified public accountants retained by the Company (including all fees and expenses associated with special audits or the delivery by independent certified public accountants of a "cold comfort" letter or letters), (vii) fees and expenses of any special experts retained by the Company in connection with such registration, (viii) fees and expenses of listing the Registrable Shares on a securities exchange or otherwise in connection with subdivision (r) of Section 4.01, (ix) the reasonable fees and expenses of a single firm of legal counsel for the Investors participating in such Demand Registration or Piggyback Registration up to $75,000 in connection with a Demand Registration and $25,000 in connection with a Piggyback Registration and (x) all other reasonable fees, costs, expenses and disbursements incurred in connection with or incident to the Company's compliance with Article IV. Registration Expenses do not include underwriting commissions or discounts payable in respect to Registrable Shares of an Investor included in a Demand Registration or Piggyback Registration.

                  "Registration Statement" means a registration statement of the Company under the Securities Act on any form for which the Company then qualifies and which permits the sale thereunder of the number of Registrable Shares (and any other securities of the Company) to be included therein in accordance with this Agreement by the Selling Investors and, in the case of the Registrable Shares, according to the method(s) of distribution determined in accordance with this Agreement and in the case of any other securities covered thereby, according to the plan(s) of distribution described therein, including all exhibits and schedules to, all financial statements included in or otherwise filed with, and all documents incorporated by reference in any such registration statement, in each case as amended or supplemented as of any reference date.

                  "Rights" means any options, warrants, convertible or exchangeable securities or other rights, however denominated, to subscribe for, purchase or otherwise acquire any equity interest or other security of any class or series, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and (unless the context otherwise indicates) the rules and regulations of the Commission promulgated thereunder, as they each may, from time to time, be in effect.

                  "Selling Investors" means, with respect to any Demand Registration or Piggyback Registration, any Investors holding any Registrable Shares which are or are to be included in such Demand Registration or Piggyback Registration in accordance with this Agreement.

                  "Series B Articles of Amendment" means the Amended and Restated Articles of Incorporation of the Corporation setting forth the resolution of the Board creating and authorizing the issuance of the Series B Preferred Stock and filed with the Colorado Secretary of State or any successor provisions of the Corporation's Articles of Incorporation, as the same may have been amended prior to or concurrently with the Closing Time and thereafter may be amended.

                  "Series B Preferred Stock" means the Series B Senior Cumulative Convertible Preferred Stock, no par value, of the Company.

                  "Series B Share" means, as of any time, any share of Series B Preferred Stock then issued and outstanding.

                  "Shelf Registration" has the meaning set forth in Section
2.10.

                  "TPG" means TPG Partners III, L.P. and its Affiliates.

                  "Warrant Agreement" means the Warrant Agreement, dated the date hereof, between the Company and the Investor, as it may be amended from time to time in accordance with its terms.

                  "Warrants" means the Warrants to purchase shares of Common Stock issued and sold by the Company to, and purchased by, the Investor pursuant to the Purchase Agreement and the Warrant Agreement.

                  "Warrant Stock" means, with respect to any Warrant at any time, the Common Stock, each other class or series of capital stock and any Rights with respect to any of the foregoing, any shares, number or other amount of which at such time is deliverable upon exercise of such Warrant.

                  Section 1.02. Terms Generally; Certain Rules of Construction. The definitions of terms contained in this Agreement shall apply equally to both the singular and plural forms of the terms defined and words in the singular include the plural and words in the plural include the singular.

                  (a) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

                  (b) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement in its entirety and not to any part hereof unless the context shall otherwise require.

                  (c) All references herein to Sections shall be deemed references to Sections of this Agreement unless the context shall otherwise require.

                  (d) Unless otherwise expressly provided herein or unless the context shall otherwise require, any references as of any time to any agreement or other Contract, instrument or document or to any statute or regulation or any specific section or other provision thereof are to it as amended and supplemented through such time (and, in the case of a statute or regulation or specific section or other provision thereof, to any successor of such statute, regulation, section or other provision).

                  (e) Any reference herein to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

                  (f) Unless otherwise expressly provided herein or unless the context shall otherwise require, any provision of this Agreement using a defined term (by way of example and without limitation, such as "Investors") which is based on a specified characteristic, qualification, feature or status shall, as of any time, refer only to such Persons who have the specified characteristic, qualification, feature or status as of that particular time.

                  (g) For purposes of this Agreement, (i) any acquisition or transfer of any Rights to subscribe for, purchase or otherwise acquire any Registrable Shares shall also constitute an acquisition or transfer or proposed transfer of the Registrable Shares issuable upon the exercise, exchange or conversion thereof and (ii) any Person who holds any Right to subscribe for, purchase or otherwise acquire any Common Stock, Registrable Shares or other securities shall be deemed to hold all such Common Stock, Registrable Shares or other securities which then would be issuable if it were assumed that such Right were then duly exercised, exchanged or converted in full. When used with reference to any Right, the term "exercise" shall mean to exercise the right to exchange or convert such Right for or into, subscribe for, purchase or otherwise acquire shares of Common Stock represented by such Right, and variants of such word (including "exercised" and "exercisable") shall have correlative meanings.

                  (h) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                                   Article II

                               DEMAND REGISTRATION

         Section 2.01. Right to Demand Registration. The Investors shall have the right to require the Company to register Registrable Shares under the Securities Act (a "Demand Registration"), which right shall be exercisable in the manner set forth in this Article II at any time or from time to time on or after the Commencement Date.

         Section 2.02. Registrations. Any Investor or Investors holding in the aggregate twenty-five percent (25%) of the Registrable Shares (the "Initiating Investors") then held by all Investors may request, in writing, that the Company effect a Demand Registration on any form available for such registration under the Securities Act, of Registrable Shares constituting at least 25% of the Registrable Shares owned by the Investors. If the Initiating Investors intend to distribute the Registrable Shares by means of an underwritten offering, they shall so advise the Company in their request. In the event such Demand Registration is underwritten, the right of any other Investor to participate in such Demand Registration shall be conditioned on such Investor's participation in such underwriting on the same terms as the Initiating Investors. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all other Investors. Such Investors shall have the right, by giving written notice to the Company within thirty days after the Company provides its notice, to elect to have included in such Demand Registration such of their Registrable Shares as such Investors may request in such notice of election. Subject to Section 2.03, the Investors shall be entitled in the aggregate to require the Company to effect four Demand Registrations pursuant to this Section 2.02 (any of which may be a Shelf Registration as provided in Section 2.10) and, except as provided in Section 5.01, a Demand Registration shall not be deemed to have been effected unless such registration has been declared or ordered effective and the securities offered pursuant to such registration have been sold.

         Section 2.03. Continuing Demand Registration. Subject to Sections 2.06,
2.10 and 4.04, holders of Existing Registration Rights may participate in the Investors' Demand Registrations; provided, however, that if the number of Registrable Shares sought to be included by the Investors in the first of their four Demand Registrations is reduced pursuant to Section 2.06, by reason of the inclusion in such Demand Registration of shares of Common Stock held by any Person(s) other than Investors, by more than 25%, the registration shall not count as a Demand Registration and if the number of Registrable Shares sought to be included by the Investors in any subsequent Demand Registration is reduced pursuant to Section 2.06, by reason of the inclusion in such Demand Registration of shares of Common Stock held by any Person(s) other than Investors, by more than 10%, the registration shall not count as a Demand Registration.

         Section 2.04. Reasonable Efforts by the Company. Subject to Section 2.05, if a Demand Registration is requested pursuant to Section 2.02 the Company shall, as soon as practicable after the period of thirty days referred to in such Section, file with the Commission and use its reasonable efforts to cause to become effective a Registration Statement which shall cover the Registrable Shares requested to be registered by the Selling Investors and shall take all other actions (including those required by Article IV) as may be necessary or advisable to permit the Selling Investors to dispose of all such Registrable Shares requested to be included in such Demand Registration in accordance with the intended method(s) of distribution and in compliance with the Securities Act and state "blue sky" and securities laws.

         Section 2.05. Withdrawals. The Majority Selling Investors may, at any time and from time to time reasonably in advance of the planned date of consummation of the sale or other distribution of Registrable Shares pursuant to any Demand Registration, (i) permit any Selling Investor to withdraw, in whole or in part, from participation in such Demand Registration, (ii) permit any Investor who was not originally a Selling Investor to become a Selling Investor and include in such Demand Registration any or all of such Investor's Registrable Shares or (iii) otherwise increase or decrease the number of Registrable Shares to be included in such Demand Registration; provided, however, that if any such decrease would result in the reduction of the number of Registrable Shares to be registered in such Demand Registration to a number that would not be sufficient to satisfy the condition stated in Section 2.02, then such decrease shall not be effective unless approved by the Majority Selling Investors and, if so approved, the Selling Investor(s) shall be deemed to have abandoned and terminated such Demand Registration. The Majority Selling Investors may terminate or abandon such Demand Registration upon written notice to the Company to that effect, in which event such Demand Registration shall be deemed not to have been requested.

         Section 2.06. Methods of Distribution; Reduction in Shares to be Registered. (a) Subject to the last sentence of this Section 2.06(a) and to the provisions of Section 2.06(b), the Registrable Shares of any Selling Investor included in a Demand Registration may be registered for sale by such Selling Investor directly or through sale or placement agents or to or through one or more underwriters designated from time to time by such Selling Investor and approved by the Company in its reasonable discretion and for resale by any such underwriter or broker-dealer, through broker-dealers or in any other manner, in one or more transactions and at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at prices determined on a negotiated or competitive bid basis or at a price or prices otherwise determined by such Selling Investor. Notwithstanding the preference of any Selling Investor in any Demand Registration, if the Majority Selling Investors, in their sole discretion, determine that the offering and sale of Registrable Shares pursuant to such Demand Registration should be pursuant to an underwriting or through a selling or placement agent or syndicate, then such Majority Selling Investors shall have the right to select the underwriters or managing underwriter, selling or placement agent or managing selling or placement agent or syndicate manager for such offering and sale and to establish, by agreement with such underwriters, managing underwriter, selling or placement agents, managing selling or placement agent or syndicate manager or otherwise the price or prices and other terms of such underwriting, offering and sale, and in such event no Selling Investor who otherwise would be entitled to include Registrable Shares in such Demand Registration shall be entitled to have such Registrable Shares so included unless they are included in such underwritten offering or offered and sold through such selling or placement agent or syndicate at such price or prices and on such terms. Any such managing underwriter, managing selling or placement agent or syndicate manager selected by the Majority Selling Investors, shall be subject to the Company's approval, which shall not be unreasonably withheld or delayed.

         (b) If a Demand Registration is for or includes an underwritten offering or an offering through a sales or placement agent or syndicate, and the managing underwriter, such sales or placement agent, or the managing sales agent or the syndicate manager determines in good faith that inclusion in such registration of all Registrable Shares and other securities, if any, requested or proposed to be included in such offering exceeds the number that could be sold without having an adverse effect on such offering, including the price at which the Majority Selling Investors propose to sell their Registrable Shares included in such offering, then the number of Registrable Shares to be offered for the accounts of the Selling Investors shall be reduced or limited on such basis in proportion to the respective numbers of Registrable Shares requested to be included in such offering by the Selling Investors, to the extent necessary to reduce the total number of shares to be included in such offering to the amount recommended by such managing underwriter, agent, managing sales agent or syndicate manager; provided, however, that if, without violation of Section 2.10, in connection with such Demand Registration securities other than Registrable Shares held by Selling Investors are being offered (whether for the account of the Company or any Person other than an Investor), such reduction shall be made (i) first, from any shares proposed to be sold for the accounts of the Company or other Persons who are neither Investors nor Pari Passu Registration Rights Holders, allocated among the Company and such other Persons in such manner as may be acceptable to the Company and (ii) second, from the Registrable Shares requested to be included in such registration by the Investors and Pari Passu Registration Rights Holders (allocated, if necessary, pro rata among all such Investors and such Pari Passu Registration Rights Holders on the basis of the relative numbers of shares each such Person has requested to be included in such registration), it being understood and agreed that the securities referred to in clause (i) above shall not be included in any such offering unless or until all the Registrable Shares requested to be included in such offering by the Investors are so included.

         Section 2.07. Right of the Company to Suspend Registration. The Company shall be entitled to suspend, for a reasonable period of time not in excess of ninety days after its receipt of a request for a Demand Registration pursuant to
Section 2.02, the filing of any Registration Statement which it otherwise would be required to file pursuant to this Article II, if (i) at any time prior to the filing of such Registration Statement the Board of Directors of the Company determines, in good faith and in the exercise of reasonable business judgment, that such filing would materially interfere with or otherwise adversely affect in any material respect any material planned financing, acquisition, corporate reorganization or other transaction involving the Company (a "Disadvantageous Effect") and (ii) the Company gives all Selling Investors written notice of such suspension; provided, however, that a suspension pursuant to this Section 2.07 or pursuant to Section 4.02 by reason of the existence of one or more Disadvantageous Effects shall be authorized only once during any twelve-month period. In the event of any suspension pursuant to this Section 2.07, then unless the request for the Demand Registration is withdrawn pursuant to the last sentence of this Section 2.07, the Company shall file such Registration Statement as soon as practicable after the first to occur of (w) the consummation of the transaction which is the asserted basis for such Disadvantageous Effect, (x) the abandonment or termination of such transaction prior to consummation, (y) the determination by the Board of Directors of the Company that such filing would not or would no longer result in such Disadvantageous Effect and (z) the ninety-first (91st) day after the receipt of the applicable Demand Notice. If the Company shall suspend the filing of any Registration Statement pursuant to this Section 2.07, the Majority Selling Investors shall have the right to withdraw the Demand Notice for such registration by giving written notice to the Company prior to expiration of such suspension period.

         Section 2.08. Form of Registration Statement. If in connection with a Demand Registration, the Company proposes to effect such registration through the filing of a Registration Statement on a particular registration form available for such registration under the Securities Act and either the underwriters or managing underwriter, selling or placement agent or managing selling or placement agent or syndicate manager, if any, in connection with such Demand Registration shall advise the Company in writing of its or their reasonable and good faith opinion that the use of another available form is of material importance to the success of the proposed offering or sale or other distribution contemplated, then such Demand Registration shall be effected on such other form.

         Section 2.09. No Other Participants in Demand Registration. Unless otherwise agreed by the Majority Investors, neither the Company nor any other Person except Investors and holders of Existing Registration Rights shall be permitted to include any shares of Common Stock, Rights or other securities for registration, offering, sale or distribution in any Demand Registration.

         Section 2.10. Shelf Registration. (a) The Company shall use its reasonable best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. Any request by any Investor for a Demand Registration pursuant to Section 2.02 or Section 2.03 may, at the election of the Initiating Investor by specification in the applicable request, include a request that all or any of the Registrable Shares requested to be included in such Demand Registration be registered under the Securities Act for offering and sale on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a "Shelf Registration") to be made effective on or after the Commencement Date. In the event of any such request for a Shelf Registration, the notice given by the Initiating Investor pursuant to Section 2.02 shall state that such request was for or included a Shelf Registration. To the extent that a request for a Demand Registration is for or includes a Shelf Registration, no Selling Investor participating in such Shelf Registration shall be required to provide information with respect to the desired price range for the Registrable Shares requested to be included therein by any Selling Investor or the intended method(s) of disposition or distribution thereof except to the extent and at the time or times required in order to satisfy the applicable requirements of Regulation S-K promulgated by the Commission. The method(s) of distribution of the Registrable Shares of any Selling Investor included in any Shelf Registration may be any method or methods permitted by Rule 415 of the Securities Act and any such Selling Investor may change such method or methods of distribution at any time and from time to time while the Registration Statement relating to such Shelf Registration is required to remain effective in accordance with the terms of Section 2.10(b) hereof, provided that such Selling Investor provides to the Company the information reasonably required to permit compliance with the applicable requirements of Regulation S-K promulgated by the Commission.

         (b) The Company shall use all reasonable efforts to keep each Registration Statement filed with respect to any Shelf Registration continuously effective until the earlier of (i) two years from the date on which the Commission declares such Registration Statement effective or (ii) three years from the Closing Date. Such period shall be automatically extended by the aggregate number of days, if any, during which any delay, deferral, postponement or suspension is in effect with respect to such Registration Statement.

         (c) The Company shall effect any Shelf Registration requested pursuant to this Agreement on a Registration Statement of the Company under the Securities Act on any form, including Form S-3, for which the Company then qualifies and which permits the offering and distribution thereunder of the number of Registrable Shares to be included therein in accordance with the method(s) of distribution determined in accordance with this Agreement.

         (d) The fact that a Registration Statement with regard to a Shelf Registration is effective as of a particular time shall not prejudice or otherwise affect the rights of the Selling Investors to participate in any such Demand Registration requested by any other Investors or to participate in any Piggyback Registration.

                                  Article III

                             PIGGYBACK REGISTRATION

         Section 3.01. Right to Require Piggyback Registration. (a) If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or (ii) a registration statement filed in connection with an offer of securities solely to the Company's existing security holders) in a transaction that may be used for the registration of Registrable Shares for distribution by any one or more of the methods permitted by Section 3.02(a), then upon each and every such occasion the Company shall give prior written notice of such proposed registration to each Investor of its intention to do so promptly and in any event not later than the tenth Business Days before the anticipated filing date of the applicable Registration Statement. Such notice shall specify whether the proposed registration is for the account of the Company, for the account of one or more other Persons or both and also specify the kind and number or amount of securities proposed to be registered on behalf of each thereof and the proposed offering price or prices and distribution methods and arrangements. Upon the terms and subject to the conditions and limitations set forth in this Article III, each Investor may elect to participate in such registration by giving the Company, within ten days after such notice has been given by the Company, a written request to register any or all of such Investor's Registrable Shares in connection with such registration (any such registration as to which any such request is made being sometimes referred to as an "Piggyback Registration"); provided, however, that if the registration is a "demand" registration made pursuant to the exercise of Existing Registration Rights in accordance with the original terms thereof and if, by the original terms of such Existing Registration Rights, the holders of such warrants having such Existing Registration Rights have the right to exclude from such demand registration securities proposed to be registered by any Persons except holders of such warrants, then the Investors shall not be entitled to participate in such registration unless the holders of such warrants participating in such registration otherwise agree in writing.

         (b) Any such request by an Investor shall state (i) the kind and number of Registrable Shares to be included in such registration by such Investor (ii) such Investor's preferred method of distribution of such Registrable Shares permitted by Section 3.02(a) and (iii) any other information that the Company reasonably requests in such notice given by it to the Investors. Upon receipt of one or more of such requests, the Company shall, subject to Section 3.03, as soon as practicable, file with the Commission and use its reasonable efforts to cause to become effective, a Registration Statement which shall cover the Registrable Shares requested to be registered by the requesting Investors and shall take all such other actions (including those required by Article IV) as may be necessary or advisable to permit the requesting Investors to dispose of all such Registrable Shares requested to be included in such Piggyback Registration in accordance with the permitted intended method or methods of distribution in compliance with the Securities Act and state "blue sky" and securities laws.

         Section 3.02. Methods of Distribution; Reduction in Number of Shares to be Registered. (a) Subject to Section 3.02(b), Section 3.02(c) and Section 4.5, the Registrable Shares of any Investor included in a Piggyback Registration may be registered for sale by such Investor directly or through sales or placement agents designated from time to time or to or through one or more underwriters or broker-dealers designated from time to time by such Investor and for resale by any such underwriter or broker-dealer, in one or more transactions and at a fixed price, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at prices determined on a negotiated or competitive bid basis or at a price otherwise determined by such Investor.

         (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Investors as a part of the written notice given pursuant to Section
3.01. In such event, the right of any Investor to participate in such registration pursuant to this Article III shall be conditioned upon such Investor's participation in such underwriting and the inclusion of Registrable Shares in the underwriting to the extent provided herein. Subject to Section 4.04, if any Piggyback Registration is for (or includes) an underwritten offering, the Company will permit each Investor who elects to include any of his Registrable Shares in such Piggyback Registration to elect to include any or all of such Registrable Shares in such underwritten offering on the same terms and conditions as any similar securities included therein. In a registration pursuant to Section 3.01 hereof involving an underwritten public offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Company and each Investor who requested Registrable Shares to be included in such offering that in such underwriter's or underwriters' reasonable opinion the total number of securities which the Company, the Investors who requested Registrable Shares to be included in such offering and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration only the amount of securities which it so advised should be included in such registration. In such event:

         (i) if the registration was initiated by any security holder(s) of the Company exercising "demand" registration rights, securities shall be registered in such offering in the following order of priority (unless a different order is specified in the document granting such holder's demand rights which is in effect prior to the Closing Date):

                (A) first, the securities, if any, which the Company proposes to register and the securities such security holder(s) initiating such registration propose to register, allocated, if necessary, pro rata among the Company and such holder(s) on the basis of the relative numbers of shares each such Person proposes to include in the registration, provided that if such initiating holder or holders are Investors, the Company shall not be entitled to include any securities in such registration without the prior written consent of the Majority Investors and, as among Investors there shall be no priority and Registrable Securities sought to be included by Investors shall be included pro rata based on the amount of securities sought to be registered by such Persons

                (B) second, provided that no securities sought to be included by the Company or such initiating holder(s) have been excluded from such registration, the securities which have been requested to be included in such registration by Investors pursuant to this Agreement (unless the initiating holder(s) are Investors, in which case clause (i)(A) shall govern the priority of the Investors) or by Pari Passu Registration Rights Holders (allocated, if necessary, pro rata among all such Investors and Pari Passu Registration Rights Holders on the basis of the relative numbers of shares each such Person has requested to include in registration), and

                (C) third, provided that no securities sought to be included under clause(i)(A) or (i)(B) have been excluded, the securities of all other Persons sought to be included in such registration (allocated, if necessary, among such Persons in such manner as the Company deems acceptable); or

         (ii) if the registration was initiated by the Company, otherwise than by reason of any such exercise of "demand" registration rights, securities shall be registered in such offering in the following order of priority:

                (A) first, the securities, if any, which the Company proposes to register,

                (B) second, provided that no securities sought to be included by the Company have been excluded from such registration, the securities which have been requested to be included in such registration by Investors pursuant to this Agreement or by Pari Passu Registration Rights Holders (allocated, if necessary, pro rata among all such Investors and Pari Passu Registration Rights Holders on the basis of the relative numbers of shares each such Person has requested to include in registration), and

                (C) third, provided that no securities sought to be included under clause(ii)(A) or (ii)(B) have been excluded, the securities of all other Persons sought to be included in such registration (allocated, if necessary, among such Persons in such manner as the Company deems acceptable).

         (c) If, as a result of the provisions of Section 3.02(b), any Investor shall not be entitled to include all Registrable Securities in a Piggy-Back Registration that such Investor has requested to be included, such Investor may elect to withdraw his request to include Registrable Securities in such registration.

         Section 3.03. Withdrawal of Registration. The Company may, without the consent of any Investor, delay, suspend, abandon or withdraw any Piggyback Registration and any related proposed offering or other distribution in which any Investor has requested inclusion of Registrable Shares pursuant to this
Article III.

                                   Article IV

                    OBLIGATIONS WITH RESPECT TO REGISTRATION

         Section 4.01. In General. Whenever the Company is obligated by the provisions of Article II or Article III to effect the registration of any Registrable Shares under the Securities Act, the Company shall use its reasonable efforts to effect the registration of all Registrable Shares which any Investor has requested to be included therein for offering, sale and distribution in accordance with the permitted intended methods of distribution thereof as quickly as practicable, and in connection therewith the Company will do the following as expeditiously as possible:

         (a) prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies and which is available for the registration of the Registrable Shares requested to be registered in accordance with the intended methods of distribution thereof, (i) include in the Registration Statement all Registrable Shares requested to be included pursuant to Article II or Article III (as the case may be), and (ii) use its reasonable efforts to cause such Registration Statement to become effective;

         (b) prepare and file with the Commission such amendments and post-effective amendments and supplements to the Registration Statement or any prospectus as may be necessary to keep the Registration Statement effective, current and in compliance with the provisions of the Securities Act, until the last to occur of (i) the sale or other distribution of all of the Registrable Shares covered by such Registration Statement in accordance with the intended methods of distribution thereof, (ii) the expiration of all periods during which transactions in Registrable Shares by a dealer are not exempt from the provisions of Section 5 of the Securities Act by virtue of Section 4(3) of the Securities Act or during which any dealer is obligated under the Securities Act to deliver a prospectus in connection with transactions involving Registrable Shares and (iii) the expiration of all other periods, if any, during which the Registration Statement is required to remain effective in order to avoid a violation of applicable law by any Investor or the Company related to the sale or other distribution of all of the Registrable Shares covered by such Registration Statement in accordance with the intended methods of distribution thereof;

         (c) at least three Business Days prior to filing any Registration Statement or prospectus or any amendment or supplement thereto, furnish to each Investor and each underwriter, if any, of the Registrable Shares covered by such Registration Statement copies of the current draft of such Registration Statement or prospectus (including documents to be incorporated by reference therein), which documents will be subject to the reasonable review and comments of such Investors (and their respective counsel) during such three Business Day period, and if any Investor objects in writing to any statements in any such documents with respect to such Investor or the distribution of the Registrable Shares to be included by him in such Registration Statement, the Company shall, subject to applicable law, promptly revise such statements to such Investor's reasonable satisfaction;

         (d) promptly notify each Investor of the effectiveness of the Registration Statement;

         (e) furnish to each Investor without charge and as soon as such documents become available to the Company, at least one copy of the Registration Statement and each amendment thereto, and such number of conformed copies thereof, copies of the prospectus (including each preliminary prospectus and each amendment or supplement thereto), in each case together with all exhibits thereto and all documents incorporated by reference in any of such documents as such Investor may reasonably (in light of such Investor's intended method of distribution) request in order to facilitate the disposition of the Registrable Shares being sold by such Investor (it being understood that the Company consents to the use, in compliance with the Securities Act, of each preliminary prospectus and prospectus and each amendment or supplement thereto by each Investor, each underwriter, broker, dealer, placement agent and other securities industry professional and each agent of each Investor in connection with the offering, sale and distribution of the Registrable Shares covered thereby);

         (f) promptly notify each Investor, at any time when a prospectus relating to Registrable Shares of such Investor covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the preliminary prospectus or prospectus included in such Registration Statement or any prospectus supplement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will, as promptly as practicable thereafter, prepare and file with the Commission and furnish to each Investor a supplement or amendment to such preliminary prospectus, prospectus or prospectus supplement so that, as thereafter delivered to the prospective purchasers of the Registrable Shares being distributed by such Investor, such preliminary prospectus, prospectus or prospectus supplement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (g) enter into customary agreements (including, in the case of an underwritten offering, an underwriting agreement in customary form) and make such representations and warranties to any underwriters, brokers, dealers, placement agents and other Persons involved in the distribution of the Registrable Shares included in such Registration Statement as in form, substance and scope are customarily made by issuers in similar circumstances or which may be reasonably requested;

         (h) furnish to each underwriter, broker, dealer or placement agent participating in any offering or sale or other distribution pursuant to such Registration Statement a signed counterpart of (i) an opinion of counsel to the Company addressed to such underwriter, broker, dealer or placement agent (as the case may be) and (ii) a "cold comfort" letter or letters from the Company's independent certified public accountants, each in customary form and covering such matters of the type customarily covered by legal opinions or "cold comfort" letters (as the case may be) in similar offerings, sales or distributions of securities of similarly situated issuers and such other matters as the Majority Selling Investors may reasonably request;

         (i) prepare and file with the Commission promptly upon the request of any such Investor, any amendments or supplements to such Registration Statement or the applicable prospectus which, in the reasonable opinion of counsel for such Investor, is required under the Securities Act in connection with the distribution of Registrable Shares by such Investor;

         (j) effective on or prior to the date the Registration Statement becomes effective, use its reasonable efforts to register or qualify the Registrable Shares covered by a Registration Statement under the securities or blue sky laws of such jurisdictions in the United States as the Majority Selling Investors or any underwriter, broker, dealer or placement agent participating in the offering or sale or other distribution of the Registrable Shares covered thereby shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable each Selling Investor to consummate the offering and disposition of such Registrable Shares in such jurisdictions of such Registrable Shares in accordance with the permitted methods of distribution described in such Registration Statement; provided, however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not otherwise required to be so qualified or, to conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction;

         (k) make generally available to the Company's security-holders earnings statements satisfying the provisions of the last sentence of Section 11(a) of the Securities Act no later than forty-five days after the end of the twelve-month period beginning with the first month of the first fiscal quarter commencing after the effective date of the Registration Statement, which earnings statements shall cover said twelve-month period;

         (l) promptly notify each Selling Investor and each underwriter, broker, dealer and placement agent participating in any offering or sale or other distribution of securities covered by such Registration Statement of the issuance or threatened issuance of any stop order or other order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus, prospectus or prospectus supplement; use reasonable efforts to prevent the issuance of any such threatened stop order or other order, and if any such order is issued, use its best efforts to obtain the lifting or withdrawal of such order at the earliest possible moment and promptly notify each Selling Investor and each such underwriter, broker, dealer and placement agent of any such lifting or withdrawal;

         (m) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a Registration Statement, notify each Selling Investor of such filing and deliver a copy of such document to each Selling Investor;

         (n) cooperate with each Selling Investor and the underwriters, brokers, dealers and placement agents participating in any offering or sale or other distribution of securities covered by such Registration Statement to facilitate the timely preparation and delivery of certificates, not bearing any restrictive legends, unless otherwise required by such Investor, representing the securities covered by such Registration Statement, and enable all Registrable Shares of such Selling Investor covered thereby to be in such denominations and registered in such names as such Selling Investor may request;

         (o) use its reasonable efforts to cause the Registrable Shares covered by the Registration Statement to be registered with or approved by such other governmental authorities within the United States and its territories as may be necessary to enable the Selling Investors to consummate the disposition of such securities in accordance with the intended methods of disposition;

         (p) cooperate with the Selling Investors and the underwriters, brokers, dealers and placement agents participating in any offering or sale or other distribution of securities covered by such Registration Statement in making any filings or submissions required to be made, and in furnishing all appropriate information in connection therewith, with the National Association of Securities Dealers, Inc., any national securities exchange, any other "self-regulatory organization" (as defined in the Exchange Act) or with any governmental authority;

         (q) promptly notify each Selling Investor and each underwriter, broker, dealer and placement agent participating in any offering or sale or other distribution of securities covered by such Registration Statement of the issuance or threatened issuance of any order suspending the registration or qualification of any Registrable Shares covered by such Registration Statement for disposition in any jurisdiction; use its reasonable efforts to prevent the issuance of any such threatened order and; if any such order is issued, use its reasonable best efforts to obtain the lifting or withdrawal of such order at the earliest possible moment and promptly notify each Selling Investor and each such underwriter, broker, dealer and placement agent of any such lifting or withdrawal;

         (r) if any shares of Common Stock or any other capital stock or securities of the same class, series, issue or other type as any Registrable Shares covered by such Registration Statement are or upon consummation of all sales and other distributions covered by such Registration Statement will be listed, qualified or otherwise eligible for trading or quotation on a national securities exchange or The Nasdaq Stock Market, use its reasonable best efforts to cause, by the date of the first sale of any Registrable Shares pursuant to such Registration Statement, all Registrable Shares covered by such Registration Statement to be listed, qualified or eligible for trading or quotation on each such exchange or quotation system;

         (s) take, and use its reasonable efforts to cause each of the respective Affiliates of the Company to take, all action necessary to effect each registration, offering, sale and distribution of the Registrable Shares contemplated hereby, including preparing and filing any required financial or other information;

         (t) make available to each registrar, transfer agent, trustee or similar agent or fiduciary for each class, series, issue or other type of Registrable Shares a supply of certificates or other instruments evidencing or constituting such Registrable Shares which shall be in a form complying with the requirements of such registrar, transfer agent, trustee or similar agent or fiduciary promptly after the registration of such Registrable Shares;

         (u) in the case of an underwritten offering, use its reasonable best efforts to cause the senior executive officers of the Company to participate in the customary "road show" presentations that may be reasonably requested by the managing underwriter or underwriters in any such underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto; and

         (v) take all other actions which are reasonably necessary or which may be reasonably requested by the Majority Selling Investors or the Majority Investors or any underwriter, broker, dealer or placement agent participating in any offering or sale or other distribution of securities covered by such Registration Statement to effect the registration and qualification of the Registrable Shares covered by such Registration Statement and to facilitate the disposition thereof in accordance with the respective plans of distribution of the Selling Investors.

         Section 4.02. Suspension of Registration Proceedings. Notwithstanding anything to the contrary contained herein, if at any time after the filing of a Registration Statement in a Demand Registration but before it is declared effective by the Commission the Company determines, in its reasonable business judgment, that such offering, sale or other distribution covered thereby would result in a Disadvantageous Effect, then the Company may suspend the offering, sale or distribution of any of the Registrable Shares pursuant to such Registration Statement by giving written notice to such effect to each Selling Investor; provided, however, that (i) the Company may not require such suspension unless such suspension is also required on the part of each and every Person (including the Company) who proposes to offer, sell or otherwise distribute any securities pursuant to such Registration Statement and (ii) a suspension pursuant to this Section 4.02 or pursuant to Section 2.07 by reason of the existence of one or more Disadvantageous Effects shall be authorized only once during any twelve-month period. Any such suspension pursuant to this
Section 4.02 shall terminate upon the first to occur of (i) the consummation of the transaction which is the asserted basis for such Disadvantageous Effect,
(ii) the abandonment or termination of such transaction prior to consummation,
(iii) the determination by the Board of Directors of the Company that such offering, sale or other distribution would not or would no longer result in such Disadvantageous Effect and (iv) the ninety-first day after the written notice of such suspension is given in accordance with this Section.

         Section 4.03. Procedures if Stop Order Issued. Each Selling Investor, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 4.01(f), will forthwith discontinue disposition of Registrable Shares pursuant to the applicable Registration Statement until such Selling Investor's receipt of the copies of the supplemented or amended preliminary prospectus, prospectus or prospectus supplement contemplated by Section 4.01(f), and, if so directed by the Company, such Selling Investor will deliver to the Company all copies in its possession of the most recent preliminary prospectus, prospectus or prospectus supplement covering such Registrable Shares at the time of receipt of such notice. In the event the Company shall give any such notice after a Registration Statement has become effective, the Company shall extend the period during which the effectiveness of such Registration Statement shall be maintained pursuant to
Section 4.01(b) hereof by the number of days during the period from and including the date of the giving of notice pursuant to Section 4.01(f) to the date when the Company shall make available to each Selling Investor the copies of the supplemented or amended preliminary prospectus, prospectus or prospectus supplement contemplated by Section 4.01(f).

         Section 4.04. Participation in Underwritten Offers. No Investor or other Person who otherwise has a right to participate in any underwritten offering in connection with a Demand Registration or a Piggyback Registration shall be entitled to so participate unless such Person (i) agrees to sell its securities on the basis provided in any underwriting arrangements applicable to all stockholders who participate therein (including so-called "lock-up" arrangements) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement; provided, that in the case of any Demand Registration, the Majority Selling Investors shall have the right to determine those arrangements by agreement with the managing underwriter(s) as provided in Section 2.06(a).

         Section 4.05. Restriction on Other Sales. If, in the case of either (or each) of the first two underwritten offerings that consist of or include offerings of Common Stock for the account of the Company registered pursuant to
Section 5 of the Securities Act, the managing underwriter(s) for such offering determine in good faith that public sales of Common Stock by the Investors otherwise than as part of such offering would adversely affect the success of such offering, and if the Investors, collectively, then own Registrable Shares constituting 5% or more of the fully diluted shares of Common Stock then outstanding (after giving effect to all sales, including any by Investors, and issuances of Common Stock or Rights to acquire Common Stock pursuant to the Registration Statement covering such offering), then to the extent requested by such managing underwriter(s), no Investor shall effect any sale or distribution into the public market of any Common Stock owned by such Investor, other than as part of such underwritten offering (to the extent that such Investor has the right or is otherwise allowed to participate therein), for such period after the effective date of the Registration Statement covering such offering as such managing underwriter(s) shall specify, provided that (i) such period shall not exceed ninety days and (ii) each of the executive officers and the directors of the Company who beneficially own Common Stock or Rights to acquire Common Stock, and each Person who holds a number of shares of Common Stock (including shares issuable upon exercise of Rights but excluding shares acquired in a public market) equal to or greater than the number of Registrable Shares held (after giving effect to any sales pursuant to such Registration Statement) by the Investors, collectively, also agree to be subject to the same restrictions for the same period and any waiver or release from such restriction granted to any such officer, director or Person is also granted to each of the Investors with respect to the same number of shares. Any contract or agreement entered into on or after the date hereof pursuant to which the Company issues any securities or becomes or may become obligated to register or to permit the participation in the registration of any securities of the Company shall contain restrictions upon the holders of such securities equivalent to those imposed upon the Investors under this Section. The provisions of this Section 4.05 shall not prevent the conversion, exchange or exercise of any securities pursuant to their respective terms into or for other securities of the Company or any public sale or other distribution by any of the Investors with the prior consent of the Company, and are supplemental to any similar requirements imposed by the Securities Act.

                                   Article V

                            EXPENSES OF REGISTRATION

         Section 5.01. Expenses. Except as provided in the last sentence of this
Section 5.01, all Registration Expenses incurred in connection with or otherwise incident to any Demand Registration or Piggyback Registration and the offering or sale or other distribution of any Registrable Shares in connection therewith shall be borne by the Company, whether or not any Registration Statement filed in connection therewith ever becomes effective or any such sale or other distribution ever is consummated. Underwriting discounts and selling commissions attributable to the Registrable Shares included in such registration shall be borne by the holders of such Registrable Shares pro rata on the basis of the respective numbers of such included Registrable Shares. Subject to the last sentence of this Section 5.01, the Company shall not be required to pay the Registration Expenses of any Demand Registration begun pursuant to Section 2.02 that is withdrawn at the request of the Majority Selling Investors, unless the Majority Investors elect in writing to have such registration counted as a Demand Registration. In any such case, (i) the Holders of Registrable Shares to have been registered shall bear all such Registration Expenses pro rata on the basis of the number of shares to have been registered, and (ii) the Company shall not be deemed to have effected a Demand Registration for purposes of the last sentence of Section 2.02. Notwithstanding the foregoing, however, the Company shall pay such Registration Expenses (and shall not be deemed to have effected a Demand Registration for purposes of the last sentence of Section 2.02) if the withdrawal is pursuant to Section 2.07 or Section 3.02.

                                   Article VI

                        INDEMNIFICATION AND CONTRIBUTION

         Section 6.01. Indemnification by the Company. The Company shall indemnify and hold harmless each Investor, each former Investor, each Person (if any) who controls such Investor or former Investor within the meaning of the Securities Act or the Exchange Act and each of their respective Affiliates, partners, directors, officers, employees and agents (collectively, the "Investor Indemnified Parties") from and against any liabilities, obligations, losses, damages, assessments, fines and penalties of any kind or nature, including all amounts paid or agreed to be paid in settlement of any claim, action, suit, hearing, proceeding or investigation (collectively, "Losses"), whether direct, indirect, joint or several, and subject to Section 6.03, also shall indemnify and reimburse each Investor Indemnified Party for all reasonable fees, costs and expenses (including reasonable fees and disbursements of counsel) in connection with preparing for, defending against or settling, prosecuting any appeal of any judgment entered in, or otherwise as a result of, any claim, action, suit, hearing, proceeding or investigation, in each case which in any manner results from, arises out of, or is based upon or related or attributable to (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement as originally filed or in any amendment thereof, or in any preliminary, final or summary prospectus, or in any amendment thereof or supplement thereto, or any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation by the Company of any federal or state law, rule or regulation or common law applicable to the Company and relating to action required of or inaction by the Company in connection with any Demand Registration or Piggyback Registration; provided, however, that, in the case of clause (i), the Company shall not be obligated to indemnify any Investor or any of its controlling Persons, Affiliates, partners, directors, officers, employees or agents for any Loss to the extent (and only to the extent) that such Loss arises from any such untrue statement made in or omission from the Registration Statement or any amendment thereof, or any related preliminary, final or summary prospectus or any amendment thereof or supplement thereto, which statement or omission related to information about such Investor or its proposed plan of distribution of the Registrable Shares of such Investor covered by such Registration Statement and was made or omitted in reliance upon and in conformity with the latest information about such Investor or its proposed plan of distribution of the Registrable Shares of such Investor covered by such Registration Statement which was provided to the Company by such Investor in writing and stated in writing to be specifically for use in such Registration Statement (or amendment thereto) or such prospectus (or amendment thereof or supplement thereto). The Company will also indemnify each underwriter, selling broker, dealer manager, placement agent and similar securities industry professional participating in the distribution of Registrable Shares, its officers and directors and each Person who controls such Person (within the meaning of the Securities Act) to the extent required by such underwriter; provided, however, that if the Company and any such underwriter, selling broker, dealer manager or similar industry professional enters into an underwriting, purchase or other agreement relating to such distribution which contains provisions relating to indemnification and contribution between the Company and such Person, such provisions shall be deemed to govern indemnification and contribution as between the Company and such Person.

         Section 6.02. Indemnification by Each Investor. Each Investor, individually and not jointly, shall indemnify and hold harmless the Company and each Person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act (the "Company Indemnified Parties") and the Investor Indemnified Parties (other than such indemnifying Investor and its controlling Persons, Affiliates, partners, directors, officers, employees and agents) from and against any Loss to which such Company Indemnified Parties and/or Investor Indemnified Parties may become subject, and subject to Section 6.03, also shall indemnify and reimburse each Company Indemnified Party for all reasonable fees, costs and expenses (including reasonable fees and disbursements of counsel) in connection with preparing for, defending against or settling, prosecuting any appeal of any Judgment entered in, or otherwise as a result of any claim, action, suit, hearing, proceeding or investigation, in each case insofar and to the extent (and only insofar and to the extent) as such Loss or such claim, action, suit, hearing, proceeding or investigation arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which any Registrable Shares of such Investor were offered and sold or in any related preliminary, final or summary prospectus, or in any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission related to information about such Investor or its proposed plan of distribution of the Registrable Shares of such Investor covered by such Registration Statement and was made or omitted in reliance upon and in conformity with the latest information about such Investor or its proposed plan of distribution of the Registrable Shares of such Investor covered by such Registration Statement which was provided by such Investor in writing and stated in writing to be specifically for inclusion therein; provided, however, that such Investor will not indemnify or hold harmless any Company Indemnified Party and/or Investor Indemnified Party from or against any such Loss, fee, cost or expense if the untrue statement, omission or alleged untrue statement or omission upon which such Losses or expenses are based was contained in or omitted from (as the case may be) any preliminary prospectus, prospectus or summary prospectus, or any amendment thereof or supplement thereto, used after such time as the Company was advised by or on behalf of such Investor or the Company had knowledge that the information about such Selling Investor contained therein needs to be corrected, revised or supplemented.

         Section 6.03. Procedures. Each party claiming a right to indemnification under this Article VI (the "Indemnified Party") shall give notice to the party from whom such indemnification is or may be sought (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnification may be sought, and the Indemnifying Party may participate at its own expense in the defense, or if it so elects, assume the defense of any such claim and any action or proceeding resulting therefrom, including the employment of counsel and the payment of all expenses. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party from its obligations to indemnify such Indemnified Party, except to the extent the Indemnified Party's failure to so notify actually and materially prejudices the Indemnifying Party's ability to defend against such claim, action or proceeding. In the event that the Indemnifying Party elects to assume the defense in any action or proceeding, an Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but such Indemnified Party shall pay the fees and expenses of such separate counsel unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) any relief other than the payment of money is sought against the Indemnified Party or (iii) the named parties to any such action or proceeding (including any impleaded parties) include such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there is a conflict of interest between such Indemnified Party and the Indemnifying Party in the conduct of the defense of such action (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not assume the defense of such action or proceeding on such Indemnified Party's behalf, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be designated in writing by the applicable Indemnified Parties). If the Indemnifying Party elects not to defend, or if, after commencing or undertaking any such defense, the Indemnifying Party fails to prosecute or withdraws from such defense or fails to appeal any Judgment adverse or unfavorable to the Indemnified Party, the Indemnified Party shall have the right to undertake the defense, settlement or appeal thereof (as the case may be), at the Indemnifying Party's expense. If the Indemnified Party assumes the defense of any such claim, investigation, action, suit, hearing or proceeding pursuant to this Section 6.03 and proposes to settle the same prior to a final judgment thereon or to forgo or abandon any appeal available after final judgment thereon, then the Indemnified Party shall give the Indemnifying Party prompt written notice thereof and the Indemnifying Party shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the Indemnifying Party's expense. The Indemnifying Party shall not, without written consent of such Indemnified Party, settle or compromise or consent to entry of any judgment with respect to any such claim, investigation, action, suit, hearing or proceeding (i) in which any relief other than the payment of money damages is or may be sought against such Indemnified Party or (ii) which does not include as an unconditional term thereof the giving by the claimant, Person conducting such investigation or initiating such hearing, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such claim, investigation, action, suit or proceeding and all other claims or causes of action (known or unknown) arising or which might arise out of the same facts.

         Section 6.04. Contribution. In order to provide for just and equitable contribution if a claim for indemnification pursuant to the indemnification provisions of this Article VI is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case or the indemnification provided for under this Article VI, even though so provided for, otherwise is unavailable to or insufficient to hold any Indemnified Party harmless to the full extent provided herein with respect to any Loss (or any fees, costs or expenses) for which such indemnification is provided for, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other, in connection with the statements or omissions which resulted in such Losses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) above but also the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Party, on the other, from the subject offering or distribution, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The relative benefits received by the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, shall be deemed to be in the same proportion as the net proceeds of the offering or other distribution received by the Indemnifying Party bears to the net proceeds of the offering or other distribution received by the Indemnified Party. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Investors agree that it would not be just and equitable if contributions pursuant to this Section 6.04 were to be determined by pro rata allocation (even if all Investors were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6.04.

         Section 6.05. Limit on Liability of Investors. The parties agree, to the maximum extent permitted by law, that the obligations and liability of each Selling Investor with respect to any Demand Registration or Piggyback Registration, whether for indemnification pursuant to Section 6.02, contribution pursuant to Section 6.04 or otherwise, shall not in any event exceed in the aggregate the amount of net proceeds received by such Selling Investor from the sale of the Registrable Shares sold by such Selling Investor in such Demand Registration or Piggyback Registration.

                                  Article VII

                              RIGHT OF FIRST OFFER

         Section 7.01. Issuance of New Securities. Subject to Section 7.04, if and whenever the Company issues any New Securities, each Investor holding at least 10% of the Originally Issued Shares will have the right, but not the obligation, to purchase such New Securities up to an amount sufficient to permit it to maintain its percentage common equity interest in the Company (based on the Number of Common Shares Outstanding immediately prior to the issuance of the New Securities). The "Number of Common Shares Outstanding" as of any time means the sum of (i) the number of shares of Common Stock which then are actually issued and outstanding, plus (ii) the total number of additional shares of Common Stock which would then be issued and outstanding if it were assumed that all Qualifying Rights, if any, then held by the Investors and other holders of Qualifying Rights were then duly exercised in full (whether or not then exercisable). Within ten Business Days after the receipt of such Preissuance Notice, each Investor may exercise its rights under this Section 7.01 by giving written notice to that effect to the Company. Failure to give such notice within that ten Business Days period or failure to pay at the required time the purchase price for any New Securities as to which a right to purchase will have been exercised will constitute a waiver of the rights granted by this Section
7.01 as to the particular issuance of New Securities specified in the Company's Preissuance Notice. In the event that any Investor does not exercise its rights under this Section 7.01, such Investor's pro rata share of the New Securities shall be re-offered to those Investors, if any, who did exercise their rights under this Section 7.01. Within ten Business Days after the receipt of written notice of such re-offering (the "Subsequent Notice"), each such Investor may exercise its further rights by giving written notice to that effect to the Company.

         Section 7.02. Per Share Price; Valuations. The per share purchase price to be paid upon exercise of the rights granted under this Article VII will be equal to the lowest per share consideration at which the New Securities are offered or proposed to be offered by the Company to any New Securities Purchaser. The consideration for which New Securities are offered or proposed to be offered will be determined as follows: (i) in case of the proposed issuance of New Securities for cash, the consideration to be received by the Company will be the amount of cash for which the New Securities are proposed to be issued and
(ii) in case of the proposed issuance of New Securities in whole or in part for consideration other than cash, the value of the consideration to be received by the Company other than cash will be the fair market value of that consideration as reasonably determined by the Board of Directors of the Company in good faith. If any Investor within five days of receipt of any Preissuance Notice notifies the Company in writing that it objects to any statement of the fair market value of any security or other property contained therein, the Company and the Investors shall attempt in good faith to agree on the fair market value of such security or other property. If they are unable to so agree within five Business Days after such notice of objection was given, then within five Business Days thereafter, the Company and the Majority Investors shall select one appraiser and the Company and the Majority Investors shall submit to such appraiser (and each other) a brief written statement of their position regarding the matter in dispute and supporting arguments, and each shall be given a period of five Business Days thereafter to submit to the other and to the appraiser a written response to such written statement of the other. Such appraiser shall within fifteen days of the date of its selection, resolve such dispute by choosing either the position of the Company set forth in such written statement so submitted by the Company or the position of the Investors set forth in such written statement so submitted by the Majority Investors, whichever in the opinion of the appraiser, in its sole discretion, is more consistent with the purposes and intent of this Agreement. Decisions with respect to such determination made pursuant to this Section 7.02 by the Majority Investors shall be binding on all Investors. Any determination of fair market value for purposes of this Article VII by agreement of the Company and the Majority Investors or by an appraiser appointed as provided in this Section 7.02 shall be final and binding on the Company, and each Investor for all purposes of this Article VII. Promptly after any final determination of fair market value pursuant to this
Section 7.02, the Company shall give each Investor a written notice stating such fair market value. Each appraiser shall be a nationally recognized appraiser or investment banking firm which has substantial experience in making appraisals similar to that being made, which is not directly or indirectly affiliated with the Company or any other Person who is a party to or otherwise interested in the event resulting in the need for such appraisal and which has no interest (other than the receipt of customary fees) in such event. In the event the appraiser agrees with the written statement submitted by the Investors, the fees and expenses of any appraiser appointed in connection with an appraisal pursuant to this Article VII shall be paid by the Company. In the event the appraiser agrees with the written statement submitted by the Company, the fees and expenses of any appraiser appointed in connection with an appraisal pursuant to this Article VII shall be paid by the Investors.

         Section 7.03. Representations, Warranties and Certain Covenants. In connection with each issuance of New Securities to any Investor pursuant to this
Article VII, the Company shall, in the event the Company is making representations, warranties and/or covenants to the New Securities Purchaser, make to each Investor such representations, warranties, and covenants as are customarily made by issuers in similar instances (but which in no event shall be less favorable to the Investors than those contemplated by the Preissuance Notice or otherwise made to or for the benefit of any New Securities Purchaser) and each Investor shall be separately and independently entitled to rely on such representations and warranties, to the benefit of such covenants and to exercise all available rights and remedies in the event of any breach or violation of any such representations, warranties and covenants. Any representations and warranties made by an Investor shall consist solely of such representations and warranties relating to (i) such Investor's authority to consummate the purchase of the New Securities from the Company and (ii) other similar representations and warranties as are customarily given by similarly situated purchasers of securities similar to those being purchased by an Investor in a similar transaction but no Investor shall be required to give any such representation or warranty which the New Securities Purchaser does not give. The representations, warranties, covenants and agreements of each Investor shall be several and not joint and the representations and warranties of the Investor and of the Company (unless, in the case of the Company, otherwise required by the New Securities Purchasers) shall terminate upon the earlier of (i) the termination of any representation or warranty made by the New Securities Purchaser or by the Company and (ii) one year after closing. The right of each Investor to purchase the full number of New Securities which such Investor is entitled to purchase under this Article VII shall not be subject to any conditions whatsoever, other than the payment of the purchase price therefor determined as provided herein, and the consummation of the transaction between the Company and the New Securities Purchaser. If any Investor shall fail for any reason to purchase any New Securities which it has elected to purchase, the sole right, remedy and recourse of the Company, the New Securities Purchaser, and the complying Investors, as the case may be, shall be the right of the Company to issue to the New Securities Purchaser and the other Investors, pro rata based on their respective participations in the transaction as determined pursuant to Section 7.01, additional New Securities equal in kind and number or other relevant amount to the New Securities which such Investor failed to purchase at the closing, in which event the Majority Investors may elect to postpone the closing for five Business Days. Unless the Company and any Investor otherwise agree, the closing of any issuance of New Securities to any Investor pursuant to this
Article VII shall take place at the principal executive offices of the Company at 11:00 A.M., local time, on the later of (i) the thirtieth day following the expiration of the period of fifteen Business Days after the later of (A) the date of the relevant Preissuance Notice was given (except if there is a relevant Subsequent Notice, in which case the date of such Subsequent Notice) and (B) the date all disputes as to the valuations have been resolved and (ii) the fifteenth Business Day following the expiration of all applicable waiting periods, if any, under the HSR Act and the receipt of all consents, approvals and authorizations from governmental authorities or other Persons which the Majority Investors believe to be necessary or desirable in connection with the acquisition of the New Securities to be issued to the Investor. The Company shall execute such documents and instruments as may be necessary or reasonably requested to effectuate the issuance of New Securities to any Investor.

         Section 7.04. Limitations. The provisions of this Article VII will not apply to (i) shares of Common Stock issued as a stock dividend to all holders of shares of Common Stock or upon any subdivision or combination of shares of Common Stock, (ii) securities issued for the acquisition by the Company of another entity or business by merger or such other transaction as would result in the ownership by the Company of not less than a majority of the voting power of the other entity or for the purchase of all the assets of an entity or business, (iii) shares of Common Stock or Rights that are sold by the Company pursuant to a bona fide public offering pursuant to a registration statement filed under the Act, (iv) shares of Common Stock or Rights issued pursuant to the Company's stock option plans in existence at the date of this Agreement or other such stock option plans as approved by the Series B Directors, (v) the shares of Series B Preferred Stock or Warrants issued pursuant to the Purchase Agreement or any other Common Stock Rights or any shares of Common Stock issued upon conversion or exercise thereof, (vi) shares of Common Stock issued upon exercise of any Common Stock Rights as to which the Holders shall have been afforded the opportunity to exercise their rights of first refusal pursuant to this Article VII, or (vii) securities issued upon exercise of Common Stock Rights outstanding on the Closing Date and described in the Purchase Agreement or disclosed on a schedule to the Purchase Agreement.

         Section 7.05. Terms of Payment of Purchase Price. Subject to Section
7.03 and the rest of this Section, each issuance of New Securities to each Investor must be on terms not less favorable to such Investor than the most favorable terms on which the Company issues or proposes to issue in the transaction in connection with which the preemptive right is being exercised New Securities to any New Securities Purchaser, any other Investor or any other Person (without discrimination based on differences in the number or amount of New Securities to be acquired). Without limiting the generality of the immediately preceding sentence, (i) each Investor must be given the same options and rights of election, if any, as to the kind(s) or amount(s) of consideration to be paid or delivered for New Securities as any other purchaser is given or was proposed to be given in the Preissuance Notice and (ii) the purchase price to be paid by each Investor upon exercise of its rights under this Article VII will be paid upon terms which are not less favorable than those on which the New Securities are sold to any other purchaser, unless those terms provide for payment in a manner which could not reasonably be duplicated by any Investor, such as the transfer of specific property to the Company, in which event such payment will be in cash in an amount equal to the fair market value of such specific property as reasonably determined by the Board of Directors in good faith. The giving of a Preissuance Notice shall constitute the representation and warranty by the Company to each Investor that (i) the proposed issuance is not subject to conditions, contingencies or material terms not disclosed in the Preissuance Notice or in the accompanying documents delivered therewith; and
(ii) neither the amount or kind of consideration offered by the New Securities Purchaser for the New Securities nor any other terms of the proposed issuance or of any other transaction or proposed transaction with the New Securities Purchaser or any of its Affiliates have been established for the purpose of circumventing, increasing the cost of exercising or otherwise impairing any Investor's right of first refusal pursuant to this Article VII or increasing the probability that any Investor's right of first refusal will not be exercised in full.

         Section 7.06. Issuance to Others Not Permitted Absent Compliance. If the Company does not issue and deliver, to each Investor, on or before the 120th day after the date the applicable Preissuance Notice with respect to any proposed issuance of New Securities is given, all New Securities which such Investor is entitled to be issued in accordance with the provisions of this
Article VII for any reason other than the failure of such exercising Investor to tender the purchase price therefor if and when required by this Article VII, then the Company shall not be entitled to issue any New Securities pursuant to the related Preissuance Notice. If, after compliance with Section 7.02, there remains any portion of the New Securities specified in a Preissuance Notice which have not been elected to be acquired by one or more Investors, the Company shall be entitled to issue such remaining portion to the Persons, in the manner and on terms and conditions not materially more favorable to the purchaser than those specified in such Preissuance Notice, but only if such issuance is consummated not later than the 120th day after the date such Preissuance Notice was given. If such issuance is not so consummated within such period, then the Company shall not be entitled to issue any such New Securities without again complying with the provisions of this Article VII. Notwithstanding the foregoing provisions of this Article VII, unless a binding purchase agreement entered into pursuant to this Article VII by the Company and such Investor otherwise provides, the Company may, without liability to any Investor, abandon the proposed issuance of New Securities.

         Section 7.07. Rights Apply to Each Issuance of New Securities. Subject to the last sentence of Section 7.01, the provisions of this Article VII shall apply successively to each and every issuance or proposed issuance of any New Securities.

                                  Article VIII

                     CERTAIN OTHER COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees as follows:

         Section 8.01. Financial Information. So long as an Investor is a holder of 10% of the Originally Issued Shares, the Company will furnish to such Investor the following reports:

         (a) Within the applicable time period required under the Exchange Act, after the end of each fiscal year of the Company, the information required by Form 10-K (or any successor form thereto) under the Exchange Act with respect to such period (including a "Management's Discussion and Analysis of Financial condition and Results of Operations" section that describes the consolidated financial condition and results of operations of the Company), together with a report thereon by the Company's certified independent accountants;

         (b) Within the applicable time period required under the Exchange Act after the end of each of the first three fiscal quarters of each fiscal year of the Company, the information required by Form 10-Q (or any successor from thereto) under the Exchange Act with respect to such period (including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section that describes the consolidated financial condition and results of operations of the Company);

         (c) Any current reports on Form 8-K (or any successor forms) required to be filed under the Exchange Act; and

         (d) As soon as practicable upon approval or adoption by the Company's Board of Directors, the Company will furnish such Investor with the Company's budget and operating plan (including projected balance sheets and profit and loss and cash flow statements) for such fiscal year.

         Section 8.02. (a) Board Representation. For so long as TPG is the Beneficial Owner of at least 40% of the Originally Issued Shares held by it at the Closing Date, the Investors shall vote all shares of capital stock of the Company held by them and otherwise use best efforts to cause (i) the Board to consist of seven members, of whom two members will be individuals designated by TPG, one member will be an individual designated by Sandler Capital Partners IV, L.P., a Delaware limited partnership, one member will be the Chief Executive Officer of the Corporation, one member will be an independent director acceptable to TPG in its discretion and the remaining two members will be other individuals reasonably acceptable to TPG; and (ii) at least one-third of the members of each committee of the Board to consist of Series B Directors. The directors whom, at any time and from time to time, TPG is entitled to designate under this Section 8.02(a), are sometimes herein referred to as the "Series B Directors". As of the Closing Date, the directors of the Board shall be in the classes of the Board specified in Exhibit A. The Parties recognize that certain of the directors referred to in clause (i) of the immediately preceding sentence will not be designated at the Closing Date. Accordingly, the Parties shall use best efforts to cause to exist vacancies on the Board in respect of such undesignated directors and to fill those vacancies with individuals satisfying the requirements of clause (i) of the immediately preceding sentence at the earliest practicable time.

         (b) Qualifications of Independent Directors. For purposes hereof, an "independent director" is an individual who (unless otherwise approved by the Series B Directors or, if there is no Series B Director, by TPG) (i) has either a significant financial investment in the Corporation or a significant strategic position or expertise relative to the business of the Corporation and (ii) is not (A) an officer or employee of the Corporation or any of its Subsidiaries,
(B) a director, employee, partner, manager or other member of management of any of Affiliate of the Corporation (except a director of a Subsidiary of the Corporation), (C) a relative of any Person described in subclause (ii)(A) or
(ii)(B) or (D) a trustee of any trust or estate in which any Person described in subclause (ii)(A), (ii)(B) or (ii)(C) is a beneficiary and has a substantial beneficial interest.

         (c) Removal. The Parties shall vote, and otherwise shall use all reasonable efforts to cause any director designated by an Investor to be removed at and only at the request of such Investor. Any vacancy in the office of a director designated by an Investor resulting from death, resignation or removal or existing for any other reason whatsoever may be filled only by such Investor. In addition, in the event that the holders of the Series B Shares shall have the right to elect Majority Directors pursuant to Section 11(b) of the Series B Articles of Amendment and such right is terminated by operation of the last sentence of such Section 11(b), the Investors shall use best efforts to cause any additional directors elected pursuant to such Section 11(b) to be removed as promptly as practicable.

         (d) Indemnification. The Corporation shall (i) to the fullest extent permitted by applicable law, indemnify the holders of the Series B Preferred Stock and each current and former Series B Director who is made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was a shareholder or director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such action, suit or proceeding and
(ii) pay in advance, or advance to each such shareholder, director and former director for payment of, expenses incurred in defending any such action, suit or proceeding to the maximum extent permitted by applicable law. The rights conferred on any Person by this Section 8.02(d) shall not be exclusive of any other rights which such Person may have or acquire under any statute, under the Corporation's Articles of Incorporation, under the Corporation's By-laws, under any agreement, vote of stockholders or disinterested directors or otherwise.

         (e) Actions Prohibited Under Series B Articles of Amendment. For so long as TPG is the Beneficial Owner of at least 40% of the Originally Issued Shares, the Company shall not, and the Investors shall use best efforts to cause the Company not to, take any action prohibited by Section 11(d) of the Series B Articles of Amendment.

         (f) Operating Committee. In the event that the Company shall fail to comply with any material provision of (A) its annual budget (including, without limitation, by falling at least fifteen percent (15%) short of any of the revenue or EBITDA target established in any such budget (as adjusted for any acquisitions made by the Company after the setting of such targets)) or (B) any of the budget, restrictive or financial covenants in the Indenture or in any other credit agreement with respect to Indebtedness in excess of $5,000,000 to which the Company is a party (whether or not such agreement is existing as of the date hereof), the Board shall establish and maintain an Operating Committee consisting of five members, two of whom shall be members of the Board elected by the Majority Holders, one of whom shall be a representative of Sandler Capital and two of whom shall be other members of the Board. The Operating Committee shall have the sole power and authority to direct management in the implementation of the Company's long-term and annual operating plans and budget.

         (g) Board Observer Rights. In the event that (i) any Investor declines to designate a director of the Company which it is entitled to designate pursuant to Section 8.02(a), or (ii) the right of the holders of the Series B Shares to elect the Designated Directors (as defined in the Series B Articles of Amendment) shall terminate upon a redemption of Series B Shares, the Parties shall take such action as is necessary to cause such Investor (in the case of the foregoing clause (i)) or TPG (in the case of the foregoing clause (ii)) to have the right, in its sole discretion, to have representatives (in the same number as the number of directors which such Investor has the right to designate pursuant to Section 8.02(a)) appointed by them attend any one or more meetings of the Board as observers, and not as directors, which representatives shall be entitled to receive the same notices of meetings of and proposed actions by the Board as directors generally, but shall not be entitled to any voting or consent rights of a director.

         Section 8.03. Additional Piggyback Registration Rights. From and after the Closing Date, the Company shall not (i) grant to any Person rights to participate in any Piggyback Registration that are more favorable than the rights granted to the Investors in the case of a cut-back in a Piggyback Registration or (ii) grant any Person a right to piggyback on a Demand Registration unless such Persons agree that in the event of any required cut-back, such Persons shall have their security proposed to be included in such registration reduced prior to any reduction in Registrable Shares of the Investors included in such registration.

                                   Article IX

                                  MISCELLANEOUS

         Section 9.01. Securities Act Legend. Except as otherwise provided in this Section 9.01, each stock certificate or other instrument evidencing the Series B Shares, the Warrants, any Conversion Stock or any Warrant Stock shall bear a legend in substantially the following form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR OTHER SECURITIES LAWS. THEY ARE `RESTRICTED SECURITIES' WITHIN THE MEANING OF SEC RULE 144. THE SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE COMPANY."

Any holder of any such certificate or instrument bearing the foregoing legend shall be entitled to promptly receive from the Company, without expense, a new certificate or instrument of identical tenor representing the same kind of securities and the same number or other amount thereof not bearing such legend if such securities shall have been effectively registered under the Securities Act and are sold or otherwise disposed of in accordance with the intended method of disposition by the seller thereof set forth in the registration statement, or such securities may be freely transferred by such holder by reason of an exemption from registration under the Securities Act, or such legend otherwise is not required in order to ensure compliance with the Securities Act. The written opinion of Cleary, Gottlieb, Steen & Hamilton, or other legal counsel selected by such holder and reasonably satisfactory to the Company with respect to any of the foregoing or with respect to any question concerning whether any proposed transfer of any such securities would violate the Securities Act shall be sufficient to determine the issue.

         Section 9.02. Rule 144. The Company covenants that following the initial registration of any Common Stock, it will file any reports required to be filed by it under the Securities Act and the Exchange Act so as to enable Investors who continue to hold any Registrable Shares to sell such Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or rules now in effect or hereafter adopted by the Commission. Upon the request of any Investor, the Company will promptly deliver to such Investor a written statement as to whether it has complied with such requirements.

         Section 9.03. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given, unless approved in writing by the Company and by the Majority Investors. Notwithstanding the foregoing, any waiver or departure with respect to any matter which relates exclusively to the rights and obligations of Investors in a specific Piggyback Registration or Demand Registration, which relates only to the Registrable Shares being registered pursuant to that Piggyback Registration or Demand Registration, which applies only to such specific Piggyback Registration or Demand Registration, and which does not directly or indirectly adversely affect the rights of any other Investor with respect to any Registrable Shares not being so registered, shall be authorized and effective if approved in writing by the Company and the Majority Investors.

         Section 9.04. Termination. The provisions of this Agreement shall terminate as to any particular Investor, other than the provisions of Article VI, which shall survive any such termination indefinitely, at the first time as of which all Registrable Shares held by such Investor may be publicly sold by such Investor pursuant to Rule 144 under the Securities Act without registration or qualification under the Securities Act or state securities laws, without limitations as to volume or manner of sale and without any limitation, restriction or condition; provided, however, that any obligations of the Company pursuant to Article V or any other provision of this Investor Rights Agreement with respect to any pending or completed Demand Registration or Piggyback Registration which have not been fully performed shall survive until fully performed. In the case of any dispute concerning whether the condition stated in the immediately preceding sentence has been satisfied as of any time, the opinion of an independent law firm of nationally recognized standing selected by the Majority Investors reasonably satisfactory to the Company shall be final and conclusive. The fees and expense of such law firm will be paid by the losing party to such dispute.

         Section 9.05. Certain Mergers and Other Events. If the Company proposes to consummate any consolidation, merger, binding share exchange or reorganization in which the Company is not the continuing corporation or any sale, conveyance, transfer or lease to another Person of the properties and assets of the Company as an entirety or substantially as an entirety and if, as a result of or in connection with such transaction, the Investors would receive or would be entitled to receive, in exchange for or otherwise with respect to the Registrable Shares held by them, any common stock, other capital stock or other securities of the successor or acquiring corporation or any Affiliate thereof or any Rights for any such common stock, capital stock or other securities, then the Company shall not consummate such transaction unless the successor or acquiring Person (as the case may be) shall, in a manner reasonably satisfactory to the Majority Investors, grant to the Investors registration rights which shall be no less favorable to the Investors than the provisions of this Agreement. In the event of (i) any reclassification, reorganization or change of the outstanding shares of Common Stock or other capital stock of the Company, (ii) any consolidation, merger, binding share exchange or reorganization to which the Company is party (other than a consolidation, merger, share exchange or reorganization in which the Company is the continuing corporation and which does not result in any reclassification of or change in the Registrable Shares of any class, series or type), (iii) any event which results in the securities deliverable upon exercise or conversion of any Common Stock Rights referred to in the definitions of Registrable Shares in Section 1.01 consisting of or including any securities other than shares of Common Stock, or (iv) any other event of any kind occurs which results in a change in the securities constituting or included in the Registrable Shares immediately before such event, then the Investors shall be entitled to registration rights with respect to all such securities issued or issuable to them by reason thereof which are comparable in all material respects to those provided for herein with respect to Registrable Shares. In the event any dispute relating to this Section
9.5 shall arise, then such dispute shall promptly thereafter be submitted for resolution by an independent law firm of recognized national standing selected by the Company and reasonably acceptable to the Majority Investors (acting as provided above in this Section), whose decision (with the advice of an independent investment banking firm of recognized national standing selected by such law firm, if such law firm believes it advisable to seek such advice) shall be final and conclusive. The reasonable fees and expenses of such law firm (and of any such investment banking firm) shall be paid by the Company.

         Section 9.06. Determinations Generally. Unless otherwise expressly provided herein, all decisions and determinations required or permitted to be made hereunder by any Investor (including any decision as to whether to give any consent or approval) shall be made by such Person in its sole discretion.

         Section 9.07. Binding Effect; Successors and Assigns; Entire Agreement. Except as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give any creditor, stockholder or Affiliate of the Company or any other Person except the parties and the Persons who from time to time are Investors any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of the parties. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Company and the Persons who from time to time are Investors and their respective successors and permitted assigns. Except as otherwise specifically permitted or contemplated by this Agreement, neither this Agreement nor any of the rights, interests or obligations of the Company hereunder shall be assigned or delegated without the prior written consent of the Majority Investors. The provisions of Article VI shall inure to the benefit of, and be enforceable by, each of the Investor Indemnified Parties and the Company Indemnified Parties. This Agreement constitutes the entire agreement of the parties with respect to the subject matter herein and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the specific subject matter hereof.

         Section 9.08. Interpretation. The headings of the articles and sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

         Section 9.09. No Implied Waivers. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any agreements, covenants, obligations or commitments contained herein or made pursuant hereto. The waiver by any party of a breach or benefit of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party or beneficiary to exercise any right, privilege or remedy hereunder shall be deemed a waiver of such party's or beneficiary's rights, privileges or remedies hereunder or shall be deemed a waiver of such party's or beneficiary's rights to exercise the same at any subsequent time.

         Section 9.10. Further Assurances. Each party shall cooperate and take such actions as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby. The obligations of the Company with respect to the Registrable Shares of any Investor included in any Demand Registration or Piggyback Registration are subject to the compliance by such Investor with the immediately preceding sentence, but the failure of any Investor to so comply shall not affect the Company's obligations with respect to the Registrable Shares of any other Investor included therein.

         Section 9.11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement. In addition to any other lawful means of execution or delivery, this Agreement may be executed by facsimile signatures and may be delivered by the exchange of counterparts of signature pages by means of telecopier transmission.

         Section 9.12. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Company:

                              Convergent Communications, Inc.
                              400 Inverness Drive South
                              Suite 400
                              Englewood, Colorado 80112
                              Attn: General Counsel
                              Telephone: (303) 749-3000
                              Telecopy: (303) 749-3113

         with a copy to:

                              Richard M. Russo, Esq.
                              Gibson, Dunn & Crutcher L.L.P.
                              1801 California Street
                              Suite 4100
                              Denver, Colorado 80202
                              Telephone: (303) 298-5715
                              Telecopy: (303) 296-5310


         If to any Investor, to such Investor at such Investor's address specified on Schedule 1 or supplied by such Investor in writing to the Company for purposes hereof, with a copy to:

                              Cleary, Gottlieb, Steen & Hamilton
                              One Liberty Plaza
                              New York, New York 10006
                              Attention: Paul J. Shim
                              Telephone:  (212) 225-2930
                              Telecopy:  (212) 225-3999

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, facsimile transmission ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         Section 9.13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         Section 9.14. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided, that if any provision hereof or thereof or the application of any such provisions shall be so held to be invalid, void or unenforceable by a court of competent jurisdiction, then such court may substitute therefor a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid, void or unenforceable provision and, if such court shall fail or decline to do so, the parties shall negotiate in good faith a suitable and equitable substitute provision. To the extent that any such provision shall be judicially unenforceable in any one or more states, such provision shall not be affected with respect to any other state, each provision with respect to each state being construed as several and independent.

         Section 9.15. Specific Performance. Without intending to limit the remedies available to any of the parties, each of the Investors and the Company acknowledges and agrees that a violation, breach or threatened by the other of any term of this Agreement will cause such party irreparable injury for which an adequate remedy at law is not available. The parties agree that each party shall have the right of specific performance and, accordingly, shall be entitled to an injunction, restraining order or other form of equitable relief, in addition to any and all other rights and remedies at law, from any court of competent jurisdiction restraining any other party from committing any breach or threatened breach of, or otherwise specifically to enforce, any provision of this Agreement and all such rights will be cumulative. The parties further agree that any defense in any action for specific performance that a remedy at law would be adequate is waived.

         Section 9.16. Sandler Capital Agreements. Sandler Capital Partners IV, L.P., an Initial Investor hereunder, agrees on behalf of itself and its Affiliates (collectively, "Sandler") for the benefit of the Investors that notwithstanding the other terms of this Agreement or the terms of any securities or agreement to which Sandler may be a party:

         (i) the Investors shall be entitled to exercise piggyback registration rights hereunder in connection with any demand registration right exercised by Sandler otherwise than pursuant to this Agreement with respect to a number of Registrable Shares not to exceed 50% of the securities sought to be registered by Sandler pursuant to such demand registration; and

         (ii) the issuance, exercise or accumulation of dividends in respect of any Series B Share or Warrant shall not result in any adjustment to the exercise price of any warrants held by Sandler or the number of securities for which such warrants are exercisable.

If requested, Sandler shall execute and deliver such instruments as shall be necessary or desirable to effect the foregoing agreements.

                (Signatures continued on the next page)

         IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

                                    CONVERGENT COMMUNICATIONS, INC.


                                    By:
                                         ----------------------------------
                                         Name:
                                         Title:


                                         [INVESTOR SIGNATURES]

                                    Exhibit A

                             Directors of the Board

Class I



Class II



Class III